File Number: 333-86352
Filed under Rule 424B(3)

ING VARIABLE ANNUITIES

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

--------------------------------------------------------------------------------
                                   PROFILE OF

                            GOLDENSELECT DVA PLUS(R)

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT
                                  APRIL 2, 2002

     ----------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The
     Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
     ----------------------------------------------------------------------
--------------------------------------------------------------------------------

1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and ReliaStar Life Insurance Company of New York ("ReliaStar of NY"). The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of the mutual fund investment portfolios through our Separate Account NY-B and/or (ii) in a fixed account of ReliaStar of NY with guaranteed interest periods. The mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by ReliaStar of NY as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

DVA PLUS PROFILE                                         PROSPECTUS BEGINS AFTER
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You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)

Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

     ----------------------------------------------------------------------------------------------
                                 ANNUITY OPTIONS
     ----------------------------------------------------------------------------------------------
     Option 1    Income for a fixed    Payments are made for a specified number of years to you
                 period                or your beneficiary.
     ----------------------------------------------------------------------------------------------
     Option 2    Income for life       Payments are made for the rest of your life or longer for a
                 with a period         specified period such as 10 or 20 years or until the total
                 certain               amount used to buy this option has been repaid. This option comes with an added guarantee that payments will continue to your beneficiary for the remainder of such period if you
                                       should die during the period.
     ----------------------------------------------------------------------------------------------
     Option 3    Joint life income     Payments are made for your life and the life of another
                                       person (usually your spouse).
     ----------------------------------------------------------------------------------------------
     Option 4    Annuity plan          Any other annuitization plan that we choose to offer on the annuity start date.
     ----------------------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal

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                                       2
and state tax brackets. You should not buy this Contract: (1) if you are looking for a short-term investment; (2) if you cannot risk getting back less money than you put in; or (3) your assets are in a plan which provides for tax-deferral and you see no other reason to purchase this Contract.

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into: (1) the fixed account with guaranteed interest periods of 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following mutual fund investment portfolios through our Separate Account NY-B. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
       All Cap Series                          International Equity Series              Mid-Cap Growth Series
       Capital Appreciation Series             Internet TollkeeperSM Series             Real Estate Series
       Capital Growth Series                   Investors Series                         Research Series
       Core Bond Series                        J.P. Morgan Fleming Small                Small Cap Series
       Developing World Series                     Cap Equity                           Special Situations
       Diversified Mid-Cap Series              Janus Growth and Income                  Strategic Equity Series
       Equity Income Series                    Large Cap Value Series                   Total Return Series
       Fully Managed Series                    Limited Maturity Bond Series             Value Equity Series
       Growth Series                           Liquid Asset Series                      Van Kampen Growth and
       Hard Assets Series                      Managed Global Series                        Income

     ING VARIABLE INSURANCE TRUST
       (FORMERLY PILGRIM VARIABLE INSURANCE TRUST)                   PROFUNDS
       ING  VP Worldwide Growth Portfolio                               ProFund VP Bull
          (formerly Pilgrim VIT Worldwide Growth Portfolio)             ProFund VP Europe 30
                                                                        ProFund VP Small-Cap
     ING VARIABLE PRODUCTS TRUST
       (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST)                    PRUDENTIAL SERIES FUND, INC.
       ING  VP Growth Opportunities Portfolio                           Jennison Portfolio (Class II)
          (Service Shares) (formerly Pilgrim VP Growth                    (formerly Prudential Jennison Portfolio)
          Opportunities Portfolio)                                      SP Jennison International Growth Portfolio
       ING  VP MagnaCap Portfolio (Service Shares)                        (Class II)
          (formerly Pilgrim VP MagnaCap Portfolio
       ING  VP SmallCap Opportunities Portfolio
          (Service Shares) (formerly Pilgrim VP SmallCap
          Opportunities Portfolio)

     THE PIMCO VARIABLE INSURANCE TRUST
       PIMCO High Yield Portfolio
       PIMCO StocksPLUS Growth
          and Income Portfolio

     Internet TollkeeperSM is a service mark of Goldman, Sachs & Co.

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

5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts an annual contract administrative charge of $30, and if you invest in an investment portfolio, a mortality and expense risk charge and an asset-based administrative charge. The mortality and expense risk charge and the asset-based administrative charge are deducted daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

                                        STANDARD    ANNUAL RATCHET ENHANCED
                                      DEATH BENEFIT      DEATH BENEFIT

     Mortality & Expense Risk Charge       1.10%             1.25%
     Asset-Based Administrative Charge     0.15%             0.15%
                                           -----             -----
        Total                              1.25%             1.40%

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.55% to 1.86% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount in any year is 15% of your contract value on the date of the withdrawal less any prior withdrawals during that contract year. The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment.

     COMPLETE YEARS ELAPSED        0     1     2     3     4     5     6    7+
        SINCE PREMIUM PAYMENT

     SURRENDER CHARGE             7%    6%    5%    4%    3%    2%    1%    0%

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column includes the maximum mortality and expense risk charge, the asset-based administrative charge, and reflects the annual contract administrative charge as 0.04% (based on an average contract value of $79,000). The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and is based on actual expenses as of December 31, 2001, except for portfolios that commenced operations during 2001 where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10. The 1-Year examples above include a 7% surrender charge. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Annual Ratchet Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

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
---------------------------------------------------------------------------------------------------
                                                                                 EXAMPLES:
                                         TOTAL ANNUAL                            --------
                         TOTAL ANNUAL     INVESTMENT        TOTAL      TOTAL CHARGES AT THE END OF:
                           INSURANCE       PORTFOLIO       ANNUAL
INVESTMENT PORTFOLIO        CHARGES         CHARGES        CHARGES        1 YEAR       10 YEARS
---------------------------------------------------------------------------------------------------

THE GCG TRUST
All Cap                      1.43%           1.01%          2.44%          $ 95          $ 278
---------------------------------------------------------------------------------------------------
Capital Appreciation         1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------
Capital Growth               1.43%           1.02%          2.45%          $ 95          $ 279
---------------------------------------------------------------------------------------------------
Capital Guardian Small Cap   1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------
Core Bond                    1.43%           1.01%          2.44%          $ 95          $ 278
---------------------------------------------------------------------------------------------------
Developing World             1.43%           1.76%          3.19%          $102          $ 349
---------------------------------------------------------------------------------------------------
Diversified Mid-Cap          1.43%           1.01%          2.44%          $ 95          $ 278
---------------------------------------------------------------------------------------------------
Equity Income                1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------
Fully Managed                1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------
Growth                       1.43%           1.02%          2.45%          $ 95          $ 279
---------------------------------------------------------------------------------------------------
Hard Assets                  1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------
International Equity         1.43%           1.26%          2.69%          $ 97          $ 302
---------------------------------------------------------------------------------------------------
Internet Tollkeeper          1.43%           1.86%          3.29%          $103          $ 359
---------------------------------------------------------------------------------------------------
Investors                    1.43%           1.01%          2.44%          $ 95          $ 278
---------------------------------------------------------------------------------------------------
Janus Growth and Income      1.43%           1.11%          2.54%          $ 96          $ 288
---------------------------------------------------------------------------------------------------
Large Cap Value              1.43%           1.01%          2.44%          $ 95          $ 278
---------------------------------------------------------------------------------------------------
Limited Maturity Bond        1.43%           0.54%          1.97%          $ 90          $ 230
---------------------------------------------------------------------------------------------------
Liquid Asset                 1.43%           0.54%          1.97%          $ 90          $ 230
---------------------------------------------------------------------------------------------------
Managed Global               1.43%           1.26%          2.69%          $ 97          $ 302
---------------------------------------------------------------------------------------------------
Mid-Cap Growth               1.43%           0.89%          2.32%          $ 94          $ 266
---------------------------------------------------------------------------------------------------
Real Estate                  1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------
Research                     1.43%           0.89%          2.32%          $ 94          $ 266
---------------------------------------------------------------------------------------------------
Special Situations           1.43%           1.11%          2.54%          $ 96          $ 288
---------------------------------------------------------------------------------------------------
Strategic Equity             1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------
Total Return                 1.43%           0.89%          2.32%          $ 94          $ 266
---------------------------------------------------------------------------------------------------
Value Equity                 1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------
Van Kampen Growth and Income 1.43%           0.95%          2.38%          $ 94          $ 272
---------------------------------------------------------------------------------------------------

ING VARIABLE INSURANCE TRUST
---------------------------------------------------------------------------------------------------
ING VP Worldwide Growth      1.43%           1.23%          2.66%          $ 97          $299
---------------------------------------------------------------------------------------------------

ING VARIABLE PRODUCTS TRUST
ING VP Growth
  Opportunities              1.43%           1.10%          2.53%          $ 96          $287
---------------------------------------------------------------------------------------------------
ING VP MagnaCap              1.43%           1.10%          2.53%          $ 96          $287
---------------------------------------------------------------------------------------------------
ING VP SmallCap
  Opportunities              1.43%           1.10%          2.53%          $ 96          $287

THE PIMCO VARIABLE INSURANCE TRUST
---------------------------------------------------------------------------------------------------
PIMCO High Yield             1.43%           0.75%          2.18%          $ 92          $251
---------------------------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income          1.43%           0.65%          2.08%          $ 91          $241

PROFUNDS
---------------------------------------------------------------------------------------------------
ProFund VP Bull              1.43%           1.98%          3.41%          $104          $369
---------------------------------------------------------------------------------------------------
ProFund VP Europe 30         1.43%           2.25%          3.68%          $107          $393
---------------------------------------------------------------------------------------------------
ProFund VP Small-Cap         1.43%           1.89%          3.32%          $103          $361
---------------------------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Jennison                     1.43%           1.04%          2.47%          $ 95          $281
---------------------------------------------------------------------------------------------------
SP Jennison
  International Growth       1.43%           2.26%          3.69%          $107          $394
---------------------------------------------------------------------------------------------------

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The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. The 1 Year examples above include a 7% surrender charge. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request. If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable amount withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 9. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for at least the entire calendar year of 2001. These numbers reflect the deduction of the mortality and expense risk charge (based on the Annual Ratchet Enhanced Death Benefit), the asset-based administrative charge and the annual contract fee, but do not reflect deductions for surrender charges, if any. If surrender charges were reflected, they would have the effect of reducing performance. Please keep in mind that past performance is not a guarantee of future results.

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
-------------------------------------------------------------------------------------------------------------------
                                                                                CALENDAR YEAR
INVESTMENT PORTFOLIO                                          2001            2000            1999            1998
-------------------------------------------------------------------------------------------------------------------
Managed by A I M  Capital Management, Inc.
     Capital Appreciation(1)                                -14.23%         -16.44%          22.86%          11.06%
     Strategic Equity(2)                                    -22.31%         -13.71%          54.02%          -0.61%
-------------------------------------------------------------------------------------------------------------------
Managed by Alliance Capital Management L.P.
     Capital Growth(2)                                      -14.98%         -18.31%          23.76%          10.37%
-------------------------------------------------------------------------------------------------------------------
Managed by Baring International Investment Limited
     Developing World(2)                                     -6.61%         -34.76%          59.36%             --
     Hard Assets(2)                                         -13.39%          -6.10%          21.62%         -30.61%
-------------------------------------------------------------------------------------------------------------------
Managed by Capital Guardian Trust Company
     Managed Global(3)                                      -13.18%         -15.79%          60.98%          27.47%
     Capital Guardian Small Cap(3)                           -2.89%         -19.43%          48.46%          19.25%
     Large Cap Value                                         -5.01%            --              --              --
-------------------------------------------------------------------------------------------------------------------
Managed by Eagle Asset Management, Inc.
     Value Equity                                            -5.80%           7.22%          -0.93%           0.09%
-------------------------------------------------------------------------------------------------------------------
Managed by Fidelity Research & Management Company
     Diversified Mid-Cap Series                              -7.98%            --              --              --
-------------------------------------------------------------------------------------------------------------------
Managed By ING Investments, LLC
     ING VP Worldwide Growth                                -19.79%            --              --              --
     International Equity                                   -23.86%         -26.96%         51.26%            3.85%
-------------------------------------------------------------------------------------------------------------------
Managed by ING Investment Management, LLC
     Limited Maturity Bond                                    7.28%           6.19%          -0.32%           5.33%
     Liquid Asset                                             2.37%           4.53%           3.23%           3.54%
-------------------------------------------------------------------------------------------------------------------
Managed by Janus Capital Management LLC
     Growth(2)                                              -31.25%         -23.11%          75.61%          25.01%
     Janus Growth and Income                                -10.81%            --              --              --
     Special Situations                                      -6.39%            --              --              --
-------------------------------------------------------------------------------------------------------------------
Managed by Jennison Associates LLC
     Jennison                                               -26.79%            --              --              --
     SP Jennison International Growth                       -36.86%            --              --              --
-------------------------------------------------------------------------------------------------------------------
Managed by Massachusetts Financial Services Company
     Mid-Cap Growth                                         -24.73%           6.63%          76.52%          21.06%
     Research                                               -22.59%          -5.91%          22.45%          21.29%
     Total Return                                            -0.92%          14.84%           1.89%           9.99%
-------------------------------------------------------------------------------------------------------------------
Managed By Pacific Investment Management Company
     Core Bond (4)                                            0.99%          -0.49%          -9.94%          10.25%
     PIMCO High Yield                                         0.88%          -2.28%           1.54%            --
     PIMCO StocksPLUS Growth and Income                     -12.72%         -10.79%          18.14%            --
-------------------------------------------------------------------------------------------------------------------
Managed by Salomon Brothers Asset Management, Inc.
     All Cap                                                  0.45%            --              --              --
     Investors                                               -5.65%            --              --              --
-------------------------------------------------------------------------------------------------------------------
Managed by T. Rowe Price Associates, Inc.
     Equity Income(2)                                        -0.10%          11.32%          -2.15%           6.71%
     Fully Managed                                            8.35%          20.23%           5.39%           4.37%
-------------------------------------------------------------------------------------------------------------------
Managed by Van Kampen
     Van Kampen Growth and Income                           -13.22%          -3.51%          14.22%          12.50%
     Real Estate                                              6.59%          29.13%          -5.19%         -14.70%
-------------------------------------------------------------------------------------------------------------------

(1)  Prior to April 1, 1999, a different firm managed the Portfolio.
(2)  Prior to March 1, 1999, a different firm managed the Portfolio.
(3)  Prior to February 1, 2000, a different firm managed the Portfolio.
(4) Prior to May 1, 2001, a different firm managed the Portfolio using a different investment style.

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9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, or (ii) the Annual Ratchet Enhanced Death Benefit. The Annual Ratchet Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals; or

     3)   the cash surrender value.

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we subtract any withdrawals made since the preceding day (including any market value adjustment applied to such withdrawal), and then we subtract for any associated surrender charges. That amount becomes the new enhanced death benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a full refund of your contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, we will include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium you paid.

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     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus.

     ADDITIONAL FEATURES. This Contract has other features that may interest you. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month, which may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Within limits these withdrawals will not result in any surrender charge. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     1000 WOODBURY ROAD, SUITE 102
     WOODBURY, NEW YORK 11797

     (800) 963-9539

or your registered representative.

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

--------------------------------------------------------------------------------
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE
COMPANY OF NEW YORK

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS

                              GOLDENSELECT DVA PLUS
--------------------------------------------------------------------------------

                                                                   APRIL 2, 2002

     This prospectus describes GOLDENSELECT DVA PLUS, an individual deferred variable annuity contract (the "Contract") offered by ReliaStar Life Insurance Company of New York ("ReliaStar of NY," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

     The Contract provides a means for you to invest your premium payments in one or more of the mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have a right to return a Contract within 10 days after you receive it for a full refund of the contract value (which may be more or less than the premium payments you paid).

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated April 2, 2002, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at 1000 Woodbury Road Suite 102 Woodbury, New York 11797 or call (800) 963-9539, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN ANY SUBACCOUNT THROUGH THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE ING VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE ING VARIABLE PRODUCTS TRUST, OR THE PROFUNDS IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY A BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------

     The investment portfolios available under your Contract and the portfolio managers are:

A I M CAPITAL MANAGEMENT, INC.                                    JANUS CAPITAL MANAGEMENT LLC
     Capital Appreciation Series                                       Growth Series
     Strategic Equity Series                                           Janus Growth and Income Series
ALLIANCE CAPITAL MANAGEMENT L. P.                                      Special Situations Series
     Capital Growth Series                                        JENNISON ASSOCIATES LLC
BARING INTERNATIONAL INVESTMENT, LIMITED                               Prudential Jennison Portfolio
  (AN AFFILIATE)                                                       SP Jennison International Growth Portfolio
     Developing World Series                                      MASSACHUSETTS FINANCIAL SERVICES COMPANY
     Hard Assets Series                                                Mid-Cap Growth Series
CAPITAL GUARDIAN TRUST COMPANY                                         Research Series
     Large Cap Value Series                                            Total Return Series
     Managed Global Series                                        PACIFIC INVESTMENT MANAGEMENT COMPANY
     Capital Guardian Small Cap Series                                 Core Bond Series
EAGLE ASSET MANAGEMENT, INC                                            PIMCO High Yield Bond Portfolio
     Value Equity Series                                               PIMCO StocksPLUS Growth and Income Portfolio
FIDELITY MANAGEMENT & RESEARCH COMPANY                            PROFUND ADVISORS LLC
     Asset Allocation Growth Series                                    ProFund VP Bull
     Diversified Mid-Cap Series                                        ProFund VP Europe 30
GOLDMAN SACHS ASSET MANAGEMENT                                         ProFund VP Small-Cap
     Internet TollkeeperSM Series                                 SALOMON BROTHERS ASSET MANAGEMENT, INC
ING INVESTMENT MANAGEMENT, LLC                                         All Cap Series
  (AN AFFILIATE)                                                       Investors Series
     Limited Maturity Bond Series                                 T. ROWE PRICE ASSOCIATES, INC.
     Liquid Asset Series                                               Equity Income Series
ING INVESTMENTS, LLC (AN AFFILIATE)                                    Fully Managed Series
  (FORMERLY ING PILGRIM INVESTMENTS, LLC)                         VAN KAMPEN
     International Equity                                              Real Estate
     ING VP Worldwide Growth Portfolio                                 Van Kampen Growth and Income
       (formerly Pilgrim VIT Worldwide Growth Portfolio)
     ING VP Growth Opportunities Portfolio
       (formerly Pilgrim VP Growth Opportunities Portfolio)
     ING VP MagnaCap Portfolio
       (formerly Pilgrim VP MagnaCap Portfolio)
     ING VP SmallCap Opportunities Portfolio
       (formerly Pilgrim VP SmallCap Opportunities )
                  Portfolio)

Internet TollkeeperSM Series is a service mark of Goldman, Sachs & Co.

The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account NY-B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE

Index of Special Terms......................................................   1
Fees and Expenses...........................................................   2
Performance Information.....................................................   9
      Accumulation Unit.....................................................   9
      The Net Investment Factor.............................................   9
      Condensed Financial Information.......................................   9
      Financial Statements..................................................  10
      Performance Information...............................................  10
ReliaStar Life Insurance Company of New York................................  11
The Trusts..................................................................  11
ReliaStar of NY Separate Account NY-B.......................................  12
The Fixed Interest Allocation...............................................  13
      Selecting a Guaranteed Interest Period................................  13
      Guaranteed Interest Rates.............................................  13
      Transfers from a Fixed Interest Allocation............................  14
      Withdrawals from a Fixed Interest Allocation..........................  14
      Market Value Adjustment...............................................  15
The Annuity Contract........................................................  15
      Contract Date and Contract Year ......................................  16
      Annuity Start Date....................................................  16
      Contract Owner........................................................  16
      Annuitant.............................................................  16
      Beneficiary...........................................................  17
      Purchase and Availability of the Contract.............................  17
      Crediting of Premium Payments.........................................  18
      Administrative Procedures.............................................  18
      Contract Value........................................................  19
      Cash Surrender Value..................................................  19
      Surrendering to Receive the Cash Surrender Value......................  19
      The Subaccounts.......................................................  20
      Addition, Deletion or Substitution of Subaccounts and Other Changes...  20
      The Fixed Account.....................................................  20
      Other Contracts.......................................................  20
      Other Important Provisions............................................  20
Withdrawals.................................................................  21
Transfers Among Your Investments............................................  23
Death Benefit Choices.......................................................  25
      Death Benefit During the Accumulation Phase...........................  25
          Standard Death Benefit............................................  25
          Annual Ratchet Enhanced Death Benefit.............................  25
      Death Benefit During the Income Phase.................................  26
Charges and Fees............................................................  27
      Charge Deduction Subaccount...........................................  27
      Charges Deducted from the Contract Value..............................  27
      Charges Deducted from the Subaccounts.................................  28
      Trust  and Fund Expenses..............................................  29

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                            PAGE

The Annuity Options.........................................................  29
      Annuitization of Your Contract........................................  29
      Selecting the Annuity Start Date......................................  30
      Frequency of Annuity Payments.........................................  30
      The Annuity Options...................................................  30
      Payment When Named Person Dies........................................  31
Other Contract Provisions...................................................  31
Other Information...........................................................  33
Federal Tax Considerations..................................................  34
More Information About ReliaStar Life Insurance Company of New York.........  39
Financial Statements of ReliaStar Life Insurance Company of New York........  52
Statement of Additional Information
      Table of Contents.....................................................  79
Appendix A
      Condensed Financial Information.......................................  A1
Appendix B
      The Investment Portfolios.............................................  B1
Appendix C
      Market Value Adjustment Examples......................................  C1
Appendix D
      Surrender Charge for Excess Withdrawals Example.......................  D1

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                                      PAGE
Accumulation Unit                                    9
Annual Ratchet Enhanced Death Benefit               25
Annuitant                                           16
Annuity Start Date                                  16
Cash Surrender Value                                19
Contract Date                                       19
Contract Owner                                      16
Contract Value                                      16
Contract Year                                       19
Fixed Interest Allocation                           13
Free Withdrawal Amount                              27
Market Value Adjustment                             15
Net Investment Factor                                9
Standard Death Benefit                              25

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS            CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value                 Index of Investment Experience
Annuity Start Date                      Annuity Commencement Date
Contract Owner                          Owner or Certificate Owner
Contract Value                          Accumulation Value
Transfer Charge                         Excess Allocation Charge
Fixed Interest Allocation               Fixed Allocation
Free Look Period                        Right to Examine Period
Guaranteed Interest Period              Guarantee Period
Subaccount(s)                           Division(s)
Net Investment Factor                   Experience Factor
Regular Withdrawals                     Conventional Partial Withdrawals
Withdrawals                             Partial Withdrawals

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

     Surrender Charge:

        COMPLETE YEARS ELAPSED            0    1    2    3    4    5    6    7+
            SINCE PREMIUM PAYMENT

        SURRENDER CHARGE                  7%   6%   5%   4%   3%   2%   1%   0%

     Transfer Charge.................................................     None**

     * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

     ** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE

     Administrative Charge...........................................     $ 30
     (We waive this charge if the total of your premium payments is $100,000 or more, or if your contract value at the end of a contract year is $100,000 or more.)

SEPARATE ACCOUNT NY-B ANNUAL CHARGES***

                                                                   STANDARD       ENHANCED DEATH BENEFIT
                                                                 DEATH BENEFIT        ANNUAL RATCHET
                                                                 -------------        --------------
     Mortality and Expense Risk Charge.......................        1.10%                  1.25%
     Asset-Based Administrative Charge.......................        0.15%                  0.15%
                                                                     -----                  -----
     Total Separate Account Charges..........................        1.25%                  1.40%

     ***As a percentage of average assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

-------------------------------------------------------------------------------------------------------------------------
                                                                              TOTAL FUND                      NET FUND
                                               DISTRIBUTION                     ANNUAL                         ANNUAL
                                                  AND/OR                       EXPENSES         TOTAL         EXPENSES
                                 INVESTMENT       SERVICE                       WITHOUT        WAIVERS          AFTER
                                  ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR          WAIVERS OR
PORTFOLIO                          FEE (1)          FEE        EXPENSES(2)    REDUCTIONS     REDUCTIONS    REDUCTIONS (3)
-------------------------------------------------------------------------------------------------------------------------
All Cap                             1.00%          0.00%          0.01%          1.01%          0.00%           1.01%
-------------------------------------------------------------------------------------------------------------------------
Capital Appreciation                0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
-------------------------------------------------------------------------------------------------------------------------
Capital Growth                      1.01%          0.00%          0.01%          1.02%          0.00%           1.02%
-------------------------------------------------------------------------------------------------------------------------
Capital Guardian Small Cap          0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
-------------------------------------------------------------------------------------------------------------------------
Core Bond (4)                       1.00%          0.00%          0.01%          1.01%          0.00%           1.01%
-------------------------------------------------------------------------------------------------------------------------
Developing World                    1.75%          0.00%          0.01%          1.76%          0.00%           1.76%
-------------------------------------------------------------------------------------------------------------------------
Diversified Mid-Cap                 1.00%          0.00%          0.01%          1.01%          0.00%           1.01%
-------------------------------------------------------------------------------------------------------------------------
Equity Income                       0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
-------------------------------------------------------------------------------------------------------------------------
Fully Managed                       0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
-------------------------------------------------------------------------------------------------------------------------
Growth Series (5)                   1.01%          0.00%          0.01%          1.02%          0.00%           1.02%
-------------------------------------------------------------------------------------------------------------------------
Hard Assets                         0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
-------------------------------------------------------------------------------------------------------------------------
International Equity (4)            1.25%          0.00%          0.01%          1.26%          0.00%           1.26%
-------------------------------------------------------------------------------------------------------------------------
Internet Tollkeeper (4)             1.85%          0.00%          0.01%          1.86%          0.00%           1.86%
-------------------------------------------------------------------------------------------------------------------------
Investors                           1.00%          0.00%          0.01%          1.01%          0.00%           1.01%
-------------------------------------------------------------------------------------------------------------------------
Janus Growth and Income             1.10%          0.00%          0.01%          1.11%          0.00%           1.11%
-------------------------------------------------------------------------------------------------------------------------
Large Cap Value                     1.00%          0.00%          0.01%          1.01%          0.00%           1.01%
-------------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond               0.53%          0.00%          0.01%          0.54%          0.00%           0.54%
-------------------------------------------------------------------------------------------------------------------------
Liquid Asset                        0.53%          0.00%          0.01%          0.54%          0.00%           0.54%
-------------------------------------------------------------------------------------------------------------------------
Managed Global                      1.25%          0.00%          0.01%          1.26%          0.00%           1.26%
-------------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth                      0.88%          0.00%          0.01%          0.89%          0.00%           0.89%
-------------------------------------------------------------------------------------------------------------------------
Real Estate                         0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
-------------------------------------------------------------------------------------------------------------------------
Research                            0.88%          0.00%          0.01%          0.89%          0.00%           0.89%
-------------------------------------------------------------------------------------------------------------------------
Special Situations                  1.10%          0.00%          0.01%          1.11%          0.00%           1.11%
-------------------------------------------------------------------------------------------------------------------------
Strategic Equity                    0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
-------------------------------------------------------------------------------------------------------------------------
Total Return                        0.88%          0.00%          0.01%          0.89%          0.00%           0.89%
-------------------------------------------------------------------------------------------------------------------------
Value Equity                        0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
-------------------------------------------------------------------------------------------------------------------------
Van Kampen Growth and
   Income (6)                       0.94%          0.00%          0.01%          0.95%          0.00%           0.95%
----------------------------------------------------------------------------------------------------------------------------

     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for The GCG Trust for more information.
     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2001, except for (i) portfolios that commenced operations in 2001 and (ii) newly formed portfolios where the charges have been estimated.
     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2001
     (4)  Annualized.
     (5) DSI has agreed to a voluntary fee waiver of 0.05% of assets in excess of $1.3 billion with respect to the Growth Series through December 31, 2002.
     (6) DSI has agreed to a voluntary fee waiver of 0.05% of assets in excess of $840 billion with respect to the Van Kampen Growth and Income Series through December 31, 2002.

ING VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

-------------------------------------------------------------------------------------------------------------------
                                                                          TOTAL FUND                      NET FUND
                                            DISTRIBUTION                    ANNUAL                         ANNUAL
                                               AND/OR                      EXPENSES          TOTAL        EXPENSES
                                INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                 ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS(1)     REDUCTIONS     REDUCTIONS
-------------------------------------------------------------------------------------------------------------------
ING VP Worldwide Growth
  Portfolio (Class S Shares)(2)    1.00%        0.25%       1.72%           2.97%            1.74%          1.23%
-------------------------------------------------------------------------------------------------------------------

     (1) The Company may receive compensation from each of the funds or the funds' affiliates based on an annual percentage of the average net assets held in that fund by the Company. The percentage paid may vary from one fund company to another. For certain funds, some of this compensation may be paid out of 12b-1 fees or service fees that are deducted from fund assets. Any such fees deducted from fund assets are disclosed in this Fund Expense Table and the fund prospectuses. The Company may also receive additional compensation from certain funds for administrative, recordkeeping or other services provided by the Company to the funds or the funds' affiliates. These additional payments are made by the funds or the funds' affiliates to the Company and do not increase, directly or indirectly, the fees and expenses shown above. See "Trust and Fund Expenses" for additional information.
     (2) ING Investments, LLC has entered into written expense limitation agreements with each Portfolio under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses subject to possible reimbursement to ING Investments, LLC within three years. The amount of each Portfolio's expenses waived or reimbursed during the last fiscal year by ING Investments, LLC is shown under the heading "Total Waivers or Reductions" in the table above. For the Worldwide Growth Portfolio, the expense limits will continue through at least December 31, 2002.

ING VARIABLE PRODUCTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

-------------------------------------------------------------------------------------------------------------------
                                                                          TOTAL FUND                      NET FUND
                                            DISTRIBUTION                    ANNUAL                         ANNUAL
                                               AND/OR                      EXPENSES          TOTAL        EXPENSES
                                INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                 ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS(1)     REDUCTIONS     REDUCTIONS
-------------------------------------------------------------------------------------------------------------------
ING VP Growth
    Opportunities
    (Class S Shares) (2)           0.75%        0.25%        1.58%          2.58%            1.48%          1.10%
-------------------------------------------------------------------------------------------------------------------
ING VP MagnaCap
    (Class S Shares) (2)           0.75%        0.25%        0.53%          1.53%            0.43%          1.10%
-------------------------------------------------------------------------------------------------------------------
ING VP SmallCap
    Opportunities
    (Class S Shares) (2)           0.75%        0.25%        0.71%          1.71%            0.61%          1.10%
-------------------------------------------------------------------------------------------------------------------

     (1) The Company may receive compensation from each of the funds or the funds' affiliates based on an annual percentage of the average net assets held in that fund by the Company. The percentage paid may vary from one fund company to another. For certain funds, some of this compensation may be paid out of 12b-1 fees or service fees that are deducted from fund assets. Any such fees deducted from fund assets are disclosed in this Fund Expense Table and the fund prospectuses. The Company may also receive additional compensation from certain funds for administrative, recordkeeping or other services provided by the Company to the funds or the funds' affiliates. These additional payments are made by the funds or the funds' affiliates to the Company and do not increase, directly or indirectly, the fees and expenses shown above. See "Trust and Fund Expenses" for additional information.
     (2) ING Investments, LLC has entered into written expense limitation agreements with each Portfolio under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses subject to possible reimbursement to ING Investments, LLC within three years. The amount of each Portfolio's expenses waived or reimbursed during the last fiscal year by ING Investments, LLC is shown under the heading "Total Waivers or Reductions" in the table above. The expense limits for these Portfolios will continue through at least October 31, 2002.

THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

-------------------------------------------------------------------------------------------------------------------
                                                                          TOTAL FUND                      NET FUND
                                            DISTRIBUTION                    ANNUAL                         ANNUAL
                                               AND/OR                      EXPENSES          TOTAL        EXPENSES
                                INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                 ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS(1)     REDUCTIONS     REDUCTIONS
-------------------------------------------------------------------------------------------------------------------
PIMCO High Yield                  0.25%        0.15%        0.36%           0.76%           0.01%          0.75%
-------------------------------------------------------------------------------------------------------------------
PIMCO StocksPLUS Growth and
   Income                         0.40%        0.15%        0.12%           0.67%           0.02%          0.65%
-------------------------------------------------------------------------------------------------------------------

     (1) "Other Expenses" reflects a 0.35% administrative fee for the High Yield Portfolio and a 0.10% administrative fee and 0.01% representing organizational expenses and pro rata Trustees' fees for the StocksPLUS Growth and Income Portfolio.
     (2) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.75% and 0.65% of average daily net assets for the PIMCO High Yield and StocksPLUS Growth and Income Portfolios, respectively. Without such reductions, Total Annual Expenses for the fiscal year ended December 31, 2001 would have been 0.76% and 0.67% for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

PROFUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-------------------------------------------------------------------------------------------------------------------
                                                                          TOTAL FUND                      NET FUND
                                            DISTRIBUTION                    ANNUAL                         ANNUAL
                                               AND/OR                      EXPENSES          TOTAL        EXPENSES
                                INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                 ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS(1)     REDUCTIONS     REDUCTIONS
-------------------------------------------------------------------------------------------------------------------
ProFund VP Bull                    0.75%        0.25%        1.25%          2.25%            0.27%          1.98%
-------------------------------------------------------------------------------------------------------------------
ProFund VP Small-Cap               0.75%        0.25%        1.65%          2.65%            0.40%          2.25%
-------------------------------------------------------------------------------------------------------------------
ProFund VP Europe 30(1)            0.75%        0.25%        0.89%          1.89%            0.00%          1.89%
-------------------------------------------------------------------------------------------------------------------

     (1) Investment Advisory Fees and Expenses for the ProFund VPs Bull, Small-Cap and Europe 30 are for the period ending December 31, 2001.
     (2) ProFund Advisors has contractually agreed to waive Investment Advisory and Management Services Fees and to reimburse other expenses to the extent the Fund's Total Annual Operating Expenses exceed 1.98% for ProFund VP Bull and 2.25% for ProFund VP Small-Cap of the Fund's average daily net assets through December 31, 2002. After such date, the expense limitation may be terminated or revised. A waiver or reimbursement lowers the expense ratio and increases overall returns to the investors.

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-------------------------------------------------------------------------------------------------------------------
                                                                          TOTAL FUND                      NET FUND
                                            DISTRIBUTION                    ANNUAL                         ANNUAL
                                               AND/OR                      EXPENSES          TOTAL        EXPENSES
                                INVESTMENT     SERVICE                     WITHOUT          WAIVERS         AFTER
                                 ADVISORY      (12B-1)       OTHER        WAIVERS OR          OR         WAIVERS OR
PORTFOLIO                           FEE          FEE       EXPENSES     REDUCTIONS(1)     REDUCTIONS     REDUCTIONS
-------------------------------------------------------------------------------------------------------------------
Jennison (Class II Shares)        0.60%        0.25%        0.19%           1.04%           0.00%          1.04%
-------------------------------------------------------------------------------------------------------------------
SP Jennison International
  Growth (Class II Shares)(2)     0.85%        0.25%        1.16%           2.26%           0.00%          2.26%
-------------------------------------------------------------------------------------------------------------------

     (1) The Company may receive compensation from each of the funds or the funds' affiliates based on an annual percentage of the average net assets held in that fund by the Company. The percentage paid may vary from one fund company to another. For certain funds, some of this compensation may be paid out of 12b-1 fees or service fees that are deducted from fund assets. Any such fees deducted from fund assets are disclosed in this Fund Expense Table and the fund prospectuses. The Company may also receive additional compensation from certain funds for administrative, recordkeeping or other services provided by the Company to the funds or the funds' affiliates. These additional payments are made by the funds or the funds' affiliates to the Company and do not increase, directly or indirectly, the fees and expense shown above. See "Fees -- Fund Expenses" for additional information.
     (2) For the year ended December 31, 2001, the Portfolio's investment adviser voluntarily subsidized a portion of the Portfolio's total expenses. This subsidy is not reflected in the table above. Had this subsidy of 0.62% been reflected above, Total Net Fund Annual Expenses would have been 1.64%.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of The GCG Trust, The PIMCO Variable Insurance Trust, the ING Variable Insurance Trust, the ING Variable Products Trust, the Prudential Series Fund, and the ProFunds for additional information on management or advisory fees and in some cases on other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLES:
In the following examples, surrender charges may apply if you choose to annuitize within the first 7 contract years. The examples also assume election of the Annual Ratchet Enhanced Death Benefit and are based on an assumed 5% annual return. The fund expenses used are those shown in the column, "Net Fund Annual Expenses After Waivers or Reductions," assuming that any applicable fee waivers or reimbursements would apply during all periods shown.

If you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                        1 YEAR     3 YEARS    5 YEARS   10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST
All Cap                                   $ 95       $126       $160       $278
--------------------------------------------------------------------------------
Capital Appreciation                      $ 94       $124       $157       $272
--------------------------------------------------------------------------------
Capital Growth                            $ 95       $126       $161       $279
--------------------------------------------------------------------------------
Capital Guardian Small Cap                $ 94       $124       $157       $272
--------------------------------------------------------------------------------
Core Bond                                 $ 95       $126       $160       $278
--------------------------------------------------------------------------------
Developing World                          $102       $148       $197       $349
--------------------------------------------------------------------------------
Diversified Mid-Cap                       $ 95       $126       $160       $278
--------------------------------------------------------------------------------
Equity Income                             $ 94       $124       $157       $272
--------------------------------------------------------------------------------
Fully Managed                             $ 94       $124       $157       $272
--------------------------------------------------------------------------------
Growth                                    $ 95       $126       $161       $279
--------------------------------------------------------------------------------
Hard Assets                               $ 94       $124       $157       $272
--------------------------------------------------------------------------------
International Equity                      $ 97       $134       $172       $302
--------------------------------------------------------------------------------
Internet Tollkeeper                       $103       $151       $202       $359
--------------------------------------------------------------------------------
Investors                                 $ 95       $126       $160       $278
--------------------------------------------------------------------------------
Janus Growth and Income                   $ 96       $129       $165       $288
--------------------------------------------------------------------------------
Large Cap Value                           $ 95       $126       $160       $278
--------------------------------------------------------------------------------
Limited Maturity Bond                     $ 90       $112       $136       $230
--------------------------------------------------------------------------------
Liquid Asset                              $ 90       $112       $136       $230
--------------------------------------------------------------------------------
Managed Global                            $ 97       $134       $172       $302
--------------------------------------------------------------------------------
Mid-Cap Growth                            $ 94       $122       $154       $266
--------------------------------------------------------------------------------
Real Estate                               $ 94       $124       $157       $272
--------------------------------------------------------------------------------
Research                                  $ 94       $122       $154       $266
--------------------------------------------------------------------------------
Special Situations                        $ 96       $129       $165       $288
--------------------------------------------------------------------------------
Strategic Equity                          $ 94       $124       $157       $272
--------------------------------------------------------------------------------
Total Return                              $ 94       $122       $154       $266
--------------------------------------------------------------------------------
Value Equity                              $ 94       $124       $157       $272
--------------------------------------------------------------------------------
Van Kampen Growth and Income              $ 94       $124       $157       $272

ING VARIABLE INSURANCE TRUST
ING VP Worldwide Growth                  $ 97       $133        $171      $299

ING VARIABLE PRODUCTS TRUST
ING VP Growth Opportunities              $ 96       $129        $165      $287
--------------------------------------------------------------------------------
ING VP MagnaCap                          $ 96       $129        $165      $287
--------------------------------------------------------------------------------
ING VP SmallCap Opportunities            $ 96       $129        $165      $287

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield                         $ 92       $118        $147      $251
--------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                      $ 91       $115        $142      $241
--------------------------------------------------------------------------------

PROFUNDS
--------------------------------------------------------------------------------
ProFund VP Bull                          $104       $155        $207      $369
--------------------------------------------------------------------------------
ProFund VP Europe 30                     $107       $163        $220      $393
--------------------------------------------------------------------------------
ProFund VP Small-Cap                     $103       $152        $203      $361
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        1 YEAR     3 YEARS    5 YEARS   10 YEARS
--------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Jennison                                 $ 95       $127        $162      $281
--------------------------------------------------------------------------------
SP Jennison International
  Growth                                 $107       $163        $221      $394
--------------------------------------------------------------------------------

If you do not surrender your Contract or if you annuitize on the annuity start date, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                        1 YEAR    3 YEARS     5 YEARS   10 YEARS
------------------------------------------------------------------------.-------

THE GCG TRUST
All Cap                                   $25       $ 76        $130      $278
--------------------------------------------------------------------------------
Capital Appreciation                      $24       $ 74        $127      $272
--------------------------------------------------------------------------------
Capital Growth                            $25       $ 76        $131      $279
--------------------------------------------------------------------------------
Capital Guardian Small Cap                $24       $ 74        $127      $272
--------------------------------------------------------------------------------
Core Bond                                 $25       $ 76        $130      $278
--------------------------------------------------------------------------------
Developing World                          $32       $ 98        $167      $349
--------------------------------------------------------------------------------
Diversified Mid-Cap                       $25       $ 76        $130      $278
--------------------------------------------------------------------------------
Equity Income                             $24       $ 74        $127      $272
--------------------------------------------------------------------------------
Fully Managed                             $24       $ 74        $127      $272
--------------------------------------------------------------------------------
Growth                                    $25       $ 76        $131      $279
--------------------------------------------------------------------------------
Hard Assets                               $24       $ 74        $127      $272
--------------------------------------------------------------------------------
International Equity                      $27       $ 84        $142      $302
--------------------------------------------------------------------------------
Internet Tollkeeper                       $33       $101        $172      $359
--------------------------------------------------------------------------------
Investors                                 $25       $ 76        $130      $278
--------------------------------------------------------------------------------
Janus Growth and Income                   $26       $ 79        $135      $288
--------------------------------------------------------------------------------
Large Cap Value                           $25       $ 76        $130      $278
--------------------------------------------------------------------------------
Limited Maturity Bond                     $20       $ 62        $106      $230
--------------------------------------------------------------------------------
Liquid Asset                              $20       $ 62        $106      $230
--------------------------------------------------------------------------------
Managed Global                            $27       $ 84        $142      $302
--------------------------------------------------------------------------------
Mid-Cap Growth                            $24       $ 72        $124      $266
--------------------------------------------------------------------------------
Real Estate                               $24       $ 74        $127      $272
--------------------------------------------------------------------------------
Research                                  $24       $ 72        $124      $266
--------------------------------------------------------------------------------
Special Situations                        $26       $ 79        $135      $288
--------------------------------------------------------------------------------
Strategic Equity                          $24       $ 74        $127      $272
--------------------------------------------------------------------------------
Total Return                              $24       $ 72        $124      $266
--------------------------------------------------------------------------------
Value Equity                              $24       $ 74        $127      $272
--------------------------------------------------------------------------------
Van Kampen Growth and Income              $24       $ 74        $127      $272

ING VARIABLE INSURANCE TRUST
ING VP Worldwide Growth                   $27       $ 83        $141     $299

ING VARIABLE PRODUCTS TRUST
--------------------------------------------------------------------------------
ING VP Growth Opportunities               $26       $ 79        $135     $287
--------------------------------------------------------------------------------
ING VP MagnaCap                           $26       $ 79        $135     $287
--------------------------------------------------------------------------------
ING VP SmallCap Opportunities             $26       $ 79        $135     $287
--------------------------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield                          $22       $ 68        $117      $251
--------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                       $21       $ 65        $112      $241
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        1 YEAR    3 YEARS     5 YEARS   10 YEARS
------------------------------------------------------------------------.-------

PROFUNDS
------------------------------------------------------------------------.-------
ProFund VP Bull                           $34       $105        $177     $369
------------------------------------------------------------------------.-------
ProFund VP Europe 30                      $37       $113        $190     $393
------------------------------------------------------------------------.-------
ProFund VP Small-Cap                      $33       $102        $173     $361

THE PRUDENTIAL SERIES FUND
Jennison                                  $25       $ 77        $132     $281
------------------------------------------------------------------------.-------
SP Jennison International
  Growth                                  $37       $113        $191     $394
--------------------------------------------------------------------------------

The examples above reflect the annual administrative charge as an annual charge of 0.04% of assets (based on an average contract value of $79,000). If the Standard Death Benefit is elected instead of the Annual Ratchet Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account NY-B of ReliaStar of NY ("Separate Account NY-B") has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     (1) We take the net asset value of the subaccount at the end of each business day.

     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     (3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     (4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Separate Account NY-B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A -- Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account NY-B for the year ended December 31, 2001 are included in the Statement of Additional Information. Because the Separate Account NY-B audited financial statements relate to periods prior to April 1, 2002 ("the merger date"), the financial statements and Report of Independent Auditors thereon refer to First Golden American Separate Account NY-B. As of the merger date, Separate Account NY-B will be named ReliaStar Life Insurance Company of New York Separate Account NY-B. The audited financial statements of ReliaStar of NY as of December 31, 2001 and 2000, and for the three years ended December 31, 2001 are included in this prospectus.

PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account NY-B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long the subaccount of Separate Account NY-B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account NY-B, assuming an investment at the beginning of the period when the subaccount first invested in the portfolio, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account NY-B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the subaccounts began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period assuming no surrender.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (a measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information, including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

ReliaStar of NY is a New York stock life insurance company originally incorporated on June 11, 1917 under the name The Morris Plan Insurance Society. ReliaStar of NY is authorized to transact business in all states, the District of Columbia and the Dominican Republic and is principally engaged in the business of providing individual life insurance and annuities, employee benefit products and services, retirement plans, and life and health reinsurance. ReliaStar of NY is a wholly-owned subsidiary of Security-Connecticut Life Insurance Company and is an indirect wholly-owned subsidiary of ING Groep, N.V. ("ING"), a global financial services holding company based in The Netherlands. ReliaStar of NY's financial statements appear in this prospectus.

ING also owns Directed Services, Inc., the investment manager of The GCG Trust and the distributor of the Contracts, and other interests. ING also owns ING Investments, LLC and ING Investment Management, LLC, portfolio managers of The GCG Trust, and the investment managers of the ING Variable Insurance Trust and the ING Variable Products Trust, respectively. ING also owns Baring International Investment Limited, another portfolio manager of The GCG Trust.

Our principal office is located at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------

In this prospectus, we refer to The GCG Trust, The PIMCO Variable Insurance Trust, the ING Variable Insurance Trust, the Prudential Series Fund, Inc., the ING Variable Products Trust, and the ProFunds collectively as the "Trusts" and individually as a "Trust."

The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by ReliaStar of NY and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with ReliaStar of NY. Pending SEC approval, shares of The GCG Trust may also be sold to certain qualified pension and retirement plans. The principal address of The GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Variable Insurance Trust is a mutual fund whose shares are available to separate accounts of insurance companies, including ReliaStar of NY, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The principal address of The PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

The ING Variable Insurance Trust (formerly the Pilgrim Variable Insurance Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of Pilgrim Variable Insurance Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The Prudential Series Fund is also a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including ReliaStar of NY and Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.

The ING Variable Products Trust (formerly the Pilgrim Variable Products Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of ING Variable Products Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The ProFunds is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of ProFunds is 3435 Stelzer Road, Suite 1000, PO Box 182100, Columbus, OH 43218-2000.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE TRUSTS AND FUNDS IN "APPENDIX B-THE INVESTMENT PORTFOLIOS."

--------------------------------------------------------------------------------
                      RELIASTAR OF NY SEPARATE ACCOUNT NY-B
--------------------------------------------------------------------------------

ReliaStar of NY Separate Account NY-B ("Separate Account NY-B") was established as a separate account of First Golden American Life Insurance Company of New York ("First Golden") on June 13, 1996. It became a separate account of ReliaStar of NY as a result of the merger of First Golden into ReliaStar of NY effective April 1, 2002. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"). Separate Account NY-B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account NY-B but such assets are kept separate from our other accounts.

Separate Account NY-B is divided in subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of The GCG Trust, The PIMCO Variable Insurance Trust, ING Variable Insurance Trust, The Prudential Series Fund, Inc., the ING Variable Products Trust, or the ProFunds Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account NY-B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account NY-B. If the assets in Separate Account NY-B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

NOTE: We currently offer other variable annuity contracts that invest in Separate Account NY-B but are not discussed in this prospectus. Separate Account NY-B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the applicable guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered.

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment applied to such withdrawal), transfers or other charges we may impose. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate, which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account NY-B. Unless you tell us the Fixed Interest Allocations from which such transfers will be made, we will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $250. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccount(s) and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:


                         ((1+I)/(1+J+.0025))^(N/365) -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining in the guaranteed interest period, at the time of calculation; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average is currently based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix C.

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                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of Trusts and Funds through Separate Account NY-B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner. The age of the older owner will determine the applicable death benefit if Enhanced Death Benefits are available for multiple owners.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax adviser for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age 85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. YOU SHOULD NOT BUY THIS CONTRACT: (1) IF YOU ARE LOOKING FOR A SHORT-TERM INVESTMENT; (2) IF YOU CANNOT RISK GETTING BACK LESS MONEY THAN YOU PUT IN; OR (3) IF YOUR ASSETS ARE IN A PLAN WHICH PROVIDES FOR TAX-DEFERRAL AND YOU SEE NO OTHER REASON TO PURCHASE THIS CONTRACT.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. You should not purchase a qualified Contract unless you want these other features and benefits, taking into account their cost. See "Fees and Expenses" in this prospectus.

We and our affiliates offer other variable products that may offer some of the same investment portfolios. These products have different benefits and charges, and may or may not better match your needs.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccount(s) and/or Fixed Interest Allocations specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account NY-B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow the following procedure after we receive and accept the wire order and investment instructions. The procedure we follow depends on the procedures of your broker-dealer: We reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided.

We may require that an initial premium designated for a subaccount of Separate Account NY-B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocations is the sum of premium payments allocated to the Fixed Interest Allocations under the Contract, plus contract value transferred to the Fixed Interest Allocations, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation will be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any surrender charge, any charge for premium taxes, the annual contract and administration fee (unless waived) and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

THE SUBACCOUNTS
Each of the subaccounts of Separate Account NY-B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account NY-B invests in a corresponding portfolio of The GCG Trust, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, or the ProFunds.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.

We also reserve the right to: (i) deregister Separate Account NY-B under the 1940 Act; (ii) operate Separate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account NY-B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account NY-B; and (v) combine Separate Account NY-B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same investment portfolios of the Trusts. These contracts have different charges that could effect their performance, and many offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

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                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the annuitant, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you will incur a surrender charge. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive.

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may elect to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it starts at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                             MAXIMUM PERCENTAGE
                    FREQUENCY                OF CONTRACT VALUE
                    Monthly                          1.25%
                    Quarterly                        3.75%
                    Annually                        15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

If your systematic withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to an annual maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the systematic withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the systematic withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Internal Revenue Code (the "Code") may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. For example, we currently require that orders received via facsimile to effect transactions in subaccounts that invest in Profund portfolios be received at our Customer Service Center no later than 3 p.m. eastern time. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date unless the transfer is made under the dollar cost averaging program.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account NY-B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone, over the internet or other approved electronic means.

TRANSFERS BY THIRD PARTIES
As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of contract values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. We require third parties making multiple, simultaneous or large volume transfers to execute a third party service agreement with us prior to executing such transfers. Therefore, we may at any time exercise our business judgment and limit or discontinue accepting transfers made by a third party. We will notify any third party whose transfers are limited or discontinued by telephone, facsimile or email according to our records, followed by a letter. These limits may be based on, among other criteria, the amount of the aggregate trade or the available investment options for which third parties may make trades on behalf of multiple contract owners. For example, we currently require that orders received via facsimile to effect transactions in subaccounts that invest in Profund portfolios be received at our Customer Service Center no later than 3 p.m. eastern time.

We may establish additional procedures or change existing procedures at any time in the exercise of our business judgment.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocation serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account NY-B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

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                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paper work, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For more information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

You may choose from the following 2 death benefit choices: (1) the Standard Death Benefit Option; and (2) the Annual Ratchet Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the guaranteed death benefit.

     STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you choose the Annual Ratchet Enhanced Death Benefit. The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments less any withdrawals; and (iii) the cash surrender value.

     ANNUAL RATCHET ENHANCED DEATH BENEFIT. The Annual Ratchet Enhanced Death Benefit under the Contract is the greatest of (i) the contract value; (ii) total premium payments less any withdrawals; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

     ----------------------------------------------------------------------
                  HOW THE ENHANCED DEATH BENEFIT IS CALCULATED
                  FOR THE ANNUAL RATCHET ENHANCED DEATH BENEFIT
     ----------------------------------------------------------------------

     On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit.

     On all other days, the enhanced death benefit is the amount determined below. We first take the enhanced death benefit from the preceding day (which would be the initial premium if the valuation date is the contract date) and then we add additional premiums paid since the preceding day, then we subtract any withdrawals (including any Market Value Adjustment applied to such withdrawals) since the preceding day, then we subtract any associated surrender charges. That amount becomes the new enhanced death benefit.

     ----------------------------------------------------------------------

The Annual Ratchet Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under the Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any contract owner of a non-qualified Contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ReliaStar of NY will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

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                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to compensate us for our costs and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, including the mortality and expense risk charge, we may use such profits to finance the distribution of Contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     SURRENDER CHARGE. We will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 7-year period from the date we receive and accept a premium payment. The surrender charge is based on a percentage of each premium payment withdrawn. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage of premium payments deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment withdrawn as follows:

     COMPLETE YEARS ELAPSED            0    1    2    3    4    5    6   7+
         SINCE PREMIUM PAYMENT

     SURRENDER CHARGE                  7%   6%   5%   4%   3%   2%   1%  0%

     FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances where the excess withdrawal equals the entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested. ANY WITHDRAWAL FROM A FIXED INTEREST ALLOCATION MORE THAN 30 DAYS BEFORE ITS MATURITY DATE WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix C. Although we treat premium payments as being withdrawn before earnings for purpose of calculating the surrender charge for excess withdrawals, the federal tax law treats earnings as withdrawn first.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time the initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal or on the annuity start date.

     ADMINISTRATIVE CHARGE. We deduct the annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $30 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by ReliaStar of NY. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.10% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003030% for each day since the previous business day. If you have elected the Annual Ratchet Enhanced Death Benefit, the charge, on an annual basis, is equal to 1.25% of the assets you have in each subaccount. The charge is deducted each business day at the rate of .003446% for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. The charge is deducted daily from your assets in each subaccount in order to compensate ReliaStar of NY for a portion of the administrative expenses under the Contract.

TRUST AND FUND EXPENSES
Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, certain portfolios deduct a service fee, which is used to compensate service providers for administrative and contract owner services provided on behalf of the portfolios, and certain portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2001, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2002 range from 0.54% to 2.54%. See "Fees and Expenses" in this prospectus.

Additionally, we may receive compensation from the investment advisers, administrators, distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

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                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change the annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable Market Value Adjustment on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate), the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable, although only fixed are currently available. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue making payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ReliaStar of NY. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and 3.50% for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

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                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account NY-B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account NY-B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account NY-B's net assets; or
(4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. We may, in our discretion, require that premiums designated for investment in the subaccounts as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request in good order. We determine your contract value at the close of business on the day we void your contract. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

SPECIAL ARRANGEMENTS
We may reduce or waive any Contract, rider, or benefit fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

SELLING THE CONTRACT
Our affiliate Directed Services, Inc. ("DSI"), 1475 Dunwoody Dr., West Chester, PA 19380 is the principal underwriter and distributor of the Contract as well as for other Golden American contracts. DSI, a New York corporation, is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

DSI does not retain any commissions or compensation paid to it by Golden American for Contract sales. DSI enters into selling agreements with affiliated and unaffiliated broker-dealers to sell the Contracts through their registered representatives who are licensed to sell securities and variable insurance products. Selling firms are also registered with the SEC and NASD member firms.

DSI pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments. Selling firms may receive commissions of up to 8.0% of premium payments. In addition, selling firms may receive ongoing annual compensation of up to 0.25% of all, or a portion, of values of Contracts sold through the firm. Individual representatives may receive all or a portion of compensation paid to their selling firm, depending on their firm's practices. Commissions and annual compensation, when combined, could exceed 8.0% of total premium payments.

DSI may also compensate wholesalers/distributors, and their sales management personnel, for Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments, and/or a percentage of Contract values.

Affiliated selling firms may include Aeltus Capital, Inc., Aetna Investment Services, LLC, BancWest Investment Services, Inc., Baring Investment Services, Inc., Compulife Investor Services, Inc., Financial Network Investment Corporation, Financial Northeastern Corporation, Granite Investment Services, Inc. Guaranty Brokerage Services, Inc., IFG Network Securities, Inc., ING America Equities, Inc., ING Barings Corp., [ING Brokers Network, LLC], ING Direct Funds Limited, ING DIRECT Securities, Inc., ING Furman Selz Financial Services LLC, ING Funds Distributor, Inc., ING TT&S (U.S.) Securities, Inc., Investors Financial Group, Inc., Locust Street Securities, Inc., Multi-Financial Securities Corporation, PrimeVest

Financial Services, Inc., Systematized Benefits Administrators, Inc., United Variable Services, Inc., VESTAX Securities Corporation, and Washington Square Securities, Inc.

We may also make additional payments to broker dealers for marketing and educational expenses and to reimburse certain expenses of registered representatives relating to sales of Contracts.

We do not pay any additional compensation on the sale or exercise of any of the Contract's optional benefit riders

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account NY-B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account NY-B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of New York. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company and its parent, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company or Separate Account NY-B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Linda E. Senker, Esquire, counsel to ReliaStar of NY.

EXPERTS
The audited balance sheets of ReliaStar of NY as of December 31, 2001 and 2000 and the related statements of income, shareholder's equity, and cash flows for the year ended December 31, 2001 and for the periods from September 1, 2000 to December 31, 2000 and January 1, 2000 to August 31, 2000, and the audited financial statements of Separate Account NY-B at December 31, 2001 and for the periods indicated therein, appearing in this prospectus or in the SAI and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The statements of income, shareholder's equity and comprehensive income, and cash flows for the year ended December 31, 1999 of ReliaStar of NY, appearing in this prospectus or in the SAI and Registration Statement, have been audited by Deloitte and Touche LLP, independent auditors, as set forth in their respective report thereon, and is included or incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS:  NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account NY-B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Separate Account NY-B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account NY-B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any non-taxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     SEPARATE ACCOUNT CHARGES. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant or payee other than the owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax adviser as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchaser of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

IRA's generally may not invest in life insurance contracts. We do not believe a death benefit under an annuity contract that is equal to the greater of premiums paid (less withdrawals) or contact value will be treated as life insurance. However, the enhanced death benefits under this Contract may exceed the greater of premiums paid (less withdrawals) and contract value. We have previously received IRS approval of the form of the Contract, including the enhanced death benefit feature, for use as an IRA. Although we regard the enhanced death benefit options as investment protection features that should not have an adverse tax effect, it is possible that the IRS could take a contrary position regarding tax qualification, which could result in the immediate taxation of amounts held in the Contract and the imposition of penalty taxes. YOU SHOULD CONSULT YOUR TAX ADVISOR IF YOU ARE CONSIDERING ADDING AN ENHANCED DEATH BENEFIT TO YOUR CONTRACT IF IT IS AN IRA.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limits on the amount of the contribution and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

TAX CONSEQUENCES OF ENHANCED DEATH BENEFIT
THE CONTRACT INCLUDES AN ENHANCED DEATH BENEFIT THAT IN SOME CASES MAY EXCEED THE GREATER OF THE PREMIUM PAYMENTS OR THE CONTRACT VALUE. THE IRS HAS NOT RULED WHETHER AN ENHANCED DEATH BENEFIT COULD BE CHARACTERIZED AS AN INCIDENTAL BENEFIT, THE AMOUNT OF WHICH IS LIMITED IN ANY CODE SECTION 401(A) PENSION OR PROFIT-SHARING PLAN OR CODE SECTION 403(B) TAX-SHELTERED ANNUITY. EMPLOYERS USING THE CONTRACT MAY WANT TO CONSULT THEIR TAX ADVISER REGARDING SUCH LIMITATION. FURTHER, THE IRS HAS NOT ADDRESSED IN A RULING OF GENERAL APPLICABILITY WHETHER A DEATH BENEFIT PROVISION SUCH AS THE ENHANCED DEATH BENEFIT PROVISION IN THE CONTRACT COMPORTS WITH IRA OR ROTH IRA QUALIFICATION REQUIREMENTS. A TAX ADVISER SHOULD BE CONSULTED.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

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       MORE INFORMATION ABOUT RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA
The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for ReliaStar Life Insurance Company of New York ("the Company") should be read in conjunction with the financial statements, and notes thereto included in this filing.

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar Financial), a holding and management company domiciled in Delaware. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands.

ING acquired ReliaStar Financial on September 1, 2000. For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, included the recognition of goodwill, is "pushed down" and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. Goodwill was established for the excess of the purchase price over the fair value of the net assets.

The GAAP financial data presented below for the period after August 31, 2000, is presented on the Post acquisition new basis of accounting, while the financial statements for August 31, 2000 and prior periods are presented on the Pre acquisition historical cost basis of accounting. Unaudited pro forma net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the year ended December 31, 1999, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.5 million and $18.3 million respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

                                                                    SELECTED GAAP BASIS FINANCIAL DATA
                                                                              (IN MILLIONS)

                                                         POST ACQUISITION                        PRE ACQUISITION

                                                                    For the Period      For the Period
                                                 For the Year     September 1, 2000    January 1, 2000       For the Year
                                                    Ended              Through             Through              Ended
                                              December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                              -----------------------------------------------------------------------------
Premiums ...............................          $     60.2          $     19.8          $     28.1          $     42.8
Net Income before Federal Income .......          $     51.9          $     14.4          $     34.8          $     61.8
  Tax
Net Income .............................          $     25.8          $      7.0          $     22.8          $     39.8
Total Assets ...........................          $  3,487.9          $  3,535.7          $  2,906.8          $  2,932.0
Total Liabilities ......................          $  2,275.2          $  2,327.9          $  2,449.4          $  2,490.4
Total Stockholder's Equity .............          $  1,212.7          $  1,207.8          $    457.4          $    441.6

The following selected financial data was prepared on the basis of statutory accounting practices ("SAP"), which have been prescribed by the Department of Insurance of the State of New York and the National Association of Insurance Commissioners. These practices differ in certain respects from GAAP. The selected financial data should be read in conjunction with the financial statements and notes thereto included in this Filing.

                                                          SELECTED STATUTORY FINANCIAL DATA
                                                                    (IN MILLIONS)

                                                 For the Year        For the Year        For the Year
                                                    Ended               Ended               Ended
                                              December 31, 2001   December 31, 2000   December 31, 1999
                                              ---------------------------------------------------------
Premiums and Annuity Considerations ....          $      197          $      190          $      199
Net Income before Federal Income Tax ...          $       33          $       32          $       50
Net Income .............................          $       11          $        6          $       31
Total Assets ...........................          $    2,439          $    2,499          $    2,678
Total Liabilities ......................          $    2,225          $    2,277          $    2,456
Total Capital and Surplus ..............          $      215          $      222          $      222

BUSINESS ENVIRONMENT
The current business and regulatory environment presents many challenges to the insurance industry. The competitive environment remains intense. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. Overall demand for insurance products remains somewhat strong for several reasons. An aging U. S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits. The effects of the stock market decline in 2000 and 2001, a low interest rate environment, increasing unemployment, and the effects of September 11, 2001 have tempered the overall demand. Through December 31, 2001, sales of the Companies products, with the exception of retirement plans are higher when compared with December 31, 2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
The purpose of this section is to discuss and analyze the Company's results of operations. In addition, some analysis and information regarding the Company's financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the financial statements, related notes, and the Cautionary Statement Regarding Forward Looking Statements, which appear elsewhere in this report.

                              RESULTS OF OPERATIONS

PREMIUMS. The Company reported premiums of $60.2 million for the year ended December 31, 2001, and $47.9 million for the year ended December 31, 2000 and $42.8 million for the year ended December 31, 1999.The increase in the year ended December 31, 2001 premiums is due to a 23% increase in sales over the year ended December 31, 2000.

For the Company's contracts, approximately 68% of the premiums collected are not reported as revenues, but as deposits to insurance liabilities. The remaining contracts are traditional life, group and annuity premiums. Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the period to which the premiums relate.

REVENUES. The three largest components of revenue are premiums (discussed above), net investment income, and policy and contract charges. Net investment income was $142.3 million for the year ended December 31, 2001, $146.0 million for the year ended December 31, 2000, and $149.7 million as of December 31, 1999. Product charges totaled $90.4 million for the year ended December 31, 2001, $95.1 million in 2000 and $100.7 million in 1999. The product charges have decreased each year due to a decline of annuity business

EXPENSES. The Company reported total insurance benefits and expenses of $259.2 million for the year ended December 31, 2001, $249.2 million for the year ended December 31, 2000 and $234.9 million for the year ended December 31, 1999. Insurance benefits and expenses consist of benefits to policyholders, reinsurance recoveries, increase in liabilities for future policy and contract benefits, net transfers to separate accounts, sales and operating expenses, and amortization of goodwill and present value of future profits. Insurance benefits and expenses primarily increased in 2001 over 2002 due to a full year of goodwill amortization on the acquired business.

Commissions, general expenses, and insurance taxes, state licenses, and fees were $74.1 million for the year ended December 31, 2001, $56.7 million for the year ended December 31, 2000, and $47.7 for the year ended December 31, 1999.

The Company has deferred expenses of $25.4 million for the year ended December 31, 2001; $42.1 million and $29.2 million for the years ended December 31, 2000 and 1999 respectively. These expenses were associated with the costs of acquiring new contracts.

An asset of $112.4 million represents the present value of future profits ("PVFP") that was established for policies in force at the acquisition date of September 1, 2000. The amortization of PVFP was $27.6 million for the year ended December 31, 2001 and $19.9 million and $12.3 million for the years ended December 31, 2000 and 1999 respectively. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the PVFP net amortization as of December 31, 2001 is in 2002 $11.8 million, in 2003 $8.0 million, in 2004 $6.8 million, in 2005 $5.7 and $4.9 million in 2006.
Actual amortization may vary based upon changes in assumptions and experience.

INCOME. Net income for the year ended December 31, 2001 was $25.8 million. Net income for the year ended December 31, 2000 was $29.8 million, and $39.8 million for the year ended December 31, 1999.

The Company recognized net realized gains from the sale of bonds in the amount of $11.8 million for the year ended December 31, 2001, $1.8 million during 2000 and $2.1 million during 1999.

The company recorded reserves of $6.6 million (after reinsurance and before tax) for its potential exposure to claims resulting from the September 11, 2001 terrorist attacks.

                               FINANCIAL CONDITION

RATINGS. Currently, the Company's ratings are A+ by A.M. Best Company, AA+ by Fitch, Inc., and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The Company's assets are invested in accordance with applicable laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate, and certain other investments.

The Company purchases investments in accordance with investment guidelines that take into account investment quality, liquidity, and diversification and invests primarily in investment grade securities. All of the Company's assets except for variable separate account assets are available to meet its obligations under the contracts. All of the Company's investments are carried at fair value (or amortized cost which approximate fair value) in the Company's financial statements.

Fixed Maturities: At December 31, 2001, the Company had fixed maturities with an amortized cost of $1,455.4 billion and an estimated fair value of $1,500.1 billion. The Company classifies 100% of its securities as available for sale. Net unrealized appreciation on fixed maturities of $44.7 million was comprised of gross appreciation of $61.4 million and gross depreciation $16.7 million.

The individual securities in the Company's fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U. S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's ($721.9 millions or 49.6%), that are rated BBB+ to BBB- by Standard & Poor's ($320.4 million or 22.0%), and securities issued by corporations that are rated BB+ to BB- by Standard & Poor's ($64.0 million or 4.4%). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1 ($154.1 million or 10.6%). The remaining classes of bonds were $195.0 million or 13.4% of the total bond portfolio.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

The Company estimates the fair value of its below investment grade portfolio was $145.9 million, or 102% of the amortized cost value, at December 31, 2001. The Company intends to purchase additional below investment grade securities, but it does not expect the percentage of its portfolio invested in such securities to exceed 10% of its investment portfolio. At December 31, 2001, the yield at amortized cost on the Company's below investment grade portfolio was 9.1% compared to 7.4% for the Company's investment grade corporate bond portfolio.

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are issuers of investment grade securities. The Company attempts to reduce the overall risk in its below investment grade portfolio, as in all of its investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Company analyzes its investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Company's ability to realize the carrying value on any investment has been impaired. For debt securities, if impairment in value is determined to be other than temporary (i.e., if it is probable the Company will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Company's portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Company's net income in future periods.

For the year ended December 31, 2001, the amortized cost basis of the Company's fixed maturities portfolio was reduced by $1,354.5 million as a result of sales, maturities, and principal repayments. Additional fixed maturities were purchased in the amount of $ 1,371.2 million. In total, net pre-tax gains from sales, calls, and scheduled principal repayments amounted to $11.8 million.

At December 31, 2001, the fixed maturities portfolio was deemed to have impairments in value other than temporary. The impairments had amortized cost of $11.4 million and a market value of $10.7 million. The Company's fixed maturities portfolio had a combined yield at amortized cost of 7.4% at December 31, 2001.

OTHER ASSETS. The Company's deferred policy acquisition costs ("DPAC") were $26.0 million as of December 31, 2001, $8.8 million as of December 31, 2000.The 2001 year end balance increased over the 2000 year end by 195% due to only four months of DPAC recorded in the 2000 year end balance sheet because of the acquisition.

Accrued investment income was $21.9 million at December 31, 2001and $26.4 million at December 31, 2000.

Goodwill represents the excess of the acquisition cost over the fair market value of net assets. At December 31, 2001, goodwill totaled $864.9 million dollars and accumulated amortization of goodwill was $31.3 million. At December 31, 2000, goodwill totaled $888.7 million and accumulated amortization totaled $7.5 million

At December 31, 2001, the Company had total assets of $3.5 billion and $3.5 billion at December 31, 2000.

LIABILITIES. Future policy benefits at December 31, 2001 were $1.6 billion, $1.6 billion at December 31, 2000. Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

At December 31, 2001, the Company had $487.4 million of separate account liabilities. This compares with $607.2 million as of December 31,. Separate account liabilities have decreased because the market value of the investments have decreased as a result of losses in the stock market.

The Company's total liabilities were $2.3 billion at December 31, 2001 and $2.3 billion at December 31, 2000

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of its operating, investing, and financing activities. The Company's principal sources of cash are premiums and product charges, investment income, and maturing investments. Primary uses of these funds are payments of commissions and operating expenses, investment purchases, as well as withdrawals and surrenders.

Net cash used in operating activities was $62.7 million for the year ended December 31, 2001 compared to net cash provided by operations of $34.5 million for the year ended December 31, 2000. The decrease in operating cash flow results primarily from an increase in receivable from affiliates.

Net cash used in investing activities was $39.5 million for the year ended December 31, 2001 as compared to $53.9 million net cash provided by investing activities for the year ended December 31, 2000. This change is primarily due to the purchase of additional commercial mortgage loans.

Net cash provided by financing activities was $86.8 million for the year ended December 31, 2001 as compared to net cash used in financing activities of $91.4 million for the year ended December 31, 2000. For the year ended December 31, 2001, net cash provided in financing activities was impacted by an increase of $90.5 million in "Borrowed Money" and a decrease of $93.7 in the net amount of deposits and withdrawals from insurance contracts. Borrowed Money is a financing tool which allows the Company to sell a pool of mortgaged backed securities and then buy them back at a lower price then what they were "sold" at; thereby making a profit on the spread.

The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002. Management believes these sources of liquidity are adequate to meet the Company's short-term cash obligations.

The Company is required to maintain a minimum capital and surplus of not less than $6 million under the provisions of the insurance laws of the State of New York.

Under the provisions of the insurance laws of the State of New York, the Company cannot distribute any dividends to its stockholder, Security-Connecticut Life Insurance Company unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of the Company does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing. The management of The Company pays a quarterly dividend. For the December 31, 2001 the Company has paid dividends in to Security-Connecticut Life Insurance Company in the amount of $18 million.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Company has total adjusted capital well above all required capital levels.

Vulnerability from Concentrations: As of December 31, 2001, 83% of the Company's sales are generated by 3 areas; Life Insurance (28%), 401(k) Retirement Plans (32%), and Payroll Deduction Plans (23%). Premiums from the State of New York provide 56% of the company's total direct premiums. The Company is not dependent upon any single customer or business segment.

Reinsurance: The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Usually, allowances are established for amounts deemed uncollectible. However, using previous experience the Company has never had a failure of a reinsurer; therefore no reserves have been established. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums.

As of December 31, 2001, $10.7 billion of life insurance in force was ceded to other companies of which 57.7% (based on inforce) was ceded to an unaffiliated reinsurer and 42.3% (based on inforce) was ceded to affiliates. In addition, the Company had assumed $4.2 billion of life insurance in force as of December 31, 2001.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and crediting rates determination. As part of its risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows.

On the basis of these analyses, management believes there is no material solvency risk to the Company.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statements contained herein or in any other oral or written statement by the Company or any of its officers, directors, or employees is qualified by the fact that actual results of the Company may differ materially from such statement, among other risks and uncertainties inherent in the Company's business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Company to sell its products, the market value and liquidity of the Company's investments, fee revenue, and the lapse rate of the Company's policies, notwithstanding product design features intended to enhance persistency of the Company's products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Company's products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.

     4.   Increasing competition in the sale of the Company's products.

     5. Other factors that could affect the performance of the Company, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Company's variable products.

                          CRITICAL ACCOUNTING POLICIES

GENERAL
We have identified the accounting policies below as critical to our business operations and understanding of our results of operations. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of the Company's financial statements and selected financial data.

AMORTIZATION OF DEFERRED ACQUISITION COSTS AND VALUE OF PURCHASED INSURANCE IN FORCE
We amortize our deferred policy acquisition costs and value of purchased insurance in force on our annuity contracts in proportion to estimated gross profits. The amortization is adjusted to reflect actual gross profits over the life of the contracts (up to 30 years for annuity contracts). Our estimated gross profits are computed based on assumptions related to the underlying contracts including, but not limited to, charges assessed against policyholders, margins, lapse, persistency, expenses and asset growth rates.

Our current estimated gross profits include certain judgments concerning charges assessed against policyholders, margins, lapse, persistency, expenses and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Estimated gross profits are adjusted periodically to take into account the actual experience to date and changes in assumptions as regards the future. Short-term variances of actual results from the judgments made by management can impact quarter to quarter earnings.

GOODWILL
Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. We monitor the carrying value of goodwill for indicators of impairment of value. As of January 1, 2002, the provisions of FASB Statement No. 142 are applicable. Under this Statement goodwill is no longer amortized, but will be tested annually for impairment.

FUTURE POLICY AND CONTRACT BENEFITS
Reserves for future policy and contract benefits for traditional life contracts are calculated using management's judgments of mortality, morbidity, lapse, investment experience and expense levels that are based primarily on the Company's past experience and are therefore reflective of the Company's proven underwriting and investing experience. Once these assumptions are made for a given policy or group of policies, they will not be changed over the life of the policy unless the Company recognizes a loss on the entire line of business. The Company periodically reviews its policies for loss recognition and based on management's judgment the Company from time to time may recognize a loss on certain lines of business. Short-term variances of actual results from the judgments made by management are reflected in current period earnings and can impact quarter to quarter earnings.

INCOME TAXES
The Company establish reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.

OTHER INFORMATION

CERTAIN AGREEMENTS. The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $18.6 million, $20.8 million and $25.3 million in 2001, 2000 and 1999 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. For the year ended December 31, 2001 the Company paid cash dividends of $18.0 million to Security-Connecticut and $12 million for the year ended December 31, 2000.

ReliaStar Life and Security-Connecticut reinsure certain life policies written by the Company. Premiums ceded under these agreements were $14.6 million, $16.1 million and $14.4 million for the years ended December 31, 2001, 2000 and 1999 respectively.

DISTRIBUTION AGREEMENT. First Golden Life Insurance Company of New York ("First Golden") an affiliated entity merged into the Company on April 1, 2002, had entered into agreements with Directed Services, Inc ("DSI") to perform services related to the distribution of its products. DSI had acted as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the insurance products issued by First Golden. For the years ended December 31, 2001, 2000 and 1999, commissions paid by First Golden to DSI were $192,000, $1,115,000 and $697,000, respectively. DSI will continue to distribute those insurance products that will be owned by the Company under the distribution agreement with First Golden.

EMPLOYEES. The Company and its affiliates continue to receive and give support services to each other pursuant to agreements as described above under "Certain Agreements." The cost of these services are allocated to the Company.

Certain officers of the Company are also officers of ING, Golden American, DSI, Equitable of Iowa Companies, Inc. ("EIC"), and/or Equitable Life Insurance Company of Iowa. See "Directors and Executive Officers."

PROPERTIES. The Company's principal office is located at 1000 Woodbury Road, Woodbury, New York 11797, where certain of the Company's records are maintained. The office space is leased.

DIRECTORS AND EXECUTIVE OFFICERS

NAME (AGE)                              POSITION(S) WITH THE COMPANY
---------------------------------       ----------------------------------------
William D. Bonneville (54)              Executive Vice President & Chief
                                          Administrative Officer
Paula Cludray-Engelke (45)              Secretary
R. Michael Conley (59)                  Director
James R. Gelder ( 53)                   Chief Executive Officer
Ambassador Ulric Haynes, Jr. (70)       Director
Wayne R. Huneke (50)                    Director, Vice President & Chief
                                          Financial Officer
Phillip Randall Lowery (49)             Director
James R. McInnis (54)                   Vice President
David S. Pendergrass (41)               Vice President & Treasurer
Fiorvante G. Perotta (70)               Director
Stephen J. Preston (44)                 Vice President
Roger D. Roenfeldt (63)                 Executive Vice President & Chief
                                          Operating Officer
Robert C. Salipante (45)                Director & Vice Chairman
Mark A.Tullis (46)                      Director
Charles B. Updike (62)                  Director
Ross M. Weale (63)                      Director

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of the Company's insurance company affiliates. The principal positions of the Company's directors and senior executive officers for the past five years are listed below:

William D. Bonneville    Executive Vice President and Chief Administrative
                         Officer of ReliaStar Life Insurance Company of New York since 2000; Senior Vice President and Chief
                         Administrative Officer of ReliaStar Life Insurance
                         Company of New York from 1998 to 2000; Vice President of ReliaStar Life Insurance Company of New York
                         (formerly known as ReliaStar Bankers Security Life
                         Insurance Company) from 1996 to 1998: Vice President of
                         North Atlantic Life Insurance Company from 1992 to 1995 until its merger into ReliaStar Life Insurance Company of New York.

Paula Cludray-Engelke    Secretary of Ameribest Life Insurance Company,
                         Equitable Life Insurance Company of Iowa, First
                         Columbine Life Insurance Company, Golden American Life
                         Insurance Company, Life Insurance Company of Georgia,
                         Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Southland Life Insurance
                         Company, United Life and Annuity Insurance Company and
                         Washington Square Securities, Inc. since 2001;
                         Secretary of Northern Life Insurance Company, ReliaStar
                         Life Insurance Company of New York and
                         Security-Connecticut Life Insurance Company since 2000;
                         Secretary of ING Insurance Company of America and ING
                         Life Insurance and Annuity Company since 2001;
                         Assistant Secretary of Aetna Insurance Company of
                         America and Aetna Life Insurance and Annuity Company from 2000 to 2001; Director, Individual Compliance from
                         1998-2000; director, Contracts Compliance and Special
                         Benefits from 1997-1998.

R. Michael Conley        Retired 1998; Senior Vice President of ReliaStar
                         Financial Corp. from 1991 to 1998; Senior Vice
                         President, ReliaStar Employee Benefits of ReliaStar
                         Life Insurance Company from 1988 to 1998; President of
                         NWNL Benefits Corporation from 1988 to 1998; Executive
                         Vice President of ReliaStar Life

                         Insurance Company of New Y9ork from 1996 to 1998; Director of ReliaStar Life Insurance Company of New York since 1998.

James R. Gelder          Chief Executive Officer, U.S. Life Group of ReliaStar
                         Life Insurance Company, Security Life of Denver
                         Insurance Company, Equitable Life Insurance Company of
                         Iowa, Midwestern United Life Insurance Company and
                         Southland Life Insurance Company since 2001; Senior
                         Vice President, ReliaStar Financial Corp. since 2000;
                         President and Chief Executive Officer of ReliaStar Life
                         Insurance Company of New York since 1999; Senior Vice
                         President of ReliaStar Life Insurance Company from 1999 to 2001; Executive Vice President of ReliaStar Life
                         Insurance Company of New York from 1998 to 1999;
                         President of Security-Connecticut Life Insurance
                         Company since 1998; Chief Executive Officer of
                         Security-Connecticut Life Insurance from 1998 to 2001;
                         Executive Vice President and Chief Operating Officer of
                         Security-Connecticut Life Insurance Company from 1997 to 1998; Vice President of ReliaStar Life Insurance
                         Company from 1994 to 1999; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

Ambassador Ulric
Haynes, Jr.              Dean of the Scholl of Business and Executive Dean for
                         University International Relations of Hofstra
                         University since 1991; Director of DYNAX Solutions,
                         Inc. from 2000 to present; Director of INNCOM
                         International Inc. from 1999 to present; Director of Pall Corporation from 1994 to present; Director of HSBC
                         USA Inc. (formerly Marine Midland Bank) from 1969 to present.

Wayne R. Huneke          Chief Financial Officer, Aetna Insurance Company of
                         America, Aetna Life Insurance and Annuity Company,
                         Ameribest Life Insurance Company, Equitable Life
                         Insurance Company of Iowa, First Columbine Life
                         Insurance Company, Golden American Life Insurance
                         Company, Life Insurance Company of Georgia, Midwestern
                         United Life Insurance Company, Security Life of Denver
                         Insurance Company, Southland Life Insurance Company and
                         USG Annuity & Life Company since 2001; vice President and Chief Financial Officer of ReliaStar Life Insurance
                         Company of New York since 2000; Director of Ameribest
                         Life Insurance Comp[any, Equitable Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, Golden American Life Insurance Company, Life
                         Insurance Company of Georgia, Midwestern United Life
                         Insurance Company, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance since 2001; Chief Financial Officer, ING North America
                         Insurance Corporation since 2000; Chief Financial
                         Officer, ING America Insurance Holdings, Inc. since
                         2000; Director of Aetna Insurance Company of America,
                         Aetna Life Insurance and Annuity Company, Aetna
                         Retirement Holdings, Inc. and Aetna Retirement
                         Services, Inc. since 2000; Senior Executive Vice
                         President of ReliaStar Financial Corp. since 1999; and
                         Senior Executive Vice President and Chief Financial
                         Officer of ReliaStar Life Insurance Company since 2000;
                         Senior executive Vice President of ReliaStar Financial
                         Life Insurance Company from 1999 to 2000; Senior Vice
                         President of ReliaStar Financial Corp. and ReliaStar
                         Life Insurance Company from 1994 to 1999; Director of
                         ReliaStar Life Insurance Company and ReliaStar Life
                         Insurance Company of New York since 1995; Chief
                         Financial Officer and Treasurer of ReliaStar Financial
                         Corp. and ReliaStar Life Insurance Company from 1994 to
                         1997.

Phillip Randall Lowery   Director of Midwestern United Life Insurance Company,
                         Northern Life Insurance Company, ReliaStar Life
                         Insurance Company, ReliaStar Life Insurance Company of
                         New York, Security Life of Denver Insurance Company,
                         USG Annuity & Life Company since 2001; Director of
                         Aetna Insurance Company of America, Aetna Life
                         Insurance and Annuity Company and Aetna Retirement
                         Services, Inc. since 20000. General Manager, Actuarial
                         And Risk Management for ING North America Insurance
                         Corporation since 1999; Director of Ameribest Life
                         Insurance Company, Equitable Life Insurance Company of
                         Iowa, First Columbine Life Insurance Company, Golden
                         American Life Insurance Company, ING America Life
                         Corporation, Life of Georgia Insurance Company,
                         Southland Lie Insurance Company, United Life & annuity
                         Insurance Company since 1999; Vice President Sun Life
                         America from 1986 to 1990.

James R. McInnis         Has held several directorships and various executive
                         officer positions within the ING Groep N.V.
                         organization. Elected Executive Vice President of First
                         Golden American Life Insurance Company of New York
                         December 1997; Executive Vice President and Chief
                         Marketing Officer of Golden American Life Insurance
                         Company since 1999. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Fiorvante G. Perotta     Retired 1996; Formerly Senior Partner of Rogers & Wells
                         (New York law firm) since 1970.

Stephen J. Preston       Executive Vice President and Chief Actuary of Ameribert
                         Life Insurance Company, equitable Life Insurance
                         Company and USG Annuity & Life Company since 2001.
                         Joined Golden American Life Insurance Company in
                         December, 1993 as Senior Vice President, Chief Actuary and Controller. He became Executive Vice President and
                         Chief Actuary in June, 1998. He was elected Senior Vice
                         President and Chief Actuary of First Golden American
                         Life Insurance Company in June, 1996 and elected
                         Executive Vice President in June, 1998.

Roger D. Roenfeldt       Executive Vice President and Chief Marketing Officer
                         since 2001; Executive Vice President and Chief
                         Operating Officer of ReliaStar Life Insurance Company of New York from 1997 to 2001; Executive Vice President and Chief operating Officer of Lincoln Security Life
                         Insurance Company from 1996 to 1997 until its merger into ReliaStar Life Insurance Company of New York;
                         President and Chief Executive Officer of The R.E. Lee
                         Group/US, Inc. from 1991 to 1996.

Robert C. Salipante      Chief Operating Officer, ReliaStar Life Insurance
                         Company since 2001; Chief Executive Officer of
                         Ameribest Life Insurance Company, Equitable Life
                         Insurance Company of Iowa, Golden American Life
                         Insurance Company, Midwestern United Life Insurance
                         Company, Security Life of Denver Insurance Company,
                         Security-Connecticut Life Insurance Company, Southland
                         Life Insurance Company, United Life and Annuity
                         Insurance Company and USG Annuity & Life Company since
                         2001; Director of Ameribest Life Insurance Company,
                         Equitable Life Insurance Company of Iowa, first
                         Columbine Life Insurance Company, Golden American Life
                         Insurance Company, Life Insurance Company of Georgia,
                         Midwestern United Life Insurance Company, Northern Life
                         Insurance Company, ReliaStar Life Insurance Company,
                         Security Life of Denver Insurance Company;
                         Security-Connecticut Life Insurance Company, Southland
                         Life Insurance Company,

                         USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Chief Executive Officer, ING North America Insurance Corporation since 2000; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company, Aetna Retirement Holdings, Inc., and Aetna Retirement Services, Inc., since 2000; Chairman of Security-Connecticut Life Insurance Company since 2000; President and Chief Operating Officer of ReliaStar Financial Corp. since 1999; President and Chief Operating Officer of ReliaStar Life Insurance Company from 1999 to 2001; Senior Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from 1996 to 1999; Vice Chairman of ReliaStar Life Insurance Company of New York since 1999; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York from 1998 to 1999; Senior Vice President of ReliaStar Financial Corp. from 1994 to 1996; Senior Vice President and Chief Financial Officer of ReliaStar Financial Corp. From 1992 to 1994; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

Mark Alan Tullis         Director of ReliaStar Life Insurance Company and
                         ReliaStar Life Insurance Company of New York since
                         2001; Director of Midwestern United Life Insurance
                         Company since 2000; Director of Ameribest Life
                         Insurance Company, Equitable American Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, First Golden American Life Insurance Company,
                         Golden American Life Insurance Company, Life Insurance
                         Company of Georgia, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance
                         Company since 1999; Executive Vice President of
                         Primerica from 1994 to 1999.

Charles B. Updike        Partner of Schoeman, Marsh & Updike (New York law firm)
                         since 1976.

Ross M. Weale            President of Waccabuc Enterprise, Inc.(New York
                         management consulting firm) since 1996; President and Chief Executive Officer of Country Bank (financial institution) from 1986 to 1996..

EXECUTIVE COMPENSATION TABLE
The following table sets forth information with respect to the annual salary and bonus for ReliaStar Life of New York's Chief Executive Officer and the four other most highly compensated executive officers. Executive compensation includes total ING compensation and not just compensation specific to the Company.

                                                                                      LONG-TERM
                                            ANNUAL COMPENSATION                      COMPENSATION
                                            -------------------                ------------------------
                                                                               RESTRICTED    SECURITIES
NAME AND                                                                      STOCK AWARDS   UNDERLYING      ALL OTHER
PRINCIPAL POSITION                YEAR         SALARY           BONUS 1         OPTIONS       OPTIONS       COMPENSATION2
------------------                ----         ------           -------         -------       -------       -------------

James Gelder                      2001      $    378,342      $    171,549                                  $     48,025
  CEO & President                 2000      $    307,635      $    404,011                                  $  2,279,357
                                  1999      $    258,725      $    187,493                                  $     42,683
John Turner                       2001      $    800,449      $  1,212,935                                  $     68,414
  Chairman of the Board           2000      $    774,615      $  3,947,569                                  $ 16,339,756
                                  1999      $    728,154      $  1,386,427                                  $  2,102,348
Robert Salipante                  2001      $    648,726      $    453,830                                  $     40,094
  Vice Chairman of the Board      2000      $    498,462      $  2,003,068                                  $  6,364,344
                                  1999      $    367,154      $    501,988                                  $    499,313
Wayne Huneke                      2001      $    441,042      $    266,574                                  $     75,568
  VP & CFO                        2000      $    400,096      $  1,907,476                                  $  2,935,228
                                  1999      $    346,596      $    397,360                                  $    169,426
Richard Crowl                     2001      $    315,137      $    421,244                                  $      6,112
  Sr. VP & General Counsel        2000      $    290,192      $    498,823                                  $  2,510,293
                                  1999      $    259,231      $    334,316                                  $    254,108

------------
1    The amount shown relates to bonuses paid in 2001, 2000 and 1999.
2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR
Options granted includes total ING options and not just options specific to the Company.

                                               % OF TOTAL
                               NUMBER OF        OPTIONS                                       PRESENT VALUE ON
                               SECURITIES      GRANTED TO                                      DATE OF GRANT
                               UNDERLYING       EMPLOYEES     EXERCISE                           (BASED ON
                                 OPTIONS        IN FISCAL     OR BASE         EXPIRATION        BLACK-SCHOLES
NAME                 YEAR      GRANTED 1          YEAR        PRICE 2            DATE           METHODOLOGY)
                     ----     ------------      --------      --------     ----------------     ------------
James Gelder         2001        22,000.00          0.70%     $  31.96     March 15, 20111      $ 253,000.00
                     2000        21,760.00          1.75%     $  33.23     October 2, 20102       228,480.00
John Turner          2001        40,000.00          1.28%     $  31.96     March 15, 20111        460,000.00
                     2000       167,000.00         13.44%        33.23     October 2,20102      1,753,500.00
Robert Salipante     2001        40,000.00          1.28%     $  31.96     March 15, 20111        460,000.00
                     2000               --          0.00%           --
Wayne Huneke         2001        27,800.00          0.89%     $  31.96     March 15, 20111        319,700.00
                     2000               --          0.00%
Richard Crowl        2001               --          0.00%
                     2000               --          0.00%

------------
1 Options granted on 3/15/01 assume a Black-Scholes value of $11.50 on the date of grant.
2 Options granted on 10/02/00 assume a Black-Scholes value of $10.50 on the date of the grant.

--------------------------------------------------------------------------------
      FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholder
ReliaStar Life Insurance Company of New York
(A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company) Woodbury, New York

We have audited the balance sheets of ReliaStar Life Insurance Company of New York as of December 31, 2001 and 2000 ("Successor Company"), and the related statements of income, shareholder's equity, and cash flows for the year ended December 31, 2001 and for the period from September 1, 2000 to December 31, 2000 ("Successor Company"), and for the period from January 1, 2000 to August 31, 2000 ("Preacquisition Company"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The statements of income, shareholder's equity, and cash flows for the year ended December 31, 1999 of ReliaStar Life Insurance Company of New York ("Preacquisition Company"), were audited by other auditors whose report dated February 1, 2000, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor Company's financial statements referred to above present fairly, in all material respects, the financial position of ReliaStar Life Insurance Company of New York at December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from September 1, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States. Further, in our opinion, the Preacquisition Company's financial statements referred to above present fairly, in all material respects, the results of ReliaStar Life Insurance Company of New York's operations and cash flows for the period from January 1, 2000 to August 31, 2000, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, effective September 1, 2000, ING America Insurance Holdings Inc. acquired all of the outstanding stock of ReliaStar Financial Corp., ReliaStar Life Insurance Company of New York's indirect parent and sole shareholder in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
March 22, 2002

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholder
ReliaStar Life Insurance Company of New York
(a wholly owned subsidiary of Security-Connecticut Life Insurance Company) Woodbury, New York

We have audited the accompanying statements of income, shareholder's equity and comprehensive income, and cash flows of ReliaStar Life Insurance Company of New York (the Company) for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ReliaStar Life Insurance Company of New York for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


Minneapolis, Minnesota
February 1, 2000

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                                 BALANCE SHEETS

December 31    (in millions)                                      2001            2000
------------------------------------------------------------------------------------------
ASSETS
Fixed Maturity Securities (Amortized Cost: 2001,
   $1,455.4; 2000, $1,426.2) .............................     $  1,500.1      $  1,455.1
Equity Securities (Cost: 2001, $3.6, $; 2000, $4.5) ......            3.5             4.5
Mortgage Loans on Real Estate ............................          265.5           246.2
Real Estate ..............................................            0.3             0.4
Policy Loans .............................................           85.0            84.4
Other Invested Assets ....................................            6.5             6.6
Short-Term Investments ...................................           20.5            18.4
TOTAL INVESTMENTS ........................................        1,881.4         1,815.6
Cash (Overdraft) .........................................          (17.5)           (2.1)
Accounts and Notes Receivable ............................            7.7             2.8
Reinsurance Receivable ...................................           51.6            48.7
Deferred Policy Acquisition Costs (DPAC) .................           26.0             8.8
Present Value of Future Profits (PVFP) ...................           64.7            93.8
Receivable from Related Parties ..........................           47.1              --
Other Assets .............................................            3.5              --
Accrued Investment Income ................................           21.9            26.4
Goodwill (Accumulated Amortization: 2001 $31.3; 2000 $7.5)          864.9           888.7
Income Taxes .............................................           46.7            43.3
Assets Held in Separate Accounts .........................          489.9           609.7
TOTAL ASSETS .............................................     $  3,487.9      $  3,535.7
                                                               --------------------------

LIABILITIES
Future Policy and Contract Benefits ......................     $  1,550.5      $  1,571.1
Pending Policy Claims ....................................           40.7            32.9
Other Policyholder Funds .................................           18.2            18.4
Payables to Related Parties ..............................             --            11.3
Borrowed Money ...........................................           90.5              --
Other Liabilities ........................................           87.9            87.0
Liabilities Related to Separate Accounts .................          487.4           607.2
                                                               --------------------------
TOTAL LIABILITIES ........................................        2,275.2         2,327.9
                                                               --------------------------

Commitments and Contingencies

SHAREHOLDER'S EQUITY
Common Stock (Shares Issued: 1.4) ........................            2.8             2.8
Additional Paid-In Capital ...............................        1,194.6         1,194.6
Retained Earnings ........................................            8.8             1.0
Accumulated Other Comprehensive Income ...................            6.5             9.4
                                                               --------------------------
TOTAL SHAREHOLDER'S EQUITY ...............................        1,212.7         1,207.8
                                                               --------------------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ...............     $  3,487.9      $  3,535.7
                                                               ==========================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                              STATEMENTS OF INCOME

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                  For the        September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
REVENUES
Premiums ..............................          $     60.2          $     19.8          $     28.1          $     42.8
Net Investment Income .................               142.3                48.3                97.7               149.7
Net Realized Investment Gains
    (Losses) ..........................                10.6                 0.5                 1.3                (0.3)
Policy and Contract Charges ...........                90.4                31.8                63.3               100.7
Other Income ..........................                 7.6                 1.7                 5.9                 3.8
                                                 ----------------------------------------------------------------------
TOTAL .................................               311.1               102.1               196.3               296.7
                                                 ----------------------------------------------------------------------

Benefits and Expenses
Benefits to Policyholders .............               156.8                58.6               100.4               156.2
Sales and Operating Expenses ..........                74.1                18.5                38.2                47.7
Amortization of Deferred Policy
    Acquisition Costs and Present Value
    of  Future Profits
                                                       26.5                10.1                21.5                30.1
Dividends and Experience
    Refunds to Policyholders ..........                 1.8                  .5                 1.4                  .9
                                                 ----------------------------------------------------------------------
TOTAL .................................               259.2                87.7               161.5               234.9
                                                 ----------------------------------------------------------------------
Income Before Income Taxes ............                51.9                14.4                34.8                61.8
Income Tax Expense ....................                26.1                 7.4                12.0                22.0
                                                 ----------------------------------------------------------------------
NET INCOME ............................          $     25.8          $      7.0          $     22.8          $     39.8
                                                 ======================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                                  (in millions)

                                                                        Accumulated
                                                                           Other         Total
                                 Common      Additional     Retained   Comprehensive  Shareholder's
                                 Stock    Paid-in Capital   Earnings   Income (Loss)     Equity
                                -------------------------------------------------------------------
Balance at January 1, 1999      $    2.8      $  235.2      $  181.2      $   42.1      $  461.3
Dividends to shareholders                                       (8.0)                       (8.0)
Comprehensive income:
    Net income                                                  39.8                        39.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $(34.0)                                                               (63.3)        (63.3)
    Effect on DPAC and  PVFP of unrealized
       gains on fixed maturities, net of income
       taxes of $7.0                                                          13.1          13.1
      Other, net of income taxes of  $ (.7)                                   (1.3)         (1.3)
Total Comprehensive Loss                                                                   (11.7)
                                -------------------------------------------------------------------
Balance at December 31, 1999         2.8         235.2         213.0          (9.4)        441.6
Dividends to shareholders                                       (6.0)                       (6.0)
Comprehensive income:
    Net income                                                  22.8                        22.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $(1.3)                                                                 (2.4)         (2.4)
    Effect on DPAC and PVFP of  unrealized
       gains on fixed maturities, net of income
       taxes of $ .7                                                           1.4           1.4
Total Comprehensive Income                                                                  21.8
                                -------------------------------------------------------------------
Balance at August 31, 2000           2.8         235.2         229.8         (10.4)        457.4
Purchase accounting adjustment                   959.4        (229.8)         10.4         740.0
Dividends to shareholders                                       (6.0)                       (6.0)
Comprehensive income:
    Net income                                                   7.0                         7.0
       Change in net unrealized investment
       gains(losses), net of income taxes of
       $10.1                                                                  18.9          18.9
    Effect on DPAC and VPIF of unrealized
       gains on fixed maturities, net of income
       taxes of $(5.1)                                                        (9.5)         (9.5)
                                -------------------------------------------------------------------
Total Comprehensive Income                                                                  16.4
Balance at December 31, 2000    $    2.8      $1,194.6      $    1.0      $    9.4      $1,207.8
Dividends to shareholders                                      (18.0)                      (18.0)
Comprehensive Income:
    Net Income                                                  25.8                        25.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $5.1                                                                    9.7           9.7
    Effect on DPAC and PVFP of
       unrealized gains on fixed maturities,
      net of income taxes of $(6.8)                                          (12.6)        (12.6)
                                -------------------------------------------------------------------
Total Comprehensive Income                                                                  22.9
                                -------------------------------------------------------------------
Balance at December 31, 2001    $    2.8      $1,194.6      $    8.8      $    6.5      $1,212.7
                                ===================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                            STATEMENTS OF CASH FLOWS

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income .............................          $     25.8          $      7.0          $     22.8          $     39.8
Adjustments to Reconcile Net
    Income to Net Cash (Used in)
    Provided by Operating Activities:
Interest Credited to Insurance
    Contracts ..........................                43.0                21.1                44.5                70.0
Future Policy Benefits .................               (77.9)              (35.9)              (81.5)             (117.8)
Capitalization of Policy Acquisition
    Costs and Present Value of
    Future profits .....................               (34.1)              (14.8)              (18.5)              (29.2)
Amortization of Deferred Policy
    Acquisition Costs and Present
    Value of Future Profits ............                26.5                10.1                21.5                30.1
Income Taxes ...........................                 2.4                12.8                (2.4)                3.4
Net Change in Receivables and
    Payables ...........................                28.9                12.5                24.1                12.2
Other Assets ...........................                (3.5)                 --                 1.1                 8.5
Realized Investment (Gains)
    Losses, Net ........................               (10.6)               (0.5)               (1.3)                 .3
Amounts Due to Related Parties .........               (58.4)               (4.0)               12.7                 2.0
Other ..................................                (4.8)               (6.1)                9.3                (4.4)
                                             -----------------------------------------------------------------------------
  Net Cash (Used in) Provided by
     Operating Activities ..............               (62.7)                2.2                32.3                14.9
                                             -----------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
INVESTING ACTIVITIES
Proceeds from Sales of Fixed
    Maturity Securities ................             1,277.5                74.7               113.7               137.8
Proceeds from Maturities or
    Repayment of Fixed Maturity
    Securities .........................                77.0               154.5                69.4               188.7
Cost of Fixed Maturity Securities
    Acquired ...........................            (1,371.2)             (251.6)             (169.4)             (311.0)
Sales (Purchases) of Equity
    Securities, Net ....................                 1.0                  --                  --                  --
Proceeds of Mortgage Loans Sold,
    Matured or Repaid ..................                10.2                52.0                19.2                43.2
Cost of Mortgage Loans Acquired ........               (29.5)               (1.4)                 --               (72.6)
Sales (Purchases) of Real Estate,
    Net ................................                 0.1                 0.2                  --                 2.8
Policy Loans Issued, Net ...............                (0.6)               (0.6)                 --                (2.2)
  Sales (Purchases) of Other
    Invested Assets, Net ...............                (1.9)                3.8                (1.4)                2.7
  Sales (Purchases) of Short-Term
    Investments, Net ...................                (2.1)              (13.0)                3.8                21.5
                                             -----------------------------------------------------------------------------
  Net Cash (Used in) Provided
    by Investing Activities ............               (39.5)               18.6                35.3                10.9
                                             -----------------------------------------------------------------------------

  FINANCING ACTIVITIES
  Deposits to Insurance Contracts ......               145.2                49.2                88.8               146.9
  Maturities and Withdrawals from
    Insurance Contracts ................              (130.9)              (60.9)             (156.5)             (163.8)
  Increase in Borrowed Money ...........                90.5                  --                  --                  --
  Dividends to Shareholder .............               (18.0)               (6.0)               (6.0)               (8.0)
                                             -----------------------------------------------------------------------------
  Net Cash Provided by (Used in)
    Financing Activities ...............                86.8               (17.7)              (73.7)              (24.9)
                                             -----------------------------------------------------------------------------
  Increase (Decrease) in Cash ..........               (15.4)                3.1                (6.1)                 .9
  Cash (overdraft) at Beginning of .....                (2.1)               (5.2)                 .9                  --
    Period
                                             -----------------------------------------------------------------------------
  Cash (overdraft) at End of Period ....          $    (17.5)         $     (2.1)         $     (5.2)         $       .9
==========================================================================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001

1.   NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------

NATURE OF OPERATIONS
ReliaStar Life Insurance Company of New York (the Company) is principally engaged in the business of providing life insurance and related financial services products. The Company provides and distributes individual life insurance and annuities; employee benefit products and services; retirement plans and life and health reinsurance. The Company operates primarily in the United States and is authorized to conduct business in all 50 states.

BASIS OF PRESENTATION
The accompanying financial statements have been prepared on the basis of accounting principals generally accepted in the United States.

At December 31, 2001 all outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life), a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000. Prior to September 1, 2000, ReliaStar was a publicly held company.

INVESTMENTS
Fixed maturity securities (bonds and redeemable preferred stocks) are classified as available-for-sale and are carried at fair value.

Equity securities (common stocks) are classified as available for sale and are carried at fair value.

Mortgage loans on real estate are carried at amortized cost less an impairment allowance for estimated uncollectible amounts.

Real Estate acquired through foreclosure is carried at the lower of fair value less estimated costs to sell or cost.

Policy loans are reported at unpaid principal balances.

Other invested assets accounted for by the equity method primarily include investments in, and advances to, various joint ventures and partnerships in which the Company has less than a controlling interest. Short-term investments are carried at amortized cost, which approximates fair value.

Unrealized investment gains and losses on equity securities and fixed maturity securities, net of related deferred policy acquisition costs (DPAC), present value of future profits (PVFP) and tax effects, are accounted for as a direct increase or decrease to the accumulated other comprehensive income (loss) component of shareholder's equity.

Realized investment gains and losses enter into the determination of net income. Realized investment gains and losses on sales of securities are determined on the specific identification method. Write-offs of investments that decline in value below cost on other than a temporary basis and the change in the allowance for mortgage loans and wholly owned real estate are included with realized investment gains and losses in the Statements of Income.

The Company records write-offs or allowances for its investments based upon an evaluation of specific problem investments. The Company periodically reviews all invested assets (including marketable bonds, private placements, mortgage loans and real estate investments) to identify investments where the Company has credit concerns. Investments with credit concerns include those the Company has identified as problem investments, which are issues delinquent in a required payment of principal or interest, issues in bankruptcy or foreclosure and restructured or foreclosed assets. The Company also identifies investments as potential problem investments, which are investments where the Company has serious doubts as to the ability of the borrowers to comply with the present loan repayment terms.

INTEREST RATE SWAP AGREEMENTS
Interest rate swap agreements are used as hedges for asset/liability management of adjustable rate and short-term invested assets. The Company does not enter into any interest rate swap agreements for trading purposes. The interest rate swap transactions involve the exchange of fixed and floating rate interest payments without the exchange of underlying principal amounts and do not contain other optional provisions. The Company utilizes the settlement method of accounting for its interest rate swap agreements whereby the difference between amounts paid and amounts received or accrued on interest rate swap agreements is reflected in net investment income.

The characteristics (notional amount, maturity and payment dates) of the interest rate swap agreements are similar to the characteristics of the designated hedged assets. Interest rate swaps are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. In the event an interest rate swap agreement would cease to qualify for hedge accounting, changes in fair value of the affected swap would be recorded as income or expense. The interest rate swaps terminated in 2001.

DEFERRED POLICY ACQUISITION COSTS (DPAC)
Those costs of acquiring new business, which vary with and are primarily related to the production of new business, have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy issuance and underwriting and certain variable agency expenses.

Costs deferred related to traditional life insurance products are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits.

Costs deferred related to universal life-type policies and investment contracts are amortized over the lives of the policies, in relation to the present value of estimated gross profits from mortality, investment, surrender and expense margins. This amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. DPAC are adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized. The Company has reflected those adjustments in the asset balance with the offset as a direct adjustment to other comprehensive income in shareholder's equity.

Periodically, modifications may be made to deferred annuity contract features, such as shortening the surrender charge period or waiving the surrender charge, changing the mortality and expense fees, etc. Unamortized DPAC associated with these modified contracts are not written off, but rather, continue to be associated with the original block of business to which these costs were previously recorded. Such new costs are amortized based on revised estimates of expected gross profits based upon the contract after the modification.

PRESENT VALUE OF FUTURE PROFITS (PVFP)
PVFP reflects the estimated fair value of acquired insurance business in force and represents the portion of the acquisition cost that was allocated to the value of future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected net cash flows from the acquired insurance contracts. PVFP is amortized over the lives of the acquired insurance business in force in a manner consistent with amortization of DPAC. This amortization is adjusted retrospectively when estimates of current or future profits to be realized from a group of products are revised. PVFP is adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized.

An analysis of the PVFP asset account is presented below:

(in millions)                      DECEMBER 31, 2001  DECEMBER 31, 2000   AUGUST 31, 2000   DECEMBER 31, 1999
                                   --------------------------------------------------------------------------
Balance, Beginning of Period            $   93.8           $   74.5           $   79.4           $   68.2
Purchase Accounting Adjustment                --               37.9                 --                 --
Acquisition                                  8.6                2.2                 .8                 --
Amortization                               (27.6)              (9.6)             (10.3)             (12.3)
Imputed Interest                             4.4                2.1                3.5                5.3
Impact of Net Unrealized
    Investment (Gains) Losses              (14.5)             (13.3)               1.1               18.2
                                   --------------------------------------------------------------------------
BALANCE, END OF PERIOD                  $   64.7           $   93.8           $   74.5           $   79.4
                                   ==========================================================================

Based on current conditions and assumptions as to future events on acquired policies in force, the Company expects that the net amortization of the December 31, 2001 PVFP balance will be between 12% and 18% in each of the years 2002 through 2006. The interest rates used to determine the amount of imputed interest on the unamortized PVFP balance ranged from 5% to 8% prior to September 1, 2000 and 5.5% after September 1, 2000.

GOODWILL
Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. The carrying value of goodwill is monitored for indicators of impairment of value. No events or circumstances were identified which warrant consideration of impairment or a revised estimate of useful lives.

An analysis of goodwill is presented below:

(in millions)                                  2001         2000         1999
                                             ----------------------------------
Balance, Beginning of Year                   $  888.7     $   33.7     $   34.6
                                             ----------------------------------
Amortization, Pre Acquisition                      --          (.6)         (.9)
                                             ----------------------------------
Balance at August 31, 2000                         --         33.1           --
Purchase Accounting Adjustment                     --        (33.1)          --
Purchase Accounting Adjustment                     --        896.2           --
Goodwill Adjustment                              (1.4)          --           --
Amortization, Post Acquisition                  (22.4)        (7.5)          --
                                             ----------------------------------
Balance at December 31, 2001                 $  864.9     $  888.7     $   33.7
                                             ==================================

PREMIUM REVENUE AND BENEFITS TO POLICYHOLDERS

Recognition of Traditional Life, Group and Annuity Premium Revenue and Benefits to Policyholders

Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist principally of term and whole life insurance policies and certain annuities with life contingencies (immediate annuities). Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by means of the provision for liabilities for future policy benefits and the amortization of DAC and PVFP.

Recognition of Universal Life-Type Contract Revenue and Benefits to Policyholders - Universal life-type policies are insurance contracts with terms that are not fixed and guaranteed. The terms that may be changed could include one or more of the amounts assessed to the policyholder, premiums paid by the policyholder or interest accrued to policyholder balances. Amounts received as deposits to such contracts are not reported as premium revenues.

Revenues for universal life-type policies consist of charges assessed against policy account values for deferred policy loading and the cost of insurance and policy administration. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.

Recognition of Investment Contract Revenue and Benefits to Policyholders - Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are referred to as investment contracts. Retirement plan contracts and certain deferred annuities are considered investment contracts. Amounts received as deposits for such contracts are not reported as premium revenues.

Revenues for investment products consist of investment income and charges assessed against contract account values for policy administration. Contract benefits that are charged to expense include benefit claims incurred in the period in excess of related contract balances, and interest credited to contract balances.

FUTURE POLICY AND CONTRACT BENEFITS
Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

PENDING POLICY CLAIMS
The liabilities for policy and contract claims include estimates of amounts due on reported claims and claims that have been incurred but were not reported as of December 31. Such estimates are based on actuarial projections applied to historical claim payment data. Such liabilities are reasonable and adequate to discharge the Company obligations for claims incurred but unpaid as of December 31.

SEPARATE ACCOUNTS
The Company operates separate accounts. The assets and liabilities of the separate accounts are primarily related to variable annuity, variable life and 401(k) contracts and represent policyholder-directed funds that are separately administered. The assets (primarily investments) and liabilities (primarily to contractholders) of each account are clearly identifiable and distinguishable from other assets and liabilities of the Company. Assets are carried at fair value. Revenues such as investment income, net realized and unrealized capital gains and losses and expenses on the separate account assets and liabilities are excluded from the amounts in the accompanying income statement except for charges for mortality risk and expenses, cost of insurance, contract administration and surrender charges. Revenue for these products is recognized when due.

GUARANTY FUND ASSESSMENTS
Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums collected in that state. The

Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The guaranty fund assessment liability at December 31, 2001 and 2000 was $.2 million and $1.1 million, respectively.

The assessments are expected to be paid over the next five or more years. The related premium tax credit offsets are $.1 million and $.1 million at December 31, 2001 and 2000, respectively. The premium tax credit offsets are expected to be realized over the next five years.

Income Taxes

The Company files a consolidated federal income tax return with ReliaStar Life, Northern Life Insurance Company and Security-Connecticut Life Insurance Company. The Company is allocated an amount approximating the tax the member would have incurred were it not a member of a consolidated group and shall receive benefit for the use of its tax saving attributes used in the consolidated return.

NEW ACCOUNTING STANDARDS

Accounting for Derivative Instruments and Hedging Activities

In June 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". In June 2000, the FASB provided further guidance related to accounting for derivative instruments and hedging activities when it issued FAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133". This standard, as amended, requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet, as either an asset or liability measured at its fair value.

The change in a derivative's fair value is generally to be recognized in current period earnings. However, if certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flow, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge.

With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivative's fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. As amended by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", this standard is effective for the Company's financial statements beginning January 1, 2001. Adoption of this standard did not have a significant effect on the financial results of the Company.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets

Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

Business Combinations and Goodwill and Other Intangible Assets

In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

Under FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these Statements on the Company's financial statements has not yet been determined.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS
Certain prior year amounts have been reclassified to conform to current year presentation.

2.   MERGERS AND ACQUISITIONS
-----------------------------

On September 1, 2000, ING America Insurance Holdings, Inc., an indirect wholly owned subsidiary of ING, acquired ReliaStar, of which the Company is part for approximately $6 billion. The purchase price was comprised of approximately $5.1 billion in cash and the assumption of $917 million of outstanding debt and other net liabilities.

For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, including the recognition of goodwill, is being pushed down and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The Balance Sheet changes related to accounting for this acquisition were non-cash in nature and accordingly have been excluded from the pre-acquisition statement of cash flows.

The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. The net decrease to assets reflects the write off of DPAC of $166.1 million, which was the balance as of August 31, 2000, the establishment of PVFP of $112.4 million and a net increase of other assets of $5.0 million. Goodwill was established for the excess of the purchase price over the fair value of the net assets. Goodwill resulting from the transaction attributable to the Company was approximately $896.2 million and is being amortized over 40 years. PVFP resulting from the transaction is being amortized over the years that it is anticipated such profits will be received.

Unaudited pro forma income from continuing operations and net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the year ended December 1999, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.5 and $18.3 million, respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

3.   STATUTORY FINANCIAL INFORMATION AND ACCOUNTING PRACTICES
-------------------------------------------------------------

The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of The State of New York and the NAIC's Accounting Practices and Procedures Manual. The NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual was effective January 1, 2001. The State of New York has adopted with modification, at least in part, the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. The cumulative effect of changes in accounting principles adopted to conform to the revised Accounting Practices and Procedures Manual was reported as an increase to surplus as of January 1, 2001 of approximately $3,754,000.

Prior to 2001, "prescribed" statutory accounting practices were interspersed throughout state insurance laws and regulations and a variety of other NAIC publications.

 "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. The Company does not apply any permitted statutory practices.

The NAIC prescribes Risk-Based Capital requirements for life/health and property/casualty insurance companies. At December 31, 2001, the Company met RBC requirements.

The underlying statutory capital and surplus of the Company was $214.6 million and $222.1 at December 31, 2001 and 2000, respectively. Statutory net income was $11.0 million, $6.1 million and $30.9 million for the years ended December 31, 2001, 2000 and 1999, respectively.

4.   FAIR VALUE OF FINANCIAL INSTRUMENTS
----------------------------------------

The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

FAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The fair value estimates presented herein are based on pertinent information available to Management as of December 31, 2001 and 2000, respectively. Although Management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates; therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

FIXED MATURITY SECURITIES - The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds which are not considered problems are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond. Fair values for privately placed bonds which are considered problems are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and the Company's evaluation of the borrower's ability to compete in their relevant market.

EQUITY SECURITIES - Fair value of these securities are based upon quoted market value.

MORTGAGE LOANS ON REAL ESTATE - The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

CASH, SHORT-TERM INVESTMENTS AND POLICY LOANS - The carrying amounts for these assets approximate the assets' fair values.

INTEREST RATE SWAP AGREEMENTS - Are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity prior to 2001 and are reported as a direct increase or decrease to operating income during 2001 due to adoption of FAS No. 133. The fair values are obtained through several commercial pricing quotes.

OTHER FINANCIAL INSTRUMENTS REPORTED AS ASSETS - The carrying amounts for these financial instruments (primarily premiums and other accounts receivable and accrued investment income) approximate those assets' fair values. INVESTMENT CONTRACT LIABILITIES - The fair value for deferred annuities was estimated to be the amount payable on demand at the reporting date, as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less applicable surrender charges.

The fair values for supplementary contracts without life contingencies and immediate annuities were estimated using discounted cash flow analyses. The discount rate was based upon treasury rates plus a pricing margin.

The carrying amounts reported for other investment contracts, which includes retirement plan deposits, approximate those liabilities' fair value.

CLAIM AND OTHER DEPOSIT FUNDS - The carrying amounts for claim and other deposit funds approximate the liabilities' fair value.

OTHER FINANCIAL INSTRUMENTS REPORTED AS LIABILITIES - The carrying amounts for other financial instruments (primarily normal payables of a short-term nature) approximate those liabilities' fair values.

The carrying amounts and estimated fair value of the Company's financial instruments were as follows:

                                                      2001                        2000
                                            ------------------------    ------------------------
                                             Carrying        Fair        Carrying        Fair
December 31 (in millions)                     Amount         Value        Amount         Value
                                            ----------------------------------------------------
FINANCIAL INSTRUMENTS RECORDED AS ASSETS
     Fixed Maturity Securities              $  1,500.1    $  1,500.1    $  1,455.1    $  1,455.1
     Equity Securities                             3.5           3.5           4.5           4.5
     Mortgage Loans on Real Estate               265.5         280.2         246.2         251.8
     Policy Loans                                 85.0          85.0          84.4          84.4
     Cash and Short-Term Investments               3.0           3.0          16.3          16.3

                                                      2001                        2000
                                            ------------------------    ------------------------
                                             Carrying        Fair        Carrying        Fair
December 31 (in millions)                     Amount         Value        Amount         Value
                                            ----------------------------------------------------
FINANCIAL INSTRUMENTS RECORDED AS LIABILITIES
     Investment Contracts
         Deferred Annuities                 $   (420.7)   $   (417.5)   $   (500.5)   $   (518.5)
         Supplementary Contracts and Immediate
             Annuities                           (21.8)        (22.7)        (28.0)        (28.6)
         Other Investment Contracts              (11.6)        (11.6)         (8.1)         (8.1)
     Claim and Other Deposit Funds                (4.9)         (4.9)         (6.6)         (6.6)
     Other Financial Instruments Recorded
         as Liabilities                         (125.0)       (125.0)        (60.3)        (60.3)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

5.   UNPAID ACCIDENT AND HEALTH CLAIMS
--------------------------------------

The change in the liability for unpaid accident and health claims and claim adjustment expenses is summarized as follows:

(in millions)                                         2001      2000       1999
                                                     ---------------------------
Balance at January 1                                 $ 14.1    $ 15.8     $ 13.6
Less Reinsurance Recoverables                          11.1      10.9        9.1
                                                     ---------------------------
Net Balance at January 1                                3.0       4.9        4.5
Incurred Related to:
  Current Year                                           .6       1.0         .5
  Prior Years                                            .5       (.8)        .7
                                                     ---------------------------
Total Incurred                                          1.1        .2        1.2
Paid Related to:
  Current Year                                           .5        .4         .3
  Prior Years                                           2.5       1.7         .5
                                                     ---------------------------
Total Paid                                              3.0       2.1         .8
                                                     ---------------------------
Net Balance at December 31                              1.1       3.0        4.9
Plus Reinsurance Recoverables                          13.4      11.1       10.9
                                                     ---------------------------
BALANCE AT DECEMBER 31                               $ 14.5    $ 14.1     $ 15.8
                                                     ===========================

The liability for unpaid accident and health claims and claim adjustment expenses is included in Future Policy and Contract Benefits on the Balance Sheets.

6.   SHAREHOLDER'S EQUITY
-------------------------

SHARE DATA
The authorized capital stock of the Company consists of 1,377,863 common shares with a par value of $2.00 per share, all of which are issued and outstanding.

DIVIDEND RESTRICTIONS
The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

Under New York insurance law regulating the payment of dividends by the Company, any such payment must be paid solely from the earned surplus of the Company and advance notice thereof must be provided to the Superintendent of the New York Department of Insurance (the Superintendent). Earned surplus means the earned surplus as determined in accordance with statutory accounting practices (unassigned funds), less the amount of such earned surplus which is attributable to unrealized capital gains. Further, without approval of the Superintendent, the Company may not pay in any calendar year any dividend which, when combined with other dividends paid within the preceding 12 months, exceeds the lesser of
(i) 10% of the Company's statutory surplus at the prior year end or (ii) 100% of the Company's statutory net investment income for the prior calendar year.

7.   INVESTMENTS
----------------

FIXED MATURITY SECURITIES
The amortized cost and fair value of investments in fixed maturity securities by type of investment were as follows:

                                                      Amortize      Gross      Unrealized       Fair
                                                      ------------------------------------------------
December 31, 2000 (in millions)                         Cost        Gains       (Losses)        Value
                                                      ------------------------------------------------
United States Government and Government
     Agencies and Authorities                         $    5.8     $     .1     $     --      $    5.9
States, Municipalities and Political Subdivisions          4.3           .3           --           4.6
Foreign Governments                                         .1           --           --            .1
Public Utilities                                          67.0          3.0          (.5)         69.5
Corporate Securities                                     786.0         37.5         (8.6)        814.9
Mortgage-Backed/Structured Finance                       591.0         20.5         (7.6)        603.9
Redeemable Preferred Stock                                 1.2           --           --           1.2
                                                      ------------------------------------------------
TOTAL                                                 $1,455.4     $   61.4     $  (16.7)     $1,500.1
                                                      ================================================

                                                      Amortize      Gross      Unrealized       Fair
                                                      ------------------------------------------------
December 31, 2000 (in millions)                         Cost        Gains       (Losses)        Value
                                                      ------------------------------------------------
United States Government and Government
     Agencies and Authorities                         $   15.9     $     .5     $     --      $   16.4
States, Municipalities and Political Subdivisions          3.1           .1           --           3.2
Foreign Governments                                        4.7           .2           --           4.9
Public Utilities                                         106.1          2.3         (0.6)        107.8
Corporate Securities                                     894.1         20.1         (5.8)        908.4
Mortgage-Backed/Structured Finance                       401.7         14.4         (2.1)        414.0
Redeemable Preferred Stock                                 0.6           --         (0.2)           .4
                                                      ------------------------------------------------
TOTAL                                                 $1,426.2     $   37.6     $   (8.7)     $1,455.1
                                                      ================================================

The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           Amortized      Fair
December 31, 2001 (in millions)                              Cost         Value
                                                           ---------------------
Maturing in:
    One Year or Less                                       $   33.0     $   33.6
    One to Five Years                                         273.8        283.8
    Five to Ten Years                                         378.9        395.1
    Ten Years or Later                                        177.6        182.5
Mortgage-Backed/Structured Finance/Redeemable
    Preferred Stock                                           592.1        605.1
                                                           ---------------------
TOTAL                                                      $1,455.4     $1,500.1
                                                           =====================

At December 31, 2001 21% of the total portfolio was invested in private placement and 79% in marketable bonds. At December 31, 2001 the largest concentration in the private placement portfolio was corporate debt securities, where 81% of the portfolio was invested, and the largest concentration in the marketable bond portfolio was corporate debt securities where 41% of the portfolio was invested.

EQUITY SECURITIES
The cost and fair value of investments in equity securities were as follows:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Cost                                                       $    3.6     $    4.5
Gross Unrealized Gains                                           --           --
Gross Unrealized Losses                                         (.1)          --
                                                           ---------------------
FAIR VALUE                                                 $    3.5     $    4.5
                                                          =====================

MORTGAGE LOANS ON REAL ESTATE
Investments in mortgage loans on real estate were as follows:

(in millions)                                                2001         2000
                                                           ---------------------
Mortgage Loans, Non-Impaired                               $  261.1     $  241.0
Mortgage Loans, Impaired                                        4.4          5.2
                                                           ---------------------
                                                              265.5        246.2
                                                           ---------------------
Allowance for Credit Losses, Beginning of Year                 (1.2)
    Increases                                                    --          1.2
    Decreases                                                    --           --
Allowances for Credit Losses, End of Year                        --           --
                                                           ---------------------
TOTAL                                                      $  265.5     $  246.2
                                                           =====================
Average Investment in Impaired
    Mortgage Loans on Real Estate                          $    1.5     $    1.3
                                                           =====================

The Company does not accrue interest income on impaired mortgage loans when the likelihood of collection is doubtful, rather income is recognized for these loans as payments are received. Interest income recognized on impaired mortgage loans during the years ended December 31, 2001, 2000 and 1999, was $.4 , $.2 million, and $.2 million, respectively.

INVESTMENT INCOME
Investment income summarized by type of investment was as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Fixed Maturity Securities ..............          $    116.2          $     36.2          $     78.6          $    119.4
Equity Securities ......................                  .1                  --                  .4                  .3
Mortgage Loans on Real Estate ..........                21.4                 7.5                16.3                24.9
Real Estate ............................                  --                  --                  --                  .4
Policy Loans ...........................                 6.4                 2.0                 3.8                 5.7
Other Invested Assets ..................                 1.2                  .7                  .3                  --
Short-Term Investments .................                 1.4                 1.5                  .1                 1.9
                                             -----------------------------------------------------------------------------
    Gross Investment Income ............               146.7                47.9                99.5               152.6
Investment Expenses ....................                (4.4)                 .4                (1.8)               (2.9)
                                             -----------------------------------------------------------------------------
NET INVESTMENT INCOME ..................          $    142.3          $     48.3          $     97.7          $    149.7
                                             =============================================================================

REALIZED INVESTMENT GAINS AND LOSSES
Net pretax realized investment gains (losses) were as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Net Gains (Losses) on Sales
    Fixed Maturity Securities
       Gross Gains .....................          $     19.2          $      1.1          $      2.6          $      3.5
       Gross Losses ....................                (7.4)                (.6)               (1.3)               (1.4)
    Equities
       Gross Gains .....................                  --                  --                  --                  --
       Gross Losses ....................                (0.3)                 --                  --                  --
    Other Invested Assets
       Gross Gains .....................                  --                  --                  --                  --
       Gross Losses ....................                (0.9)                 --                  --                  --
Other ..................................                  --                  --                  --                 2.8
                                             -----------------------------------------------------------------------------
Net Gains ..............................                10.6                 0.5                 1.3                 4.9
Provisions for Losses
       Fixed Maturity Securities .......                  --                  --                  --                (3.5)
       Real Estate .....................                  --                  --                  --                (1.7)
                                             -----------------------------------------------------------------------------
Net Losses .............................                  --                  --                  --                (5.2)
                                             -----------------------------------------------------------------------------
PRETAX REALIZED
    INVESTMENT GAINS (LOSSES) ..........          $     10.6          $      0.5          $      1.3          $     (0.3)
                                             =============================================================================

OTHER INVESTMENT INFORMATION
Invested assets which were non-income producing (no income received for the 12 months preceding the balance sheet date) were as follows:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Fixed Maturity Securities                                  $     .9     $     --
                                                           ---------------------
Real Estate                                                      --          0.4
                                                           ---------------------
TOTAL                                                      $     .9     $    0.4
                                                           ---------------------

8.   COMPREHENSIVE INCOME
-------------------------

The components of net unrealized investment gains (losses) included in the accumulated other comprehensive income (loss) component of shareholder's equity are shown below:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                  Year Ended         Period Ended        Period Ended         Year Ended
(in millions)                                 December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Unrealized Investment Gains
    (Losses) ...........................          $     43.7          $     29.0          $    (18.5)         $    (14.8)
DPAC/PVFP Adjustment ...................               (33.8)              (14.6)                2.5                 0.4
Deferred Income Taxes ..................                (3.4)               (5.0)                5.6                 5.0
                                             -----------------------------------------------------------------------------
TOTAL ..................................          $      6.5          $      9.4          $    (10.4)         $     (9.4)
                                             =============================================================================

9.   CONCENTRATIONS OF CREDIT RISK
----------------------------------

At December 31, 2001, the Company held below investment-grade bonds classified as available-for-sale with amortized cost of $142,944,000 and market values of $145,884,000. These holdings amounted to 9.7% of the Company's investments in bonds and 4.2% of total assets. The holdings of below investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

At December 31, 2001, the largest geographic concentration of commercial mortgage loans was in the Pacific region of the United States, where approximately 27.5% of the commercial mortgage loan portfolio was invested.

10.  RELATED PARTY TRANSACTIONS
-------------------------------

The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $18.6 million, $20.8 million and $25.3 million in 2001, 2000 and 1999 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates.

ReliaStar Life, Security-Connecticut and Security Life reinsure certain life policies written by the Company. Premiums ceded under these agreements were $14.6 million, $16.1 million and $14.4 million for the years ended December 31, 2001, 2000 and 1999, respectively; and the net amount recoverable by the Company under these agreements was $2.1, and $2.1 million as of December 31, 2001 and 2000, respectively.

11.  FINANCING ARRANGEMENTS
---------------------------

In 2001, the Company participated in a reciprocal lending program with ING AIH. This program is structured to allow the company to make short term loans (1-7 days) to and from ING AIH. Interest on all loans made in 2001 was based on the cost of funds incurred by the lender plus .15%. In 2001, the maximum amount that the Company could have loaned or borrowed from ING AIH at any one time without getting prior approval from the New York Commissioner of Insurance was $94.4 million. The average borrowing in 2001 was $4,975,714 with an average interest rate of 2.71%.

During 2001, the Company began to use borrowed money as a financing tool in order to sell a pool of mortgage backed securities and then buy them back at a lower price then what they were "sold" at; thereby making a profit on the spread.

The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002.

12.  REINSURANCE
----------------

The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The amount of the allowance for uncollectible reinsurance receivables was immaterial at December 31, 2001 and 2000. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums. Reinsurance premiums, commissions, and expense reimbursements related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risk assumed.

As of December 31, 2001, there was $34.2 billion of gross insurance in force; $10.7 billion of life insurance in force was ceded to other companies of which 57.7% (based on in force) was ceded to an unaffiliated reinsurer and 42.3% (based on in force) was ceded to affiliates. Net life insurance in force was $27.7 billion as of December 31, 2001. In addition, the Company had assumed $4.2 billion of life insurance in force as of December 31, 2001 which represents 15% of the net in force.

The effect of reinsurance on premiums and recoveries was as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Direct Premiums ........................          $     87.3          $     30.9          $     54.5          $     71.5
Reinsurance Assumed ....................                 3.3                 1.3                 1.6                 2.4
Reinsurance Ceded ......................               (30.4)              (12.4)              (28.0)              (31.1)
                                             -----------------------------------------------------------------------------
NET PREMIUMS ...........................          $     60.2          $     19.8          $     28.1          $     42.8
                                             -----------------------------------------------------------------------------
REINSURANCE RECOVERIES .................          $     29.2          $      3.0          $     15.4          $     18.0
                                             =============================================================================

13.  INCOME TAXES
-----------------

The federal income tax asset (liability) reported on the Balance Sheets consisted of the following:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Current Income Taxes                                       $    0.2     $  (4.0)
Deferred Income Taxes                                          46.5         47.3
                                                           ---------------------
TOTAL                                                      $   46.7     $   43.3
                                                           =====================

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Future Policy and Contract Benefits                        $   25.2     $   27.7
Investment Write-Offs and Allowances                           12.7         12.7
Deferred Policy Acquisition Costs                              12.2         21.5
Legal Reserve                                                  10.9          4.6
Other                                                          18.7         18.7
                                                           ---------------------
     GROSS DEFERRED TAX ASSET                                  79.7         85.2
                                                           ---------------------
Present Value of Future Profits                               (24.7)      (32.8)
Net Unrealized Gains                                           (3.4)       (5.0)
Other                                                          (5.1)       (0.1)
                                                           ---------------------
     GROSS DEFERRED TAX LIABILITY                             (33.2)      (37.9)
                                                           ---------------------
NET DEFERRED TAX ASSET                                     $   46.5     $   47.3
                                                           =====================

The provision for income taxes reported on the Statements of Income consisted of the following:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Current ................................          $     23.7          $     (5.4)         $     14.4          $     18.6
Deferred ...............................                 2.4                12.8                (2.4)                3.4
                                             -----------------------------------------------------------------------------
TOTAL ..................................          $     26.1          $      7.4          $     12.0          $     22.0
                                             =============================================================================

The difference between the U.S. federal income tax rate and the consolidated tax provision rate is summarized as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Statutory Tax Rate .....................                35.0%               35.0%               35.0%               35.0%
Goodwill ...............................                15.3                18.2                  .6                  --
Other ..................................                  --                (1.8)               (1.1)                 .6
                                             -----------------------------------------------------------------------------
EFFECTIVE TAX RATE .....................                50.3%               51.4%               34.5%               35.6%
                                             =============================================================================

The "Policyholders' Surplus Account," which arose under prior tax law, is generally that portion of a life insurance company's statutory income that has not been subject to taxation. As of December 31, 1983, no further additions could be made to the Policyholders' Surplus Account for tax return purposes under the Deficit Reduction Act of 1984. The balance in such account was approximately $11.3 million at December 31, 2001. This amount would be taxed only under certain conditions. No income taxes have been provided on this amount since management believes under current tax law the conditions under which such taxes would become payable are remote.

The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns of Security-Connecticut through 1995. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1996 through 1999.

Cash paid for federal income taxes was $28.1 million, $10.3 million, and $16.9 million for the years ended December 31, 2001, 2000 and 1999 respectively.

14.  EMPLOYEE BENEFIT PLANS
---------------------------

SUCCESS SHARING PLAN AND ESOP
The Success Sharing Plan and ESOP (Success Sharing Plan) was designed to increase employee ownership and reward employees when certain ReliaStar performance objectives are met. Essentially all employees are eligible to participate in the Success Sharing Plan. The Success Sharing Plan has both qualified and nonqualified components. The nonqualified component is equal to 25% of the annual award and is paid in cash to employees. The qualified component is equal to 75% of the annual award which is contributed to the ESOP portion of the Success Sharing Plan.

In addition, the Success Sharing Plan has a 401(k) feature whereby participants may elect to contribute a percentage of their eligible earnings to the plan. The Company matches participants' 401(k) contributions up to 6% of eligible earnings.

Costs charged to expense for the Success Sharing Plan for the periods ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999 were $.2 million, $.2 million, $.6 million and $.5 million, respectively.

PENSION AND OTHER POSTRETIREMENT BENEFITS
Pension Plans - The Company has defined benefit pension plans covering substantially all of its employees. The benefits are based on years of service and the employee's average annual compensation during the last five years of employment. The Company's funding and accounting policies are consistent with the funding requirements of Federal law and regulations. As of December 31, 2001, the qualified pension benefit plans of certain United States subsidiaries of ING AIH, including the Company, were merged into one plan which will be recognized in ING AIH's financial statements. The costs of this plan are allocated to the participating subsidiaries.

At December 31, 2001, the date of the most recent actuarial valuation, the plan accumulated benefit obligation/present value of accrued benefits and the amount of vested benefits for the Pension Plan was $249.8 million, based on an assumed 7.5% interest rate. The fair value of plan assets before the transfer to ING AIH was $249.8 million as of December 31, 2001.

A pension credit totaling $.6 million, $.1 million, $.2 million, and $.3 million for the periods ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999, respectively, was allocated to the Company for its portion of the cost of the Pension Plan.

The Company and ReliaStar also have unfunded noncontributory defined benefit plans providing for benefits to employees in excess of limits for qualified retirement plans.

Postretirement Benefits - Through a plan sponsored by an affiliate, the Company provides certain health care and life insurance benefits to retired employees and their eligible dependents (Postretirement Plan). The postretirement health care plan is contributory, with retiree contribution levels adjusted annually; the life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.

The amount of accumulated benefits obligation for retirees and vested employees covered under the Postretirement Plan as of December 31, 2001 and 2000, was $19.4 million and $17.3 million, respectively. The discount rate used in determining the postretirement benefit obligation as of December 31, 2001 and December 31, 2000 was 7.5% and 7.75%, respectively. The health care cost trend rate used was 8.0% trending to 5.5% in 2007 and thereafter as of December 31, 2001 and was 8.5% as of December 31, 2000. A one-percentage point increase in the assumed health care cost trend rate would not have a significant impact on the postretirement benefit obligation or the service and interest cost components of annual expense.

A credit totaling $26,000, $11,000, $21,000 and $.3 million were allocated to the Company for its portion of the cost of the Postretirement Plan for the period ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999, respectively.

STOCK INCENTIVE PLAN
Prior to the acquisition, officers and key employees of the Company participated in the stock incentive plans of ReliaStar. ReliaStar applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense for stock-based compensation plans has been allocated to the Company.

15.  LEASES
-----------

The Company has operating leases for office space and certain computer processing and other equipment. Rental expense for these items was $1.0 million, $.6 million and $1.8 million for 2001, 2000 and 1999, respectively.

Future minimum aggregate rental commitments at December 31, 2001 for operating leases were as follows:

     (in millions)
     ---------------------------------------------------------------------------
     2002--               $  .7               2005--              $  .6
     2003--               $  .7               2006--              $  --
     2004--               $  .7               Thereafter--        $  --
     ---------------------------------------------------------------------------

16.  COMMITMENTS AND CONTINGENCIES
----------------------------------

LITIGATION
The Company, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class actions and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Company currently believes no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Company.

FINANCIAL INSTRUMENTS
The Company is a party to financial instruments with on and off-balance-sheet risk in the normal course of business to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and interest rate swaps. Those instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk in excess of the amount recognized in the Balance Sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate swap transactions, the contract or notional amounts do not represent exposure to credit loss. For swaps, the Company's exposure to credit loss is limited to those swaps where the Company has an unrealized gain.

Unless otherwise noted, the Company does not require collateral or other security to support financial instruments with credit risk.

December 31 (in millions)                                    2001         2000
                                                           ---------------------
CONTRACT OR NOTIONAL AMOUNT

Financial Instruments Whose Notional
    or Contract Amounts Exceed the Amount
    of Credit Risk
   Interest Rate Swap Agreements                                 --         20.0

Commitments to Extend Credit - Commitments to extend credit are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. They generally may be terminated by the Company in the event of deterioration in the financial condition of the borrower. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis.

Interest Rate Swap Agreements - The Company enters into interest rate swap agreements to manage interest rate exposure. The primary reason for the interest rate swap agreements is to extend the duration of adjustable rate investments. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Changes in market interest rates impact income from adjustable rate investments and have an opposite (and approximately offsetting) effect on the reported income from the swap portfolio. The risks under interest rate swap agreements are generally similar to those of futures contracts. Notional principal amounts are often used to express the volume of these transactions but do not represent the much smaller amounts potentially subject to credit risk. The amount subject to credit risk is approximately equal to the unrealized gain on the agreements. At December 31, 2001, there were no outstanding interest rate swap agreements.

The Company estimates it's potential exposure to claims resulting from the September 11, 2001 terrorist attacks in the United States to be approximately $6.6 million, after reinsurance coverage and before tax.

17.  SUBSEQUENT EVENTS
----------------------

On September 10, 2001, the Board of Directors ("Board") of the Company approved a plan to merge its business with First Golden Life Insurance Company of New York ("First Golden"). The Company will be the surviving corporation of the transaction. The transaction was approved by the Insurance Department of the State of New York in March 2002 . ReliaStar Life will acquire First Golden and contribute First Golden to the Company's parent, Security-Connecticut. Security-Connecticut will then contribute First Golden to the Company. The transaction is anticipated to be effective on April 1, 2002.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                                   PAGE
     Introduction.......................................................      1
     Description of ReliaStar Life Insurance Company of New York........      1
     Safekeeping of Assets..............................................      1
     The Administrator..................................................      1
     Independent Auditors...............................................      1
     Distribution of Contracts..........................................      1
     Performance Information............................................      2
     IRA Partial Withdrawal Option......................................      8
     Other Information..................................................      8
     Financial Statements of Separate Account NY-B......................      8

--------------------------------------------------------------------------------

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. SEND THE FORM TO OUR CUSTOMER SERVICE CENTER AT THE ADDRESS SHOWN ON THE PROSPECTUS COVER.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NY-B.

Please Print or Type:

                           --------------------------------------------------
                           NAME

                           --------------------------------------------------
                           SOCIAL SECURITY NUMBER

                           --------------------------------------------------
                           STREET ADDRESS

                           --------------------------------------------------
                           CITY, STATE, ZIP

DVA PLUS     121814     04/02/2002

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                       This page intentionally left blank.

--------------------------------------------------------------------------------
                                   APPENDIX A
--------------------------------------------------------------------------------

                         CONDENSED FINANCIAL INFORMATION

The following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of ReliaStar of NY Separate Account NY-B available under the Contract for the indicated periods. The accumulation unit values shown for periods prior to April 1, 2002 reflect values under Separate Account NY-B of First Golden American Life Insurance Company which was transferred intact to ReliaStar of NY as a result of the merger of the two companies. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table.

ALL CAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  11.68             3,506             $     41        $  11.65            72,421            $    844
---------------------------------------------------------------------------------------------------------------------------
12/31/00              11.61             4,315                   50           11.59            47,643                 552
---------------------------------------------------------------------------------------------------------------------------
5/1/00                11.27                --                   --           11.27                --                  --
---------------------------------------------------------------------------------------------------------------------------

CAPITAL APPRECIATION

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  21.91            17,739             $    389        $  21.60            57,981            $  1,252
---------------------------------------------------------------------------------------------------------------------------
12/31/00              25.50            12,782                  326           25.17            55,812               1,405
---------------------------------------------------------------------------------------------------------------------------
12/31/99              30.46            11,524                  351           30.11            15,289                 460
---------------------------------------------------------------------------------------------------------------------------
12/31/98              24.75               578                   14           24.50             4,904                 120
---------------------------------------------------------------------------------------------------------------------------
12/31/97              22.24                --                   --           22.05               734                  16
---------------------------------------------------------------------------------------------------------------------------
5/6/97                18.45                --                   --           18.31                --                  --
---------------------------------------------------------------------------------------------------------------------------

CAPITAL GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  14.76            17,757             $    262        $  14.64            69,803            $  1,022
---------------------------------------------------------------------------------------------------------------------------
12/31/00              17.33            11,899                  206           17.21            63,024               1,085
---------------------------------------------------------------------------------------------------------------------------
12/31/99              21.18             9,819                  208           21.06            53,276               1,122
---------------------------------------------------------------------------------------------------------------------------
12/31/98              17.08             6,031                  103           17.01            20,311                 346
---------------------------------------------------------------------------------------------------------------------------
12/31/97              15.45                --                   --           15.41               334                   5
---------------------------------------------------------------------------------------------------------------------------
5/6/97                12.46                --                   --           12.44                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A1

CORE BOND

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  11.99             1,185             $     14        $  11.86             8,485            $    101
---------------------------------------------------------------------------------------------------------------------------
12/31/00              11.85             1,186                   14           11.74             9,288                 109
---------------------------------------------------------------------------------------------------------------------------
12/31/99              11.88               822                   10           11.79             2,216                  26
---------------------------------------------------------------------------------------------------------------------------
12/31/98              13.17                --                   --           13.09                --                  --
---------------------------------------------------------------------------------------------------------------------------
5/1/98                12.17                --                   --           12.11                --                  --
---------------------------------------------------------------------------------------------------------------------------

DEVELOPING WORLD

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   7.12             5,628             $     40        $   7.08            37,459            $    265
---------------------------------------------------------------------------------------------------------------------------
12/31/00               7.61             1,732                   13            7.58            18,742                 142
---------------------------------------------------------------------------------------------------------------------------
12/31/99              11.64                --                   --           11.61            13,214                 153
---------------------------------------------------------------------------------------------------------------------------
12/31/98               7.29                --                   --            7.28                --                  --
---------------------------------------------------------------------------------------------------------------------------
2/19/98               10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

DIVERSIFIED MID-CAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   9.11                --                   --        $   9.09            12,693            $    115
---------------------------------------------------------------------------------------------------------------------------
12/31/00               9.88                --                   --            9.88               260                   3
---------------------------------------------------------------------------------------------------------------------------
10/2/00               10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

EQUITY INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  24.37            15,154             $    369        $  23.90            26,467            $    632
---------------------------------------------------------------------------------------------------------------------------
12/31/00              24.35            12,602                  307           23.91            18,608                 445
---------------------------------------------------------------------------------------------------------------------------
12/31/99              21.83            12,749                  278           21.47            15,934                 342
---------------------------------------------------------------------------------------------------------------------------
12/31/98              22.27             9,623                  214           21.94             6,014                 132
---------------------------------------------------------------------------------------------------------------------------
12/31/97              20.83                --                   --           20.55             1,243                  26
---------------------------------------------------------------------------------------------------------------------------
5/6/97                18.54                --                   --           18.32                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A2

FULLY MANAGED

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  28.77            16,884             $    486        $  28.22            25,615            $    723
---------------------------------------------------------------------------------------------------------------------------
12/31/00              26.51            16,196                  429           26.04            20,597                 536
---------------------------------------------------------------------------------------------------------------------------
12/31/99              22.01            13,633                  300           21.65            11,023                 239
---------------------------------------------------------------------------------------------------------------------------
12/31/98              20.84             2,619                   55           20.53             4,512                  93
---------------------------------------------------------------------------------------------------------------------------
12/31/97              19.93                --                   --           19.66             1,701                  33
---------------------------------------------------------------------------------------------------------------------------
5/6/97                17.95                --                   --           17.73                --                  --
---------------------------------------------------------------------------------------------------------------------------

GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  15.28            37,381             $    571        $  15.14           321,826            $  4,874
---------------------------------------------------------------------------------------------------------------------------
12/31/00              22.17            39,568                  877           22.02           343,018               7,552
---------------------------------------------------------------------------------------------------------------------------
12/31/99              28.78            27,730                  798           28.62           197,439               5,651
---------------------------------------------------------------------------------------------------------------------------
12/31/98              16.36             8,286                  136           16.29            17,549                 286
---------------------------------------------------------------------------------------------------------------------------
12/31/97              13.06                --                   --           13.03             3,093                  40
---------------------------------------------------------------------------------------------------------------------------
5/6/97                12.47                --                   --           12.45                --                  --
---------------------------------------------------------------------------------------------------------------------------

HARD ASSETS

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  14.42                33             $      1        $  14.14             1,818            $     26
---------------------------------------------------------------------------------------------------------------------------
12/31/00              16.62                33                    1           16.32             1,073                  18
---------------------------------------------------------------------------------------------------------------------------
12/31/99              17.66                --                   --           17.37               525                   9
---------------------------------------------------------------------------------------------------------------------------
12/31/98              14.50                --                   --           14.28             1,007                  14
---------------------------------------------------------------------------------------------------------------------------
12/31/97              20.85                --                   --           20.57               238                   5
---------------------------------------------------------------------------------------------------------------------------
5/6/97                19.34                --                   --           19.11                --                  --
---------------------------------------------------------------------------------------------------------------------------

INTERNATIONAL EQUITY

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   8.80                --                   --        $   8.72                --                  --
---------------------------------------------------------------------------------------------------------------------------
12/17/01               8.77                --                   --            8.70                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A3

INTERNET TOLLKEEPER SM

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   7.63                --                   --        $   7.62             2,717            $     21
---------------------------------------------------------------------------------------------------------------------------
5/1/01                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

INVESTORS

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  10.66             1,684             $     18        $  10.63            12,057            $    128
---------------------------------------------------------------------------------------------------------------------------
12/31/00              11.28                --                   --           11.26             7,327                  83
---------------------------------------------------------------------------------------------------------------------------
5/1/00                10.42                --                   --           10.41                --                  --
---------------------------------------------------------------------------------------------------------------------------

JANUS GROWTH AND INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   8.89             1,016             $      9        $   8.87             5,165            $     46
---------------------------------------------------------------------------------------------------------------------------
12/31/00               9.95                --                   --            9.94               400                   4
---------------------------------------------------------------------------------------------------------------------------
10/2/00               10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

LARGE CAP VALUE

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  10.05             3,762             $     38        $  10.02            45,226            $    453
---------------------------------------------------------------------------------------------------------------------------
12/31/00              10.56               353                    4           10.55            10,983                 116
---------------------------------------------------------------------------------------------------------------------------
5/1/00                10.87                --                   --           10.86                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A4

LIMITED MATURITY BOND

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  19.44            15,182             $    295        $  19.06            28,459            $    543
---------------------------------------------------------------------------------------------------------------------------
12/31/00              18.08            13,728                  248           17.76            24,619                 437
---------------------------------------------------------------------------------------------------------------------------
12/31/99              17.00             6,379                  108           16.72             7,746                 130
---------------------------------------------------------------------------------------------------------------------------
12/31/98              17.02                --                   --           16.77             1,506                  25
---------------------------------------------------------------------------------------------------------------------------
12/31/97              16.13                --                   --           15.91               632                  10
---------------------------------------------------------------------------------------------------------------------------
5/6/97                15.43                --                   --           15.24                --                  --
---------------------------------------------------------------------------------------------------------------------------

LIQUID ASSET

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  16.15            29,944             $    484        $  15.84            75,369            $  1,194
---------------------------------------------------------------------------------------------------------------------------
12/31/00              15.75            17,132                  270           15.47            51,312                 794
---------------------------------------------------------------------------------------------------------------------------
12/31/99              15.04            11,408                  172           14.79            22,393                 331
---------------------------------------------------------------------------------------------------------------------------
12/31/98              14.54             2,755                   40           14.33             5,974                  86
---------------------------------------------------------------------------------------------------------------------------
12/31/97              14.02                --                   --           13.83                --                  --
---------------------------------------------------------------------------------------------------------------------------
5/6/97                13.67                --                   --           13.51                --                  --
---------------------------------------------------------------------------------------------------------------------------

MANAGED GLOBAL

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  17.78            14,237             $    253        $  17.54            58,990            $  1,034
---------------------------------------------------------------------------------------------------------------------------
12/31/00              20.44            14,146                  289           20.19            58,994               1,191
---------------------------------------------------------------------------------------------------------------------------
12/31/99              24.23             9,519                  231           23.97            31,419                 753
---------------------------------------------------------------------------------------------------------------------------
12/31/98              15.02             2,440                   37           14.88             9,572                 142
---------------------------------------------------------------------------------------------------------------------------
12/31/97              11.76                --                   --           11.67             2,969                  35
---------------------------------------------------------------------------------------------------------------------------
5/6/97                11.24                --                   --           11.16                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A5

MID-CAP GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  32.20             9,672             $    311        $  31.80            67,841            $  2,158
---------------------------------------------------------------------------------------------------------------------------
12/31/00              42.70             8,242                  352           42.23            72,702               3,070
---------------------------------------------------------------------------------------------------------------------------
12/31/99              39.97            11,889                  475           39.59            47,634               1,896
---------------------------------------------------------------------------------------------------------------------------
12/31/98              22.60             7,677                  173           22.43            27,872                 625
---------------------------------------------------------------------------------------------------------------------------
12/31/97              18.64             1,402                   26           18.52             2,866                  53
---------------------------------------------------------------------------------------------------------------------------
5/6/97                15.76                --                   --           15.68                --                  --
---------------------------------------------------------------------------------------------------------------------------

REAL ESTATE

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  28.96             2,990             $     87        $  28.40             2,174            $     62
---------------------------------------------------------------------------------------------------------------------------
12/31/00              27.12               668                   18           26.64             8,382                 223
---------------------------------------------------------------------------------------------------------------------------
12/31/99              20.96               356                    7           20.62             1,581                  33
---------------------------------------------------------------------------------------------------------------------------
12/31/98              22.07               356                    8           21.74             1,474                  32
---------------------------------------------------------------------------------------------------------------------------
12/31/97              25.82                --                   --           25.48               478                  12
---------------------------------------------------------------------------------------------------------------------------
5/6/97                21.31                --                   --           21.05                --                  --
---------------------------------------------------------------------------------------------------------------------------

RESEARCH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  20.66            10,194             $    211        $  20.44            61,286            $  1,253
---------------------------------------------------------------------------------------------------------------------------
12/31/00              26.63             9,718                  259           26.39            70,552               1,862
---------------------------------------------------------------------------------------------------------------------------
12/31/99              28.25            32,639                  921           28.04           122,839               3,444
---------------------------------------------------------------------------------------------------------------------------
12/31/98              23.03            26,762                  616           22.89            20,466               1,865
---------------------------------------------------------------------------------------------------------------------------
12/31/97              18.95             4,095                   78           18.87             9,642                 182
---------------------------------------------------------------------------------------------------------------------------
5/6/97                16.72                --                   --           16.66                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A6

SMALL CAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  18.03             9,458             $    171        $  17.87           118,394            $  2,116
---------------------------------------------------------------------------------------------------------------------------
12/31/00              18.54             8,312                  154           18.40           105,737               1,945
---------------------------------------------------------------------------------------------------------------------------
12/31/99              22.96             2,466                   57           22.82            51,013               1,164
---------------------------------------------------------------------------------------------------------------------------
12/31/98              15.44             3,612                   56           15.37             9,918                 152
---------------------------------------------------------------------------------------------------------------------------
12/31/97              12.92                --                   --           12.88             3,434                  44
---------------------------------------------------------------------------------------------------------------------------
5/6/97                10.72                --                   --           10.70                --                  --
---------------------------------------------------------------------------------------------------------------------------

SPECIAL SITUATIONS

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   8.34               783             $      7        $   8.32                --                  --
---------------------------------------------------------------------------------------------------------------------------
12/31/00               8.89                --                   --            8.89                --                  --
---------------------------------------------------------------------------------------------------------------------------
10/2/00               10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

STRATEGIC EQUITY

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  14.85             6,428             $     95        $  14.71            28,081            $    413
---------------------------------------------------------------------------------------------------------------------------
12/31/00              19.07             6,748                  129           18.92            35,293                 668
---------------------------------------------------------------------------------------------------------------------------
12/31/99              22.06             6,034                  133           21.92            11,085                 243
---------------------------------------------------------------------------------------------------------------------------
12/31/98              14.30             2,037                   29           14.23             1,867                  27
---------------------------------------------------------------------------------------------------------------------------
12/31/97              14.36                --                   --           14.31             1,265                  18
---------------------------------------------------------------------------------------------------------------------------
5/6/97                11.96                --                   --           11.93                --                  --
---------------------------------------------------------------------------------------------------------------------------

TOTAL RETURN

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  20.78            31,678             $    658        $  20.56            97,467            $  2,004
---------------------------------------------------------------------------------------------------------------------------
12/31/00              20.94            29,586                  619           20.75            82,761               1,717
---------------------------------------------------------------------------------------------------------------------------
12/31/99              18.20            32,717                  595           18.06           123,053               2,222
---------------------------------------------------------------------------------------------------------------------------
12/31/98              17.83            15,411                  275           17.72            81,617               1,446
---------------------------------------------------------------------------------------------------------------------------
12/31/97              16.18             2,430                   39           16.10            13,026                 209
---------------------------------------------------------------------------------------------------------------------------
5/6/97                14.36                --                   --           14.31                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A7

VALUE EQUITY

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  18.53             5,155             $     96        $  18.34            15,199            $    279
---------------------------------------------------------------------------------------------------------------------------
12/31/00              19.63             7,908                  155           19.46             8,289                 161
---------------------------------------------------------------------------------------------------------------------------
12/31/99              18.28             5,400                   99           18.14            15,606                 283
---------------------------------------------------------------------------------------------------------------------------
12/31/98              18.41             1,678                   31           18.31             4,464                  82
---------------------------------------------------------------------------------------------------------------------------
12/31/97              18.36             1,048                   19           18.28             1,056                  19
---------------------------------------------------------------------------------------------------------------------------
5/6/97                15.72                --                   --           15.66                --                  --
---------------------------------------------------------------------------------------------------------------------------

VAN KAMPEN GROWTH AND INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  21.92            16,888             $    370        $  21.65            94,979            $  2,056
---------------------------------------------------------------------------------------------------------------------------
12/31/00              25.21            16,266                  410           24.94           104,355               2,602
---------------------------------------------------------------------------------------------------------------------------
12/31/99              26.07            13,823                  360           25.83            79,175               2,045
---------------------------------------------------------------------------------------------------------------------------
12/31/98              22.79             1,734                   40           22.61            34,310                 776
---------------------------------------------------------------------------------------------------------------------------
12/31/97              20.22                90                    2           20.09             8,223                 165
---------------------------------------------------------------------------------------------------------------------------
5/6/97                17.27                --                   --           17.18                --                  --
---------------------------------------------------------------------------------------------------------------------------

ING VP GROWTH OPPORTUNITIES

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   7.80                --                   --        $   7.79             2,676            $     21
---------------------------------------------------------------------------------------------------------------------------
5/1/01                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

ING VP MAGNACAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   9.36                --                   --        $   9.35             2,556            $     24
---------------------------------------------------------------------------------------------------------------------------
5/1/01                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A8

ING VP SMALLCAP OPPORTUNITIES

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   8.34               466             $      4        $   8.33               807            $      7
---------------------------------------------------------------------------------------------------------------------------
5/1/01                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

ING VP WORLDWIDE GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   7.04                --                  $--        $   7.02             2,541            $     18
---------------------------------------------------------------------------------------------------------------------------
12/31/00               8.76             1,368                   12            8.75               840                   7
---------------------------------------------------------------------------------------------------------------------------
5/1/00                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

PIMCO HIGH YIELD

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  10.16             2,678             $     27        $  10.10            40,877            $    413
---------------------------------------------------------------------------------------------------------------------------
12/31/00              10.05               281                    3           10.01            10,232                 102
---------------------------------------------------------------------------------------------------------------------------
12/31/99              10.27             1,835                   19           10.24             2,126                  22
---------------------------------------------------------------------------------------------------------------------------
12/31/98              10.09                --                   --           10.08                --                  --
---------------------------------------------------------------------------------------------------------------------------
5/1/98                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

PIMCO STOCKSPLUS GROWTH AND INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $  10.29             3,570             $     37        $  10.23            17,395            $    178
---------------------------------------------------------------------------------------------------------------------------
12/31/00              11.77             4,111                   48           11.72            18,364                 215
---------------------------------------------------------------------------------------------------------------------------
12/31/99              13.16             1,205                   16           13.13            23,566                 309
---------------------------------------------------------------------------------------------------------------------------
12/31/98              11.12                --                   --           11.11                --                  --
---------------------------------------------------------------------------------------------------------------------------
5/1/98                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                       A9

JENNISON

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   6.31             2,389             $     15        $   6.30             6,046            $     38
---------------------------------------------------------------------------------------------------------------------------
12/31/00               7.85             1,467                   12            7.85               502                   4
---------------------------------------------------------------------------------------------------------------------------
5/1/00                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

SP JENNISON INTERNATIONAL GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   5.42               362             $      2        $   5.41            14,064            $     76
---------------------------------------------------------------------------------------------------------------------------
12/31/00               8.57                --                   --            8.56               848                   7
---------------------------------------------------------------------------------------------------------------------------
10/2/00               10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

PROFUND VP BULL

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   8.90                --                   --        $   8.90                --                  --
---------------------------------------------------------------------------------------------------------------------------
5/1/01                10.00                --                   --           10.00                --                  --
---------------------------------------------------------------------------------------------------------------------------

PROFUND VP EUROPE 30

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $   8.28                --                   --        $   8.27                --                  --
---------------------------------------------------------------------------------------------------------------------------
5/1/01                10.00                --                   --              --                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                      A10

PROFUND VP SMALL-CAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01                                                  $     --              --          $     --                  --
---------------------------------------------------------------------------------------------------------------------------
5/1/01                10.00                --                   --              --                --                  --
---------------------------------------------------------------------------------------------------------------------------

                                      A11

                      This page intentionally left blank.

--------------------------------------------------------------------------------
                      APPENDIX B--THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------

                  DESCRIPTION OF UNDERLYING INVESTMENT OPTIONS

During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios available under this Contract. They are listed in this Appendix. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.

PLEASE KEEP IN MIND THE INVESTMENT RESULTS OF THE INVESTMENT PORTFOLIOS ARE LIKELY TO DIFFER SIGNIFICANTLY AND THERE IS NO ASSURANCE THAT ANY PORTFOLIO WILL ACHIEVE ITS RESPECTIVE INVESTMENT OBJECTIVE. SHARES OF THE PORTFOLIOS WILL RISE AND FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIOS. SHARES OF THE PORTFOLIOS ARE NOT BANK DEPOSITS AND ARE NOT GUARANTEED, ENDORSED OR INSURED BY ANY FINANCIAL INSTITUTION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. EXCEPT AS NOTED, ALL FUNDS ARE DIVERSIFIED, AS DEFINED UNDER THE INVESTMENT COMPANY ACT OF 1940.

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

THE GCG TRUST

All Cap             INVESTMENT OBJECTIVE
                    Capital appreciation through investment in securities which the Portfolio Manager believes have above-average capital appreciation potential

                    PRINCIPAL STRATEGIES
                    Invests primarily in equity securities of U.S. companies of any size. Uses fundamental analysis to select securities of individual companies which offer greatest potential for capital appreciation across industries to reduce risk. Emphasis is on companies whose stock prices appear undervalued; special situations that may increase earnings or market price of the company's shares; growth potential due to technological advances, new products or services; or other significant new developments that may enhance future earnings.

                    The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and may affect the Portfolio's performance.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Small and Mid-Cap Company Risk, Undervalued Securities Risk and Diversification Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. SMALL AND MID-CAP COMPANY Risk refers to the risk that such companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. UNDERVALUED SECURITIES RISK refers to the risk that the market value of an undervalued security may not rise, or may fall, if certain anticipated events do not occur or if investor perceptions about the security do not improve. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

                                       B1

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                    INVESTMENT MANAGER:  Directed Services, Inc.

                    PORTFOLIO MANAGER:  Salomon Brothers Asset Management Inc

Asset Allocation    THIS PORTFOLIO IS CLOSED TO NEW INVESTORS AS OF MAY 1, 2002
Growth
                    INVESTMENT OBJECTIVE
                    Maximize total return over the long term by allocating its assets among stocks, bonds, short-term instruments and other investments

                    PRINCIPAL STRATEGIES
                    Allocates assets within a specified range among the following classes, or types, of investments: stocks, including equity securities of all types (75%); bonds, including all varieties of fixed income securities and lower quality debt securities maturing in more than one year (25%); and all types of short-term and money market instruments (5%). This allocation may change from time to time and investment in these classes may be made by investing in other funds. The Portfolio may invest in other instruments that do not fall within these classes, and in securities of foreign issuers in addition to securities of domestic issuers.

                    In buying and selling securities for the Portfolio, the Portfolio Manager generally analyzes the issuer of a security using fundamental factors (e.g., growth potential, earnings estimates, and management) and/or quantitative factors (e.g., historical earnings, dividend yield, and earnings per share) and evaluates each security's current price relative to its estimated long-term value. Portfolio turnover rates are generally not a factor in making buy and sell decisions.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Maturity Risk, Foreign Investment Risk, and Derivative Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK refers to the risk that a portfolio's income may fall due to falling interest rates. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. MATURITY RISK refers to the risk that the average maturity of a portfolio's fixed income investments will affect the volatility of the portfolio's share price. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Fidelity Management & Research Company

                                       B2
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INVESTMENT
PORTFOLIO           DESCRIPTION
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Capital             INVESTMENT OBJECTIVE
Appreciation        Long-term capital growth

                    PRINCIPAL STRATEGIES
                    Invests primarily in equity securities believed to be undervalued relative to an issuer's current or projected earnings; relative to current market values of an issuer's assets; or relative to equity markets generally.

                    The Portfolio also may invest in preferred stocks and debt instruments that are consistent with its investment objective for their potential growth of capital and not for their ability to generate income, and up to 25% of its assets in foreign securities.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Value Investing Risk, and Foreign Investment Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. VALUE INVESTING RISK refers to the risk that undervalued stocks may not realize their perceived value for extended periods of time. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: A I M Capital Management, Inc.

Capital Growth      INVESTMENT OBJECTIVE
                    Long-term total return.

                    PRINCIPAL STRATEGIES
                    Invests primarily in common stocks of middle capitalization companies with market capitalizations of up to $5 billion. Focus is on companies believed to offer superior relative earnings growth potential.

                    The Portfolio Manager applies a growth-oriented investment philosophy defined by its early recognition of change, commitment to fundamental research, and emphasis on stock selection.

                    The Portfolio also may invest in securities of larger companies, and may invest a substantial portion of its assets in securities issued by small, small-cap and mid-cap companies, which may offer greater opportunities for share price increase than larger companies. Equity and debt securities in which the Portfolio normally invests include common and preferred stocks, convertible securities, bonds, and notes.

                    The Portfolio also may invest in foreign securities (including in emerging or developing markets); foreign currencies, options; lower-quality, high yielding debt securities (commonly called "junk bonds"); "zero-coupon" bonds; "payment-in-kind" bonds, and engage in short sales of securities it expects to decline in price. At times the Portfolio may invest more than 25% of its assets in securities of issuers in one or more market sectors if the investment return available justifies any additional risk associated with heavily investing in that sector.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Foreign Investment Risk, Small and Mid-Cap Company Risk, High-Yield Bond Risk, and Industry Concentration Risk.

                                       B3

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INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. SMALL AND MID-CAP COMPANY RISK refers to the risk that smaller companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but also typically have greater potential volatility and principal and income risk. INDUSTRY CONCENTRATION RISK refers to the risk that a portfolio that invests primarily in securities of companies in a particular market sector may be subject to greater risks and market fluctuations than other portfolios that are more diversified by market sector.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Alliance Capital Management, L.P.

Capital Guardian    INVESTMENT OBJECTIVE
Small Cap Series    Long-term capital appreciation

                    PRINCIPAL STRATEGIES
                    Invests at least 80% of its assets in equity securities of small capitalization ("small-cap") companies that have total market capitalization within the range of companies included in the Russell 2000 Index and Standard & Poor's SmallCap 600 Index. May also invest up to 20% of its assets in companies outside of this range.

                    Equity securities in which the Portfolio may invest include common or preferred stocks, or securities convertible into or exchangeable for equity securities, such as warrants and rights. The Portfolio may also hold up to 15% of its assets in money market instruments and repurchase agreements.

                    Invests primarily in companies whose securities are traded on domestic stock exchanges or in the over-the-counter market that may still be in the developmental stage; older companies that appear to be entering a new stage of growth because of factors such as management changes or development of new technology, products or markets; or companies that may provide products or services with a high unit volume growth rate.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Small Company Risk, and OTC Investment Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk.

                    INVESTMENT MANAGER: Directed Services, Inc

                                       B4

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INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                    PORTFOLIO MANAGER: Capital Guardian Trust Company

Core Bond           INVESTMENT OBJECTIVE
                    Maximum total return, consistent with preservation of capital and prudent investment management

                    PRINCIPAL STRATEGIES
                    Under normal circumstances, invests at least 80% of its assets in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio duration of the Portfolio normally varies within a three- to six-year time frame based on the Portfolio Manager's forecast for interest rates.

                    Invests primarily in investment-grade debt securities, but may invest up to 10% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P or, if unrated, determined by the Portfolio Manager to be of comparable quality. May invest up to 20% of its assets in securities denominated in foreign currencies, and beyond this limit in U.S. dollar-denominated securities of foreign issuers. Normally hedges at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates.

                    The Portfolio may engage in derivative transactions on securities in which it is permitted to invest, on securities indexes, interest rates and foreign currencies; may lend its portfolio securities to brokers, dealers and other financial institutions to earn income; and may seek without limitation to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The "total return" sought by the Portfolio consists of income earned on the Portfolio's investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Interest Rate Risk, Issuer Risk, Credit Risk, Foreign Investment Risk, Currency Risk, Derivative Risk, Liquidity Risk, Mortgage Risk, and Leveraging Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. ISSUER RISK refers to the risk that the value of a security may decline for a number of reasons which are directly related to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. CURRENCY RISK refers to the risk that changes in currency exchange rates may affect foreign securities held by the portfolio and may reduce the returns of the portfolio. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid. LIQUIDITY RISK refers to the risk that investments in illiquid securities may reduce the portfolio's returns because it may be unable to sell the illiquid securities at an advantageous time or price. MORTGAGE RISK refers to the risk that rising interest rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates. In addition, mortgage-related securities are subject to prepayment risk, which may require a portfolio to reinvest that money at lower prevailing interest rates, thus reducing the portfolio's returns. LEVERAGING RISK refers to the risk that that the use of leverage may cause a portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segre-

                                       B5

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INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                         gation requirements.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Pacific Investment Management Company LLC

Developing World    INVESTMENT OBJECTIVE
                    Capital appreciation

                    PRINCIPAL STRATEGIES
                    Invests primarily in the equity securities of companies in "emerging market countries." Normally invests in at least six emerging market countries with no more than 35% of its assets in any one country. Emerging market countries are those that are identified as such in the Morgan Stanley Capital International Emerging Markets Free Index, or the International Finance Corporation Emerging Market Index, or by the Portfolio Manager because they have a developing economy or because their markets have begun a process of change and are growing in size and/or sophistication.

                    Investment process seeks to deliver superior risk-adjusted returns using fundamental analysis to evaluate key investment drivers at both the country and company level to identify unrecognized growth opportunities. Equity securities in which the Portfolio invests are primarily common stocks, but may also include other types of equity and equity derivative securities. May invest 10% in debt securities rated below investment-grade.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Emerging Market Risk, and Foreign Investment Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to, investing in foreign issuers in general. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the Portfolio invests more than 25% of its total assets in one geographic region or country, the Portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Baring International Investment Limited

Diversified         INVESTMENT OBJECTIVE
Mid-Cap             Long-term growth of capital.

                    PRINCIPAL STRATEGIES
                    Normally invests at least 80% of its assets in securities of companies with medium market capitalizations (i.e., equaling or exceeding $250 million and similar to the top range of the Russell Midcap or Standard & Poor's MidCap 400 Indexes at time of investment). Normally invests primarily in common stocks of companies with medium market capitalizations, but may also invest in companies with smaller or larger market capitalizations and in securities of foreign issuers in addition to securities of domestic issuers.

                    The Portfolio Manager is not constrained by any particular investment style and at any given time, may buy "growth" stocks or "value" stocks, or a combination of both types. Fundamental analysis is used to evaluate the current financial condition, industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates and management.

                                       B6

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INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                    Statistical models are then used to further evaluate growth potential, valuation, liquidity and investment risk. Focus is on securities that offer strong opportunities for long-term growth of capital and are attractively valued. May use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease exposure to changing security prices or other factors that affect security values.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Value Investing Risk, Small Company Risk, Foreign Investment Risk, and Derivative Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. VALUE INVESTING RISK refers to the risk that undervalued stocks may not realize their perceived value for extended periods of time. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Fidelity Management & Research Company

Equity Income       INVESTMENT OBJECTIVE
                    Substantial dividend income as well as long-term growth of capital.

                    PRINCIPAL STRATEGIES
                    Normally invests at least 65% of its assets in common stocks of well-established companies paying above-average dividends.

                    The Portfolio Manager typically employs a "value" approach in selecting investments, seeking companies that appear to be undervalued by various measures and may be temporarily out of favor, but have good prospects for capital appreciation and dividend growth. In selecting investments, the Portfolio Manager generally looks for companies with an established operating history, above-average dividend yield relative to the S&P 500; low price/earnings ratio relative to the S&P 500; a sound balance sheet and other positive financial characteristics; and low stock price relative to a company's underlying value as measured by assets, cash flow or business franchises.

                    Invests primarily in U.S. common stocks, but may also invest in other securities, including foreign securities, debt securities, and futures and options in keeping with its objective. May also invest in shares of the T. Rowe Price Reserve Investment Funds, Inc., an internally managed money market fund of T. Rowe Price; and may invest in securities that do not meet its normal criteria when perceives unusual opportunity for gain.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, and Value Investing Risk.

                                       B7

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INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. VALUE INVESTING RISK refers to the risk that undervalued stocks may not realize their perceived value for extended periods of time.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: T. Rowe Price Associates, Inc.

Fully Managed       INVESTMENT OBJECTIVE
                    Over the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risk

                    PRINCIPAL STRATEGIES
                    Pursues an active asset allocation strategy whereby investments are allocated among three asset classes - equity securities, debt securities and money market instruments. Uses a value approach to reduce risk and maximize gains. Invests primarily in common stocks of established companies that are believed to have above-average potential for capital growth. Common stocks typically comprise at least half of the Portfolio's total assets. Remaining assets are generally invested in other securities, including convertibles, warrants, preferred stocks, corporate and government debt, foreign securities, futures, and options on securities, financial indices and foreign currencies as a cash management tool.

                    Also may invest in short-term U.S. dollar-denominated obligations of foreign banks if, at the time of purchase, such banks have more than $1 billion in assets. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance. The Portfolio may purchase securities that do not meet its normal investment criteria when perceives unusual opportunity for gain.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Value Investing Risk, and Allocation Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. Income risk is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. VALUE INVESTING RISK refers to the risk that undervalued stocks may not realize their perceived value for extended periods of time. ALLOCATION RISK refers to the risk that a portfolio could miss attractive investment opportunities by underweighting markets where there are significant returns, and could lose value by overweighting markets where there are significant declines.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: T. Rowe Price Associates, Inc.

Growth              INVESTMENT OBJECTIVE
                    Capital appreciation

                    PRINCIPAL STRATEGIES
                    Invests primarily in common stocks selected for their growth potential. The Portfolio may invest in


                                       B8
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INVESTMENT
PORTFOLIO           DESCRIPTION
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                    companies of any size, from larger, well-established
                    companies to smaller, emerging growth companies; without limit in foreign equity and debt securities (including in emerging or developing markets); up to 35% of its net assets in high-yield bonds; and in forward foreign currency contracts, futures and options.

                    The Portfolio Manager applies a "bottom up" approach in choosing investments in companies with earnings growth potential. If the Portfolio Manager is unable to find such investments, a significant portion of the Portfolio's assets may be in cash or similar investments.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Small Company Risk, Foreign Investment Risk and High Yield Bond Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but they also typically have greater potential volatility and principal and income risk.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Janus Capital Management LLC

Hard Assets         INVESTMENT OBJECTIVE
                    Long-term capital appreciation

                    PRINCIPAL STRATEGIES
                    Invests at least 80% of its assets in the equities of producers of commodities. May invest in equity securities and debt securities of hard asset companies, including structured notes, whose value is linked to the price of a hard asset commodity or a commodity index. Hard asset companies are companies that are directly or indirectly engaged significantly in the exploration, development, production or distribution of commodities.

                    Also may invest in securities of foreign issuers (including up to 35% in South Africa); companies not engaged in natural resources/hard asset activities; investment-grade corporate debt; U.S. government or foreign obligations; money market instruments; repurchase agreements; special classes of shares available only to foreign persons in those markets that restrict ownership of certain classes of equity to nationals or residents of that country; derivatives; and equity securities listed on the U.S. or foreign securities exchanges or traded over-the-counter. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance. The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Hard Asset Risk, Sector

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                    Concentration Risk, Industry Concentration Risk, OTC
                    Investment Risk, Foreign Investment Risk, Emerging Market Risk and Diversification Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. HARD ASSET RISK refers to the risk that the production and marketing of hard assets (commodities) may be affected by actions and changes in governments. Securities of hard asset companies may be subject to broad price fluctuations, reflecting volatility of energy and basic materials prices and possible instability of supply of various hard assets. SECTOR CONCENTRATION RISK refers to the risk that, to the extent a portfolio's assets are concentrated in a single market sector, volatility in that sector will have a greater impact on the portfolio than it would on a fund that has not concentrated its investment. INDUSTRY CONCENTRATION RISK refers to the risk that a portfolio that invests primarily in securities of companies in a particular market sector may be subject to greater risks and market fluctuations than other portfolios that are more diversified by market sector. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the Portfolio invests more than 25% of its total assets in one geographic region or country, the Portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

                    INVESTMENT MANAGER:  Directed Services, Inc.

                    PORTFOLIO MANAGER:  Baring International Investment Limited

International       INVESTMENT OBJECTIVE
Equity              Long-term growth of capital

                    PRINCIPAL STRATEGIES
                    Under normal conditions, invests at least 80% of its net assets in equity securities of issuers located in countries outside of the United States.

                    Equity securities may include common and preferred stocks, warrants and convertible securities. The Portfolio may invest in companies located in countries with emerging securities markets when believed to present attractive investment opportunities and also may invest up to 35% of its assets in securities of U.S. issuers, including investment-grade debt securities. The Portfolio invests primarily in equity securities of larger companies, but may also invest in small- and medium-sized companies.

                    The Portfolio Manager will invest at least 65% of the Portfolio in assets of companies which, based upon a fundamental analysis of a company's earning prospects, it believes will experience faster earnings per share growth than that of other companies in one or more of the same market, sector, or industry.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Foreign Investment Risk, Medium and Small Company Risk, Liquidity Risk, Debt Securities Risk, Emerging Market Risk, and Market Trends Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a se

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PORTFOLIO           DESCRIPTION
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                         curity held by a portfolio may fall due to changing
                         economic, political or market conditions or disappointing earnings results. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that it invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. MEDIUM AND SMALL COMPANY RISK refers to the risk that these companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. LIQUIDITY RISK refers to the risk that a portfolio's investments in illiquid securities may reduce the returns of the portfolio because it may be unable to sell the illiquid securities at an advantageous time or price. DEBT SECURITIES RISK refers to the risks inherent in investing in debt securities, such as bonds. These risk include credit risk (the risk that the borrower will not make timely payments of principal and interest); and interest rate risk (the risk that the value of the security may fall when interest rates rise). EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. MARKET TRENDS RISK refers to the risk that from time to time, the stock market may not favor the securities in which the Portfolio invests.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: ING Investments, LLC

Internet            INVESTMENT OBJECTIVE
TollkeeperSM        Long-term growth of capital
Series*

*"Internet          PRINCIPAL STRATEGIES
TollkeeperSM" is    Invests, under normal circumstances, at least 80% of its net
a service mark of   assets plus any borrowings for investment purposes (measured
Goldman, Sachs &    at time of investment) in equity securities of "Internet
Co. Goldman, Sachs  Tollkeeper" companies. Internet Tollkeeper companies are
& Co. has licensed  companies in the media, telecommunications, technology and
the service mark    Internet sectors, which provide access, infrastructure,
to Directed         content and services to Internet companies and Internet
Services, Inc. to   users, and which generally have predictable, sustainable or
use in connection   recurring revenue streams. The Portfolio may invest in
with the Portfolio. companies that merely have an Internet site or sell some products over the Internet as part of the Portfolio's 20% basket of securities which are not or may not be defined as Internet Tollkeepers.

                    Because the Portfolio concentrates its investments in Internet Tollkeeper companies, the Portfolio's performance may be substantially different from the returns of the broader stock market and of "pure" Internet funds. The Portfolio may participate significantly in the initial public offering ("IPO") market; invest up to 35% of its total assets in companies whose rapid adoption of an Internet strategy is expected to improve their cost structure, revenue opportunities or competitive advantage and Internet-based companies believed to exhibit a sustainable business model; and invest up to 25% of its total assets in foreign securities, including securities of issuers in emerging markets or countries and securities quoted in foreign currencies.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Interest Rate Risk, Credit Risk, Internet Risk, IPO Risk, Industry Concentration Risk, Price Volatility Risk, Growth Investing Risk, Foreign Investment Risk, Emerging Market Risk, Stock Risk, Derivative Risk, Liquidity Risk, and REIT Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due.

                                      B11
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PORTFOLIO           DESCRIPTION
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                         INTEREST RATE RISK refers to the risk that fixed income
                         securities could lose value because of interest rate changes. IPO RISK refers to the risk that Initial
                         Public Offerings or "IPOs" may be more volatile than other securities, and may have a magnified impact on the portfolio during the start-up phase when the portfolio's asset base is relatively small. INDUSTRY CONCENTRATION RISK refers to the risk that a portfolio that invests primarily in securities of companies in a particular market sector may be subject to greater risks and market fluctuations than other portfolios that are more diversified by market sector. PRICE VOLATILITY RISK refers to the risk that the value of the Portfolio changes as the prices of its investments go up and down. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United
                         States, foreign controls on investments, and higher transaction costs. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. STOCK RISK refers to the risk that stock prices have historically risen and fallen in periodic cycles. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid. LIQUIDITY RISK refers to the risk that a portfolio's investments in illiquid securities may reduce the returns of the portfolio because it may be unable to sell the illiquid securities at an advantageous time or price. REIT RISK refers to the risk that investing in Real Estate Investment Trusts or "REITs" involves certain unique risks in addition to those risks associated with investing in the real estate industry in general, including more abrupt or erratic price movements and lack of market liquidity. REITs whose underlying properties are concentrated in a particular industry or geographic region are also subject to risks affecting such industries and regions.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Goldman Sachs Asset Management, a unit of the Investment Management Division of Goldman, Sachs & Co.

Investors           INVESTMENT OBJECTIVE
                    Long-term growth of capital. Current income is a secondary objective.

                    PRINCIPAL STRATEGIES
                    Invests primarily in equity securities of U.S. companies. May also invest in other equity securities, and to a lesser degree, in income producing securities such as debt securities.

                    Emphasizes individual security selection while spreading investments across industries, which may help to reduce risk. Portfolio Manager's bottom-up approach focuses on identifying established large capitalization companies with over $5 billion in market capitalization, and companies with solid growth potential at reasonable values. The Portfolio Manager employs fundamental analysis to analyze each company in detail, ranking its management, strategy and competitive market position.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Maturity Risk, and Growth Investing Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. Income risk is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations

                                      B12
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PORTFOLIO           DESCRIPTION
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                         may be unable to make principal and interest payments
                         when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. MATURITY RISK refers to the risk that the average maturity of a portfolio's fixed income investments will affect the volatility of the portfolio's share price. Fixed income securities with longer maturities will be more volatile than fixed income securities with shorter maturities. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential.

                    INVESTMENT MANAGER
                    Directed Services, Inc.

                    PORTFOLIO MANAGER
                    Salomon Brothers Asset Management Inc.

Janus Growth        INVESTMENT OBJECTIVE
and Income          Long-term capital growth and current income

                    PRINCIPAL STRATEGIES
                    Normally emphasizes investments in common stocks. Normally invests up to 75% of its assets in equity securities selected primarily for their growth potential, and at least 25% of its assets in securities believed to have income potential. Because of this investment strategy, the Portfolio is not designed for investors who need consistent income.

                    The Portfolio Manager shifts assets between the growth and income components of the Portfolio based on the its analysis of relevant market, financial and economic conditions. If the Portfolio Manager believes that growth securities will provide better returns than the yields available or expected on income-producing securities, the Portfolio will place a greater emphasis on the growth component. The growth component of the Portfolio is expected to consist primarily of common stocks, but may also include warrants, preferred stocks or convertible securities selected primarily for their growth potential. The income component of the Portfolio will consist of securities that the Portfolio Manager believes have income potential, including equity securities, convertible securities and all types of debt securities. Equity securities may be included in the income component of the Portfolio if they currently pay dividends or the Portfolio Manager believes they have the potential for either increasing their dividends or commencing dividends, if none are currently paid.

                    The Portfolio may also invest in debt securities; without limit in foreign equity and debt securities (either indirectly through depositary receipts or directly in foreign markets); high-yield bonds (up to 35%) of any quality; index/structured securities; options, futures, forwards, swaps and other types of derivatives for hedging purposes or for non-hedging purposes such as seeking to enhance return; securities purchased on a when-issued, delayed delivery or forward commitment basis; illiquid investments (up to 15%); special situation companies; and in cash or similar investments when market conditions are unfavorable. Portfolio turnover rates are generally not a factor in making buy and sell decisions.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Maturity Risk, Growth Investing Risk, Foreign Investment Risk, High Yield Bond Risk, and Special Situations Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. Income risk is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. MATURITY RISK

                                      B13
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PORTFOLIO           DESCRIPTION
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                         refers to the risk that the average maturity of a
                         portfolio's fixed income investments will affect the volatility of the portfolio's share price. Fixed income securities with longer maturities will be more volatile than fixed income securities with shorter maturities. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but they also typically have greater potential volatility and principal and income risk. SPECIAL SITUATIONS RISK refers to the risk that investments in special situations companies may not appreciate if an anticipated development does not occur or does not attract anticipated attention.

                    An investment in the Portfolio may also be subject to the following additional non-principal risks which are described in detail in the prospectus: Derivative Risk, Sector Risk, Small Company Risk, and Call Risk.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Janus Capital Management LLC

Large Cap Value     INVESTMENT OBJECTIVE
                    Long-term growth of capital and income

                    PRINCIPAL STRATEGIES
                    Under normal market conditions, invests at least 80% of its assets in equity and equity-related securities of companies with market capitalization greater than $1 billion at the time of investment.

                    In selecting investments, greater consideration is given to potential appreciation and future dividends than to current income. The Portfolio may hold American Depositary Receipts, which are U.S. registered securities of foreign issuers that are denominated in U.S. dollars, and other securities representing ownership interests in securities of foreign companies, such as European Depositary Receipts and Global Depositary Receipts.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, and Growth Investing Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential.

                    INVESTMENT MANAGER
                    Directed Services, Inc.

                    PORTFOLIO MANAGER
                    Capital Guardian Trust Company

Limited Maturity    INVESTMENT OBJECTIVE
Bond                Highest current income consistent with low risk to principal and liquidity. As a secondary objective, the Portfolio seeks to enhance its total return through capital appreciation when market factors,

                                      B14
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INVESTMENT
PORTFOLIO           DESCRIPTION
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                    such as falling interest rates and rising bond prices,
                    indicate that capital appreciation may be available without significant risk to principal.

                    PRINCIPAL STRATEGIES
                    Invests primarily in a diversified portfolio of limited maturity debt securities. These short- to intermediate-term debt securities have remaining maturities of seven years or less. The dollar-weighted average maturity of the Portfolio generally will not exceed five years and in periods of rapidly rising interest rates may be shortened to one year or less. The Portfolio Manager utilizes a decision making process based on active duration management; yield curve analysis; sector selection; and security selection.

                    Invests in non-government securities only if rated Baa3 or better by Moody's Investors Service, Inc. ("Moody's") or BBB- or better by Standard & Poor's Corporation ("S&P") or, if not rated by Moody's or S&P, the Portfolio Manager determines that they are of comparable quality. Money market securities must be rated in the two highest rating categories by Moody's (P-1 or P-2) or S&P (A-1+, A-1 or A-2), or determined to be of comparable quality by the Portfolio Manager. In addition, may purchase private placements of debt securities (which are often restricted securities) along with other illiquid securities, subject to appropriate limits. The Portfolio may borrow up to 10% of the value of its net assets. This amount may be increased to 25% for temporary purposes. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Issuer Risk, Credit Risk, and Call Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. Income risk is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. ISSUER RISK refers to the risk that the value of a security may decline for a number of reasons which are directly related to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income.

                    INVESTMENT MANAGER:  Directed Services, Inc.

                    PORTFOLIO MANAGER:  ING Investment Management LLC

Liquid Asset        INVESTMENT OBJECTIVE
                    High level of current income consistent with the preservation of capital and liquidity

                    PRINCIPAL STRATEGIES
                    The Portfolio Manager strives to maintain a stable $1 per share net asset value and its investment strategy focuses on safety of principal, liquidity and yield, in order of importance, to achieve this goal.

                    At least 95% of the Portfolio's investments must be rated in the highest short-term ratings category (or determined to be of comparable quality by the Portfolio Manager) and the Portfolio Manager must make an independent determination that each investment represents minimal credit risk to the Portfolio. The average maturity of the Portfolio's securities may not exceed 90 days and the maturity of any individual security may not exceed 397 days. At the time of purchase, no more than 5% of total assets may be invested in the securities of a single issuer. In addition, no more than 10% of total assets may be subject to demand features or guarantees from a single institution. The 10% demand feature and guarantee restriction is applicable to 75% of total assets subject to certain ex-

                                      B15
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INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                    ceptions. The Portfolio may invest in U.S. dollar-denominated money market instruments.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Income Risk, Interest Rate Risk, and Credit Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. Income risk is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due.

                    AN INVESTMENT IN THE LIQUID ASSET PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE PORTFOLIO SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE PORTFOLIO, AND THE PORTFOLIO MANAGER CANNOT ASSURE THAT THE PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE $1 SHARE PRICE.

                    INVESTMENT MANAGER
                    Directed Services, Inc.

                    PORTFOLIO MANAGER
                    ING Investment Management LLC

Managed Global      INVESTMENT OBJECTIVE
                    Capital appreciation. Current income is only an incidental consideration.

                    PRINCIPAL STRATEGIES
                    Invests primarily in common stocks traded in securities markets throughout the world. The Portfolio may invest up to 100% of its total assets in securities traded in securities markets outside the United States. The Portfolio generally invests at least 65% of its total assets in at least three different countries, one of which may be the United States.

                    In unusual market circumstances where the Portfolio Manager believes that foreign investing may be unduly risky, all of the Portfolio's assets may be invested in the United States. The Portfolio may hold a portion of its assets in cash or money market instruments; and may invest in any type of company, large or small, with earnings showing relatively strong growth trend, or in a company in which significant further growth is not anticipated but whose securities are thought to be undervalued, and also in small and relatively less well known companies.

                    The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from performance.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Emerging Market Risk, Small Company Risk, Foreign Investment Risk, and Diversification Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets op-

                                      B16
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PORTFOLIO           DESCRIPTION
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                         erate, less secure foreign banks or securities
                         depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

                    INVESTMENT MANAGER:  Directed Services, Inc.

                    PORTFOLIO MANAGER:  Capital Guardian Trust Company

Mid-Cap Growth      INVESTMENT OBJECTIVE
                    Long-term growth of capital

                    PRINCIPAL STRATEGIES
                    Normally invests at least 80% of its total assets in common stocks and related securities (such as preferred stocks, convertible securities and depositary receipts) of companies with medium market capitalizations (or "mid-cap companies") believed to have above-average growth potential.

                    The Portfolio Manager defines mid-cap companies as companies with market capitalizations equaling or exceeding $250 million but not exceeding the top range of the Russell MidCap Growth Index at the time of investment. The Portfolio's investments may include securities listed on a securities exchange or traded in the over-the-counter markets.

                    Emphasis is on growth companies which demonstrate a strong franchise; strong cash flows and a recurring revenue stream; a solid industry position, where there is potential for high profit margins and substantial barriers to new entry in the industry; a strong management team with a clearly defined strategy; and a catalyst that may accelerate growth. The Portfolio uses a bottom-up investment style in managing the Portfolio.

                    The Portfolio may invest in foreign securities (including emerging markets securities), and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of foreign currency at a future date. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance. The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Mid-Cap Company Risk, OTC Investment Risk, Growth Investing Risk, Foreign Investment Risk, Emerging Market Risk, and Diversification Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. MID-CAP COMPANY RISK refers to the risk that investment in mid-cap companies entails greater risk than investing in larger, more established companies because they have more narrow product lines, more limited financial resources and a more limited trading market for their stocks. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

                                      B17
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PORTFOLIO           DESCRIPTION
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                         EMERGING MARKET RISK refers to the risk that investing
                         in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Massachusetts Financial Services Company

Real Estate         INVESTMENT OBJECTIVE
                    Capital appreciation. Current income is a secondary objective.

                    PRINCIPAL STRATEGIES
                    Invests at least 80% of its assets in equity securities of companies in the real estate industry that are listed on national exchanges or the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

                    Focus is on real estate investment trusts ("REITs") as well as real estate companies that invest in a variety of property types and regions. Securities are generally selected for long-term investment. The majority of the Portfolio's assets are invested in companies that have at least 50% of their assets in, or that derive at least 50% of their revenues from, the following sectors of the real estate industry: ownership (including listed real estate investment trusts); construction and development; asset sales; property management or sale; and other related real estate services. The Portfolio may invest more than 25% of its assets in any of the above sectors.

                    The Portfolio also may invest in equity, debt, or convertible securities of issuers whose products and services are related to the real estate industry; financial institutions which issue or service mortgages; and securities of companies unrelated to the real estate industry but which have significant real estate holdings believed to be undervalued. The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Real Estate Risk, Industry Concentration Risk, and Diversification Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. REAL ESTATE RISK refers to the risk that, although the portfolio will not invest in real estate directly, it may invest in real estate industry companies, including real estate investment trusts ("REITs"). As a result, the portfolio may be subject to certain risks associated with direct ownership of real estate and the real estate industry in general, including declines in the value of real estate, adverse changes in the climate for real estate, risks related to general and local economic conditions, over-building and increased competition, tenant credit worthiness and ability to meet rent obligations, increases in property taxes and operating expenses, changes in zoning laws, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants, leveraging of interests in real estate, and increase in interest rates. INDUSTRY CONCENTRATION RISK refers to the risk that a portfolio that invests primarily in securities of companies in a particular market sector may be subject to greater risks and market fluctuations than other portfolios that are more diversified by market sector. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

                    INVESTMENT MANAGER:  Directed Services, Inc.

                    PORTFOLIO MANAGER:  Van Kampen

                                      B18
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PORTFOLIO           DESCRIPTION
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Research            INVESTMENT OBJECTIVE
                    Long-term growth of capital and future income

                    PRINCIPAL STRATEGIES
                    Normally invests at least 80% of its total assets in common stocks and related securities (such as preferred stocks, convertible securities and depositary receipts). Focus is on companies believed to have favorable prospects for long-term growth, attractive valuations based on current and expected earnings or cash flow, dominant or growing market share and superior management. The Portfolio may invest in companies of any size, and its investments may include securities traded on securities exchanges or in the over-the-counter markets.

                    The Portfolio may invest in foreign equity securities (including emerging market securities), and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of foreign currency at a future date. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, OTC Investment Risk and Foreign Investment Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Massachusetts Financial Services Company

Special Situations  INVESTMENT OBJECTIVE
                    Capital appreciation

                    PRINCIPAL STRATEGIES
                    Invests primarily in common stocks selected for their capital appreciation potential. The Portfolio Manager applies a bottom-up investment approach to select stocks of "special situation" companies believed to have been overlooked or undervalued by other investors. A "special situation" arises when, in the Portfolio Manager's opinion, securities of a particular company will appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flows. Special situations may also result from (i) significant changes in industry structure through regulatory developments or shifts in competition; (ii) a new or improved product, service, operation or technological advance; (iii) changes in senior management; or (iv) significant changes in cost structure. The Portfolio Manager pays particular attention to companies that it thinks have high free cash flows.

                    The Portfolio is non-diversified and may hold larger positions in a smaller number of securities than a diversified fund. The Portfolio may also invest in debt securities; foreign equity and debt securities (either indirectly through depositary receipts or directly in foreign markets); high-yield bonds (up to 35%) of any quality; index/structured securities; options, futures, forwards, swaps and other types of derivatives for hedging purposes or for non-hedging purposes such as seeking to enhance return;

                                      B19
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PORTFOLIO           DESCRIPTION
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                    securities purchased on a when-issued, delayed delivery or forward commitment basis; and illiquid investments (up to 15%). Portfolio turnover rates are generally not a factor in making buy and sell decisions.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Small Company Risk, Foreign Investment Risk, High Yield Bond Risk, Special Situations Risk, and
                    Diversification Risk.

                    MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the Portfolio invests more than 25% of its total assets in one geographic region or country, the Portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but they also typically have greater potential volatility and principal and income risk. SPECIAL SITUATIONS RISK refers to the risk that investments in special situations companies may not appreciate if an anticipated development does not occur or does not attract the anticipated attention. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

                    Investment in the Portfolio may also be subject to the following non-principal risks, which are described in more detail in the prospectus: Derivative Risk, and Sector Concentration Risk.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Janus Capital Management LLC

Strategic Equity    INVESTMENT OBJECTIVE
                    Capital appreciation

                    PRINCIPAL STRATEGIES
                    Normally invests at least 80% of its net assets in mid-cap companies with market capitalizations, at the time of purchase, within the range of market capitalizations of companies, based on the trailing 12-month average, included in the Standard & Poor's MidCap 400 Index.

                    Under Normal conditions, the top 10 holdings may comprise up to 40% of total assets. The Portfolio may also invest up to 25% of its total assets in foreign securities. In complying with the 80% requirement, the Portfolio will invest primarily in marketable equity securities, including convertible securities, but its investments may include other securities, such as synthetic instruments that have economic characteristics similar to the Portfolio's direct investments, such as warrants, futures, options, exchange-traded funds and ADRs. Any percentage limitations with respect to assets of the Portfolio are applied at the time of purchase.

                    Focuses on companies believed likely to benefit from new or innovative products, services or processes as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth. The Portfolio Manager usually sells a particular security when any of those factors materially changes. As a result of the Portfolio's investment strategy, the market prices of many of the securities purchased and held by the Portfolio may fluctuate widely. Any income received from securities held by the Portfolio is incidental.

                                      B20
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PORTFOLIO           DESCRIPTION
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                    The Portfolio's strategy does not preclude investment in
                    large, seasoned companies that the Portfolio Manager believes possess superior potential returns similar to companies with formative growth profiles, or in established smaller companies (under $500 million in market capitalization) which may offer exceptional value based upon substantially above-average earnings growth potential relative to market value.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Small Company Risk, Foreign Investment Risk, Mid-Cap Company Risk, and Derivative Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. MID-CAP COMPANY RISK refers to the risk that investment in mid-cap companies entails greater risk than investing in larger, more established companies because they have more narrow product lines, more limited financial resources and a more limited trading market for their stocks. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: A I M Capital Management, Inc.

Total Return        INVESTMENT OBJECTIVE
                    Above-average income (compared to a portfolio entirely invested in equity securities) consistent with the prudent employment of capital. A secondary objective is the reasonable opportunity for growth of capital and income.

                    PRINCIPAL STRATEGIES
                    The Portfolio is a "balanced fund" that invests in a combination of equity and fixed income securities. Under normal market conditions, the Portfolio invests at least 40%, but not more than 75%, of its assets in common stocks and related securities (referred to as equity securities), such as preferred stock, bonds, warrants or rights convertible into stock, and depositary receipts for those securities; and at least 25%, but not more than 60%, of its net assets in non-convertible fixed income securities.

                    The Portfolio may vary the percentage of its assets invested in any one type of security (within the limits described above) based on the Portfolio Manager's interpretation of economic and money market conditions, fiscal and monetary policy and underlying security values. Portfolio Manager uses fundamental analysis to select equity securities believed to be undervalued.

                    The Portfolio may invest up to 20% of its assets in foreign securities, including securities of companies in emerging or developing markets, up to 20% of its assets in lower rated nonconvertible fixed income securities and comparable unrated securities; and may invest with no limitation in mortgage pass-through securities and American Depositary Receipts. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance.

                                      B21
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PORTFOLIO           DESCRIPTION
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                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Allocation Risk, Convertible Securities Risk, Emerging Market Risk, Undervalued Securities Risk, High Yield Bond Risk, and Foreign Investment Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. Income risk is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. ALLOCATION RISK refers to the risk that a portfolio could miss attractive investment opportunities by underweighting markets where there are significant returns, and could lose value by overweighting markets where there are significant declines. CONVERTIBLE SECURITIES RISK refers to the risk that the market value of convertible securities tends to decline as interest rates increase and increase as interest rates decline, and their value also tends to change whenever the market value of the underlying common or preferred stock fluctuates. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to, investing in foreign issuers in general. UNDERVALUED SECURITIES RISK refers to the risk that the market value of an undervalued security may not rise, or may fall, if certain anticipated events do not occur or if investor perceptions about the security do not improve. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but also typically have greater potential volatility and principal and income risk. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Massachusetts Financial Services Company

Value Equity        INVESTMENT OBJECTIVE
                    Seeks capital appreciation. Dividend income is a secondary objective.

                    PRINCIPAL STRATEGIES
                    Normally invests at least 80% of its assets in equity securities of domestic and foreign issuers that meet quantitative standards relating to financial soundness and high intrinsic value relative to price.

                    The Portfolio Manager screens equity securities for key variables and performs in-depth fundamental research to identify possible value opportunities and securities that are trading at significant discounts to intrinsic value.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Value Investing Risk, and Foreign Investment Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. VALUE INVESTING RISK refers to the risk that undervalued stocks

                                      B22
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PORTFOLIO           DESCRIPTION
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                         may not realize their perceived value for extended
                         periods of time. Value stocks may respond differently to market and other developments than other types of stocks, and typically underperform when other investing styles, such as growth investing, are in favor. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Eagle Asset Management, Inc.

Van Kampen          INVESTMENT OBJECTIVE
Growth and          Long-term growth of capital and income
Income Series
                    PRINCIPAL STRATEGIES
(formerly Rising    Under normal market conditions, invests primarily in what it
Dividends)          believes to be income-producing equity securities, including common stocks and convertible securities; although investments are also made in non-convertible preferred stocks and debt securities rated "investment grade," which are securities rated within the four highest grades assigned by Standard & Poor's Rating Corporation or by Moody's
                    Investors Service, Inc.

                    Focuses primarily on a security's potential for growth of capital and income. Although the Portfolio may invest in companies of any size, focus is on larger capitalization companies believed to possess characteristics for improved valuation. Portfolio securities are typically sold when the assessments of the Portfolio Manager indicate that it is desirable to do so. The Portfolio may invest up to 25% of its total assets in securities of foreign issuers; and may purchase and sell certain derivative instruments, such as options, futures and options on futures, for various portfolio management purposes.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Market and Company Risk, Small, Newly Formed and Medium-Sized Company Risk, Foreign Investment Risk and Derivative Risk.

                         MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. SMALL, NEWLY FORMED AND MEDIUM-SIZED COMPANY RISK refers to the risk that the prices of small or medium-sized companies or of newly formed companies often fluctuate more than the stock prices of larger, more established companies. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

                    INVESTMENT MANAGER: Directed Services, Inc.

                    PORTFOLIO MANAGER: Van Kampen

                                      B23
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PORTFOLIO           DESCRIPTION
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ING VARIABLE INSURANCE TRUST

ING VP Worldwide    INVESTMENT OBJECTIVE
Growth Portfolio    Seeks to provide investors with long-term capital
                    appreciation.

(formerly Pilgrim   PRINCIPAL STRATEGIES
VIT Worldwide       Under normal conditions, invests at least 65% of net assets
Growth)             in equity securities of issuers located in at least three
                    countries, one of which may be the U.S. Generally invests at least 75% of total assets in common and preferred stocks, warrants and convertible securities. May invest in companies located in countries with emerging securities markets when the portfolio mangers believe they present attractive investment opportunities. Portfolio managers emphasize a growth approach by searching for companies that they believe are managing change advantageously and may be poised to exceed growth expectations. Portfolio managers focus on both a "bottom-up" analysis that evaluates the financial condition and competitiveness of individual companies and a "top-down" thematic approach and a sell discipline.
                    Portfolio managers seek to identify themes that reflect the major social, economic and technological trends that they believe are likely to shape the future of business and commerce over the next three to five years, and seek to provide a framework for identifying the industries and companies they believe may benefit most. This "top-down" approach is combined with rigorous fundamental research (a
                    "bottom-up" approach) to guide stock selection and portfolio structure. From time to time, the Fund's adviser reviews the allocation between U.S. stocks and non-U.S. stocks in the portfolio, and may rebalance the portfolio using factors that the adviser deems appropriate.

                    PRINCIPAL RISKS
                    The Fund may be affected by the following risks, among others: price volatility, market trends, risks of foreign investing, and lack of diversification. Price volatility refers to the risk that the value of the Fund will decrease if the value of the Fund's underlying investments decrease. Equity securities face market, issuer and other risks, and their values may go down, sometimes rapidly and unpredictably. Equities generally have higher volatility than debt securities. Market trends refers to the risk that from time to time, the stock market may not favor the securities in which the Fund invests. Rather, the market could favor value stocks or small company stocks, or may not favor equities at all. Foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositories than those in the U.S., and foreign controls on investment. The Fund is classified as a NON-DIVERSIFIED investment company, which means that, compared with other funds, the Fund may invest a greater percentage of its assets in a particular issuer. The investment of a large percentage of the Fund's assets in the securities of a small number of issuers may cause the Fund's share price to fluctuate more than that of a diversified investment company.

                    INVESTMENT ADVISOR: ING Investments, LLC

ING VARIABLE PRODUCTS TRUST
    (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST

ING VP Growth       INVESTMENT OBJECTIVE
Opportunities       Seeks long-term growth of capital.

(formerly Pilgrim   PRINCIPAL STRATEGIES

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PORTFOLIO           DESCRIPTION
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VP Growth           Invests primarily in U.S. companies that the portfolio
Opportunities)      managers feel have above average prospects for growth. Under
(Service Share)     normal market conditions, invests at least 65% of total
                    assets in securities purchased on the basis of the potential for capital appreciation. Securities may be from large-cap, mid-cap or small-cap companies. Portfolio managers use a "top-down" disciplined investment process, which includes extensive database screening, frequent fundamental research, identification and implementation of a trend-oriented approach in structuring the portfolio and a sell discipline.
                    Portfolio managers seek to invest in companies expected to benefit most from the major social, economic and technological trends that are likely to shape the future of business and commerce over the next three to five years, and attempt to provide a framework for identifying the industries and companies expected to benefit most. This top-down approach is combined with rigorous fundamental research (a bottom-up approach) to guide stock selection and portfolio structure.

                    PRINCIPAL RISKS
                    The Portfolio may be affected by the following risks, among others: price volatility, market trends and inability to sell securities. Price volatility refers to the risk that the value of the Portfolio changes as the prices of its investments go up or down. Equity securities generally have higher volatility than most debt securities. The Portfolio invests in companies that the portfolio manager feels have the potential for rapid growth, which may result in a higher risk of price volatility than a fund that emphasizes other styles of investing. Small and medium-sized companies may be more susceptible to price swings than larger companies because they have fewer financial resources, limited product and market diversification and many are dependent on a few key managers. Market trends refers to the risk that from time to time the stock market may not favor the growth securities in which the Portfolio invests. Inability to sell securities refers to the risk that securities of smaller companies trade in lower volume and may be less liquid than securities of larger, more established companies.

                    INVESTMENT ADVISOR:  ING Investments, LLC.

ING VP MagnaCap     INVESTMENT OBJECTIVE
                    Seeks growth of capital, with dividend income as a secondary consideration.

(formerly Pilgrim   PRINCIPAL STRATEGIES
VP MagnaCap)        Managed with the philosophy that companies that can best
(Service Shares)    meet the Portfolio's objectives have paid increasing
                    dividends or have had the capability to pay rising dividends from their operations. Normally invests at least 65% of its assets in equity securities of companies that meet the following disciplined criteria: consistent dividends, substantial dividend increases, reinvested earnings, strong balance sheet, and attractive price. Equity securities may include common stocks, convertible securities, and rights or warrants. Normally investments are primarily in larger companies that are included in the largest 500 U.S.
                    companies. Remainder of its assets may be invested in equity securities that the portfolio managers believe have growth potential because they represent an attractive value. In selecting securities, preservation of capital is also an important consideration. Assets that are not invested in equity securities may be invested in high quality debt securities.

                    PRINCIPAL RISKS
                    The Portfolio may be affected by the following risks, among others: price volatility, market trends, debt securities, credit risk, and risks of foreign investing. Price volatility refers to the risk that the value of the Portfolio changes as the prices of its investments go up or down. Equity securities face market, issuer and other risks, and their values may go up or down, sometimes rapidly and unpredictably. Equity securities generally have higher volatility than most debt securities. Market trends refers to the risk that from time to time the stock market may not favor the value securities that meet the Portfolio's disciplined investment criteria. Debt securities carry the risk that their value may fall when interest rates rise. Debt securities with longer maturities tend to be more sensitive to changes in interest rates. Credit risk refers to the risk that the Portfolio could lose money if the issuer of a debt security is unable to meet its financial obligations or goes bankrupt. Foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositories than those in the U.S., and foreign controls on investment.

                                      B25
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INVESTMENT
PORTFOLIO           DESCRIPTION
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                    INVESTMENT ADVISOR:  ING Investments, LLC

ING VP SmallCap     INVESTMENT OBJECTIVE
                    Opportunities Seeks long-term capital appreciation.

(formerly Pilgrim   PRINCIPAL STRATEGIES
VP SmallCap         Invests at least 65% of total assets in the common stock of
Opportunities)      smaller, lesser-known U.S. companies that the portfolio
(Service Shares)    manager believes have above average prospects for growth.
                    For this Portfolio smaller companies are those with market capitalizations that fall within the range of companies in the Russell 2000 Index, which is an index that measures the performance of small companies. The median market capitalization of companies held by the Portfolio as of February 29, 2000 was $1.876 billion. Portfolio manager uses a "top-down" disciplined investment process, which includes extensive database screening, frequent fundamental research, identification and implementation of a brand-oriented approach in structuring the portfolio and a sell discipline.
                    Portfolio manager seeks to invest in companies expected to benefit most from the major social, economic and technological trends that are likely to shape the future of business and commerce over the next three to five years, and attempts to provide a framework for identifying the industries and companies expected to benefit most. This top-down approach is combined with rigorous fundamental research (a bottom-up approach) to guide stock selection and portfolio structure.

                    PRINCIPAL RISKS
                    The Portfolio may be affected by the following risks, among others: price volatility, market trends and inability to sell securities. Price volatility refers to the risk that the value of the Portfolio changes as the prices of its investments go up or down. Equity securities generally have higher volatility than most debt securities. The Portfolio invests in companies that the portfolio manager feels have above average prospects for growth, which may result in a higher risk of price volatility than a fund that emphasizes other styles of investing. Smaller companies may be more susceptible to price swings than larger companies because they have fewer financial resources, more limited product and market diversification and many are dependent on a few key managers. Market trends refers to the risk that from time to time the stock market may not favor the small sized growth securities in which the Portfolio invests. Inability to sell securities refers to the risk that securities of smaller companies usually trade in lower volume and may be less liquid than securities of larger, more established companies.

                    INVESTMENT ADVISOR: ING Investments, LLC.

THE PIMCO VARIABLE INSURANCE TRUST

PIMCO High Yield    INVESTMENT OBJECTIVE
                    Seeks maximum total return, consistent with preservation of capital and prudent investment management.

                    PRINCIPAL STRATEGIES
                    The portfolio seeks to achieve its investment objectives by investing under normal circumstances at least 65% of its assets in a diversified portfolio of high yield securities ("junk bonds") rated below investment grade but rated at least B by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The average portfolio duration of this Portfolio normally varies within a two-to six-year time frame based on PIMCO's forecast for interest rates. The Portfolio may invest up to 15% of its assets in euro-denominated securities and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio normally will hedge at least 75% of its exposure to the euro to reduce the risk of loss due to fluctuations in currency exchange rates. The Portfolio may invest up to 15% of its assets in derivative instruments, such as options, futures contracts or swap agreements.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, High Yield Risk, Interest Rate Risk, Credit Risk, Market Risk, Issuer Risk, Liquidity Risk, Derivatives Risk, Mortgage Risk, Foreign(non-US) Investment Risk,

                                      B26
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PORTFOLIO           DESCRIPTION
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                    Currency Risk, and Leveraging Risk.

                         MANAGER RISK-
                         Each Portfolio is subject to manager risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these will produce the desired results.

                         HIGH YIELD RISK-
                         Portfolios that invest in high yield securities and unrated securities of similar credit quality (commonly known as "junk bonds") may be subject to greater levels of interest rate, credit and liquidity risk than Portfolios that do not invest in such securities. High yield securities are considered predominately speculative with respect to the issuer's continuing ability to make principal and interest payments.

                         INTEREST RATE RISK-
                         As interest rates rise, the value of fixed income securities held by a Portfolio are likely to decrease.

                         CREDIT RISK-
                         A Portfolio could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings.

                         MARKET RISK-
                         The market price of securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets.

                         ISSUER-
                         The value of a security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.

                         LIQUIDITY RISK-
                         Liquidity risk exists when particular investments are difficult to purchase or sell. A Portfolio's investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price.

                         DERIVATIVES RISK-
                         Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolios may use are referenced under "Characteristics and Risks of Securities and Investment Techniques--Derivatives" in this Prospectus. Typically use derivatives as a substitute for taking a position in the underlying asset and/or part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, interest rate risk, market risk, credit risk management risk.

                         MORTGAGE RISK-
                         A Portfolio that purchases mortgage-related securities is subject to certain additional risks. Rising rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates.

                         FOREIGN (NON-U.S.) INVESTMENT RISK-
                         A Portfolio that invests in foreign securities may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers.

                         CURRENCY RISK-
                         Portfolios that invest directly in foreign currencies or in securities that trade in, and receive revenues in, U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in

                                      B27
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PORTFOLIO           DESCRIPTION
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                         value relative to the currency being hedged.

                         LEVERAGING RISK-
                         Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. PIMCO will segregate liquid assets or otherwise cover the transactions that may give rise to such risk.

                    INVESTMENT ADVISOR: Pacific Investment Management Company LLC (PIMCO)

PIMCO StocksPLUS    INVESTMENT OBJECTIVE
Growth and Income   Seeks total return which exceeds that of the S&P 500.

                    PRINCIPAL STRATEGIES
                    The Portfolio seeks to exceed the total return of the S&P 500 by investing under normal circumstances substantially all of its assets in S&P 500 derivatives, backed by a portfolio of Fixed Income Instruments. The Portfolio uses S&P 500 derivatives in addition to or in the place of S&P 500 stocks to attempt to equal or exceed the performance of the S&P 500. The value of S&P 500 derivatives closely track changes in the value of the index. However, S&P 500 derivatives may be purchased with a fraction of the assets that would be needed to purchase the equity securities directly, so that the remainder of the assets may be invested in Fixed Income Instruments. PIMCO actively manages the fixed income assets held by the Portfolio with a view toward enhancing the Portfolio's total return, subject to an overall portfolio duration which is normally not expected to exceed one year. Assets not invested in equity securities or derivatives may be invested in Fixed Income Instruments. The Portfolio may invest up to 10% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be comparable quality. The Portfolio may invest up to 20% of its assets in securities denominated in foreign currencies and may invest beyond this limit in U.S. dollar denominated securities of foreign issuers. The Portfolio will normally hedge at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rate. In addition, the Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income.

                    PRINCIPAL RISKS
                    Principal risks include Manager Risk, Interest Rate Risk, Credit Risk, Market Risk, Issuer Risk, Liquidity Risk, Derivatives Risk, Mortgage Risk, Foreign(non-US) Investment Risk, Currency Risk, and Leveraging Risk.

                         MANAGER RISK-
                         Each Portfolio is subject to manager risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these will produce the desired results.

                         INTEREST RATE RISK-
                         As interest rates rise, the value of fixed income securities held by a Portfolio are likely to decrease.

                         CREDIT RISK-
                         A Portfolio could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings.

                         MARKET RISK-
                         The market price of securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets.

                         ISSUER-
                         The value of a security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods

                                      B28
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INVESTMENT
PORTFOLIO           DESCRIPTION
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                         or services.

                         LIQUIDITY RISK-
                         Liquidity risk exists when particular investments are difficult to purchase or sell. A Portfolio's investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price.

                         DERIVATIVES RISK-
                         Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolios may use are referenced under "Characteristics and Risks of Securities and Investment Techniques--Derivatives" in this Prospectus. Typically use derivatives as a substitute for taking a position in the underlying asset and/or part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, interest rate risk, market risk, credit risk management risk.

                         MORTGAGE RISK-
                         A Portfolio that purchases mortgage-related securities is subject to certain additional risks. Rising rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates.

                         FOREIGN (NON-U.S.) INVESTMENT RISK-
                         A Portfolio that invests in foreign securities may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers.

                         CURRENCY RISK-
                         Portfolios that invest directly in foreign currencies or in securities that trade in, and receive revenues in, U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

                         LEVERAGING RISK-
                         Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. PIMCO will segregate liquid assets or otherwise cover the transactions that may give rise to such risk.

                    INVESTMENT ADVISER: Pacific Investment Management Company LLC (PIMCO)

PROFUNDS VP

ProFund VP Bull     INVESTMENT OBJECTIVE
                    Seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P 500
                    Stock Index.

                    PRINCIPAL STRATEGIES
                    Invests principally in a combination of securities and other financial instruments that in ProFund Advisors opinion should simulate the movement of the benchmark index, including futures contracts on stock indices and options on futures contracts, and equity caps, collars, floors, swaps, depository receipts and options on securities and stock indices. Uses a "passive" approach to investing referred to as "quantitative analysis." On the basis of this analysis, ProFund Advisors determines the type, quantity and mix of investment positions that a ProFund VP should hold to approximate the performance of its benchmark. ProFund Advisors does not make judgments about the investment merit of a particular stock, nor does it attempt to apply any economic, financial or market analysis. The ProFunds VP may invest in securities that are not included in their benchmarks if ProFund Advisors believes it is appropriate in view of the ProFunds' VP investment objectives. The ProFunds VP do not take temporary defensive positions.

                    PRINCIPAL RISKS

                                      B29
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INVESTMENT
PORTFOLIO           DESCRIPTION
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                         MARKET RISK -- The ProFunds VP are subject to market
                         risks that will affect the value of their shares, including general economic and market conditions, as well as developments that impact specific economic sectors, industries or companies. Investors in the ProFunds VP should normally lose money on days when the index underlying their benchmark declines.

                         EQUITY RISK -- The equity markets are volatile, and the value of securities and futures and options contracts may fluctuate dramatically from day-to-day. This volatility may cause the value of an investment in a ProFund VP to decrease.

                         CORRELATION RISK -- A number of factors may affect a ProFund VP's ability to achieve a high correlation with its benchmark. There can be, however, no guarantee that the ProFunds VP will be able to achieve a high level of correlation. A failure to achieve a high degree of correlation may prevent a ProFund VP from achieving its investment objective.

                         RISKS OF AGGRESSIVE INVESTMENT TECHNIQUES -- The ProFunds VP use investment techniques that may be considered aggressive. Risks associated with the use of options, swaps, futures contracts and other similar instruments, particularly when used to create leverage, include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlation between the price of the contract and the underlying security or index.

                         LIQUIDITY RISK -- In certain circumstances, such as the disruption of the orderly markets for financial instruments in which the ProFunds VP invest, the ProFunds VP might not be able to dispose of certain holdings quickly or at prices that represent true market value in the judgment of ProFund Advisors. This may prevent the ProFunds VP from limiting losses or realizing gains.

                         NON-DIVERSIFICATION RISK -- The ProFunds VP are classified as "non-diversified" under the federal securities laws. They have the ability to concentrate a relatively high percentage of their investments in the securities of a small number of companies, if ProFund Advisors determines that doing so is the most efficient means of meeting their daily objective. This would make the performance of a ProFund VP more susceptible to a single economic, political or regulatory event than a more diversified mutual fund might be.

                         SWAP COUNTERPARTY CREDIT RISK -- The ProFunds VP are subject to credit or performance risk on the amount each ProFund VP expects to receive from swap agreement counterparties. A swap counterparty default on its payment obligation to a ProFund VP will cause the value of the ProFund VP to decrease.

                    INVESTMENT ADVISOR: ProFund Advisors LLC

ProFund VP          INVESTMENT OBJECTIVE
Europe 30           Seeks daily investment results that correspond to the
                    performance of the ProFunds Europe 30 Index.

                    PRINCIPAL STRATEGIES
                    Invests in securities and other financial instruments, such as futures and options on futures and American Depository Receipts in pursuit of the portfolio's objective regardless of market conditions, trends or direction and seeks to provide correlation with the benchmark on a daily basis.

                    PRINCIPAL RISKS
                         MARKET RISK -- The ProFunds VP are subject to market risks that will affect the value of their shares, including general economic and market conditions, as well as developments that impact specific economic sectors, industries or companies. Investors in the ProFunds VP should normally lose money on days when the index underlying their benchmark declines.

                         EQUITY RISK -- The equity markets are volatile, and the value of securities and futures and options contracts may fluctuate dramatically from day-to-day. This volatility may cause the value of an investment in a ProFund VP to decrease.

                         CORRELATION RISK -- A number of factors may affect a ProFund VP's ability to achieve a high correlation with its benchmark. There can be, however, no guarantee that the ProFunds VP will be able to achieve a high level of correlation. A failure to achieve a high degree of correlation may prevent a ProFund VP from achieving its investment objective.

                         RISKS OF AGGRESSIVE INVESTMENT TECHNIQUES -- The ProFunds VP use investment techniques that may be considered aggressive. Risks associated with the use of options, swaps, futures

                                      B30
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INVESTMENT
PORTFOLIO           DESCRIPTION
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                         contracts and other similar instruments, particularly
                         when used to create leverage, include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlation between the price of the contract and the underlying security or index.

                         LIQUIDITY RISK -- In certain circumstances, such as the disruption of the orderly markets for financial instruments in which the ProFunds VP invest, the ProFunds VP might not be able to dispose of certain holdings quickly or at prices that represent true market value in the judgment of ProFund Advisors. This may prevent the ProFunds VP from limiting losses or realizing gains.

                         NON-DIVERSIFICATION RISK -- The ProFunds VP are classified as "non-diversified" under the federal securities laws. They have the ability to concentrate a relatively high percentage of their investments in the securities of a small number of companies, if ProFund Advisors determines that doing so is the most efficient means of meeting their daily objective. This would make the performance of a ProFund VP more susceptible to a single economic, political or regulatory event than a more diversified mutual fund might be.

                         SWAP COUNTERPARTY CREDIT RISK - The ProFunds VP are subject to credit or performance risk on the amount each ProFund VP expects to receive from swap agreement counterparties. A swap counterparty default on its payment obligation to a ProFund VP will cause the value of the ProFund VP to decrease.

                         In addition to these principal risks, ProFund VP Europe 30 is also subject to the risk of foreign investing, which may involve risks no typically associated with investing in U.S. securities alone:

                              Many foreign countries lack uniform accounting and disclosure standards, or have standards that differ from U.S. standards. Accordingly, the ProFund VP Europe 30 may not have access to adequate or reliable company information.

                              The ProFund VP Europe 30 will be subject to the market, economic and political risks of the countries where it invests or where the companies represented in its benchmark are located.

                              The value of ADRs could change significantly as the currencies strengthen or weaken relative to the U.S. dollar. ProFund Advisors does not engage in activities designed to hedge against foreign currency fluctuations.

                    INVESTMENT ADVISOR
                    ProFund Advisors LLC

ProFund VP          INVESTMENT OBJECTIVE
Small-Cap           Seeks daily investment results that correspond to the
                    performance of the Russell 2000 Index.

                    PRINCIPAL STRATEGIES
                    Invests in securities and other financial instruments, such as futures and options on futures in pursuit of the portfolio's objective regardless of market conditions, trends or direction and seeks to provide correlation with the benchmark on a daily basis.

                    PRINCIPAL RISKS
                         MARKET RISK -- The ProFunds VP are subject to market risks that will affect the value of their shares, including general economic and market conditions, as well as developments that impact specific economic sectors, industries or companies. Investors in the ProFunds VP should normally lose money on days when the index underlying their benchmark declines.

                         EQUITY RISK -- The equity markets are volatile, and the value of securities and futures and options contracts may fluctuate dramatically from day-to-day. This volatility may cause the value of an investment in a ProFund VP to decrease.

                         CORRELATION RISK -- A number of factors may affect a ProFund VP's ability to achieve a high correlation with its benchmark. There can be, however, no guarantee that the ProFunds VP will be able to achieve a high level of correlation. A failure to achieve a high degree of correlation may prevent a ProFund VP from achieving its investment objective.

                         RISKS OF AGGRESSIVE INVESTMENT TECHNIQUES -- The ProFunds VP use investment techniques that may be considered aggressive. Risks associated with the use of options, swaps, futures contracts and other similar instruments, particularly when used to create leverage, include potentially dramatic price changes (losses) in the value of the instruments and imperfect

                                      B31

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                         correlation between the price of the contract and the underlying security or index.

                         LIQUIDITY RISK -- In certain circumstances, such as the disruption of the orderly markets for financial instruments in which the ProFunds VP invest, the ProFunds VP might not be able to dispose of certain holdings quickly or at prices that represent true market value in the judgment of ProFund Advisors. This may prevent the ProFunds VP from limiting losses or realizing gains.

                         NON-DIVERSIFICATION RISK -- The ProFunds VP are classified as "non-diversified" under the federal securities laws. They have the ability to concentrate a relatively high percentage of their investments in the securities of a small number of companies, if ProFund Advisors determines that doing so is the most efficient means of meeting their daily objective. This would make the performance of a ProFund VP more susceptible to a single economic, political or regulatory event than a more diversified mutual fund might be.

                         SWAP COUNTERPARTY CREDIT RISK - The ProFunds VP are subject to credit or performance risk on the amount each ProFund VP expects to receive from swap agreement counterparties. A swap counterparty default on its payment obligation to a ProFund VP will cause the value of the ProFund VP to decrease.

                         In addition to these Principal Risks, ProFund VP Small-Cap is subject to small company investment risk. The ProFund VP Small-Cap could experience greater risks than a fund which invests primarily in large capitalized, widely traded companies, such as:

                              Small company stocks tend to have greater fluctuations in price than the stocks of large companies;

                              There can be a shortage of reliable information on certain small companies, which at times can pose a risk;

                              Small companies tend to lack the financial and personnel resources to handle industry wide setbacks and, as a result, such setbacks could have a greater effect on the companies share prices; and

                              Small company stocks are typically less liquid than large company stocks and liquidating positions in turbulent market conditions could become difficult.

                    INVESTMENT ADVISOR: ProFund Advisors LLC

THE PRUDENTIAL SERIES FUND, INC.

Jennison            INVESTMENT OBJECTIVE
                    Seeks to achieve long-term growth of capital.
(Class II Shares)
                    PRINCIPAL STRATEGIES
                    Invests primarily in equity securities of major, established corporations that the investment adviser believes offer above-average growth prospects. May invest up to 30% of total assets in foreign securities. Stocks are selected on a company-by-company basis using fundamental analysis. Investment adviser looks for companies that have had growth in earnings and sales, high returns on equity and assets or other strong financial characteristics. Normally invests 65% of total assets in common stocks and preferred stocks of companies with capitalization in excess of $1 billion.

                    PRINCIPAL RISKS
                    Principal risks of investing in the Portfolio are: company risk, derivatives risk, foreign investment risk, management risk, and market risk. Company risk refers to the risk that the price of the stock of a particular company can vary based on a variety of factors, such as the company's financial performance, changes in management and product trends, and the potential for takeover and acquisition. Investing in foreign securities generally involves more risk than investing in securities of U.S. issuers. Derivatives are subject to a number of risks, including liquidity risk, interest rate risk, market risk, credit risk and management risk. A portfolio investing in a derivative instrument could lose more than the principal amount invested. Foreign investment risk includes: foreign market risk, currency risk and political developments. Foreign markets, especially those in developing countries, tend to be more volatile than U.S. markets and are generally not subject to regulatory requirements comparable to those in the U.S. Because of differences in accounting standards and custody and

                                      B32

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

                    settlement practices, investing in foreign securities generally involves more risk than investing in securities of U.S. issuers. Currency risk refers to the risk that changes in currency exchange rates may affect the value of foreign securities held by the Portfolio and the amount of income available for distribution. Political developments may adversely affect the value of the Portfolio's foreign securities. Actively managed portfolios are subject to management risk, because there is no guarantee that the investment decisions made by the subadvisers for the portfolios will be successful. Common stocks are subject to market risk stemming from factors independent of any particular security. Factors affecting market risk include political events, broad economic and social changes, and the mood of the investing public. Stocks issued by smaller companies may fluctuate in value more than the stocks of larger, more established companies.

                    INVESTMENT ADVISER: Prudential Investments LLC

                    SUB-ADVISOR: Jennison Associates LLC (Jennison)

SP Jennison         INVESTMENT OBJECTIVE
International       Seeks long-term growth of capital.
Growth
                    PRINCIPAL STRATEGIES
(Class II Shares)   Invests in equity-related securities of foreign issuers that the subadviser thinks will increase in value over a period of years. Invests primarily in the common stock of large and medium-sized foreign companies. Under normal circumstances, invests at least 65% of total assets in common stock of foreign companies operating or based in at least five different countries. Looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies. These companies typically have characteristics such as above average growth in earnings and cash flow, improving profitability, strong balance sheets, management strength and strong market share for its products. Also tries to buy such stocks at attractive prices in relation to their growth prospects.

                    PRINCIPAL RISKS
                    Significant risks of investing in the Portfolio are: company risk, credit risk, derivatives risk, foreign investment risk, interest rate risk, and market risk. Company risk refers to the risk that the price of the stock of a particular company can vary based on a variety of factors, such as the company's financial performance, changes in management and product trends, and the potential for takeover and acquisition. Credit risk refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they are due. Derivatives are subject to interest rate risk, market risk and credit risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Investing in foreign securities generally involves more risk than investing in securities of U.S. issuers such as: foreign market risk, currency risk and political developments. Foreign markets, especially those in developing countries, tend to be more volatile than U.S. markets and are generally not subject to regulatory requirements comparable to those in the U.S. Differences in accounting standards and custody and settlement practices of foreign securities generally involve more risk than investing in securities of U.S. issuers. Currency risk refers to the risk that changes in currency exchange rates may affect the value of foreign securities held by the Portfolio and the amount of income available for distribution. Political developments may adversely affect the value of the Portfolio's foreign securities. Interest rate risk refers to the risk that fixed income securities could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Common stocks are subject to market risk stemming from factors independent of any particular security. Factors affecting market risk include political events, broad economic and social changes, and the mood of the investing public. Stocks issued by smaller companies may fluctuate in value more than the stocks of larger, more established companies.

                    INVESTMENT ADVISER: Prudential Investments LLC

                    SUB-ADVISOR: Jennison Associates LLC (Jennison)

                                      B33

--------------------------------------------------------------------------------
                        MORE INFORMATION ABOUT THE TRUSTS
--------------------------------------------------------------------------------

INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES

GCG TRUST
Directed Services, Inc. ("Directed Services") serves as the overall manager to each portfolio of The GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolio, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not The GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

PIMCO VARIABLE INSURANCE TRUST
Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of The PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year, each fee based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering The PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

ING VARIABLE INSURANCE TRUST AND ING VARIABLE PRODUCTS TRUST
ING Investments, LLC ("ING Investments") serves as the overall manager of ING Variable Insurance Trust and ING Variable Products Trust. ING Investments supervises all aspects of the Trusts' operations and provides investment advisory services to the portfolios of the Trusts, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Investments, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of the portfolio, ING Investments does not bear any portfolio expenses.

PRUDENTIAL SERIES FUND, INC.
The Prudential Insurance Company of America ("Prudential") and its subsidiary, Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisers to the Prudential Series Fund, Inc. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-adviser and to provide day-to-day management. Prudential and PIFM pay the sub-adviser out of the fee they receive from the Prudential Series Fund. Each portfolio pays its own administrative costs.

PROFUNDS
ProFunds Advisors LLC serves as the investment advisor of the ProFunds. The ProFunds pay ProFunds Advisors LLC a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs.

                                      B34

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and six portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2001, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2002 range from 0.54% to 1.86%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

                                      B35

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

--------------------------------------------------------------------------------
                                   APPENDIX C
--------------------------------------------------------------------------------

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of Surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
          $115,000 x  [(1.05/1.0625)^(2,555/365) -1] = -$9,143

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $105,857 ($115,000 - $9,143 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
          $115,000 x  [(1.05/1.0425)^(2,555/365) -1] = $5,918

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $120,918 ($115,000 + $5,918 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $`250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

                                       C1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =
          [($128,000/(1.05/1.0625))^(2,555/365) -1] = $139,055

     Then calculate the Market Value Adjustment on that amount.

     3.   Market Value Adjustment =
          $139,055 x  [(1.05/1.0625)^(2,555/365) -1 = -$11,055

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the Market Value Adjustment of $11,055, for a total reduction in the Fixed Interest Allocation of $139,055.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =
          [($128,000/(1.05/1.0425))^(2,555/365) -1] = $121,736

     Then calculate the Market Value Adjustment on that amount.

     3.   Market Value Adjustment =
          $121,736 x x  [(1.05/1.0425)^(2,555/365) -1 = $6,265

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $6,265, for a total reduction in the Fixed Interest Allocation of $121,736.

                                       C2

--------------------------------------------------------------------------------
                                   APPENDIX D
--------------------------------------------------------------------------------

                 SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third contract years, for total premium payments under the Contract of $30,000. It also assumes a withdrawal at the beginning of the fourth contract year of 20% of the contract value of $35,000.

In this example, $5,250 ($35,000 x .15) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $7,000 ($35,000 x .20). Therefore, $1,750 ($7,000 -
$5,250) is considered an excess withdrawal of a part of the initial premium payment of $10,000 and would be subject to a 4% surrender charge of $70 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

                                       D1

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

                             ING VARIABLE ANNUITIES

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                  ReliaStar Life Insurance Company of New York
                   is a stock company domiciled in New York.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DVAP-121814                                                           04/02/2002

ING VARIABLE ANNUITIES

ReliaStar Life Insurance Company of New York
Separate Account NY-B of ReliaStar Life Insurance Company of New York

--------------------------------------------------------------------------------
                                   PROFILE OF

                            GOLDENSELECT DVA PLUS(R)
                          FEATURING THE GALAXY VIP FUND

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

                                  APRIL 2, 2002

     -------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
     -------------------------------------------------------------------

--------------------------------------------------------------------------------

1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and ReliaStar Life Insurance Company of New York ("ReliaStar of NY"). It is offered exclusively to customers of Fleet Financial Group, Inc. and its affiliates. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of the mutual fund investment portfolios through our Separate Account NY-B and/or (ii) in a fixed account of ReliaStar of NY with guaranteed interest periods. The mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by ReliaStar of NY as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

DVA PLUS PROFILE                                         PROSPECTUS BEGINS AFTER
                                                          PAGE 9 OF THIS PROFILE

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

     ----------------------------------------------------------------------------------------------
                                 ANNUITY OPTIONS
     ----------------------------------------------------------------------------------------------
     Option 1    Income for a fixed    Payments are made for a specified number of years to you
                 period                or your beneficiary.
     ----------------------------------------------------------------------------------------------
     Option 2    Income for life       Payments are made for the rest of your life or longer for a
                 with a period         specified period such as 10 or 20 years or until the total
                 certain               amount used to buy this option has been repaid. This
                                       option comes with an added guarantee that payments  will
                                       continue to your beneficiary  for  the  remainder of such
                                       period if you should die during the period.
     ----------------------------------------------------------------------------------------------
     Option 3    Joint life income     Payments are made for  your life and the life of  another
                                       person (usually your spouse).
     ----------------------------------------------------------------------------------------------
     Option 4    Annuity plan          Any other annuitization plan that we choose to offer on the annuity start date.
     ----------------------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? Contracts offered by the prospectus accompanying this Profile are available only to customers of Fleet Boston Financial Corporation and its affiliates. The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

                                        2                       DVA PLUS PROFILE

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract: (1) if you are looking for a short-term investment; (2) if you cannot risk getting back less money than you put in; or (3) your assets are in a plan which provides for tax-deferral and you see no other reason to purchase this Contract.

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into: (1) the fixed account with guaranteed interest periods of 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following mutual fund investment portfolios through our Separate Account NY-B. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
          All Cap Series                     International Equity Series      Mid-Cap Growth Series
          Capital Appreciation Series        Internet TollkeeperSM Series     Real Estate Series
          Capital Growth Series              Investors Series                 Research Series
          Core Bond Series                   J.P. Morgan Fleming Small        Small Cap Series
          Developing World Series              Cap Equity                     Special Situations
          Diversified Mid-Cap Series         Janus Growth and Income          Strategic Equity Series
          Equity Income Series               Large Cap Value Series           Total Return Series
          Fully Managed Series               Limited Maturity Bond Series     Value Equity Series
          Growth Series                      Liquid Asset Series              Van Kampen Growth and
          Hard Assets Series                 Managed Global Series              Income

     THE GALAXY VIP FUND                                    THE PIMCO VARIABLE INSURANCE TRUST
          Asset Allocation Fund                                  PIMCO High Yield Portfolio
          Equity Fund                                            PIMCO StocksPLUS Growth
          Growth and Income Fund                                   and Income Portfolio
          High Quality Bond Fund
          Small Company Growth Fund                         PROFUNDS
                                                                 ProFund VP Bull
     ING VARIABLE INSURANCE TRUST                                ProFund VP Europe 30
          (FORMERLY PILGRIM VARIABLE INSURANCE TRUST)            ProFund VP Small-Cap
          ING VP Worldwide Growth Portfolio
            (formerly Pilgrim VIT Worldwide                 PRUDENTIAL SERIES FUND, INC.
            Growth Portfolio)                                    Jennison Portfolio (Class II)
                                                                   (formerly Prudential Jennison Portfolio)
     ING VARIABLE PRODUCTS TRUST                                 SP Jennison International Growth Portfolio
          (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST)               (Class II)
          ING VP Growth Opportunities Portfolio
            (Service Shares) (formerly Pilgrim VP Growth
            Opportunities Portfolio)
          ING VP MagnaCap Portfolio (Service Shares)
            (formerly Pilgrim VP MagnaCap Portfolio
          ING VP SmallCap Opportunities Portfolio
            (Service Shares) (formerly Pilgrim VP SmallCap
            Opportunities Portfolio)

     Internet TollkeeperSM is a service mark of Goldman, Sachs & Co.


                                        3                       DVA PLUS PROFILE

5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts an annual contract administrative charge of $30, and if you invest in an investment portfolio, a mortality and expense risk charge and an asset-based administrative charge. The mortality and expense risk charge and the asset-based administrative charge are deducted daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

                                           STANDARD      ANNUAL RATCHET ENHANCED
                                         DEATH BENEFIT        DEATH BENEFIT
                                         -------------        -------------
     Mortality & Expense Risk Charge         1.10%                1.25%
     Asset-Based Administrative Charge       0.15%                0.15%
                                             ----                 ----
          Total                              1.25%                1.40%

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.55% to 1.86% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount in any year is 15% of your contract value on the date of the withdrawal less any prior withdrawals during that contract year. The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment.

     COMPLETE YEARS ELAPSED               0   1   2   3   4   5   6   7+
          SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                     7%  6%  5%  4%  3%  2%  1%  0%

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column includes the maximum mortality and expense risk charge, the asset-based administrative charge, and reflects the annual contract administrative charge as 0.04% (based on an average contract value of $79,000). The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and is based on actual expenses as of December 31, 2001, except for portfolios that commenced operations during 2001 where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10. The 1-Year examples above include a 7% surrender charge. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Annual Ratchet Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

                                        4                       DVA PLUS PROFILE

------------------------------------------------------------------------------------------------------------------
                                                                                                    EXAMPLES:
                                                          TOTAL ANNUAL                              ---------
                                          TOTAL ANNUAL     INVESTMENT       TOTAL     TOTAL CHARGES AT THE END OF:
                                            INSURANCE      PORTFOLIO       ANNUAL
INVESTMENT PORTFOLIO                         CHARGES        CHARGES        CHARGES        1 YEAR       10 YEARS
------------------------------------------------------------------------------------------------------------------
THE GCG TRUST
All Cap                                        1.43%          1.01%          2.44%        $   95        $  278
------------------------------------------------------------------------------------------------------------------
Capital Appreciation                           1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------
Capital Growth                                 1.43%          1.02%          2.45%        $   95        $  279
------------------------------------------------------------------------------------------------------------------
Capital Guardian Small Cap                     1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------
Core Bond                                      1.43%          1.01%          2.44%        $   95        $  278
------------------------------------------------------------------------------------------------------------------
Developing World                               1.43%          1.76%          3.19%        $  102        $  349
------------------------------------------------------------------------------------------------------------------
Diversified Mid-Cap                            1.43%          1.01%          2.44%        $   95        $  278
------------------------------------------------------------------------------------------------------------------
Equity Income                                  1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------
Fully Managed                                  1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------
Growth                                         1.43%          1.02%          2.45%        $   95        $  279
------------------------------------------------------------------------------------------------------------------
Hard Assets                                    1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------
International Equity                           1.43%          1.26%          2.69%        $   97        $  302
------------------------------------------------------------------------------------------------------------------
Internet Tollkeeper                            1.43%          1.86%          3.29%        $  103        $  359
------------------------------------------------------------------------------------------------------------------
Investors                                      1.43%          1.01%          2.44%        $   95        $  278
------------------------------------------------------------------------------------------------------------------
Janus Growth and Income                        1.43%          1.11%          2.54%        $   96        $  288
------------------------------------------------------------------------------------------------------------------
Large Cap Value                                1.43%          1.01%          2.44%        $   95        $  278
------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond                          1.43%          0.54%          1.97%        $   90        $  230
------------------------------------------------------------------------------------------------------------------
Liquid Asset                                   1.43%          0.54%          1.97%        $   90        $  230
------------------------------------------------------------------------------------------------------------------
Managed Global                                 1.43%          1.26%          2.69%        $   97        $  302
------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth                                 1.43%          0.89%          2.32%        $   94        $  266
------------------------------------------------------------------------------------------------------------------
Real Estate                                    1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------
Research                                       1.43%          0.89%          2.32%        $   94        $  266
------------------------------------------------------------------------------------------------------------------
Special Situations                             1.43%          1.11%          2.54%        $   96        $  288
------------------------------------------------------------------------------------------------------------------
Strategic Equity                               1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------
Total Return                                   1.43%          0.89%          2.32%        $   94        $  266
------------------------------------------------------------------------------------------------------------------
Value Equity                                   1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------
Van Kampen Growth and Income                   1.43%          0.95%          2.38%        $   94        $  272
------------------------------------------------------------------------------------------------------------------

THE GALAXY VIP FUND
------------------------------------------------------------------------------------------------------------------
Asset Allocation                               1.43%          1.03%          2.46%        $   95        $  280
------------------------------------------------------------------------------------------------------------------
Equity                                         1.43%          1.02%          2.45%        $   95        $  279
------------------------------------------------------------------------------------------------------------------
Growth and Income                              1.43%          1.42%          2.85%        $   99        $  318
------------------------------------------------------------------------------------------------------------------
High Quality Bond                              1.43%          1.07%          2.50%        $   95        $  284
------------------------------------------------------------------------------------------------------------------
Small Company Growth                           1.43%          2.54%          3.97%        $  110        $  418
------------------------------------------------------------------------------------------------------------------

ING VARIABLE INSURANCE TRUST
ING VP Worldwide Growth                        1.43%          1.23%          2.66%        $   97        $  299

ING VARIABLE PRODUCTS TRUST
------------------------------------------------------------------------------------------------------------------
ING VP Growth
  Opportunities                                1.43%          1.10%          2.53%        $   96        $  287
------------------------------------------------------------------------------------------------------------------
ING VP MagnaCap                                1.43%          1.10%          2.53%        $   96        $  287
------------------------------------------------------------------------------------------------------------------
ING VP SmallCap
  Opportunities                                1.43%          1.10%          2.53%        $   96        $  287
------------------------------------------------------------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield                               1.43%          0.75%          2.18%        $   92        $  251
------------------------------------------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                            1.43%          0.65%          2.08%        $   91        $  241
------------------------------------------------------------------------------------------------------------------

                                        6                       DVA PLUS PROFILE

------------------------------------------------------------------------------------------------------------------
                                                                                                    EXAMPLES:
                                                          TOTAL ANNUAL                              ---------
                                          TOTAL ANNUAL     INVESTMENT       TOTAL     TOTAL CHARGES AT THE END OF:
                                            INSURANCE      PORTFOLIO       ANNUAL
INVESTMENT PORTFOLIO                         CHARGES        CHARGES        CHARGES        1 YEAR       10 YEARS
------------------------------------------------------------------------------------------------------------------
PROFUNDS
ProFund VP Bull                                1.43%          1.98%          3.41%        $  104        $  369
------------------------------------------------------------------------------------------------------------------
ProFund VP Europe 30                           1.43%          2.25%          3.68%        $  107        $  393
------------------------------------------------------------------------------------------------------------------
ProFund VP Small-Cap                           1.43%          1.89%          3.32%        $  103        $  361

THE PRUDENTIAL SERIES FUND
------------------------------------------------------------------------------------------------------------------
Jennison                                       1.43%          1.04%          2.47%        $   95        $  281
------------------------------------------------------------------------------------------------------------------
SP Jennison
  International Growth                         1.43%          2.26%          3.69%        $  107        $  394
------------------------------------------------------------------------------------------------------------------

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. The 1 Year examples above include a 7% surrender charge. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request. If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable amount withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 9. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for at least the entire calendar year of 2001. These numbers reflect the deduction of the mortality and expense risk charge (based on the Annual Ratchet Enhanced Death Benefit), the asset-based administrative charge and the annual contract fee, but do not reflect deductions for surrender charges, if any. If surrender charges were reflected, they would have the effect of reducing performance. Please keep in mind that past performance is not a guarantee of future results.

                                        6                       DVA PLUS PROFILE

----------------------------------------------------------------------------------------------------------
                                                                           CALENDAR YEAR
INVESTMENT PORTFOLIO                                        2001         2000         1999         1998
----------------------------------------------------------------------------------------------------------
Managed by A I M  Capital Management, Inc.
     Capital Appreciation(1)                                -14.23%      -16.44%       22.86%       11.06%
     Strategic Equity(2)                                    -22.31%      -13.71%       54.02%       -0.61%
----------------------------------------------------------------------------------------------------------
Managed by Alliance Capital Management L.P.
     Capital Growth(2)                                      -14.98%      -18.31%       23.76%       10.37%
----------------------------------------------------------------------------------------------------------
Managed by Baring International Investment Limited
     Developing World(2)                                     -6.61%      -34.76%       59.36%          --
     Hard Assets(2)                                         -13.39%       -6.10%       21.62%      -30.61%
----------------------------------------------------------------------------------------------------------
Managed by Capital Guardian Trust Company
     Managed Global(3)                                      -13.18%      -15.79%       60.98%       27.47%
     Capital Guardian Small Cap(3)                           -2.89%      -19.43%       48.46%       19.25%
     Large Cap Value                                         -5.01%          --           --           --
----------------------------------------------------------------------------------------------------------
Managed by Eagle Asset Management, Inc.
     Value Equity                                            -5.80%        7.22%       -0.93%        0.09%
----------------------------------------------------------------------------------------------------------
Managed by Fidelity Research & Management Company
     Diversified Mid-Cap Series                              -7.98%          --           --           --
----------------------------------------------------------------------------------------------------------
Managed by Fleet Investment Advisors Inc.
     Equity Fund                                            -19.21%       -3.26%          --           --
     Growth and Income Fund                                  -5.29%        4.06%          --           --
     Small Company Growth Fund                               -1.59%      -10.28%          --           --
     Asset Allocation Fund                                   -8.73%        0.69%          --           --
     High Quality Bond Fund                                   5.86%       11.26%          --           --
----------------------------------------------------------------------------------------------------------
Managed By ING Investments, LLC
     ING VP Worldwide Growth                                -19.79%          --           --           --
     International Equity                                   -23.86%      -26.96%       51.26%        3.85%
----------------------------------------------------------------------------------------------------------
Managed by ING Investment Management, LLC
     Limited Maturity Bond                                    7.28%        6.19%       -0.32%        5.33%
     Liquid Asset                                             2.37%        4.53%        3.23%        3.54%
----------------------------------------------------------------------------------------------------------
Managed by Janus Capital Management LLC
     Growth(2)                                              -31.25%      -23.11%       75.61%       25.01%
     Janus Growth and Income                                -10.81%          --           --           --
     Special Situations                                      -6.39%          --           --           --
----------------------------------------------------------------------------------------------------------
Managed by Jennison Associates LLC
     Jennison                                               -26.79%          --           --           --
     SP Jennison International Growth                       -36.86%          --           --           --
----------------------------------------------------------------------------------------------------------
Managed by Massachusetts Financial Services Company
     Mid-Cap Growth                                         -24.73%        6.63%       76.52%       21.06%
     Research                                               -22.59%       -5.91%       22.45%       21.29%
     Total Return                                            -0.92%       14.84%        1.89%        9.99%
----------------------------------------------------------------------------------------------------------
Managed By Pacific Investment Management Company
     Core Bond (4)                                            0.99%       -0.49%       -9.94%       10.25%
     PIMCO High Yield                                         0.88%       -2.28%        1.54%          --
     PIMCO StocksPLUS Growth and Income                     -12.72%      -10.79%       18.14%          --
----------------------------------------------------------------------------------------------------------
Managed by Salomon Brothers Asset Management, Inc.
     All Cap                                                  0.45%          --           --           --
     Investors                                               -5.65%          --           --           --
----------------------------------------------------------------------------------------------------------
Managed by T. Rowe Price Associates, Inc.
     Equity Income(2)                                        -0.10%       11.32%       -2.15%        6.71%
     Fully Managed                                            8.35%       20.23%        5.39%        4.37%

                                        7                       DVA PLUS PROFILE

----------------------------------------------------------------------------------------------------------
                                                                           CALENDAR YEAR
INVESTMENT PORTFOLIO                                        2001         2000         1999         1998
----------------------------------------------------------------------------------------------------------
Managed by Van Kampen
     Van Kampen Growth and Income                           -13.22%       -3.51%       14.22%       12.50%
     Real Estate                                              6.59%       29.13%       -5.19%      -14.70%

--------------------------------
     (1)  Prior to April 1, 1999, a different firm managed the Portfolio.
     (2)  Prior to March 1, 1999, a different firm managed the Portfolio.
     (3)  Prior to February 1, 2000, a different firm managed the Portfolio.
     (4) Prior to May 1, 2001, a different firm managed the Portfolio using a different investment style.

9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, or (ii) the Annual Ratchet Enhanced Death Benefit. The Annual Ratchet Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the Standard Death Benefit, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals; or

     3)   the cash surrender value.

Under the Annual Ratchet Enhanced Death Benefit, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we subtract any withdrawals made since the preceding day (including any market value adjustment applied to such withdrawal), and then we subtract for any associated surrender charges. That amount becomes the new enhanced death benefit.

                                        8                       DVA PLUS PROFILE

NOTE: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a full refund of your contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, we will include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium you paid.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus.

     ADDITIONAL FEATURES. This Contract has other features that may interest you. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month, which may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Within limits these withdrawals will not result in any surrender charge. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     1000 WOODBURY ROAD, SUITE 102
     WOODBURY, NEW YORK 11797

     (800) 963-9539

or your registered representative.

                                        9                       DVA PLUS PROFILE

                       This page intentionally left blank.

--------------------------------------------------------------------------------
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE
COMPANY OF NEW YORK

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS

                              GOLDENSELECT DVA PLUS
                          FEATURING THE GALAXY VIP FUND
--------------------------------------------------------------------------------

                                                                   APRIL 2, 2002

     This prospectus describes GoldenSelect DVA Plus, an individual deferred variable annuity contract (the "Contract") offered by ReliaStar Life Insurance Company of New York ("ReliaStar of NY," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

     The Contract provides a means for you to invest your premium payments in one or more of the mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have a right to return a Contract within 10 days after you receive it for a full refund of the contract value (which may be more or less than the premium payments you paid).

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated April 2, 2002, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at 1000 Woodbury Road Suite 102 Woodbury, New York 11797 or call (800) 963-9539, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN ANY SUBACCOUNT THROUGH THE GCG TRUST, THE GALAXY VIP FUND, THE PIMCO VARIABLE INSURANCE TRUST, THE ING VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, INC., THE ING VARIABLE PRODUCTS TRUST, OR THE PROFUNDS IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY A BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------

     The investment portfolios available under your Contract and the portfolio managers are:

A I M CAPITAL MANAGEMENT, INC.
     Capital Appreciation Series
     Strategic Equity Series

ALLIANCE CAPITAL MANAGEMENT L. P.
     Capital Growth Series

BARING INTERNATIONAL INVESTMENT, LIMITED
  (AN AFFILIATE)
     Developing World Series
     Hard Assets Series

CAPITAL GUARDIAN TRUST COMPANY
     Large Cap Value Series
     Managed Global Series
     Capital Guardian Small Cap Series

EAGLE ASSET MANAGEMENT, INC
     Value Equity Series

FIDELITY MANAGEMENT & RESEARCH COMPANY
     Asset Allocation Growth Series
     Diversified Mid-Cap Series

FLEET INVESTMENT ADVISORS INC.
     Asset Allocation Fund
     Equity Fund
     Growth and Income Fund
     High Quality Bond Fund
     Small Company Growth Fund

GOLDMAN SACHS ASSET MANAGEMENT
     Internet TollkeeperSM Series

ING INVESTMENT MANAGEMENT, LLC
  (AN AFFILIATE)
     Limited Maturity Bond Series
     Liquid Asset Series

ING INVESTMENTS, LLC (AN AFFILIATE)
  (FORMERLY ING PILGRIM INVESTMENTS, LLC)
     International Equity
     ING VP Worldwide Growth Portfolio
       (formerly Pilgrim VIT Worldwide Growth Portfolio)
     ING VP Growth Opportunities Portfolio
       (formerly Pilgrim VP Growth Opportunities Portfolio)
     ING VP MagnaCap Portfolio
       (formerly Pilgrim VP MagnaCap Portfolio)
     ING VP SmallCap Opportunities Portfolio
       (formerly Pilgrim VP SmallCap Opportunities )
                  Portfolio)

JANUS CAPITAL MANAGEMENT LLC
     Growth Series
     Janus Growth and Income Series
     Special Situations Series

JENNISON ASSOCIATES LLC
     Prudential Jennison Portfolio
     SP Jennison International Growth Portfolio

MASSACHUSETTS FINANCIAL SERVICES COMPANY
     Mid-Cap Growth Series
     Research Series
     Total Return Series

PACIFIC INVESTMENT MANAGEMENT COMPANY
     Core Bond Series
     PIMCO High Yield Bond Portfolio
     PIMCO StocksPLUS Growth and Income Portfolio

PROFUND ADVISORS LLC
     ProFund VP Bull
     ProFund VP Europe 30
     ProFund VP Small-Cap

SALOMON BROTHERS ASSET MANAGEMENT, INC
     All Cap Series
     Investors Series

T. ROWE PRICE ASSOCIATES, INC.
     Equity Income Series
     Fully Managed Series

VAN KAMPEN
     Real Estate
     Van Kampen Growth and Income

Internet TollkeeperSM Series is a service mark of Goldman, Sachs & Co.

The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account NY-B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            PAGE
    Index of Special Terms .............................................       1
    Fees and Expenses ..................................................       2
    Performance Information ............................................      10
          Accumulation Unit ............................................      10
          The Net Investment Factor ....................................      10
          Condensed Financial Information ..............................      10
          Financial Statements .........................................      11
          Performance Information ......................................      11
    ReliaStar Life Insurance Company of New York .......................      12
    The Trusts .........................................................      12
    ReliaStar of NY Separate Account NY-B ..............................      13
    The Fixed Interest Allocation ......................................      14
          Selecting a Guaranteed Interest Period .......................      14
          Guaranteed Interest Rates ....................................      14
          Transfers from a Fixed Interest Allocation ...................      15
          Withdrawals from a Fixed Interest Allocation .................      15
          Market Value Adjustment ......................................      16
    The Annuity Contract ...............................................      16
          Contract Date and Contract Year ..............................      17
          Annuity Start Date ...........................................      17
          Contract Owner ...............................................      17
          Annuitant ....................................................      17
          Beneficiary ..................................................      18
          Purchase and Availability of the Contract ....................      18
          Crediting of Premium Payments ................................      19
          Administrative Procedures ....................................      19
          Contract Value ...............................................      20
          Cash Surrender Value .........................................      20
          Surrendering to Receive the Cash Surrender Value .............      20
          The Subaccounts ..............................................      21
          Addition, Deletion or Substitution of Subaccounts
               and Other Changes .......................................      21
          The Fixed Account ............................................      21
          Other Contracts ..............................................      21
          Other Important Provisions ...................................      21
    Withdrawals ........................................................      22
    Transfers Among Your Investments ...................................      24
    Death Benefit Choices ..............................................      26
          Death Benefit During the Accumulation Phase ..................      26
              Standard Death Benefit ...................................      26
              Annual Ratchet Enhanced Death Benefit ....................      26
          Death Benefit During the Income Phase ........................      27
          Required Distributions upon Contract Owner's Death ...........      27
    Charges and Fees ...................................................      28
          Charge Deduction Subaccount ..................................      28
          Charges Deducted from the Contract Value .....................      28
          Charges Deducted from the Subaccounts ........................      29
          Trust and Fund Expenses ......................................      30
    The Annuity Options ................................................      30
          Annuitization of Your Contract ...............................      30
          Selecting the Annuity Start Date .............................      31
          Frequency of Annuity Payments ................................      31

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------
                                                                            PAGE
          The Annuity Options ..........................................      31
          Payment When Named Person Dies ...............................      32
    Other Contract Provisions ..........................................      32
    Other Information ..................................................      34
    Federal Tax Considerations .........................................      35
    More Information About ReliaStar Life Insurance
          Company of New York ..........................................      40
    Financial Statements of ReliaStar Life Insurance
          Company of New York ..........................................      53
    Statement of Additional Information
          Table of Contents ............................................      81
    Appendix A
          Condensed Financial Information ..............................      A1
    Appendix B
          The Investment Portfolios ....................................      B1
    Appendix C
          Market Value Adjustment Examples .............................      C1
    Appendix D
          Surrender charge for Excess Withdrawals Example ..............      D1

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------
The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                            PAGE

Accumulation Unit                       10

Annual Ratchet Enhanced Death Benefit   26

Annuitant                               17

Annuity Start Date                      17

Cash Surrender Value                    20

Contract Date                           17

Contract Owner                          17

Contract Value                          20

Contract Year                           17

Fixed Interest Allocation               14

Free Withdrawal Amount                  28

Market Value Adjustment                 16

Net Investment Factor                   10

Standard Death Benefit                  26

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS            CORRESPONDING TERM USED IN THE CONTRACT

Accumulation Unit Value                 Index of Investment Experience

Annuity Start Date                      Annuity Commencement Date

Contract Owner                          Owner or Certificate Owner

Contract Value                          Accumulation Value

Transfer Charge                         Excess Allocation Charge

Fixed Interest Allocation               Fixed Allocation

Free Look Period                        Right to Examine Period

Guaranteed Interest Period              Guarantee Period

Subaccount(s)                           Division(s)

Net Investment Factor                   Experience Factor

Regular Withdrawals                     Conventional Partial Withdrawals

Withdrawals                             Partial Withdrawals

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

     Surrender Charge:

          COMPLETE YEARS ELAPSED          0   1   2   3   4   5   6   7+
               SINCE PREMIUM PAYMENT
          SURRENDER CHARGE                7%  6%  5%  4%  3%  2%  1%  0%

Transfer Charge ......................................................    None**

* If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE

Administrative Charge ................................................    $ 30
(We waive this charge if the total of your premium payments is $100,000 or more, or if your contract value at the end of a contract year is $100,000 or more.)

SEPARATE ACCOUNT NY-B ANNUAL CHARGES***

                                           STANDARD      ANNUAL RATCHET ENHANCED
                                         DEATH BENEFIT        DEATH BENEFIT
                                         -------------        -------------
Mortality and Expense Risk Charge.....       1.10%                1.25%
Asset-Based Administrative Charge.....       0.15%                0.15%
Total Separate Account Charges........       1.25%                1.40%

*** As a percentage of average assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                         FEE (1)          FEE        EXPENSES(2)    REDUCTIONS     REDUCTIONS   REDUCTIONS (3)
-----------------------------------------------------------------------------------------------------------------------
All Cap                             1.00%          0.00%          0.01%          1.01%          0.00%          1.01%
-----------------------------------------------------------------------------------------------------------------------
Capital Appreciation                0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------
Capital Growth                      1.01%          0.00%          0.01%          1.02%          0.00%          1.02%
-----------------------------------------------------------------------------------------------------------------------
Capital Guardian Small Cap          0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------
Core Bond (4)                       1.00%          0.00%          0.01%          1.01%          0.00%          1.01%
-----------------------------------------------------------------------------------------------------------------------
Developing World                    1.75%          0.00%          0.01%          1.76%          0.00%          1.76%
-----------------------------------------------------------------------------------------------------------------------
Diversified Mid-Cap                 1.00%          0.00%          0.01%          1.01%          0.00%          1.01%
-----------------------------------------------------------------------------------------------------------------------
Equity Income                       0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------
Fully Managed                       0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------
Growth Series (5)                   1.01%          0.00%          0.01%          1.02%          0.00%          1.02%
-----------------------------------------------------------------------------------------------------------------------
Hard Assets                         0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------
International Equity (4)            1.25%          0.00%          0.01%          1.26%          0.00%          1.26%
-----------------------------------------------------------------------------------------------------------------------
Internet Tollkeeper (4)             1.85%          0.00%          0.01%          1.86%          0.00%          1.86%
-----------------------------------------------------------------------------------------------------------------------
Investors                           1.00%          0.00%          0.01%          1.01%          0.00%          1.01%
-----------------------------------------------------------------------------------------------------------------------
Janus Growth and Income             1.10%          0.00%          0.01%          1.11%          0.00%          1.11%
-----------------------------------------------------------------------------------------------------------------------
Large Cap Value                     1.00%          0.00%          0.01%          1.01%          0.00%          1.01%
-----------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond               0.53%          0.00%          0.01%          0.54%          0.00%          0.54%
-----------------------------------------------------------------------------------------------------------------------
Liquid Asset                        0.53%          0.00%          0.01%          0.54%          0.00%          0.54%
-----------------------------------------------------------------------------------------------------------------------
Managed Global                      1.25%          0.00%          0.01%          1.26%          0.00%          1.26%
-----------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth                      0.88%          0.00%          0.01%          0.89%          0.00%          0.89%
-----------------------------------------------------------------------------------------------------------------------
Real Estate                         0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------
Research                            0.88%          0.00%          0.01%          0.89%          0.00%          0.89%
-----------------------------------------------------------------------------------------------------------------------
Special Situations                  1.10%          0.00%          0.01%          1.11%          0.00%          1.11%
-----------------------------------------------------------------------------------------------------------------------
Strategic Equity                    0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------
Total Return                        0.88%          0.00%          0.01%          0.89%          0.00%          0.89%
-----------------------------------------------------------------------------------------------------------------------
Value Equity                        0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------
Van Kampen Growth and
   Income (6)                       0.94%          0.00%          0.01%          0.95%          0.00%          0.95%
-----------------------------------------------------------------------------------------------------------------------

     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for The GCG Trust for more information.
     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2001, except for (i) portfolios that commenced operations in 2001 and (ii) newly formed portfolios where the charges have been estimated.
     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2001
     (4)  Annualized.
     (5) DSI has agreed to a voluntary fee waiver of 0.05% of assets in excess of $1.3 billion with respect to the Growth Series through December 31, 2002.
     (6) DSI has agreed to a voluntary fee waiver of 0.05% of assets in excess of $840 billion with respect to the Van Kampen Growth and Income Series through December 31, 2002.

THE GALAXY VIP FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                           FEE            FEE         EXPENSES     REDUCTIONS(1)   REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
Asset Allocation                    0.75%          0.00%          0.28%          1.03%          0.00%          1.03%
-----------------------------------------------------------------------------------------------------------------------
Equity                              0.75%          0.00%          0.27%          1.02%          0.00%          1.02%
-----------------------------------------------------------------------------------------------------------------------
Growth and Income                   0.75%          0.00%          0.67%          1.42%          0.00%          1.42%
-----------------------------------------------------------------------------------------------------------------------
High Quality Bond                   0.75%          0.00%          0.52%          1.07%          0.00%          1.07%
-----------------------------------------------------------------------------------------------------------------------
Small Company Growth                0.75%          0.00%          1.69%          2.54%          0.00%          2.54%
-----------------------------------------------------------------------------------------------------------------------

     (1) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2001, except that expenses for the High Quality Bond Fund and Small Company Growth Fund have been restated to reflect current fees. Fleet Investment Advisors Inc. and/or the administrator are currently waiving certain fees and/or reimbursing fund expenses of 0.14% and 0.86% for the High Quality Bond Fund and Small Company Growth Fund, respectively. These waivers and expense reimbursements are voluntary and may be revised or discontinued at any time and are not reflected in the table above. Had these waivers and reimbursements been reflected, total expenses for the High Quality Bond Fund and Small Company Growth Fund would have been 0.93% and 1.68% respectively.

ING VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                           FEE            FEE         EXPENSES     REDUCTIONS(1)   REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
ING VP Worldwide Growth
 Portfolio (Class S Shares)(2)      1.00%          0.25%          1.72%          2.97%          1.74%          1.23%
-----------------------------------------------------------------------------------------------------------------------

     (1) The Company may receive compensation from each of the funds or the funds' affiliates based on an annual percentage of the average net assets held in that fund by the Company. The percentage paid may vary from one fund company to another. For certain funds, some of this compensation may be paid out of 12b-1 fees or service fees that are deducted from fund assets. Any such fees deducted from fund assets are disclosed in this Fund Expense Table and the fund prospectuses. The Company may also receive additional compensation from certain funds for administrative, recordkeeping or other services provided by the Company to the funds or the funds' affiliates. These additional payments are made by the funds or the funds' affiliates to the Company and do not increase, directly or indirectly, the fees and expenses shown above. See "Trust and Fund Expenses" for additional information.
     (2) ING Investments, LLC has entered into written expense limitation agreements with each Portfolio under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses subject to possible reimbursement to ING Investments, LLC within three years. The amount of each Portfolio's expenses waived or reimbursed during the last fiscal year by ING Investments, LLC is shown under the heading "Total Waivers or Reductions" in the table above. For the Worldwide Growth Portfolio, the expense limits will continue through at least December 31, 2002.

ING VARIABLE PRODUCTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                           FEE            FEE         EXPENSES     REDUCTIONS(1)   REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
ING VP Growth
   Opportunities
   (Class S Shares) (2)             0.75%          0.25%          1.58%          2.58%          1.48%          1.10%
-----------------------------------------------------------------------------------------------------------------------
ING VP MagnaCap
   (Class S Shares) (2)             0.75%          0.25%          0.53%          1.53%          0.43%          1.10%
-----------------------------------------------------------------------------------------------------------------------
ING VP SmallCap
   Opportunities
   (Class S Shares) (2)             0.75%          0.25%          0.71%          1.71%          0.61%          1.10%
-----------------------------------------------------------------------------------------------------------------------

       (1) The Company may receive compensation from each of the funds or the funds' affiliates based on an annual percentage of the average net assets held in that fund by the Company. The percentage paid may vary from one fund company to another. For certain funds, some of this compensation may be paid out of 12b-1 fees or service fees that are deducted from fund assets. Any such fees deducted from fund assets are disclosed in this Fund Expense Table and the fund prospectuses. The Company may also receive additional compensation from certain funds for administrative, recordkeeping or other services provided by the Company to the funds or the funds' affiliates. These additional payments are made by the funds or the funds' affiliates to the Company and do not increase, directly or indirectly, the fees and expenses shown above. See "Trust and Fund Expenses" for additional information.
       (2) ING Investments, LLC has entered into written expense limitation agreements with each Portfolio under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses subject to possible reimbursement to ING Investments, LLC within three years. The amount of each Portfolio's expenses waived or reimbursed during the last fiscal year by ING Investments, LLC is shown under the heading "Total Waivers or Reductions" in the table above. The expense limits for these Portfolios will continue through at least October 31, 2002.

THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                           FEE            FEE         EXPENSES     REDUCTIONS(1)   REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
PIMCO High Yield                    0.25%          0.15%          0.36%          0.76%          0.01%          0.75%
-----------------------------------------------------------------------------------------------------------------------
PIMCO StocksPLUS Growth and
   Income                           0.40%          0.15%          0.12%          0.67%          0.02%          0.65%
-----------------------------------------------------------------------------------------------------------------------

     (1) "Other Expenses" reflects a 0.35% administrative fee for the High Yield Portfolio and a 0.10% administrative fee and 0.01% representing organizational expenses and pro rata Trustees' fees for the StocksPLUS Growth and Income Portfolio.
     (2) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.75% and 0.65% of average daily net assets for the PIMCO High Yield and StocksPLUS Growth and Income Portfolios, respectively. Without such reductions, Total Annual Expenses for the fiscal year ended December 31, 2001 would have been 0.76% and 0.67% for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

PROFUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                           FEE            FEE         EXPENSES     REDUCTIONS(1)   REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
ProFund VP Bull                     0.75%          0.25%          1.25%          2.25%          0.27%          1.98%
ProFund VP Small-Cap                0.75%          0.25%          1.65%          2.65%          0.40%          2.25%
ProFund VP Europe 30(1)             0.75%          0.25%          0.89%          1.89%          0.00%          1.89%
-----------------------------------------------------------------------------------------------------------------------

     (1) Investment Advisory Fees and Expenses for the ProFund VPs Bull, Small-Cap and Europe 30 are for the period ending December 31, 2001.
     (2) ProFund Advisors has contractually agreed to waive Investment Advisory and Management Services Fees and to reimburse other expenses to the extent the Fund's Total Annual Operating Expenses exceed 1.98% for ProFund VP Bull and 2.25% for ProFund VP Small-Cap of the Fund's average daily net assets through December 31, 2002. After such date, the expense limitation may be terminated or revised. A waiver or reimbursement lowers the expense ratio and increases overall returns to the investors.

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                           FEE            FEE         EXPENSES     REDUCTIONS(1)   REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
Jennison (Class II Shares)          0.60%          0.25%          0.19%          1.04%          0.00%          1.04%
SP Jennison International
Growth(Class II Shares)(2)          0.85%          0.25%          1.16%          2.26%          0.00%          2.26%
-----------------------------------------------------------------------------------------------------------------------

     (1) The Company may receive compensation from each of the funds or the funds' affiliates based on an annual percentage of the average net assets held in that fund by the Company. The percentage paid may vary from one fund company to another. For certain funds, some of this compensation may be paid out of 12b-1 fees or service fees that are deducted from fund assets. Any such fees deducted from fund assets are disclosed in this Fund Expense Table and the fund prospectuses. The Company may also receive additional compensation from certain funds for administrative, recordkeeping or other services provided by the Company to the funds or the funds' affiliates. These additional payments are made by the funds or the funds' affiliates to the Company and do not increase, directly or indirectly, the fees and expense shown above. See "Fees -- Fund Expenses" for additional information.
     (2) For the year ended December 31, 2001, the Portfolio's investment adviser voluntarily subsidized a portion of the Portfolio's total expenses. This subsidy is not reflected in the table above. Had this subsidy of 0.62% been reflected above, Total Net Fund Annual Expenses would have been 1.64%.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of The GCG Trust, The PIMCO Variable Insurance Trust, the ING Variable Insurance Trust, the ING Variable Products Trust, the Prudential Series Fund, The Galaxy VIP Fund, and the ProFunds for additional information on management or advisory fees and in some cases on other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLES:
In the following examples, surrender charges may apply if you choose to annuitize within the first 7 contract years. The examples also assume election of the Annual Ratchet Enhanced Death Benefit and are based on an assumed 5% annual return. The fund expenses used are those shown in the column, "Net Fund Annual Expenses After Waivers or Reductions," assuming that any applicable fee waivers or reimbursements would apply during all periods shown.

If you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                           1 YEAR    3 YEARS   5 YEARS  10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST
All Cap                                    $   95    $  126    $  160    $  278
--------------------------------------------------------------------------------
Capital Appreciation                       $   94    $  124    $  157    $  272
--------------------------------------------------------------------------------
Capital Growth                             $   95    $  126    $  161    $  279
--------------------------------------------------------------------------------
Capital Guardian Small Cap                 $   94    $  124    $  157    $  272
--------------------------------------------------------------------------------
Core Bond                                  $   95    $  126    $  160    $  278
--------------------------------------------------------------------------------
Developing World                           $  102    $  148    $  197    $  349
--------------------------------------------------------------------------------
Diversified Mid-Cap                        $   95    $  126    $  160    $  278
--------------------------------------------------------------------------------
Equity Income                              $   94    $  124    $  157    $  272
--------------------------------------------------------------------------------
Fully Managed                              $   94    $  124    $  157    $  272
--------------------------------------------------------------------------------
Growth                                     $   95    $  126    $  161    $  279
--------------------------------------------------------------------------------
Hard Assets                                $   94    $  124    $  157    $  272
--------------------------------------------------------------------------------
International Equity                       $   97    $  134    $  172    $  302
--------------------------------------------------------------------------------
Internet Tollkeeper                        $  103    $  151    $  202    $  359
--------------------------------------------------------------------------------
Investors                                  $   95    $  126    $  160    $  278
--------------------------------------------------------------------------------
Janus Growth and Income                    $   96    $  129    $  165    $  288
--------------------------------------------------------------------------------
Large Cap Value                            $   95    $  126    $  160    $  278
--------------------------------------------------------------------------------
Limited Maturity Bond                      $   90    $  112    $  136    $  230
--------------------------------------------------------------------------------
Liquid Asset                               $   90    $  112    $  136    $  230
--------------------------------------------------------------------------------
Managed Global                             $   97    $  134    $  172    $  302
--------------------------------------------------------------------------------
Mid-Cap Growth                             $   94    $  122    $  154    $  266
--------------------------------------------------------------------------------
Real Estate                                $   94    $  124    $  157    $  272
--------------------------------------------------------------------------------
Research                                   $   94    $  122    $  154    $  266
--------------------------------------------------------------------------------
Special Situations                         $   96    $  129    $  165    $  288
--------------------------------------------------------------------------------
Strategic Equity                           $   94    $  124    $  157    $  272
--------------------------------------------------------------------------------
Total Return                               $   94    $  122    $  154    $  266
--------------------------------------------------------------------------------
Value Equity                               $   94    $  124    $  157    $  272
--------------------------------------------------------------------------------
Van Kampen Growth and Income               $   94    $  124    $  157    $  272

THE GALAXY VIP FUND
--------------------------------------------------------------------------------
Asset Allocation                           $   95    $  127    $  161    $  280
--------------------------------------------------------------------------------
Equity                                     $   95    $  126    $  161    $  279
--------------------------------------------------------------------------------
Growth and Income                          $   99    $  138    $  180    $  318
--------------------------------------------------------------------------------
High Quality Bond                          $   95    $  128    $  163    $  284
--------------------------------------------------------------------------------
Small Company Growth                       $  110    $  171    $  234    $  418
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           1 YEAR    3 YEARS   5 YEARS  10 YEARS
--------------------------------------------------------------------------------
ING VARIABLE INSURANCE TRUST
ING VP Worldwide Growth                     $   97    $  133    $  171    $  299

ING VARIABLE PRODUCTS TRUST
ING VP Growth Opportunities                 $   96    $  129    $  165    $  287
--------------------------------------------------------------------------------
ING VP MagnaCap                             $   96    $  129    $  165    $  287
--------------------------------------------------------------------------------
ING VP SmallCap Opportunities               $   96    $  129    $  165    $  287

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield                            $   92    $  118    $  147    $  251
--------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                         $   91    $  115    $  142    $  241
--------------------------------------------------------------------------------

PROFUNDS
--------------------------------------------------------------------------------
ProFund VP Bull                             $  104    $  155    $  207    $  369
--------------------------------------------------------------------------------
ProFund VP Europe 30                        $  107    $  163    $  220    $  393
--------------------------------------------------------------------------------
ProFund VP Small-Cap                        $  103    $  152    $  203    $  361
--------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Jennison                                    $   95    $  127    $  162    $  281
--------------------------------------------------------------------------------
SP Jennison International
  Growth                                    $  107    $  163    $  221    $  394
--------------------------------------------------------------------------------

If you do not surrender your Contract or if you annuitize on the annuity start date, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                           1 YEAR    3 YEARS   5 YEARS  10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST
All Cap                                     $   25    $   76    $  130    $  278
--------------------------------------------------------------------------------
Capital Appreciation                        $   24    $   74    $  127    $  272
--------------------------------------------------------------------------------
Capital Growth                              $   25    $   76    $  131    $  279
--------------------------------------------------------------------------------
Capital Guardian Small Cap                  $   24    $   74    $  127    $  272
--------------------------------------------------------------------------------
Core Bond                                   $   25    $   76    $  130    $  278
--------------------------------------------------------------------------------
Developing World                            $   32    $   98    $  167    $  349
--------------------------------------------------------------------------------
Diversified Mid-Cap                         $   25    $   76    $  130    $  278
--------------------------------------------------------------------------------
Equity Income                               $   24    $   74    $  127    $  272
--------------------------------------------------------------------------------
Fully Managed                               $   24    $   74    $  127    $  272
--------------------------------------------------------------------------------
Growth                                      $   25    $   76    $  131    $  279
--------------------------------------------------------------------------------
Hard Assets                                 $   24    $   74    $  127    $  272
--------------------------------------------------------------------------------
International Equity                        $   27    $   84    $  142    $  302
--------------------------------------------------------------------------------
Internet Tollkeeper                         $   33    $  101    $  172    $  359
--------------------------------------------------------------------------------
Investors                                   $   25    $   76    $  130    $  278
--------------------------------------------------------------------------------
Janus Growth and Income                     $   26    $   79    $  135    $  288
--------------------------------------------------------------------------------
Large Cap Value                             $   25    $   76    $  130    $  278
--------------------------------------------------------------------------------
Limited Maturity Bond                       $   20    $   62    $  106    $  230
--------------------------------------------------------------------------------
Liquid Asset                                $   20    $   62    $  106    $  230
--------------------------------------------------------------------------------
Managed Global                              $   27    $   84    $  142    $  302
--------------------------------------------------------------------------------
Mid-Cap Growth                              $   24    $   72    $  124    $  266
--------------------------------------------------------------------------------
Real Estate                                 $   24    $   74    $  127    $  272
--------------------------------------------------------------------------------
Research                                    $   24    $   72    $  124    $  266
--------------------------------------------------------------------------------
Special Situations                          $   26    $   79    $  135    $  288
--------------------------------------------------------------------------------
Strategic Equity                            $   24    $   74    $  127    $  272
--------------------------------------------------------------------------------
Total Return                                $   24    $   72    $  124    $  266
--------------------------------------------------------------------------------
Value Equity                                $   24    $   74    $  127    $  272
--------------------------------------------------------------------------------
Van Kampen Growth and Income                $   24    $   74    $  127    $  272

THE GALAXY VIP FUND
--------------------------------------------------------------------------------
Asset Allocation                            $   25    $   77    $  131    $  280
--------------------------------------------------------------------------------
Equity                                      $   25    $   76    $  131    $  279
--------------------------------------------------------------------------------
Growth and Income                           $   29    $   88    $  150    $  318
--------------------------------------------------------------------------------
High Quality Bond                           $   25    $   78    $  133    $  284
--------------------------------------------------------------------------------
Small Company Growth                        $   40    $  121    $  204    $  418
--------------------------------------------------------------------------------

ING VARIABLE INSURANCE TRUST
ING VP Worldwide Growth                     $   27    $   83    $  141    $  299

ING VARIABLE PRODUCTS TRUST
--------------------------------------------------------------------------------
ING VP Growth Opportunities                 $   26    $   79    $  135    $  287
--------------------------------------------------------------------------------
ING VP MagnaCap                             $   26    $   79    $  135    $  287
--------------------------------------------------------------------------------
ING VP SmallCap Opportunities               $   26    $   79    $  135    $  287
--------------------------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield                            $   22    $   68    $  117    $  251
--------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                         $   21    $   65    $  112    $  241
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           1 YEAR    3 YEARS   5 YEARS  10 YEARS
--------------------------------------------------------------------------------
PROFUNDS
--------------------------------------------------------------------------------
ProFund VP Bull                             $   34    $  105    $  177    $  369
--------------------------------------------------------------------------------
ProFund VP Europe 30                        $   37    $  113    $  190    $  393
--------------------------------------------------------------------------------
ProFund VP Small-Cap                        $   33    $  102    $  173    $  361
--------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Jennison                                    $   25    $   77    $  132    $  281
--------------------------------------------------------------------------------
SP Jennison International
  Growth                                    $   37    $  113    $  191    $  394
--------------------------------------------------------------------------------

The examples above reflect the annual administrative charge as an annual charge of 0.04% of assets (based on an average contract value of $79,000). If the Standard Death Benefit is elected instead of the Annual Ratchet Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account NY-B of ReliaStar of NY ("Separate Account NY-B") has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     (1) We take the net asset value of the subaccount at the end of each business day.

     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     (3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     (4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Separate Account NY-B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A -- Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account NY-B for the year ended December 31, 2001 are included in the Statement of Additional Information. Because the Separate Account NY-B audited financial statements relate to periods prior to April 1, 2002 ("the merger date"), the financial statements and Report of Independent Auditors thereon refer to First Golden American Separate Account NY-B. As of the merger date, Separate Account NY-B will be named ReliaStar Life Insurance Company of New York Separate Account NY-B. The audited financial statements of ReliaStar of NY as of December 31, 2001 and 2000, and for the three years ended December 31, 2001 are included in this prospectus.

PERFORMANCE INFORMATION
>From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account NY-B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long the subaccount of Separate Account NY-B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account NY-B, assuming an investment at the beginning of the period when the subaccount first invested in the portfolio, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account NY-B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the subaccounts began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period assuming no surrender.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (a measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information, including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

ReliaStar of NY is a New York stock life insurance company originally incorporated on June 11, 1917 under the name The Morris Plan Insurance Society. ReliaStar of NY is authorized to transact business in all states, the District of Columbia and the Dominican Republic and is principally engaged in the business of providing individual life insurance and annuities, employee benefit products and services, retirement plans, and life and health reinsurance. ReliaStar of NY is a wholly-owned subsidiary of Security-Connecticut Life Insurance Company and is an indirect wholly-owned subsidiary of ING Groep, N.V. ("ING"), a global financial services holding company based in The Netherlands. ReliaStar of NY's financial statements appear in this prospectus.

ING also owns Directed Services, Inc., the investment manager of The GCG Trust and the distributor of the Contracts, and other interests. ING also owns ING Investments, LLC and ING Investment Management, LLC, portfolio managers of The GCG Trust, and the investment managers of the ING Variable Insurance Trust and the ING Variable Products Trust, respectively. ING also owns Baring International Investment Limited, another portfolio manager of The GCG Trust.

Our principal office is located at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------

In this prospectus, we refer to The GCG Trust, The Galaxy VIP Fund, The PIMCO Variable Insurance Trust, the ING Variable Insurance Trust, the Prudential Series Fund, Inc., the ING Variable Products Trust, and the ProFunds collectively as the "Trusts" and individually as a "Trust."

The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by ReliaStar of NY and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with ReliaStar of NY. Pending SEC approval, shares of The GCG Trust may also be sold to certain qualified pension and retirement plans. The principal address of The GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The Galaxy VIP Fund is a mutual fund whose shares are offered to separate accounts of various life insurance companies for variable annuity contracts, including certain variable contracts of ReliaStar of NY and its affiliates. The principal office of The Galaxy VIP Fund is 4400 Computer Drive, Westborough, MA 01581.

The PIMCO Variable Insurance Trust is a mutual fund whose shares are available to separate accounts of insurance companies, including ReliaStar of NY, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The principal address of The PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

The ING Variable Insurance Trust (formerly the Pilgrim Variable Insurance Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of Pilgrim Variable Insurance Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The Prudential Series Fund is also a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including ReliaStar of NY and Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.

The ING Variable Products Trust (formerly the Pilgrim Variable Products Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of ING Variable Products Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The ProFunds is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by ReliaStar of NY and other insurance companies, both affiliated and unaffiliated with ReliaStar of NY. The address of ProFunds is 3435 Stelzer Road, Suite 1000, PO Box 182100, Columbus, OH 43218-2000.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE TRUSTS AND FUNDS IN "APPENDIX B-THE INVESTMENT PORTFOLIOS."

--------------------------------------------------------------------------------
                      RELIASTAR OF NY SEPARATE ACCOUNT NY-B
--------------------------------------------------------------------------------

ReliaStar of NY Separate Account NY-B ("Separate Account NY-B") was established as a separate account of First Golden American Life Insurance Company of New York ("First Golden") on June 13, 1996. It became a separate account of ReliaStar of NY as a result of the merger of First Golden into ReliaStar of NY effective April 1, 2002. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"). Separate Account NY-B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account NY-B but such assets are kept separate from our other accounts.

Separate Account NY-B is divided in subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of The GCG Trust, The Galaxy VIP Fund, The PIMCO Variable Insurance Trust, ING Variable Insurance Trust, The Prudential Series Fund, Inc., the ING Variable Products Trust, or the ProFunds Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account NY-B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account NY-B. If the assets in Separate Account NY-B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

NOTE: We currently offer other variable annuity contracts that invest in Separate Account NY-B but are not discussed in this prospectus. Separate Account NY-B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the applicable guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered.

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment applied to such withdrawal), transfers or other charges we may impose. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate, which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account NY-B. Unless you tell us the Fixed Interest Allocations from which such transfers will be made, we will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $250. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccount(s) and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                            N/365
                         ((1+I)/(1+J+.0025))     -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining in the guaranteed interest period, at the time of calculation; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average is currently based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix C.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of Trusts and Funds through Separate Account NY-B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner. The age of the older owner will determine the applicable death benefit if Enhanced Death Benefits are available for multiple owners.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax adviser for more information if you are not an individual.

BENEFICIARY

The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age 85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. YOU SHOULD NOT BUY THIS CONTRACT: (1) IF YOU ARE LOOKING FOR A SHORT-TERM INVESTMENT; (2) IF YOU CANNOT RISK GETTING BACK LESS MONEY THAN YOU PUT IN; OR (3) IF YOUR ASSETS ARE IN A PLAN WHICH PROVIDES FOR TAX-DEFERRAL AND YOU SEE NO OTHER REASON TO PURCHASE THIS CONTRACT.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. You should not purchase a qualified Contract unless you want these other features and benefits, taking into account their cost. See "Fees and Expenses" in this prospectus.

We and our affiliates offer other variable products that may offer some of the same investment portfolios. These products have different benefits and charges, and may or may not better match your needs.

The Contracts offered by this prospectus are available only to customers of Fleet Financial Group, Inc. and its affiliates.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccount(s) and/or Fixed Interest Allocations specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account NY-B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow the following procedure after we receive and accept the wire order and investment instructions. The procedure we follow depends on the procedures of your broker-dealer: We reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided.

We may require that an initial premium designated for a subaccount of Separate Account NY-B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocations is the sum of premium payments allocated to the Fixed Interest Allocations under the Contract, plus contract value transferred to the Fixed Interest Allocations, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation will be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any surrender charge, any charge for premium taxes, the annual contract and administration fee (unless waived) and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

THE SUBACCOUNTS
Each of the subaccounts of Separate Account NY-B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account NY-B invests in a corresponding portfolio of The GCG Trust, the Galaxy VIP Fund, The PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, Inc., the Pilgrim Variable Products Trust, or the ProFunds.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.

We also reserve the right to: (i) deregister Separate Account NY-B under the 1940 Act; (ii) operate Separate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account NY-B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account NY-B; and (v) combine Separate Account NY-B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same investment portfolios of the Trusts. These contracts have different charges that could effect their performance, and many offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the annuitant, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you will incur a surrender charge. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive.

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may elect to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it starts at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                                   MAXIMUM PERCENTAGE
                    FREQUENCY                      OF CONTRACT VALUE
                    Monthly                               1.25%
                    Quarterly                             3.75%
                    Annually                             15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

If your systematic withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to an annual maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the systematic withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the systematic withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Internal Revenue Code (the "Code") may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. For example, we currently require that orders received via facsimile to effect transactions in subaccounts that invest in Profund portfolios be received at our Customer Service Center no later than 3 p.m. eastern time. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date unless the transfer is made under the dollar cost averaging program.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account NY-B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone, over the internet or other approved electronic means.

TRANSFERS BY THIRD PARTIES
As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of contract values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. We require third parties making multiple, simultaneous or large volume transfers to execute a third party service agreement with us prior to executing such transfers. Therefore, we may at any time exercise our business judgment and limit or discontinue accepting transfers made by a third party. We will notify any third party whose transfers are limited or discontinued by telephone, facsimile or email according to our records, followed by a letter. These limits may be based on, among other criteria, the amount of the aggregate trade or the available investment options for which third parties may make trades on behalf of multiple contract owners. For example, we currently require that orders received via facsimile to effect transactions in subaccounts that invest in Profund portfolios be received at our Customer Service Center no later than 3 p.m. eastern time.

We may establish additional procedures or change existing procedures at any time in the exercise of our business judgment.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocation serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account NY-B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

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                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paper work, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For more information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

You may choose from the following 2 death benefit choices: (1) the Standard Death Benefit Option; and (2) the Annual Ratchet Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the guaranteed death benefit.

     STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you choose the Annual Ratchet Enhanced Death Benefit. The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments less any withdrawals; and (iii) the cash surrender value.

     ANNUAL RATCHET ENHANCED DEATH BENEFIT. The Annual Ratchet Enhanced Death Benefit under the Contract is the greatest of (i) the contract value; (ii) total premium payments less any withdrawals; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

     ----------------------------------------------------------------------
                  HOW THE ENHANCED DEATH BENEFIT IS CALCULATED
                  FOR THE ANNUAL RATCHET ENHANCED DEATH BENEFIT
     ----------------------------------------------------------------------
     On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit.

     On all other days, the enhanced death benefit is the amount determined below. We first take the enhanced death benefit from the preceding day (which would be the initial premium if the valuation date is the contract date) and then we add additional premiums paid since the preceding day, then we subtract any withdrawals (including any Market Value Adjustment applied to such withdrawals) since the preceding day, then we subtract any associated surrender charges. That amount becomes the new enhanced death benefit.
     ----------------------------------------------------------------------

The Annual Ratchet Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under the Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any contract owner of a non-qualified Contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ReliaStar of NY will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

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                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to compensate us for our costs and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, including the mortality and expense risk charge, we may use such profits to finance the distribution of Contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     SURRENDER CHARGE. We will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 7-year period from the date we receive and accept a premium payment. The surrender charge is based on a percentage of each premium payment withdrawn. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage of premium payments deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment withdrawn as follows:

     COMPLETE YEARS ELAPSED               0   1   2   3   4   5   6   7+
          SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                     7%  6%  5%  4%  3%  2%  1%  0%

     FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances where the excess withdrawal equals the entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested. ANY WITHDRAWAL FROM A FIXED INTEREST ALLOCATION MORE THAN 30 DAYS BEFORE ITS MATURITY DATE WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix C. Although we treat premium payments as being withdrawn before earnings for purpose of calculating the surrender charge for excess withdrawals, the federal tax law treats earnings as withdrawn first.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time the initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal or on the annuity start date.

     ADMINISTRATIVE CHARGE. We deduct the annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $30 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by ReliaStar of NY. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.10% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003030% for each day since the previous business day. If you have elected the Annual Ratchet Enhanced Death Benefit, the charge, on an annual basis, is equal to 1.25% of the assets you have in each subaccount. The charge is deducted each business day at the rate of .003446% for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. The charge is deducted daily from your assets in each subaccount in order to compensate ReliaStar of NY for a portion of the administrative expenses under the Contract.

TRUST AND FUND EXPENSES
Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, certain portfolios deduct a service fee, which is used to compensate service providers for administrative and contract owner services provided on behalf of the portfolios, and certain portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2001, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2002 range from 0.54% to 2.54%. See "Fees and Expenses" in this prospectus.

Additionally, we may receive compensation from the investment advisers, administrators, distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change the annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable Market Value Adjustment on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate), the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable, although only fixed are currently available. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue making payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ReliaStar of NY. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and 3.50% for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

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                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account NY-B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account NY-B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account NY-B's net assets; or
(4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. We may, in our discretion, require that premiums designated for investment in the subaccounts as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request in good order. We determine your contract value at the close of business on the day we void your contract. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

SPECIAL ARRANGEMENTS
We may reduce or waive any Contract, rider, or benefit fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

SELLING THE CONTRACT
Our affiliate Directed Services, Inc. ("DSI"), 1475 Dunwoody Dr., West Chester, PA 19380 is the principal underwriter and distributor of the Contract as well as for other Golden American contracts. DSI, a New York corporation, is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

DSI does not retain any commissions or compensation paid to it by Golden American for Contract sales. DSI enters into selling agreements with affiliated and unaffiliated broker-dealers to sell the Contracts through their registered representatives who are licensed to sell securities and variable insurance products. Selling firms are also registered with the SEC and NASD member firms.

DSI pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments. Selling firms may receive commissions of up to 8.0% of premium payments. In addition, selling firms may receive ongoing annual compensation of up to 0.25% of all, or a portion, of values of Contracts sold through the firm. Individual representatives may receive all or a portion of compensation paid to their selling firm, depending on their firm's practices. Commissions and annual compensation, when combined, could exceed 8.0% of total premium payments.

DSI may also compensate wholesalers/distributors, and their sales management personnel, for Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments, and/or a percentage of Contract values.

Affiliated selling firms may include Aeltus Capital, Inc., Aetna Investment Services, LLC, BancWest Investment Services, Inc., Baring Investment Services, Inc., Compulife Investor Services, Inc., Financial Network Investment Corporation, Financial Northeastern Corporation, Granite Investment Services, Inc. Guaranty Brokerage Services, Inc., IFG Network Securities, Inc., ING America Equities, Inc., ING Barings Corp., [ING Brokers Network, LLC], ING Direct Funds Limited, ING DIRECT Securities, Inc., ING Furman Selz Financial Services LLC, ING Funds Distributor, Inc., ING TT&S (U.S.) Securities, Inc., Investors Financial Group, Inc., Locust Street Securities, Inc., Multi-Financial Securities Corporation, PrimeVest

Financial Services, Inc., Systematized Benefits Administrators, Inc., United Variable Services, Inc., VESTAX Securities Corporation, and Washington Square Securities, Inc.

We may also make additional payments to broker dealers for marketing and educational expenses and to reimburse certain expenses of registered representatives relating to sales of Contracts.

We do not pay any additional compensation on the sale or exercise of any of the Contract's optional benefit riders

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                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account NY-B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account NY-B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of New York. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company and its parent, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company or Separate Account NY-B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Linda E. Senker, Esquire, counsel to ReliaStar of NY.

EXPERTS
The audited balance sheets of ReliaStar of NY as of December 31, 2001 and 2000 and the related statements of income, shareholder's equity, and cash flows for the year ended December 31, 2001 and for the periods from September 1, 2000 to December 31, 2000 and January 1, 2000 to August 31, 2000, and the audited financial statements of Separate Account NY-B at December 31, 2001 and for the periods indicated therein, appearing in this prospectus or in the SAI and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The statements of income, shareholder's equity and comprehensive income, and cash flows for the year ended December 31, 1999 of ReliaStar of NY, appearing in this prospectus or in the SAI and Registration Statement, have been audited by Deloitte and Touche LLP, independent auditors, as set forth in their respective report thereon, and is included or incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account NY-B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Separate Account NY-B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account NY-B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any non-taxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     SEPARATE ACCOUNT CHARGES. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant or payee other than the owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax adviser as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchaser of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

IRA's generally may not invest in life insurance contracts. We do not believe a death benefit under an annuity contract that is equal to the greater of premiums paid (less withdrawals) or contact value will be treated as life insurance. However, the enhanced death benefits under this Contract may exceed the greater of premiums paid (less withdrawals) and contract value. We have previously received IRS approval of the form of the Contract, including the enhanced death benefit feature, for use as an IRA. Although we regard the enhanced death benefit options as investment protection features that should not have an adverse tax effect, it is possible that the IRS could take a contrary position regarding tax qualification, which could result in the immediate taxation of amounts held in the Contract and the imposition of penalty taxes. YOU SHOULD CONSULT YOUR TAX ADVISOR IF YOU ARE CONSIDERING ADDING AN ENHANCED DEATH BENEFIT TO YOUR CONTRACT IF IT IS AN IRA.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limits on the amount of the contribution and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

TAX CONSEQUENCES OF ENHANCED DEATH BENEFIT
THE CONTRACT INCLUDES AN ENHANCED DEATH BENEFIT THAT IN SOME CASES MAY EXCEED THE GREATER OF THE PREMIUM PAYMENTS OR THE CONTRACT VALUE. THE IRS HAS NOT RULED WHETHER AN ENHANCED DEATH BENEFIT COULD BE CHARACTERIZED AS AN INCIDENTAL BENEFIT, THE AMOUNT OF WHICH IS LIMITED IN ANY CODE SECTION 401(A) PENSION OR PROFIT-SHARING PLAN OR CODE SECTION 403(B) TAX-SHELTERED ANNUITY. EMPLOYERS USING THE CONTRACT MAY WANT TO CONSULT THEIR TAX ADVISER REGARDING SUCH LIMITATION. FURTHER, THE IRS HAS NOT ADDRESSED IN A RULING OF GENERAL APPLICABILITY WHETHER A DEATH BENEFIT PROVISION SUCH AS THE ENHANCED DEATH BENEFIT PROVISION IN THE CONTRACT COMPORTS WITH IRA OR ROTH IRA QUALIFICATION REQUIREMENTS. A TAX ADVISER SHOULD BE CONSULTED.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

--------------------------------------------------------------------------------
       MORE INFORMATION ABOUT RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA
The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for ReliaStar Life Insurance Company of New York ("the Company") should be read in conjunction with the financial statements, and notes thereto included in this filing.

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar Financial), a holding and management company domiciled in Delaware. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands.

ING acquired ReliaStar Financial on September 1, 2000. For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, included the recognition of goodwill, is "pushed down" and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. Goodwill was established for the excess of the purchase price over the fair value of the net assets.

The GAAP financial data presented below for the period after August 31, 2000, is presented on the Post acquisition new basis of accounting, while the financial statements for August 31, 2000 and prior periods are presented on the Pre acquisition historical cost basis of accounting. Unaudited pro forma net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the year ended December 31, 1999, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.5 million and $18.3 million respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

                                                                    SELECTED GAAP BASIS FINANCIAL DATA
                                                                              (IN MILLIONS)

                                                         POST ACQUISITION                        PRE ACQUISITION

                                                                    For the Period      For the Period
                                                 For the Year     September 1, 2000    January 1, 2000       For the Year
                                                    Ended              Through             Through              Ended
                                              December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                              -----------------------------------------------------------------------------
Premiums ...............................          $     60.2          $     19.8          $     28.1          $     42.8
Net Income before Federal Income .......          $     51.9          $     14.4          $     34.8          $     61.8
  Tax
Net Income .............................          $     25.8          $      7.0          $     22.8          $     39.8
Total Assets ...........................          $  3,487.9          $  3,535.7          $  2,906.8          $  2,932.0
Total Liabilities ......................          $  2,275.2          $  2,327.9          $  2,449.4          $  2,490.4
Total Stockholder's Equity .............          $  1,212.7          $  1,207.8          $    457.4          $    441.6

The following selected financial data was prepared on the basis of statutory accounting practices ("SAP"), which have been prescribed by the Department of Insurance of the State of New York and the National Association of Insurance Commissioners. These practices differ in certain respects from GAAP. The selected financial data should be read in conjunction with the financial statements and notes thereto included in this Filing.

                                                          SELECTED STATUTORY FINANCIAL DATA
                                                                    (IN MILLIONS)

                                                 For the Year        For the Year        For the Year
                                                    Ended               Ended               Ended
                                              December 31, 2001   December 31, 2000   December 31, 1999
                                              ---------------------------------------------------------
Premiums and Annuity Considerations ....          $      197          $      190          $      199
Net Income before Federal Income Tax ...          $       33          $       32          $       50
Net Income .............................          $       11          $        6          $       31
Total Assets ...........................          $    2,439          $    2,499          $    2,678
Total Liabilities ......................          $    2,225          $    2,277          $    2,456
Total Capital and Surplus ..............          $      215          $      222          $      222

BUSINESS ENVIRONMENT
The current business and regulatory environment presents many challenges to the insurance industry. The competitive environment remains intense. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. Overall demand for insurance products remains somewhat strong for several reasons. An aging U. S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits. The effects of the stock market decline in 2000 and 2001, a low interest rate environment, increasing unemployment, and the effects of September 11, 2001 have tempered the overall demand. Through December 31, 2001, sales of the Companies products, with the exception of retirement plans are higher when compared with December 31, 2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
The purpose of this section is to discuss and analyze the Company's results of operations. In addition, some analysis and information regarding the Company's financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the financial statements, related notes, and the Cautionary Statement Regarding Forward Looking Statements, which appear elsewhere in this report.

                              RESULTS OF OPERATIONS

PREMIUMS. The Company reported premiums of $60.2 million for the year ended December 31, 2001, and $47.9 million for the year ended December 31, 2000 and $42.8 million for the year ended December 31, 1999.The increase in the year ended December 31, 2001 premiums is due to a 23% increase in sales over the year ended December 31, 2000.

For the Company's contracts, approximately 68% of the premiums collected are not reported as revenues, but as deposits to insurance liabilities. The remaining contracts are traditional life, group and annuity premiums. Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the period to which the premiums relate.

REVENUES. The three largest components of revenue are premiums (discussed above), net investment income, and policy and contract charges. Net investment income was $142.3 million for the year ended December 31, 2001, $146.0 million for the year ended December 31, 2000, and $149.7 million as of December 31, 1999. Product charges totaled $90.4 million for the year ended December 31, 2001, $95.1 million in 2000 and $100.7 million in 1999. The product charges have decreased each year due to a decline of annuity business

EXPENSES. The Company reported total insurance benefits and expenses of $259.2 million for the year ended December 31, 2001, $249.2 million for the year ended December 31, 2000 and $234.9 million for the year ended December 31, 1999. Insurance benefits and expenses consist of benefits to policyholders, reinsurance recoveries, increase in liabilities for future policy and contract benefits, net transfers to separate accounts, sales and operating expenses, and amortization of goodwill and present value of future profits. Insurance benefits and expenses primarily increased in 2001 over 2002 due to a full year of goodwill amortization on the acquired business.

Commissions, general expenses, and insurance taxes, state licenses, and fees were $74.1 million for the year ended December 31, 2001, $56.7 million for the year ended December 31, 2000, and $47.7 for the year ended December 31, 1999.

The Company has deferred expenses of $25.4 million for the year ended December 31, 2001; $42.1 million and $29.2 million for the years ended December 31, 2000 and 1999 respectively. These expenses were associated with the costs of acquiring new contracts.

An asset of $112.4 million represents the present value of future profits ("PVFP") that was established for policies in force at the acquisition date of September 1, 2000. The amortization of PVFP was $27.6 million for the year ended December 31, 2001 and $19.9 million and $12.3 million for the years ended December 31, 2000 and 1999 respectively. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the PVFP net amortization as of December 31, 2001 is in 2002 $11.8 million, in 2003 $8.0 million, in 2004 $6.8 million, in 2005 $5.7 and $4.9 million in 2006.
Actual amortization may vary based upon changes in assumptions and experience.

INCOME. Net income for the year ended December 31, 2001 was $25.8 million. Net income for the year ended December 31, 2000 was $29.8 million, and $39.8 million for the year ended December 31, 1999.

The Company recognized net realized gains from the sale of bonds in the amount of $11.8 million for the year ended December 31, 2001, $1.8 million during 2000 and $2.1 million during 1999.

The company recorded reserves of $6.6 million (after reinsurance and before tax) for its potential exposure to claims resulting from the September 11, 2001 terrorist attacks.

                               FINANCIAL CONDITION

RATINGS. Currently, the Company's ratings are A+ by A.M. Best Company, AA+ by Fitch, Inc., and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The Company's assets are invested in accordance with applicable laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate, and certain other investments.

The Company purchases investments in accordance with investment guidelines that take into account investment quality, liquidity, and diversification and invests primarily in investment grade securities. All of the Company's assets except for variable separate account assets are available to meet its obligations under the contracts. All of the Company's investments are carried at fair value (or amortized cost which approximate fair value) in the Company's financial statements.

Fixed Maturities: At December 31, 2001, the Company had fixed maturities with an amortized cost of $1,455.4 billion and an estimated fair value of $1,500.1 billion. The Company classifies 100% of its securities as available for sale. Net unrealized appreciation on fixed maturities of $44.7 million was comprised of gross appreciation of $61.4 million and gross depreciation $16.7 million.

The individual securities in the Company's fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U. S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's ($721.9 millions or 49.6%), that are rated BBB+ to BBB- by Standard & Poor's ($320.4 million or 22.0%), and securities issued by corporations that are rated BB+ to BB- by Standard & Poor's ($64.0 million or 4.4%). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1 ($154.1 million or 10.6%). The remaining classes of bonds were $195.0 million or 13.4% of the total bond portfolio.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

The Company estimates the fair value of its below investment grade portfolio was $145.9 million, or 102% of the amortized cost value, at December 31, 2001. The Company intends to purchase additional below investment grade securities, but it does not expect the percentage of its portfolio invested in such securities to exceed 10% of its investment portfolio. At December 31, 2001, the yield at amortized cost on the Company's below investment grade portfolio was 9.1% compared to 7.4% for the Company's investment grade corporate bond portfolio.

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are issuers of investment grade securities. The Company attempts to reduce the overall risk in its below investment grade portfolio, as in all of its investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Company analyzes its investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Company's ability to realize the carrying value on any investment has been impaired. For debt securities, if impairment in value is determined to be other than temporary (i.e., if it is probable the Company will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Company's portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Company's net income in future periods.

For the year ended December 31, 2001, the amortized cost basis of the Company's fixed maturities portfolio was reduced by $1,354.5 million as a result of sales, maturities, and principal repayments. Additional fixed maturities were purchased in the amount of $ 1,371.2 million. In total, net pre-tax gains from sales, calls, and scheduled principal repayments amounted to $11.8 million.

At December 31, 2001, the fixed maturities portfolio was deemed to have impairments in value other than temporary. The impairments had amortized cost of $11.4 million and a market value of $10.7 million. The Company's fixed maturities portfolio had a combined yield at amortized cost of 7.4% at December 31, 2001.

OTHER ASSETS. The Company's deferred policy acquisition costs ("DPAC") were $26.0 million as of December 31, 2001, $8.8 million as of December 31, 2000.The 2001 year end balance increased over the 2000 year end by 195% due to only four months of DPAC recorded in the 2000 year end balance sheet because of the acquisition.

Accrued investment income was $21.9 million at December 31, 2001and $26.4 million at December 31, 2000.

Goodwill represents the excess of the acquisition cost over the fair market value of net assets. At December 31, 2001, goodwill totaled $864.9 million dollars and accumulated amortization of goodwill was $31.3 million. At December 31, 2000, goodwill totaled $888.7 million and accumulated amortization totaled $7.5 million

At December 31, 2001, the Company had total assets of $3.5 billion and $3.5 billion at December 31, 2000.

LIABILITIES. Future policy benefits at December 31, 2001 were $1.6 billion, $1.6 billion at December 31, 2000. Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

At December 31, 2001, the Company had $487.4 million of separate account liabilities. This compares with $607.2 million as of December 31,. Separate account liabilities have decreased because the market value of the investments have decreased as a result of losses in the stock market.

The Company's total liabilities were $2.3 billion at December 31, 2001 and $2.3 billion at December 31, 2000

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of its operating, investing, and financing activities. The Company's principal sources of cash are premiums and product charges, investment income, and maturing investments. Primary uses of these funds are payments of commissions and operating expenses, investment purchases, as well as withdrawals and surrenders.

Net cash used in operating activities was $62.7 million for the year ended December 31, 2001 compared to net cash provided by operations of $34.5 million for the year ended December 31, 2000. The decrease in operating cash flow results primarily from an increase in receivable from affiliates.

Net cash used in investing activities was $39.5 million for the year ended December 31, 2001 as compared to $53.9 million net cash provided by investing activities for the year ended December 31, 2000. This change is primarily due to the purchase of additional commercial mortgage loans.

Net cash provided by financing activities was $86.8 million for the year ended December 31, 2001 as compared to net cash used in financing activities of $91.4 million for the year ended December 31, 2000. For the year ended December 31, 2001, net cash provided in financing activities was impacted by an increase of $90.5 million in "Borrowed Money" and a decrease of $93.7 in the net amount of deposits and withdrawals from insurance contracts. Borrowed Money is a financing tool which allows the Company to sell a pool of mortgaged backed securities and then buy them back at a lower price then what they were "sold" at; thereby making a profit on the spread.

The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002. Management believes these sources of liquidity are adequate to meet the Company's short-term cash obligations.

The Company is required to maintain a minimum capital and surplus of not less than $6 million under the provisions of the insurance laws of the State of New York.

Under the provisions of the insurance laws of the State of New York, the Company cannot distribute any dividends to its stockholder, Security-Connecticut Life Insurance Company unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of the Company does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing. The management of The Company pays a quarterly dividend. For the December 31, 2001 the Company has paid dividends in to Security-Connecticut Life Insurance Company in the amount of $18 million.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Company has total adjusted capital well above all required capital levels.

Vulnerability from Concentrations: As of December 31, 2001, 83% of the Company's sales are generated by 3 areas; Life Insurance (28%), 401(k) Retirement Plans (32%), and Payroll Deduction Plans (23%). Premiums from the State of New York provide 56% of the company's total direct premiums. The Company is not dependent upon any single customer or business segment.

Reinsurance: The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Usually, allowances are established for amounts deemed uncollectible. However, using previous experience the Company has never had a failure of a reinsurer; therefore no reserves have been established. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums.

As of December 31, 2001, $10.7 billion of life insurance in force was ceded to other companies of which 57.7% (based on inforce) was ceded to an unaffiliated reinsurer and 42.3% (based on inforce) was ceded to affiliates. In addition, the Company had assumed $4.2 billion of life insurance in force as of December 31, 2001.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and crediting rates determination. As part of its risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows.

On the basis of these analyses, management believes there is no material solvency risk to the Company.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statements contained herein or in any other oral or written statement by the Company or any of its officers, directors, or employees is qualified by the fact that actual results of the Company may differ materially from such statement, among other risks and uncertainties inherent in the Company's business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Company to sell its products, the market value and liquidity of the Company's investments, fee revenue, and the lapse rate of the Company's policies, notwithstanding product design features intended to enhance persistency of the Company's products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Company's products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.

     4.   Increasing competition in the sale of the Company's products.

     5. Other factors that could affect the performance of the Company, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Company's variable products.

                          CRITICAL ACCOUNTING POLICIES

GENERAL
We have identified the accounting policies below as critical to our business operations and understanding of our results of operations. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of the Company's financial statements and selected financial data.

AMORTIZATION OF DEFERRED ACQUISITION COSTS AND VALUE OF PURCHASED INSURANCE IN FORCE
We amortize our deferred policy acquisition costs and value of purchased insurance in force on our annuity contracts in proportion to estimated gross profits. The amortization is adjusted to reflect actual gross profits over the life of the contracts (up to 30 years for annuity contracts). Our estimated gross profits are computed based on assumptions related to the underlying contracts including, but not limited to, charges assessed against policyholders, margins, lapse, persistency, expenses and asset growth rates.

Our current estimated gross profits include certain judgments concerning charges assessed against policyholders, margins, lapse, persistency, expenses and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Estimated gross profits are adjusted periodically to take into account the actual experience to date and changes in assumptions as regards the future. Short-term variances of actual results from the judgments made by management can impact quarter to quarter earnings.

GOODWILL
Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. We monitor the carrying value of goodwill for indicators of impairment of value. As of January 1, 2002, the provisions of FASB Statement No. 142 are applicable. Under this Statement goodwill is no longer amortized, but will be tested annually for impairment.

FUTURE POLICY AND CONTRACT BENEFITS
Reserves for future policy and contract benefits for traditional life contracts are calculated using management's judgments of mortality, morbidity, lapse, investment experience and expense levels that are based primarily on the Company's past experience and are therefore reflective of the Company's proven underwriting and investing experience. Once these assumptions are made for a given policy or group of policies, they will not be changed over the life of the policy unless the Company recognizes a loss on the entire line of business. The Company periodically reviews its policies for loss recognition and based on management's judgment the Company from time to time may recognize a loss on certain lines of business. Short-term variances of actual results from the judgments made by management are reflected in current period earnings and can impact quarter to quarter earnings.

INCOME TAXES
The Company establish reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.

OTHER INFORMATION

CERTAIN AGREEMENTS. The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $18.6 million, $20.8 million and $25.3 million in 2001, 2000 and 1999 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. For the year ended December 31, 2001 the Company paid cash dividends of $18.0 million to Security-Connecticut and $12 million for the year ended December 31, 2000.

ReliaStar Life and Security-Connecticut reinsure certain life policies written by the Company. Premiums ceded under these agreements were $14.6 million, $16.1 million and $14.4 million for the years ended December 31, 2001, 2000 and 1999 respectively.

DISTRIBUTION AGREEMENT. First Golden Life Insurance Company of New York ("First Golden") an affiliated entity merged into the Company on April 1, 2002, had entered into agreements with Directed Services, Inc ("DSI") to perform services related to the distribution of its products. DSI had acted as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the insurance products issued by First Golden. For the years ended December 31, 2001, 2000 and 1999, commissions paid by First Golden to DSI were $192,000, $1,115,000 and $697,000, respectively. DSI will continue to distribute those insurance products that will be owned by the Company under the distribution agreement with First Golden.

EMPLOYEES. The Company and its affiliates continue to receive and give support services to each other pursuant to agreements as described above under "Certain Agreements." The cost of these services are allocated to the Company.

Certain officers of the Company are also officers of ING, Golden American, DSI, Equitable of Iowa Companies, Inc. ("EIC"), and/or Equitable Life Insurance Company of Iowa. See "Directors and Executive Officers."

PROPERTIES. The Company's principal office is located at 1000 Woodbury Road, Woodbury, New York 11797, where certain of the Company's records are maintained. The office space is leased.

DIRECTORS AND EXECUTIVE OFFICERS

NAME (AGE)                              POSITION(S) WITH THE COMPANY
---------------------------------       ----------------------------------------
William D. Bonneville (54)              Executive Vice President & Chief
                                          Administrative Officer
Paula Cludray-Engelke (45)              Secretary
R. Michael Conley (59)                  Director
James R. Gelder ( 53)                   Chief Executive Officer
Ambassador Ulric Haynes, Jr. (70)       Director
Wayne R. Huneke (50)                    Director, Vice President & Chief
                                          Financial Officer
Phillip Randall Lowery (49)             Director
James R. McInnis (54)                   Vice President
David S. Pendergrass (41)               Vice President & Treasurer
Fiorvante G. Perotta (70)               Director
Stephen J. Preston (44)                 Vice President
Roger D. Roenfeldt (63)                 Executive Vice President & Chief
                                          Operating Officer
Robert C. Salipante (45)                Director & Vice Chairman
Mark A.Tullis (46)                      Director
Charles B. Updike (62)                  Director
Ross M. Weale (63)                      Director

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of the Company's insurance company affiliates. The principal positions of the Company's directors and senior executive officers for the past five years are listed below:

William D. Bonneville    Executive Vice President and Chief Administrative
                         Officer of ReliaStar Life Insurance Company of New York since 2000; Senior Vice President and Chief
                         Administrative Officer of ReliaStar Life Insurance
                         Company of New York from 1998 to 2000; Vice President of ReliaStar Life Insurance Company of New York
                         (formerly known as ReliaStar Bankers Security Life
                         Insurance Company) from 1996 to 1998: Vice President of
                         North Atlantic Life Insurance Company from 1992 to 1995 until its merger into ReliaStar Life Insurance Company of New York.

Paula Cludray-Engelke    Secretary of Ameribest Life Insurance Company,
                         Equitable Life Insurance Company of Iowa, First
                         Columbine Life Insurance Company, Golden American Life
                         Insurance Company, Life Insurance Company of Georgia,
                         Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Southland Life Insurance
                         Company, United Life and Annuity Insurance Company and
                         Washington Square Securities, Inc. since 2001;
                         Secretary of Northern Life Insurance Company, ReliaStar
                         Life Insurance Company of New York and
                         Security-Connecticut Life Insurance Company since 2000;
                         Secretary of ING Insurance Company of America and ING
                         Life Insurance and Annuity Company since 2001;
                         Assistant Secretary of Aetna Insurance Company of
                         America and Aetna Life Insurance and Annuity Company from 2000 to 2001; Director, Individual Compliance from
                         1998-2000; director, Contracts Compliance and Special
                         Benefits from 1997-1998.

R. Michael Conley        Retired 1998; Senior Vice President of ReliaStar
                         Financial Corp. from 1991 to 1998; Senior Vice
                         President, ReliaStar Employee Benefits of ReliaStar
                         Life Insurance Company from 1988 to 1998; President of
                         NWNL Benefits Corporation from 1988 to 1998; Executive
                         Vice President of ReliaStar Life

                         Insurance Company of New Y9ork from 1996 to 1998; Director of ReliaStar Life Insurance Company of New York since 1998.

James R. Gelder          Chief Executive Officer, U.S. Life Group of ReliaStar
                         Life Insurance Company, Security Life of Denver
                         Insurance Company, Equitable Life Insurance Company of
                         Iowa, Midwestern United Life Insurance Company and
                         Southland Life Insurance Company since 2001; Senior
                         Vice President, ReliaStar Financial Corp. since 2000;
                         President and Chief Executive Officer of ReliaStar Life
                         Insurance Company of New York since 1999; Senior Vice
                         President of ReliaStar Life Insurance Company from 1999 to 2001; Executive Vice President of ReliaStar Life
                         Insurance Company of New York from 1998 to 1999;
                         President of Security-Connecticut Life Insurance
                         Company since 1998; Chief Executive Officer of
                         Security-Connecticut Life Insurance from 1998 to 2001;
                         Executive Vice President and Chief Operating Officer of
                         Security-Connecticut Life Insurance Company from 1997 to 1998; Vice President of ReliaStar Life Insurance
                         Company from 1994 to 1999; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

Ambassador Ulric
Haynes, Jr.              Dean of the Scholl of Business and Executive Dean for
                         University International Relations of Hofstra
                         University since 1991; Director of DYNAX Solutions,
                         Inc. from 2000 to present; Director of INNCOM
                         International Inc. from 1999 to present; Director of Pall Corporation from 1994 to present; Director of HSBC
                         USA Inc. (formerly Marine Midland Bank) from 1969 to present.

Wayne R. Huneke          Chief Financial Officer, Aetna Insurance Company of
                         America, Aetna Life Insurance and Annuity Company,
                         Ameribest Life Insurance Company, Equitable Life
                         Insurance Company of Iowa, First Columbine Life
                         Insurance Company, Golden American Life Insurance
                         Company, Life Insurance Company of Georgia, Midwestern
                         United Life Insurance Company, Security Life of Denver
                         Insurance Company, Southland Life Insurance Company and
                         USG Annuity & Life Company since 2001; vice President and Chief Financial Officer of ReliaStar Life Insurance
                         Company of New York since 2000; Director of Ameribest
                         Life Insurance Comp[any, Equitable Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, Golden American Life Insurance Company, Life
                         Insurance Company of Georgia, Midwestern United Life
                         Insurance Company, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance since 2001; Chief Financial Officer, ING North America
                         Insurance Corporation since 2000; Chief Financial
                         Officer, ING America Insurance Holdings, Inc. since
                         2000; Director of Aetna Insurance Company of America,
                         Aetna Life Insurance and Annuity Company, Aetna
                         Retirement Holdings, Inc. and Aetna Retirement
                         Services, Inc. since 2000; Senior Executive Vice
                         President of ReliaStar Financial Corp. since 1999; and
                         Senior Executive Vice President and Chief Financial
                         Officer of ReliaStar Life Insurance Company since 2000;
                         Senior executive Vice President of ReliaStar Financial
                         Life Insurance Company from 1999 to 2000; Senior Vice
                         President of ReliaStar Financial Corp. and ReliaStar
                         Life Insurance Company from 1994 to 1999; Director of
                         ReliaStar Life Insurance Company and ReliaStar Life
                         Insurance Company of New York since 1995; Chief
                         Financial Officer and Treasurer of ReliaStar Financial
                         Corp. and ReliaStar Life Insurance Company from 1994 to
                         1997.

Phillip Randall Lowery   Director of Midwestern United Life Insurance Company,
                         Northern Life Insurance Company, ReliaStar Life
                         Insurance Company, ReliaStar Life Insurance Company of
                         New York, Security Life of Denver Insurance Company,
                         USG Annuity & Life Company since 2001; Director of
                         Aetna Insurance Company of America, Aetna Life
                         Insurance and Annuity Company and Aetna Retirement
                         Services, Inc. since 20000. General Manager, Actuarial
                         And Risk Management for ING North America Insurance
                         Corporation since 1999; Director of Ameribest Life
                         Insurance Company, Equitable Life Insurance Company of
                         Iowa, First Columbine Life Insurance Company, Golden
                         American Life Insurance Company, ING America Life
                         Corporation, Life of Georgia Insurance Company,
                         Southland Lie Insurance Company, United Life & annuity
                         Insurance Company since 1999; Vice President Sun Life
                         America from 1986 to 1990.

James R. McInnis         Has held several directorships and various executive
                         officer positions within the ING Groep N.V.
                         organization. Elected Executive Vice President of First
                         Golden American Life Insurance Company of New York
                         December 1997; Executive Vice President and Chief
                         Marketing Officer of Golden American Life Insurance
                         Company since 1999. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Fiorvante G. Perotta     Retired 1996; Formerly Senior Partner of Rogers & Wells
                         (New York law firm) since 1970.

Stephen J. Preston       Executive Vice President and Chief Actuary of Ameribert
                         Life Insurance Company, equitable Life Insurance
                         Company and USG Annuity & Life Company since 2001.
                         Joined Golden American Life Insurance Company in
                         December, 1993 as Senior Vice President, Chief Actuary and Controller. He became Executive Vice President and
                         Chief Actuary in June, 1998. He was elected Senior Vice
                         President and Chief Actuary of First Golden American
                         Life Insurance Company in June, 1996 and elected
                         Executive Vice President in June, 1998.

Roger D. Roenfeldt       Executive Vice President and Chief Marketing Officer
                         since 2001; Executive Vice President and Chief
                         Operating Officer of ReliaStar Life Insurance Company of New York from 1997 to 2001; Executive Vice President and Chief operating Officer of Lincoln Security Life
                         Insurance Company from 1996 to 1997 until its merger into ReliaStar Life Insurance Company of New York;
                         President and Chief Executive Officer of The R.E. Lee
                         Group/US, Inc. from 1991 to 1996.

Robert C. Salipante      Chief Operating Officer, ReliaStar Life Insurance
                         Company since 2001; Chief Executive Officer of
                         Ameribest Life Insurance Company, Equitable Life
                         Insurance Company of Iowa, Golden American Life
                         Insurance Company, Midwestern United Life Insurance
                         Company, Security Life of Denver Insurance Company,
                         Security-Connecticut Life Insurance Company, Southland
                         Life Insurance Company, United Life and Annuity
                         Insurance Company and USG Annuity & Life Company since
                         2001; Director of Ameribest Life Insurance Company,
                         Equitable Life Insurance Company of Iowa, first
                         Columbine Life Insurance Company, Golden American Life
                         Insurance Company, Life Insurance Company of Georgia,
                         Midwestern United Life Insurance Company, Northern Life
                         Insurance Company, ReliaStar Life Insurance Company,
                         Security Life of Denver Insurance Company;
                         Security-Connecticut Life Insurance Company, Southland
                         Life Insurance Company,

                         USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Chief Executive Officer, ING North America Insurance Corporation since 2000; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company, Aetna Retirement Holdings, Inc., and Aetna Retirement Services, Inc., since 2000; Chairman of Security-Connecticut Life Insurance Company since 2000; President and Chief Operating Officer of ReliaStar Financial Corp. since 1999; President and Chief Operating Officer of ReliaStar Life Insurance Company from 1999 to 2001; Senior Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from 1996 to 1999; Vice Chairman of ReliaStar Life Insurance Company of New York since 1999; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York from 1998 to 1999; Senior Vice President of ReliaStar Financial Corp. from 1994 to 1996; Senior Vice President and Chief Financial Officer of ReliaStar Financial Corp. From 1992 to 1994; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

Mark Alan Tullis         Director of ReliaStar Life Insurance Company and
                         ReliaStar Life Insurance Company of New York since
                         2001; Director of Midwestern United Life Insurance
                         Company since 2000; Director of Ameribest Life
                         Insurance Company, Equitable American Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, First Golden American Life Insurance Company,
                         Golden American Life Insurance Company, Life Insurance
                         Company of Georgia, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance
                         Company since 1999; Executive Vice President of
                         Primerica from 1994 to 1999.

Charles B. Updike        Partner of Schoeman, Marsh & Updike (New York law firm)
                         since 1976.

Ross M. Weale            President of Waccabuc Enterprise, Inc.(New York
                         management consulting firm) since 1996; President and Chief Executive Officer of Country Bank (financial institution) from 1986 to 1996..

EXECUTIVE COMPENSATION TABLE
The following table sets forth information with respect to the annual salary and bonus for ReliaStar Life of New York's Chief Executive Officer and the four other most highly compensated executive officers. Executive compensation includes total ING compensation and not just compensation specific to the Company.

                                                                                      LONG-TERM
                                            ANNUAL COMPENSATION                      COMPENSATION
                                            -------------------                ------------------------
                                                                               RESTRICTED    SECURITIES
NAME AND                                                                      STOCK AWARDS   UNDERLYING      ALL OTHER
PRINCIPAL POSITION                YEAR         SALARY           BONUS 1         OPTIONS       OPTIONS       COMPENSATION2
------------------                ----         ------           -------         -------       -------       -------------

James Gelder                      2001      $    378,342      $    171,549                                  $     48,025
  CEO & President                 2000      $    307,635      $    404,011                                  $  2,279,357
                                  1999      $    258,725      $    187,493                                  $     42,683
John Turner                       2001      $    800,449      $  1,212,935                                  $     68,414
  Chairman of the Board           2000      $    774,615      $  3,947,569                                  $ 16,339,756
                                  1999      $    728,154      $  1,386,427                                  $  2,102,348
Robert Salipante                  2001      $    648,726      $    453,830                                  $     40,094
  Vice Chairman of the Board      2000      $    498,462      $  2,003,068                                  $  6,364,344
                                  1999      $    367,154      $    501,988                                  $    499,313
Wayne Huneke                      2001      $    441,042      $    266,574                                  $     75,568
  VP & CFO                        2000      $    400,096      $  1,907,476                                  $  2,935,228
                                  1999      $    346,596      $    397,360                                  $    169,426
Richard Crowl                     2001      $    315,137      $    421,244                                  $      6,112
  Sr. VP & General Counsel        2000      $    290,192      $    498,823                                  $  2,510,293
                                  1999      $    259,231      $    334,316                                  $    254,108

------------
1    The amount shown relates to bonuses paid in 2001, 2000 and 1999.
2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR
Options granted includes total ING options and not just options specific to the Company.

                                               % OF TOTAL
                               NUMBER OF        OPTIONS                                       PRESENT VALUE ON
                               SECURITIES      GRANTED TO                                      DATE OF GRANT
                               UNDERLYING       EMPLOYEES     EXERCISE                           (BASED ON
                                 OPTIONS        IN FISCAL     OR BASE         EXPIRATION        BLACK-SCHOLES
NAME                 YEAR      GRANTED 1          YEAR        PRICE 2            DATE           METHODOLOGY)
                     ----     ------------      --------      --------     ----------------     ------------
James Gelder         2001        22,000.00          0.70%     $  31.96     March 15, 20111      $ 253,000.00
                     2000        21,760.00          1.75%     $  33.23     October 2, 20102       228,480.00
John Turner          2001        40,000.00          1.28%     $  31.96     March 15, 20111        460,000.00
                     2000       167,000.00         13.44%        33.23     October 2,20102      1,753,500.00
Robert Salipante     2001        40,000.00          1.28%     $  31.96     March 15, 20111        460,000.00
                     2000               --          0.00%           --
Wayne Huneke         2001        27,800.00          0.89%     $  31.96     March 15, 20111        319,700.00
                     2000               --          0.00%
Richard Crowl        2001               --          0.00%
                     2000               --          0.00%

------------
1 Options granted on 3/15/01 assume a Black-Scholes value of $11.50 on the date of grant.
2 Options granted on 10/02/00 assume a Black-Scholes value of $10.50 on the date of the grant.

--------------------------------------------------------------------------------
      FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholder
ReliaStar Life Insurance Company of New York
(A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company) Woodbury, New York

We have audited the balance sheets of ReliaStar Life Insurance Company of New York as of December 31, 2001 and 2000 ("Successor Company"), and the related statements of income, shareholder's equity, and cash flows for the year ended December 31, 2001 and for the period from September 1, 2000 to December 31, 2000 ("Successor Company"), and for the period from January 1, 2000 to August 31, 2000 ("Preacquisition Company"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The statements of income, shareholder's equity, and cash flows for the year ended December 31, 1999 of ReliaStar Life Insurance Company of New York ("Preacquisition Company"), were audited by other auditors whose report dated February 1, 2000, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor Company's financial statements referred to above present fairly, in all material respects, the financial position of ReliaStar Life Insurance Company of New York at December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from September 1, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States. Further, in our opinion, the Preacquisition Company's financial statements referred to above present fairly, in all material respects, the results of ReliaStar Life Insurance Company of New York's operations and cash flows for the period from January 1, 2000 to August 31, 2000, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, effective September 1, 2000, ING America Insurance Holdings Inc. acquired all of the outstanding stock of ReliaStar Financial Corp., ReliaStar Life Insurance Company of New York's indirect parent and sole shareholder in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
March 22, 2002

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholder
ReliaStar Life Insurance Company of New York
(a wholly owned subsidiary of Security-Connecticut Life Insurance Company) Woodbury, New York

We have audited the accompanying statements of income, shareholder's equity and comprehensive income, and cash flows of ReliaStar Life Insurance Company of New York (the Company) for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ReliaStar Life Insurance Company of New York for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


Minneapolis, Minnesota
February 1, 2000

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                                 BALANCE SHEETS

December 31    (in millions)                                      2001            2000
------------------------------------------------------------------------------------------
ASSETS
Fixed Maturity Securities (Amortized Cost: 2001,
   $1,455.4; 2000, $1,426.2) .............................     $  1,500.1      $  1,455.1
Equity Securities (Cost: 2001, $3.6, $; 2000, $4.5) ......            3.5             4.5
Mortgage Loans on Real Estate ............................          265.5           246.2
Real Estate ..............................................            0.3             0.4
Policy Loans .............................................           85.0            84.4
Other Invested Assets ....................................            6.5             6.6
Short-Term Investments ...................................           20.5            18.4
TOTAL INVESTMENTS ........................................        1,881.4         1,815.6
Cash (Overdraft) .........................................          (17.5)           (2.1)
Accounts and Notes Receivable ............................            7.7             2.8
Reinsurance Receivable ...................................           51.6            48.7
Deferred Policy Acquisition Costs (DPAC) .................           26.0             8.8
Present Value of Future Profits (PVFP) ...................           64.7            93.8
Receivable from Related Parties ..........................           47.1              --
Other Assets .............................................            3.5              --
Accrued Investment Income ................................           21.9            26.4
Goodwill (Accumulated Amortization: 2001 $31.3; 2000 $7.5)          864.9           888.7
Income Taxes .............................................           46.7            43.3
Assets Held in Separate Accounts .........................          489.9           609.7
TOTAL ASSETS .............................................     $  3,487.9      $  3,535.7
                                                               --------------------------

LIABILITIES
Future Policy and Contract Benefits ......................     $  1,550.5      $  1,571.1
Pending Policy Claims ....................................           40.7            32.9
Other Policyholder Funds .................................           18.2            18.4
Payables to Related Parties ..............................             --            11.3
Borrowed Money ...........................................           90.5              --
Other Liabilities ........................................           87.9            87.0
Liabilities Related to Separate Accounts .................          487.4           607.2
                                                               --------------------------
TOTAL LIABILITIES ........................................        2,275.2         2,327.9
                                                               --------------------------

Commitments and Contingencies

SHAREHOLDER'S EQUITY
Common Stock (Shares Issued: 1.4) ........................            2.8             2.8
Additional Paid-In Capital ...............................        1,194.6         1,194.6
Retained Earnings ........................................            8.8             1.0
Accumulated Other Comprehensive Income ...................            6.5             9.4
                                                               --------------------------
TOTAL SHAREHOLDER'S EQUITY ...............................        1,212.7         1,207.8
                                                               --------------------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ...............     $  3,487.9      $  3,535.7
                                                               ==========================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                              STATEMENTS OF INCOME

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                  For the        September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
REVENUES
Premiums ..............................          $     60.2          $     19.8          $     28.1          $     42.8
Net Investment Income .................               142.3                48.3                97.7               149.7
Net Realized Investment Gains
    (Losses) ..........................                10.6                 0.5                 1.3                (0.3)
Policy and Contract Charges ...........                90.4                31.8                63.3               100.7
Other Income ..........................                 7.6                 1.7                 5.9                 3.8
                                                 ----------------------------------------------------------------------
TOTAL .................................               311.1               102.1               196.3               296.7
                                                 ----------------------------------------------------------------------

Benefits and Expenses
Benefits to Policyholders .............               156.8                58.6               100.4               156.2
Sales and Operating Expenses ..........                74.1                18.5                38.2                47.7
Amortization of Deferred Policy
    Acquisition Costs and Present Value
    of  Future Profits
                                                       26.5                10.1                21.5                30.1
Dividends and Experience
    Refunds to Policyholders ..........                 1.8                  .5                 1.4                  .9
                                                 ----------------------------------------------------------------------
TOTAL .................................               259.2                87.7               161.5               234.9
                                                 ----------------------------------------------------------------------
Income Before Income Taxes ............                51.9                14.4                34.8                61.8
Income Tax Expense ....................                26.1                 7.4                12.0                22.0
                                                 ----------------------------------------------------------------------
NET INCOME ............................          $     25.8          $      7.0          $     22.8          $     39.8
                                                 ======================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                                  (in millions)

                                                                        Accumulated
                                                                           Other         Total
                                 Common      Additional     Retained   Comprehensive  Shareholder's
                                 Stock    Paid-in Capital   Earnings   Income (Loss)     Equity
                                -------------------------------------------------------------------
Balance at January 1, 1999      $    2.8      $  235.2      $  181.2      $   42.1      $  461.3
Dividends to shareholders                                       (8.0)                       (8.0)
Comprehensive income:
    Net income                                                  39.8                        39.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $(34.0)                                                               (63.3)        (63.3)
    Effect on DPAC and  PVFP of unrealized
       gains on fixed maturities, net of income
       taxes of $7.0                                                          13.1          13.1
      Other, net of income taxes of  $ (.7)                                   (1.3)         (1.3)
Total Comprehensive Loss                                                                   (11.7)
                                -------------------------------------------------------------------
Balance at December 31, 1999         2.8         235.2         213.0          (9.4)        441.6
Dividends to shareholders                                       (6.0)                       (6.0)
Comprehensive income:
    Net income                                                  22.8                        22.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $(1.3)                                                                 (2.4)         (2.4)
    Effect on DPAC and PVFP of  unrealized
       gains on fixed maturities, net of income
       taxes of $ .7                                                           1.4           1.4
Total Comprehensive Income                                                                  21.8
                                -------------------------------------------------------------------
Balance at August 31, 2000           2.8         235.2         229.8         (10.4)        457.4
Purchase accounting adjustment                   959.4        (229.8)         10.4         740.0
Dividends to shareholders                                       (6.0)                       (6.0)
Comprehensive income:
    Net income                                                   7.0                         7.0
       Change in net unrealized investment
       gains(losses), net of income taxes of
       $10.1                                                                  18.9          18.9
    Effect on DPAC and VPIF of unrealized
       gains on fixed maturities, net of income
       taxes of $(5.1)                                                        (9.5)         (9.5)
                                -------------------------------------------------------------------
Total Comprehensive Income                                                                  16.4
Balance at December 31, 2000    $    2.8      $1,194.6      $    1.0      $    9.4      $1,207.8
Dividends to shareholders                                      (18.0)                      (18.0)
Comprehensive Income:
    Net Income                                                  25.8                        25.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $5.1                                                                    9.7           9.7
    Effect on DPAC and PVFP of
       unrealized gains on fixed maturities,
      net of income taxes of $(6.8)                                          (12.6)        (12.6)
                                -------------------------------------------------------------------
Total Comprehensive Income                                                                  22.9
                                -------------------------------------------------------------------
Balance at December 31, 2001    $    2.8      $1,194.6      $    8.8      $    6.5      $1,212.7
                                ===================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                            STATEMENTS OF CASH FLOWS

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income .............................          $     25.8          $      7.0          $     22.8          $     39.8
Adjustments to Reconcile Net
    Income to Net Cash (Used in)
    Provided by Operating Activities:
Interest Credited to Insurance
    Contracts ..........................                43.0                21.1                44.5                70.0
Future Policy Benefits .................               (77.9)              (35.9)              (81.5)             (117.8)
Capitalization of Policy Acquisition
    Costs and Present Value of
    Future profits .....................               (34.1)              (14.8)              (18.5)              (29.2)
Amortization of Deferred Policy
    Acquisition Costs and Present
    Value of Future Profits ............                26.5                10.1                21.5                30.1
Income Taxes ...........................                 2.4                12.8                (2.4)                3.4
Net Change in Receivables and
    Payables ...........................                28.9                12.5                24.1                12.2
Other Assets ...........................                (3.5)                 --                 1.1                 8.5
Realized Investment (Gains)
    Losses, Net ........................               (10.6)               (0.5)               (1.3)                 .3
Amounts Due to Related Parties .........               (58.4)               (4.0)               12.7                 2.0
Other ..................................                (4.8)               (6.1)                9.3                (4.4)
                                             -----------------------------------------------------------------------------
  Net Cash (Used in) Provided by
     Operating Activities ..............               (62.7)                2.2                32.3                14.9
                                             -----------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
INVESTING ACTIVITIES
Proceeds from Sales of Fixed
    Maturity Securities ................             1,277.5                74.7               113.7               137.8
Proceeds from Maturities or
    Repayment of Fixed Maturity
    Securities .........................                77.0               154.5                69.4               188.7
Cost of Fixed Maturity Securities
    Acquired ...........................            (1,371.2)             (251.6)             (169.4)             (311.0)
Sales (Purchases) of Equity
    Securities, Net ....................                 1.0                  --                  --                  --
Proceeds of Mortgage Loans Sold,
    Matured or Repaid ..................                10.2                52.0                19.2                43.2
Cost of Mortgage Loans Acquired ........               (29.5)               (1.4)                 --               (72.6)
Sales (Purchases) of Real Estate,
    Net ................................                 0.1                 0.2                  --                 2.8
Policy Loans Issued, Net ...............                (0.6)               (0.6)                 --                (2.2)
  Sales (Purchases) of Other
    Invested Assets, Net ...............                (1.9)                3.8                (1.4)                2.7
  Sales (Purchases) of Short-Term
    Investments, Net ...................                (2.1)              (13.0)                3.8                21.5
                                             -----------------------------------------------------------------------------
  Net Cash (Used in) Provided
    by Investing Activities ............               (39.5)               18.6                35.3                10.9
                                             -----------------------------------------------------------------------------

  FINANCING ACTIVITIES
  Deposits to Insurance Contracts ......               145.2                49.2                88.8               146.9
  Maturities and Withdrawals from
    Insurance Contracts ................              (130.9)              (60.9)             (156.5)             (163.8)
  Increase in Borrowed Money ...........                90.5                  --                  --                  --
  Dividends to Shareholder .............               (18.0)               (6.0)               (6.0)               (8.0)
                                             -----------------------------------------------------------------------------
  Net Cash Provided by (Used in)
    Financing Activities ...............                86.8               (17.7)              (73.7)              (24.9)
                                             -----------------------------------------------------------------------------
  Increase (Decrease) in Cash ..........               (15.4)                3.1                (6.1)                 .9
  Cash (overdraft) at Beginning of .....                (2.1)               (5.2)                 .9                  --
    Period
                                             -----------------------------------------------------------------------------
  Cash (overdraft) at End of Period ....          $    (17.5)         $     (2.1)         $     (5.2)         $       .9
==========================================================================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001

1.   NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------

NATURE OF OPERATIONS
ReliaStar Life Insurance Company of New York (the Company) is principally engaged in the business of providing life insurance and related financial services products. The Company provides and distributes individual life insurance and annuities; employee benefit products and services; retirement plans and life and health reinsurance. The Company operates primarily in the United States and is authorized to conduct business in all 50 states.

BASIS OF PRESENTATION
The accompanying financial statements have been prepared on the basis of accounting principals generally accepted in the United States.

At December 31, 2001 all outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life), a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000. Prior to September 1, 2000, ReliaStar was a publicly held company.

INVESTMENTS
Fixed maturity securities (bonds and redeemable preferred stocks) are classified as available-for-sale and are carried at fair value.

Equity securities (common stocks) are classified as available for sale and are carried at fair value.

Mortgage loans on real estate are carried at amortized cost less an impairment allowance for estimated uncollectible amounts.

Real Estate acquired through foreclosure is carried at the lower of fair value less estimated costs to sell or cost.

Policy loans are reported at unpaid principal balances.

Other invested assets accounted for by the equity method primarily include investments in, and advances to, various joint ventures and partnerships in which the Company has less than a controlling interest. Short-term investments are carried at amortized cost, which approximates fair value.

Unrealized investment gains and losses on equity securities and fixed maturity securities, net of related deferred policy acquisition costs (DPAC), present value of future profits (PVFP) and tax effects, are accounted for as a direct increase or decrease to the accumulated other comprehensive income (loss) component of shareholder's equity.

Realized investment gains and losses enter into the determination of net income. Realized investment gains and losses on sales of securities are determined on the specific identification method. Write-offs of investments that decline in value below cost on other than a temporary basis and the change in the allowance for mortgage loans and wholly owned real estate are included with realized investment gains and losses in the Statements of Income.

The Company records write-offs or allowances for its investments based upon an evaluation of specific problem investments. The Company periodically reviews all invested assets (including marketable bonds, private placements, mortgage loans and real estate investments) to identify investments where the Company has credit concerns. Investments with credit concerns include those the Company has identified as problem investments, which are issues delinquent in a required payment of principal or interest, issues in bankruptcy or foreclosure and restructured or foreclosed assets. The Company also identifies investments as potential problem investments, which are investments where the Company has serious doubts as to the ability of the borrowers to comply with the present loan repayment terms.

INTEREST RATE SWAP AGREEMENTS
Interest rate swap agreements are used as hedges for asset/liability management of adjustable rate and short-term invested assets. The Company does not enter into any interest rate swap agreements for trading purposes. The interest rate swap transactions involve the exchange of fixed and floating rate interest payments without the exchange of underlying principal amounts and do not contain other optional provisions. The Company utilizes the settlement method of accounting for its interest rate swap agreements whereby the difference between amounts paid and amounts received or accrued on interest rate swap agreements is reflected in net investment income.

The characteristics (notional amount, maturity and payment dates) of the interest rate swap agreements are similar to the characteristics of the designated hedged assets. Interest rate swaps are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. In the event an interest rate swap agreement would cease to qualify for hedge accounting, changes in fair value of the affected swap would be recorded as income or expense. The interest rate swaps terminated in 2001.

DEFERRED POLICY ACQUISITION COSTS (DPAC)
Those costs of acquiring new business, which vary with and are primarily related to the production of new business, have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy issuance and underwriting and certain variable agency expenses.

Costs deferred related to traditional life insurance products are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits.

Costs deferred related to universal life-type policies and investment contracts are amortized over the lives of the policies, in relation to the present value of estimated gross profits from mortality, investment, surrender and expense margins. This amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. DPAC are adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized. The Company has reflected those adjustments in the asset balance with the offset as a direct adjustment to other comprehensive income in shareholder's equity.

Periodically, modifications may be made to deferred annuity contract features, such as shortening the surrender charge period or waiving the surrender charge, changing the mortality and expense fees, etc. Unamortized DPAC associated with these modified contracts are not written off, but rather, continue to be associated with the original block of business to which these costs were previously recorded. Such new costs are amortized based on revised estimates of expected gross profits based upon the contract after the modification.

PRESENT VALUE OF FUTURE PROFITS (PVFP)
PVFP reflects the estimated fair value of acquired insurance business in force and represents the portion of the acquisition cost that was allocated to the value of future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected net cash flows from the acquired insurance contracts. PVFP is amortized over the lives of the acquired insurance business in force in a manner consistent with amortization of DPAC. This amortization is adjusted retrospectively when estimates of current or future profits to be realized from a group of products are revised. PVFP is adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized.

An analysis of the PVFP asset account is presented below:

(in millions)                      DECEMBER 31, 2001  DECEMBER 31, 2000   AUGUST 31, 2000   DECEMBER 31, 1999
                                   --------------------------------------------------------------------------
Balance, Beginning of Period            $   93.8           $   74.5           $   79.4           $   68.2
Purchase Accounting Adjustment                --               37.9                 --                 --
Acquisition                                  8.6                2.2                 .8                 --
Amortization                               (27.6)              (9.6)             (10.3)             (12.3)
Imputed Interest                             4.4                2.1                3.5                5.3
Impact of Net Unrealized
    Investment (Gains) Losses              (14.5)             (13.3)               1.1               18.2
                                   --------------------------------------------------------------------------
BALANCE, END OF PERIOD                  $   64.7           $   93.8           $   74.5           $   79.4
                                   ==========================================================================

Based on current conditions and assumptions as to future events on acquired policies in force, the Company expects that the net amortization of the December 31, 2001 PVFP balance will be between 12% and 18% in each of the years 2002 through 2006. The interest rates used to determine the amount of imputed interest on the unamortized PVFP balance ranged from 5% to 8% prior to September 1, 2000 and 5.5% after September 1, 2000.

GOODWILL
Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. The carrying value of goodwill is monitored for indicators of impairment of value. No events or circumstances were identified which warrant consideration of impairment or a revised estimate of useful lives.

An analysis of goodwill is presented below:

(in millions)                                  2001         2000         1999
                                             ----------------------------------
Balance, Beginning of Year                   $  888.7     $   33.7     $   34.6
                                             ----------------------------------
Amortization, Pre Acquisition                      --          (.6)         (.9)
                                             ----------------------------------
Balance at August 31, 2000                         --         33.1           --
Purchase Accounting Adjustment                     --        (33.1)          --
Purchase Accounting Adjustment                     --        896.2           --
Goodwill Adjustment                              (1.4)          --           --
Amortization, Post Acquisition                  (22.4)        (7.5)          --
                                             ----------------------------------
Balance at December 31, 2001                 $  864.9     $  888.7     $   33.7
                                             ==================================

PREMIUM REVENUE AND BENEFITS TO POLICYHOLDERS

Recognition of Traditional Life, Group and Annuity Premium Revenue and Benefits to Policyholders

Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist principally of term and whole life insurance policies and certain annuities with life contingencies (immediate annuities). Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by means of the provision for liabilities for future policy benefits and the amortization of DAC and PVFP.

Recognition of Universal Life-Type Contract Revenue and Benefits to Policyholders - Universal life-type policies are insurance contracts with terms that are not fixed and guaranteed. The terms that may be changed could include one or more of the amounts assessed to the policyholder, premiums paid by the policyholder or interest accrued to policyholder balances. Amounts received as deposits to such contracts are not reported as premium revenues.

Revenues for universal life-type policies consist of charges assessed against policy account values for deferred policy loading and the cost of insurance and policy administration. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.

Recognition of Investment Contract Revenue and Benefits to Policyholders - Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are referred to as investment contracts. Retirement plan contracts and certain deferred annuities are considered investment contracts. Amounts received as deposits for such contracts are not reported as premium revenues.

Revenues for investment products consist of investment income and charges assessed against contract account values for policy administration. Contract benefits that are charged to expense include benefit claims incurred in the period in excess of related contract balances, and interest credited to contract balances.

FUTURE POLICY AND CONTRACT BENEFITS
Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

PENDING POLICY CLAIMS
The liabilities for policy and contract claims include estimates of amounts due on reported claims and claims that have been incurred but were not reported as of December 31. Such estimates are based on actuarial projections applied to historical claim payment data. Such liabilities are reasonable and adequate to discharge the Company obligations for claims incurred but unpaid as of December 31.

SEPARATE ACCOUNTS
The Company operates separate accounts. The assets and liabilities of the separate accounts are primarily related to variable annuity, variable life and 401(k) contracts and represent policyholder-directed funds that are separately administered. The assets (primarily investments) and liabilities (primarily to contractholders) of each account are clearly identifiable and distinguishable from other assets and liabilities of the Company. Assets are carried at fair value. Revenues such as investment income, net realized and unrealized capital gains and losses and expenses on the separate account assets and liabilities are excluded from the amounts in the accompanying income statement except for charges for mortality risk and expenses, cost of insurance, contract administration and surrender charges. Revenue for these products is recognized when due.

GUARANTY FUND ASSESSMENTS
Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums collected in that state. The

Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The guaranty fund assessment liability at December 31, 2001 and 2000 was $.2 million and $1.1 million, respectively.

The assessments are expected to be paid over the next five or more years. The related premium tax credit offsets are $.1 million and $.1 million at December 31, 2001 and 2000, respectively. The premium tax credit offsets are expected to be realized over the next five years.

Income Taxes

The Company files a consolidated federal income tax return with ReliaStar Life, Northern Life Insurance Company and Security-Connecticut Life Insurance Company. The Company is allocated an amount approximating the tax the member would have incurred were it not a member of a consolidated group and shall receive benefit for the use of its tax saving attributes used in the consolidated return.

NEW ACCOUNTING STANDARDS

Accounting for Derivative Instruments and Hedging Activities

In June 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". In June 2000, the FASB provided further guidance related to accounting for derivative instruments and hedging activities when it issued FAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133". This standard, as amended, requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet, as either an asset or liability measured at its fair value.

The change in a derivative's fair value is generally to be recognized in current period earnings. However, if certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flow, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge.

With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivative's fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. As amended by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", this standard is effective for the Company's financial statements beginning January 1, 2001. Adoption of this standard did not have a significant effect on the financial results of the Company.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets

Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

Business Combinations and Goodwill and Other Intangible Assets

In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

Under FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these Statements on the Company's financial statements has not yet been determined.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS
Certain prior year amounts have been reclassified to conform to current year presentation.

2.   MERGERS AND ACQUISITIONS
-----------------------------

On September 1, 2000, ING America Insurance Holdings, Inc., an indirect wholly owned subsidiary of ING, acquired ReliaStar, of which the Company is part for approximately $6 billion. The purchase price was comprised of approximately $5.1 billion in cash and the assumption of $917 million of outstanding debt and other net liabilities.

For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, including the recognition of goodwill, is being pushed down and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The Balance Sheet changes related to accounting for this acquisition were non-cash in nature and accordingly have been excluded from the pre-acquisition statement of cash flows.

The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. The net decrease to assets reflects the write off of DPAC of $166.1 million, which was the balance as of August 31, 2000, the establishment of PVFP of $112.4 million and a net increase of other assets of $5.0 million. Goodwill was established for the excess of the purchase price over the fair value of the net assets. Goodwill resulting from the transaction attributable to the Company was approximately $896.2 million and is being amortized over 40 years. PVFP resulting from the transaction is being amortized over the years that it is anticipated such profits will be received.

Unaudited pro forma income from continuing operations and net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the year ended December 1999, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.5 and $18.3 million, respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

3.   STATUTORY FINANCIAL INFORMATION AND ACCOUNTING PRACTICES
-------------------------------------------------------------

The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of The State of New York and the NAIC's Accounting Practices and Procedures Manual. The NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual was effective January 1, 2001. The State of New York has adopted with modification, at least in part, the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. The cumulative effect of changes in accounting principles adopted to conform to the revised Accounting Practices and Procedures Manual was reported as an increase to surplus as of January 1, 2001 of approximately $3,754,000.

Prior to 2001, "prescribed" statutory accounting practices were interspersed throughout state insurance laws and regulations and a variety of other NAIC publications.

 "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. The Company does not apply any permitted statutory practices.

The NAIC prescribes Risk-Based Capital requirements for life/health and property/casualty insurance companies. At December 31, 2001, the Company met RBC requirements.

The underlying statutory capital and surplus of the Company was $214.6 million and $222.1 at December 31, 2001 and 2000, respectively. Statutory net income was $11.0 million, $6.1 million and $30.9 million for the years ended December 31, 2001, 2000 and 1999, respectively.

4.   FAIR VALUE OF FINANCIAL INSTRUMENTS
----------------------------------------

The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

FAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The fair value estimates presented herein are based on pertinent information available to Management as of December 31, 2001 and 2000, respectively. Although Management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates; therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

FIXED MATURITY SECURITIES - The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds which are not considered problems are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond. Fair values for privately placed bonds which are considered problems are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and the Company's evaluation of the borrower's ability to compete in their relevant market.

EQUITY SECURITIES - Fair value of these securities are based upon quoted market value.

MORTGAGE LOANS ON REAL ESTATE - The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

CASH, SHORT-TERM INVESTMENTS AND POLICY LOANS - The carrying amounts for these assets approximate the assets' fair values.

INTEREST RATE SWAP AGREEMENTS - Are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity prior to 2001 and are reported as a direct increase or decrease to operating income during 2001 due to adoption of FAS No. 133. The fair values are obtained through several commercial pricing quotes.

OTHER FINANCIAL INSTRUMENTS REPORTED AS ASSETS - The carrying amounts for these financial instruments (primarily premiums and other accounts receivable and accrued investment income) approximate those assets' fair values. INVESTMENT CONTRACT LIABILITIES - The fair value for deferred annuities was estimated to be the amount payable on demand at the reporting date, as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less applicable surrender charges.

The fair values for supplementary contracts without life contingencies and immediate annuities were estimated using discounted cash flow analyses. The discount rate was based upon treasury rates plus a pricing margin.

The carrying amounts reported for other investment contracts, which includes retirement plan deposits, approximate those liabilities' fair value.

CLAIM AND OTHER DEPOSIT FUNDS - The carrying amounts for claim and other deposit funds approximate the liabilities' fair value.

OTHER FINANCIAL INSTRUMENTS REPORTED AS LIABILITIES - The carrying amounts for other financial instruments (primarily normal payables of a short-term nature) approximate those liabilities' fair values.

The carrying amounts and estimated fair value of the Company's financial instruments were as follows:

                                                      2001                        2000
                                            ------------------------    ------------------------
                                             Carrying        Fair        Carrying        Fair
December 31 (in millions)                     Amount         Value        Amount         Value
                                            ----------------------------------------------------
FINANCIAL INSTRUMENTS RECORDED AS ASSETS
     Fixed Maturity Securities              $  1,500.1    $  1,500.1    $  1,455.1    $  1,455.1
     Equity Securities                             3.5           3.5           4.5           4.5
     Mortgage Loans on Real Estate               265.5         280.2         246.2         251.8
     Policy Loans                                 85.0          85.0          84.4          84.4
     Cash and Short-Term Investments               3.0           3.0          16.3          16.3

                                                      2001                        2000
                                            ------------------------    ------------------------
                                             Carrying        Fair        Carrying        Fair
December 31 (in millions)                     Amount         Value        Amount         Value
                                            ----------------------------------------------------
FINANCIAL INSTRUMENTS RECORDED AS LIABILITIES
     Investment Contracts
         Deferred Annuities                 $   (420.7)   $   (417.5)   $   (500.5)   $   (518.5)
         Supplementary Contracts and Immediate
             Annuities                           (21.8)        (22.7)        (28.0)        (28.6)
         Other Investment Contracts              (11.6)        (11.6)         (8.1)         (8.1)
     Claim and Other Deposit Funds                (4.9)         (4.9)         (6.6)         (6.6)
     Other Financial Instruments Recorded
         as Liabilities                         (125.0)       (125.0)        (60.3)        (60.3)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

5.   UNPAID ACCIDENT AND HEALTH CLAIMS
--------------------------------------

The change in the liability for unpaid accident and health claims and claim adjustment expenses is summarized as follows:

(in millions)                                         2001      2000       1999
                                                     ---------------------------
Balance at January 1                                 $ 14.1    $ 15.8     $ 13.6
Less Reinsurance Recoverables                          11.1      10.9        9.1
                                                     ---------------------------
Net Balance at January 1                                3.0       4.9        4.5
Incurred Related to:
  Current Year                                           .6       1.0         .5
  Prior Years                                            .5       (.8)        .7
                                                     ---------------------------
Total Incurred                                          1.1        .2        1.2
Paid Related to:
  Current Year                                           .5        .4         .3
  Prior Years                                           2.5       1.7         .5
                                                     ---------------------------
Total Paid                                              3.0       2.1         .8
                                                     ---------------------------
Net Balance at December 31                              1.1       3.0        4.9
Plus Reinsurance Recoverables                          13.4      11.1       10.9
                                                     ---------------------------
BALANCE AT DECEMBER 31                               $ 14.5    $ 14.1     $ 15.8
                                                     ===========================

The liability for unpaid accident and health claims and claim adjustment expenses is included in Future Policy and Contract Benefits on the Balance Sheets.

6.   SHAREHOLDER'S EQUITY
-------------------------

SHARE DATA
The authorized capital stock of the Company consists of 1,377,863 common shares with a par value of $2.00 per share, all of which are issued and outstanding.

DIVIDEND RESTRICTIONS
The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

Under New York insurance law regulating the payment of dividends by the Company, any such payment must be paid solely from the earned surplus of the Company and advance notice thereof must be provided to the Superintendent of the New York Department of Insurance (the Superintendent). Earned surplus means the earned surplus as determined in accordance with statutory accounting practices (unassigned funds), less the amount of such earned surplus which is attributable to unrealized capital gains. Further, without approval of the Superintendent, the Company may not pay in any calendar year any dividend which, when combined with other dividends paid within the preceding 12 months, exceeds the lesser of
(i) 10% of the Company's statutory surplus at the prior year end or (ii) 100% of the Company's statutory net investment income for the prior calendar year.

7.   INVESTMENTS
----------------

FIXED MATURITY SECURITIES
The amortized cost and fair value of investments in fixed maturity securities by type of investment were as follows:

                                                      Amortize      Gross      Unrealized       Fair
                                                      ------------------------------------------------
December 31, 2000 (in millions)                         Cost        Gains       (Losses)        Value
                                                      ------------------------------------------------
United States Government and Government
     Agencies and Authorities                         $    5.8     $     .1     $     --      $    5.9
States, Municipalities and Political Subdivisions          4.3           .3           --           4.6
Foreign Governments                                         .1           --           --            .1
Public Utilities                                          67.0          3.0          (.5)         69.5
Corporate Securities                                     786.0         37.5         (8.6)        814.9
Mortgage-Backed/Structured Finance                       591.0         20.5         (7.6)        603.9
Redeemable Preferred Stock                                 1.2           --           --           1.2
                                                      ------------------------------------------------
TOTAL                                                 $1,455.4     $   61.4     $  (16.7)     $1,500.1
                                                      ================================================

                                                      Amortize      Gross      Unrealized       Fair
                                                      ------------------------------------------------
December 31, 2000 (in millions)                         Cost        Gains       (Losses)        Value
                                                      ------------------------------------------------
United States Government and Government
     Agencies and Authorities                         $   15.9     $     .5     $     --      $   16.4
States, Municipalities and Political Subdivisions          3.1           .1           --           3.2
Foreign Governments                                        4.7           .2           --           4.9
Public Utilities                                         106.1          2.3         (0.6)        107.8
Corporate Securities                                     894.1         20.1         (5.8)        908.4
Mortgage-Backed/Structured Finance                       401.7         14.4         (2.1)        414.0
Redeemable Preferred Stock                                 0.6           --         (0.2)           .4
                                                      ------------------------------------------------
TOTAL                                                 $1,426.2     $   37.6     $   (8.7)     $1,455.1
                                                      ================================================

The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           Amortized      Fair
December 31, 2001 (in millions)                              Cost         Value
                                                           ---------------------
Maturing in:
    One Year or Less                                       $   33.0     $   33.6
    One to Five Years                                         273.8        283.8
    Five to Ten Years                                         378.9        395.1
    Ten Years or Later                                        177.6        182.5
Mortgage-Backed/Structured Finance/Redeemable
    Preferred Stock                                           592.1        605.1
                                                           ---------------------
TOTAL                                                      $1,455.4     $1,500.1
                                                           =====================

At December 31, 2001 21% of the total portfolio was invested in private placement and 79% in marketable bonds. At December 31, 2001 the largest concentration in the private placement portfolio was corporate debt securities, where 81% of the portfolio was invested, and the largest concentration in the marketable bond portfolio was corporate debt securities where 41% of the portfolio was invested.

EQUITY SECURITIES
The cost and fair value of investments in equity securities were as follows:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Cost                                                       $    3.6     $    4.5
Gross Unrealized Gains                                           --           --
Gross Unrealized Losses                                         (.1)          --
                                                           ---------------------
FAIR VALUE                                                 $    3.5     $    4.5
                                                          =====================

MORTGAGE LOANS ON REAL ESTATE
Investments in mortgage loans on real estate were as follows:

(in millions)                                                2001         2000
                                                           ---------------------
Mortgage Loans, Non-Impaired                               $  261.1     $  241.0
Mortgage Loans, Impaired                                        4.4          5.2
                                                           ---------------------
                                                              265.5        246.2
                                                           ---------------------
Allowance for Credit Losses, Beginning of Year                 (1.2)
    Increases                                                    --          1.2
    Decreases                                                    --           --
Allowances for Credit Losses, End of Year                        --           --
                                                           ---------------------
TOTAL                                                      $  265.5     $  246.2
                                                           =====================
Average Investment in Impaired
    Mortgage Loans on Real Estate                          $    1.5     $    1.3
                                                           =====================

The Company does not accrue interest income on impaired mortgage loans when the likelihood of collection is doubtful, rather income is recognized for these loans as payments are received. Interest income recognized on impaired mortgage loans during the years ended December 31, 2001, 2000 and 1999, was $.4 , $.2 million, and $.2 million, respectively.

INVESTMENT INCOME
Investment income summarized by type of investment was as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Fixed Maturity Securities ..............          $    116.2          $     36.2          $     78.6          $    119.4
Equity Securities ......................                  .1                  --                  .4                  .3
Mortgage Loans on Real Estate ..........                21.4                 7.5                16.3                24.9
Real Estate ............................                  --                  --                  --                  .4
Policy Loans ...........................                 6.4                 2.0                 3.8                 5.7
Other Invested Assets ..................                 1.2                  .7                  .3                  --
Short-Term Investments .................                 1.4                 1.5                  .1                 1.9
                                             -----------------------------------------------------------------------------
    Gross Investment Income ............               146.7                47.9                99.5               152.6
Investment Expenses ....................                (4.4)                 .4                (1.8)               (2.9)
                                             -----------------------------------------------------------------------------
NET INVESTMENT INCOME ..................          $    142.3          $     48.3          $     97.7          $    149.7
                                             =============================================================================

REALIZED INVESTMENT GAINS AND LOSSES
Net pretax realized investment gains (losses) were as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Net Gains (Losses) on Sales
    Fixed Maturity Securities
       Gross Gains .....................          $     19.2          $      1.1          $      2.6          $      3.5
       Gross Losses ....................                (7.4)                (.6)               (1.3)               (1.4)
    Equities
       Gross Gains .....................                  --                  --                  --                  --
       Gross Losses ....................                (0.3)                 --                  --                  --
    Other Invested Assets
       Gross Gains .....................                  --                  --                  --                  --
       Gross Losses ....................                (0.9)                 --                  --                  --
Other ..................................                  --                  --                  --                 2.8
                                             -----------------------------------------------------------------------------
Net Gains ..............................                10.6                 0.5                 1.3                 4.9
Provisions for Losses
       Fixed Maturity Securities .......                  --                  --                  --                (3.5)
       Real Estate .....................                  --                  --                  --                (1.7)
                                             -----------------------------------------------------------------------------
Net Losses .............................                  --                  --                  --                (5.2)
                                             -----------------------------------------------------------------------------
PRETAX REALIZED
    INVESTMENT GAINS (LOSSES) ..........          $     10.6          $      0.5          $      1.3          $     (0.3)
                                             =============================================================================

OTHER INVESTMENT INFORMATION
Invested assets which were non-income producing (no income received for the 12 months preceding the balance sheet date) were as follows:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Fixed Maturity Securities                                  $     .9     $     --
                                                           ---------------------
Real Estate                                                      --          0.4
                                                           ---------------------
TOTAL                                                      $     .9     $    0.4
                                                           ---------------------

8.   COMPREHENSIVE INCOME
-------------------------

The components of net unrealized investment gains (losses) included in the accumulated other comprehensive income (loss) component of shareholder's equity are shown below:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                  Year Ended         Period Ended        Period Ended         Year Ended
(in millions)                                 December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Unrealized Investment Gains
    (Losses) ...........................          $     43.7          $     29.0          $    (18.5)         $    (14.8)
DPAC/PVFP Adjustment ...................               (33.8)              (14.6)                2.5                 0.4
Deferred Income Taxes ..................                (3.4)               (5.0)                5.6                 5.0
                                             -----------------------------------------------------------------------------
TOTAL ..................................          $      6.5          $      9.4          $    (10.4)         $     (9.4)
                                             =============================================================================

9.   CONCENTRATIONS OF CREDIT RISK
----------------------------------

At December 31, 2001, the Company held below investment-grade bonds classified as available-for-sale with amortized cost of $142,944,000 and market values of $145,884,000. These holdings amounted to 9.7% of the Company's investments in bonds and 4.2% of total assets. The holdings of below investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

At December 31, 2001, the largest geographic concentration of commercial mortgage loans was in the Pacific region of the United States, where approximately 27.5% of the commercial mortgage loan portfolio was invested.

10.  RELATED PARTY TRANSACTIONS
-------------------------------

The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $18.6 million, $20.8 million and $25.3 million in 2001, 2000 and 1999 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates.

ReliaStar Life, Security-Connecticut and Security Life reinsure certain life policies written by the Company. Premiums ceded under these agreements were $14.6 million, $16.1 million and $14.4 million for the years ended December 31, 2001, 2000 and 1999, respectively; and the net amount recoverable by the Company under these agreements was $2.1, and $2.1 million as of December 31, 2001 and 2000, respectively.

11.  FINANCING ARRANGEMENTS
---------------------------

In 2001, the Company participated in a reciprocal lending program with ING AIH. This program is structured to allow the company to make short term loans (1-7 days) to and from ING AIH. Interest on all loans made in 2001 was based on the cost of funds incurred by the lender plus .15%. In 2001, the maximum amount that the Company could have loaned or borrowed from ING AIH at any one time without getting prior approval from the New York Commissioner of Insurance was $94.4 million. The average borrowing in 2001 was $4,975,714 with an average interest rate of 2.71%.

During 2001, the Company began to use borrowed money as a financing tool in order to sell a pool of mortgage backed securities and then buy them back at a lower price then what they were "sold" at; thereby making a profit on the spread.

The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002.

12.  REINSURANCE
----------------

The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The amount of the allowance for uncollectible reinsurance receivables was immaterial at December 31, 2001 and 2000. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums. Reinsurance premiums, commissions, and expense reimbursements related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risk assumed.

As of December 31, 2001, there was $34.2 billion of gross insurance in force; $10.7 billion of life insurance in force was ceded to other companies of which 57.7% (based on in force) was ceded to an unaffiliated reinsurer and 42.3% (based on in force) was ceded to affiliates. Net life insurance in force was $27.7 billion as of December 31, 2001. In addition, the Company had assumed $4.2 billion of life insurance in force as of December 31, 2001 which represents 15% of the net in force.

The effect of reinsurance on premiums and recoveries was as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Direct Premiums ........................          $     87.3          $     30.9          $     54.5          $     71.5
Reinsurance Assumed ....................                 3.3                 1.3                 1.6                 2.4
Reinsurance Ceded ......................               (30.4)              (12.4)              (28.0)              (31.1)
                                             -----------------------------------------------------------------------------
NET PREMIUMS ...........................          $     60.2          $     19.8          $     28.1          $     42.8
                                             -----------------------------------------------------------------------------
REINSURANCE RECOVERIES .................          $     29.2          $      3.0          $     15.4          $     18.0
                                             =============================================================================

13.  INCOME TAXES
-----------------

The federal income tax asset (liability) reported on the Balance Sheets consisted of the following:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Current Income Taxes                                       $    0.2     $  (4.0)
Deferred Income Taxes                                          46.5         47.3
                                                           ---------------------
TOTAL                                                      $   46.7     $   43.3
                                                           =====================

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Future Policy and Contract Benefits                        $   25.2     $   27.7
Investment Write-Offs and Allowances                           12.7         12.7
Deferred Policy Acquisition Costs                              12.2         21.5
Legal Reserve                                                  10.9          4.6
Other                                                          18.7         18.7
                                                           ---------------------
     GROSS DEFERRED TAX ASSET                                  79.7         85.2
                                                           ---------------------
Present Value of Future Profits                               (24.7)      (32.8)
Net Unrealized Gains                                           (3.4)       (5.0)
Other                                                          (5.1)       (0.1)
                                                           ---------------------
     GROSS DEFERRED TAX LIABILITY                             (33.2)      (37.9)
                                                           ---------------------
NET DEFERRED TAX ASSET                                     $   46.5     $   47.3
                                                           =====================

The provision for income taxes reported on the Statements of Income consisted of the following:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Current ................................          $     23.7          $     (5.4)         $     14.4          $     18.6
Deferred ...............................                 2.4                12.8                (2.4)                3.4
                                             -----------------------------------------------------------------------------
TOTAL ..................................          $     26.1          $      7.4          $     12.0          $     22.0
                                             =============================================================================

The difference between the U.S. federal income tax rate and the consolidated tax provision rate is summarized as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Statutory Tax Rate .....................                35.0%               35.0%               35.0%               35.0%
Goodwill ...............................                15.3                18.2                  .6                  --
Other ..................................                  --                (1.8)               (1.1)                 .6
                                             -----------------------------------------------------------------------------
EFFECTIVE TAX RATE .....................                50.3%               51.4%               34.5%               35.6%
                                             =============================================================================

The "Policyholders' Surplus Account," which arose under prior tax law, is generally that portion of a life insurance company's statutory income that has not been subject to taxation. As of December 31, 1983, no further additions could be made to the Policyholders' Surplus Account for tax return purposes under the Deficit Reduction Act of 1984. The balance in such account was approximately $11.3 million at December 31, 2001. This amount would be taxed only under certain conditions. No income taxes have been provided on this amount since management believes under current tax law the conditions under which such taxes would become payable are remote.

The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns of Security-Connecticut through 1995. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1996 through 1999.

Cash paid for federal income taxes was $28.1 million, $10.3 million, and $16.9 million for the years ended December 31, 2001, 2000 and 1999 respectively.

14.  EMPLOYEE BENEFIT PLANS
---------------------------

SUCCESS SHARING PLAN AND ESOP
The Success Sharing Plan and ESOP (Success Sharing Plan) was designed to increase employee ownership and reward employees when certain ReliaStar performance objectives are met. Essentially all employees are eligible to participate in the Success Sharing Plan. The Success Sharing Plan has both qualified and nonqualified components. The nonqualified component is equal to 25% of the annual award and is paid in cash to employees. The qualified component is equal to 75% of the annual award which is contributed to the ESOP portion of the Success Sharing Plan.

In addition, the Success Sharing Plan has a 401(k) feature whereby participants may elect to contribute a percentage of their eligible earnings to the plan. The Company matches participants' 401(k) contributions up to 6% of eligible earnings.

Costs charged to expense for the Success Sharing Plan for the periods ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999 were $.2 million, $.2 million, $.6 million and $.5 million, respectively.

PENSION AND OTHER POSTRETIREMENT BENEFITS
Pension Plans - The Company has defined benefit pension plans covering substantially all of its employees. The benefits are based on years of service and the employee's average annual compensation during the last five years of employment. The Company's funding and accounting policies are consistent with the funding requirements of Federal law and regulations. As of December 31, 2001, the qualified pension benefit plans of certain United States subsidiaries of ING AIH, including the Company, were merged into one plan which will be recognized in ING AIH's financial statements. The costs of this plan are allocated to the participating subsidiaries.

At December 31, 2001, the date of the most recent actuarial valuation, the plan accumulated benefit obligation/present value of accrued benefits and the amount of vested benefits for the Pension Plan was $249.8 million, based on an assumed 7.5% interest rate. The fair value of plan assets before the transfer to ING AIH was $249.8 million as of December 31, 2001.

A pension credit totaling $.6 million, $.1 million, $.2 million, and $.3 million for the periods ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999, respectively, was allocated to the Company for its portion of the cost of the Pension Plan.

The Company and ReliaStar also have unfunded noncontributory defined benefit plans providing for benefits to employees in excess of limits for qualified retirement plans.

Postretirement Benefits - Through a plan sponsored by an affiliate, the Company provides certain health care and life insurance benefits to retired employees and their eligible dependents (Postretirement Plan). The postretirement health care plan is contributory, with retiree contribution levels adjusted annually; the life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.

The amount of accumulated benefits obligation for retirees and vested employees covered under the Postretirement Plan as of December 31, 2001 and 2000, was $19.4 million and $17.3 million, respectively. The discount rate used in determining the postretirement benefit obligation as of December 31, 2001 and December 31, 2000 was 7.5% and 7.75%, respectively. The health care cost trend rate used was 8.0% trending to 5.5% in 2007 and thereafter as of December 31, 2001 and was 8.5% as of December 31, 2000. A one-percentage point increase in the assumed health care cost trend rate would not have a significant impact on the postretirement benefit obligation or the service and interest cost components of annual expense.

A credit totaling $26,000, $11,000, $21,000 and $.3 million were allocated to the Company for its portion of the cost of the Postretirement Plan for the period ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999, respectively.

STOCK INCENTIVE PLAN
Prior to the acquisition, officers and key employees of the Company participated in the stock incentive plans of ReliaStar. ReliaStar applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense for stock-based compensation plans has been allocated to the Company.

15.  LEASES
-----------

The Company has operating leases for office space and certain computer processing and other equipment. Rental expense for these items was $1.0 million, $.6 million and $1.8 million for 2001, 2000 and 1999, respectively.

Future minimum aggregate rental commitments at December 31, 2001 for operating leases were as follows:

     (in millions)
     ---------------------------------------------------------------------------
     2002--               $  .7               2005--              $  .6
     2003--               $  .7               2006--              $  --
     2004--               $  .7               Thereafter--        $  --
     ---------------------------------------------------------------------------

16.  COMMITMENTS AND CONTINGENCIES
----------------------------------

LITIGATION
The Company, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class actions and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Company currently believes no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Company.

FINANCIAL INSTRUMENTS
The Company is a party to financial instruments with on and off-balance-sheet risk in the normal course of business to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and interest rate swaps. Those instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk in excess of the amount recognized in the Balance Sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate swap transactions, the contract or notional amounts do not represent exposure to credit loss. For swaps, the Company's exposure to credit loss is limited to those swaps where the Company has an unrealized gain.

Unless otherwise noted, the Company does not require collateral or other security to support financial instruments with credit risk.

December 31 (in millions)                                    2001         2000
                                                           ---------------------
CONTRACT OR NOTIONAL AMOUNT

Financial Instruments Whose Notional
    or Contract Amounts Exceed the Amount
    of Credit Risk
   Interest Rate Swap Agreements                                 --         20.0

Commitments to Extend Credit - Commitments to extend credit are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. They generally may be terminated by the Company in the event of deterioration in the financial condition of the borrower. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis.

Interest Rate Swap Agreements - The Company enters into interest rate swap agreements to manage interest rate exposure. The primary reason for the interest rate swap agreements is to extend the duration of adjustable rate investments. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Changes in market interest rates impact income from adjustable rate investments and have an opposite (and approximately offsetting) effect on the reported income from the swap portfolio. The risks under interest rate swap agreements are generally similar to those of futures contracts. Notional principal amounts are often used to express the volume of these transactions but do not represent the much smaller amounts potentially subject to credit risk. The amount subject to credit risk is approximately equal to the unrealized gain on the agreements. At December 31, 2001, there were no outstanding interest rate swap agreements.

The Company estimates it's potential exposure to claims resulting from the September 11, 2001 terrorist attacks in the United States to be approximately $6.6 million, after reinsurance coverage and before tax.

17.  SUBSEQUENT EVENTS
----------------------

On September 10, 2001, the Board of Directors ("Board") of the Company approved a plan to merge its business with First Golden Life Insurance Company of New York ("First Golden"). The Company will be the surviving corporation of the transaction. The transaction was approved by the Insurance Department of the State of New York in March 2002 . ReliaStar Life will acquire First Golden and contribute First Golden to the Company's parent, Security-Connecticut. Security-Connecticut will then contribute First Golden to the Company. The transaction is anticipated to be effective on April 1, 2002.

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                                       80

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                               PAGE
     Introduction ....................................................    1
     Description of ReliaStar Life Insurance Company of New York .....    1
     Safekeeping of Assets ...........................................    1
     The Administrator ...............................................    1
     Independent Auditors ............................................    1
     Distribution of Contracts .......................................    1
     Performance Information .........................................    2
     IRA Partial Withdrawal Option ...................................    8
     Other Information ...............................................    8
     Financial Statements of Separate Account NY-B ...................    8

--------------------------------------------------------------------------------

Please tear off, complete and return the form below to order a free Statement of Additional Information for the Contracts offered under the prospectus. Send the form to our Customer Service Center at the address shown on the prospectus cover.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NY-B.

Please Print or Type:

               --------------------------------------------------
               NAME

               --------------------------------------------------
               SOCIAL SECURITY NUMBER

               --------------------------------------------------
               STREET ADDRESS

               --------------------------------------------------
               CITY, STATE, ZIP

Galaxy DVA PLUS   121816   04/02/2002

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

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

--------------------------------------------------------------------------------
                                   APPENDIX A
--------------------------------------------------------------------------------

                         CONDENSED FINANCIAL INFORMATION

The following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of ReliaStar of NY Separate Account NY-B available under the Contract for the indicated periods. The accumulation unit values shown for periods prior to April 1, 2002 reflect values under Separate Account NY-B of First Golden American Life Insurance Company which was transferred intact to ReliaStar of NY as a result of the merger of the two companies. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table.

ALL CAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $11.68               3,506          $     41           $11.65              72,421           $    844
---------------------------------------------------------------------------------------------------------------------------
12/31/00            11.61               4,315                50            11.59              47,643                552
---------------------------------------------------------------------------------------------------------------------------
5/1/00              11.27                  --                --            11.27                  --                 --
---------------------------------------------------------------------------------------------------------------------------

CAPITAL APPRECIATION

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $21.91              17,739          $    389           $21.60              57,981           $  1,252
---------------------------------------------------------------------------------------------------------------------------
12/31/00            25.50              12,782               326            25.17              55,812              1,405
---------------------------------------------------------------------------------------------------------------------------
12/31/99            30.46              11,524               351            30.11              15,289                460
---------------------------------------------------------------------------------------------------------------------------
12/31/98            24.75                 578                14            24.50               4,904                120
---------------------------------------------------------------------------------------------------------------------------
12/31/97            22.24                  --                --            22.05                 734                 16
---------------------------------------------------------------------------------------------------------------------------
5/6/97              18.45                  --                --            18.31                  --                 --
---------------------------------------------------------------------------------------------------------------------------

CAPITAL GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $14.76              17,757          $    262           $14.64              69,803           $  1,022
---------------------------------------------------------------------------------------------------------------------------
12/31/00            17.33              11,899               206            17.21              63,024              1,085
---------------------------------------------------------------------------------------------------------------------------
12/31/99            21.18               9,819               208            21.06              53,276              1,122
---------------------------------------------------------------------------------------------------------------------------
12/31/98            17.08               6,031               103            17.01              20,311                346
---------------------------------------------------------------------------------------------------------------------------
12/31/97            15.45                  --                --            15.41                 334                  5
---------------------------------------------------------------------------------------------------------------------------
5/6/97              12.46                  --                --            12.44                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A1

CORE BOND

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $11.99               1,185          $     14           $11.86               8,485           $    101
---------------------------------------------------------------------------------------------------------------------------
12/31/00            11.85               1,186                14            11.74               9,288                109
---------------------------------------------------------------------------------------------------------------------------
12/31/99            11.88                 822                10            11.79               2,216                 26
---------------------------------------------------------------------------------------------------------------------------
12/31/98            13.17                  --                --            13.09                  --                 --
---------------------------------------------------------------------------------------------------------------------------
5/1/98              12.17                  --                --            12.11                  --                 --
---------------------------------------------------------------------------------------------------------------------------

DEVELOPING WORLD

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 7.12               5,628          $     40           $ 7.08              37,459           $    265
---------------------------------------------------------------------------------------------------------------------------
12/31/00             7.61               1,732                13             7.58              18,742                142
---------------------------------------------------------------------------------------------------------------------------
12/31/99            11.64                  --                --            11.61              13,214                153
---------------------------------------------------------------------------------------------------------------------------
12/31/98             7.29                  --                --             7.28                  --                 --
---------------------------------------------------------------------------------------------------------------------------
2/19/98             10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

DIVERSIFIED MID-CAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 9.11                  --                --           $ 9.09              12,693           $    115
---------------------------------------------------------------------------------------------------------------------------
12/31/00             9.88                  --                --             9.88                 260                  3
---------------------------------------------------------------------------------------------------------------------------
10/2/00             10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

EQUITY INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $24.37              15,154          $    369           $23.90              26,467           $    632
---------------------------------------------------------------------------------------------------------------------------
12/31/00            24.35              12,602               307            23.91              18,608                445
---------------------------------------------------------------------------------------------------------------------------
12/31/99            21.83              12,749               278            21.47              15,934                342
---------------------------------------------------------------------------------------------------------------------------
12/31/98            22.27               9,623               214            21.94               6,014                132
---------------------------------------------------------------------------------------------------------------------------
12/31/97            20.83                  --                --            20.55               1,243                 26
---------------------------------------------------------------------------------------------------------------------------
5/6/97              18.54                  --                --            18.32                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A2

FULLY MANAGED

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $28.77              16,884          $    486           $28.22              25,615           $    723
---------------------------------------------------------------------------------------------------------------------------
12/31/00            26.51              16,196               429            26.04              20,597                536
---------------------------------------------------------------------------------------------------------------------------
12/31/99            22.01              13,633               300            21.65              11,023                239
---------------------------------------------------------------------------------------------------------------------------
12/31/98            20.84               2,619                55            20.53               4,512                 93
---------------------------------------------------------------------------------------------------------------------------
12/31/97            19.93                  --                --            19.66               1,701                 33
---------------------------------------------------------------------------------------------------------------------------
5/6/97              17.95                  --                --            17.73                  --                 --
---------------------------------------------------------------------------------------------------------------------------

GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $15.28              37,381          $    571           $15.14             321,826           $  4,874
---------------------------------------------------------------------------------------------------------------------------
12/31/00            22.17              39,568               877            22.02             343,018              7,552
---------------------------------------------------------------------------------------------------------------------------
12/31/99            28.78              27,730               798            28.62             197,439              5,651
---------------------------------------------------------------------------------------------------------------------------
12/31/98            16.36               8,286               136            16.29              17,549                286
---------------------------------------------------------------------------------------------------------------------------
12/31/97            13.06                  --                --            13.03               3,093                 40
---------------------------------------------------------------------------------------------------------------------------
5/6/97              12.47                  --                --            12.45                  --                 --
---------------------------------------------------------------------------------------------------------------------------

HARD ASSETS

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $14.42                  33          $      1           $14.14               1,818           $     26
---------------------------------------------------------------------------------------------------------------------------
12/31/00            16.62                  33                 1            16.32               1,073                 18
---------------------------------------------------------------------------------------------------------------------------
12/31/99            17.66                  --                --            17.37                 525                  9
---------------------------------------------------------------------------------------------------------------------------
12/31/98            14.50                  --                --            14.28               1,007                 14
---------------------------------------------------------------------------------------------------------------------------
12/31/97            20.85                  --                --            20.57                 238                  5
---------------------------------------------------------------------------------------------------------------------------
5/6/97              19.34                  --                --            19.11                  --                 --
---------------------------------------------------------------------------------------------------------------------------

INTERNATIONAL EQUITY

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 8.80                  --                --           $ 8.72                  --                 --
---------------------------------------------------------------------------------------------------------------------------
12/17/01             8.77                  --                --             8.70                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A3

INTERNET TOLLKEEPER SM

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 7.63                  --                --           $ 7.62               2,717           $     21
---------------------------------------------------------------------------------------------------------------------------
5/1/01              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

INVESTORS

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $10.66               1,684          $     18           $10.63              12,057           $    128
---------------------------------------------------------------------------------------------------------------------------
12/31/00            11.28                  --                --            11.26               7,327                 83
---------------------------------------------------------------------------------------------------------------------------
5/1/00              10.42                  --                --            10.41                  --                 --
---------------------------------------------------------------------------------------------------------------------------

JANUS GROWTH AND INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 8.89               1,016          $      9           $ 8.87               5,165           $     46
---------------------------------------------------------------------------------------------------------------------------
12/31/00             9.95                  --                --             9.94                 400                  4
---------------------------------------------------------------------------------------------------------------------------
10/2/00             10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

LARGE CAP VALUE

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $10.05               3,762          $     38           $10.02              45,226           $    453
---------------------------------------------------------------------------------------------------------------------------
12/31/00            10.56                 353                 4            10.55              10,983                116
---------------------------------------------------------------------------------------------------------------------------
5/1/00              10.87                  --                --            10.86                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A4

LIMITED MATURITY BOND

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $19.44              15,182          $    295           $19.06              28,459           $    543
---------------------------------------------------------------------------------------------------------------------------
12/31/00            18.08              13,728               248            17.76              24,619                437
---------------------------------------------------------------------------------------------------------------------------
12/31/99            17.00               6,379               108            16.72               7,746                130
---------------------------------------------------------------------------------------------------------------------------
12/31/98            17.02                  --                --            16.77               1,506                 25
---------------------------------------------------------------------------------------------------------------------------
12/31/97            16.13                  --                --            15.91                 632                 10
---------------------------------------------------------------------------------------------------------------------------
5/6/97              15.43                  --                --            15.24                  --                 --
---------------------------------------------------------------------------------------------------------------------------

LIQUID ASSET

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $16.15              29,944          $    484           $15.84              75,369           $  1,194
---------------------------------------------------------------------------------------------------------------------------
12/31/00            15.75              17,132               270            15.47              51,312                794
---------------------------------------------------------------------------------------------------------------------------
12/31/99            15.04              11,408               172            14.79              22,393                331
---------------------------------------------------------------------------------------------------------------------------
12/31/98            14.54               2,755                40            14.33               5,974                 86
---------------------------------------------------------------------------------------------------------------------------
12/31/97            14.02                  --                --            13.83                  --                 --
---------------------------------------------------------------------------------------------------------------------------
5/6/97              13.67                  --                --            13.51                  --                 --
---------------------------------------------------------------------------------------------------------------------------

MANAGED GLOBAL

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $17.78              14,237          $    253           $17.54              58,990           $  1,034
---------------------------------------------------------------------------------------------------------------------------
12/31/00            20.44              14,146               289            20.19              58,994              1,191
---------------------------------------------------------------------------------------------------------------------------
12/31/99            24.23               9,519               231            23.97              31,419                753
---------------------------------------------------------------------------------------------------------------------------
12/31/98            15.02               2,440                37            14.88               9,572                142
---------------------------------------------------------------------------------------------------------------------------
12/31/97            11.76                  --                --            11.67               2,969                 35
---------------------------------------------------------------------------------------------------------------------------
5/6/97              11.24                  --                --            11.16                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A5

MID-CAP GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $32.20               9,672          $    311           $31.80              67,841           $  2,158
---------------------------------------------------------------------------------------------------------------------------
12/31/00            42.70               8,242               352            42.23              72,702              3,070
---------------------------------------------------------------------------------------------------------------------------
12/31/99            39.97              11,889               475            39.59              47,634              1,896
---------------------------------------------------------------------------------------------------------------------------
12/31/98            22.60               7,677               173            22.43              27,872                625
---------------------------------------------------------------------------------------------------------------------------
12/31/97            18.64               1,402                26            18.52               2,866                 53
---------------------------------------------------------------------------------------------------------------------------
5/6/97              15.76                  --                --            15.68                  --                 --
---------------------------------------------------------------------------------------------------------------------------

REAL ESTATE

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $28.96               2,990          $     87           $28.40               2,174           $     62
---------------------------------------------------------------------------------------------------------------------------
12/31/00            27.12                 668                18            26.64               8,382                223
---------------------------------------------------------------------------------------------------------------------------
12/31/99            20.96                 356                 7            20.62               1,581                 33
---------------------------------------------------------------------------------------------------------------------------
12/31/98            22.07                 356                 8            21.74               1,474                 32
---------------------------------------------------------------------------------------------------------------------------
12/31/97            25.82                  --                --            25.48                 478                 12
---------------------------------------------------------------------------------------------------------------------------
5/6/97              21.31                  --                --            21.05                  --                 --
---------------------------------------------------------------------------------------------------------------------------

RESEARCH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $20.66              10,194          $    211           $20.44              61,286           $  1,253
---------------------------------------------------------------------------------------------------------------------------
12/31/00            26.63               9,718               259            26.39              70,552              1,862
---------------------------------------------------------------------------------------------------------------------------
12/31/99            28.25              32,639               921            28.04             122,839              3,444
---------------------------------------------------------------------------------------------------------------------------
12/31/98            23.03              26,762               616            22.89              20,466              1,865
---------------------------------------------------------------------------------------------------------------------------
12/31/97            18.95               4,095                78            18.87               9,642                182
---------------------------------------------------------------------------------------------------------------------------
5/6/97              16.72                  --                --            16.66                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A6

SMALL CAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $18.03               9,458          $    171           $17.87             118,394           $  2,116
---------------------------------------------------------------------------------------------------------------------------
12/31/00            18.54               8,312               154            18.40             105,737              1,945
---------------------------------------------------------------------------------------------------------------------------
12/31/99            22.96               2,466                57            22.82              51,013              1,164
---------------------------------------------------------------------------------------------------------------------------
12/31/98            15.44               3,612                56            15.37               9,918                152
---------------------------------------------------------------------------------------------------------------------------
12/31/97            12.92                  --                --            12.88               3,434                 44
---------------------------------------------------------------------------------------------------------------------------
5/6/97              10.72                  --                --            10.70                  --                 --
---------------------------------------------------------------------------------------------------------------------------

SPECIAL SITUATIONS

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 8.34                 783          $      7           $ 8.32                  --                 --
---------------------------------------------------------------------------------------------------------------------------
12/31/00             8.89                  --                --             8.89                  --                 --
---------------------------------------------------------------------------------------------------------------------------
10/2/00             10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

STRATEGIC EQUITY

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $14.85               6,428          $     95           $14.71              28,081           $    413
---------------------------------------------------------------------------------------------------------------------------
12/31/00            19.07               6,748               129            18.92              35,293                668
---------------------------------------------------------------------------------------------------------------------------
12/31/99            22.06               6,034               133            21.92              11,085                243
---------------------------------------------------------------------------------------------------------------------------
12/31/98            14.30               2,037                29            14.23               1,867                 27
---------------------------------------------------------------------------------------------------------------------------
12/31/97            14.36                  --                --            14.31               1,265                 18
---------------------------------------------------------------------------------------------------------------------------
5/6/97              11.96                  --                --            11.93                  --                 --
---------------------------------------------------------------------------------------------------------------------------

TOTAL RETURN

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $20.78              31,678          $    658           $20.56              97,467           $  2,004
---------------------------------------------------------------------------------------------------------------------------
12/31/00            20.94              29,586               619            20.75              82,761              1,717
---------------------------------------------------------------------------------------------------------------------------
12/31/99            18.20              32,717               595            18.06             123,053              2,222
---------------------------------------------------------------------------------------------------------------------------
12/31/98            17.83              15,411               275            17.72              81,617              1,446
---------------------------------------------------------------------------------------------------------------------------
12/31/97            16.18               2,430                39            16.10              13,026                209
---------------------------------------------------------------------------------------------------------------------------
5/6/97              14.36                  --                --            14.31                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A7

VALUE EQUITY

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $18.53               5,155          $     96           $18.34              15,199           $    279
---------------------------------------------------------------------------------------------------------------------------
12/31/00            19.63               7,908               155            19.46               8,289                161
---------------------------------------------------------------------------------------------------------------------------
12/31/99            18.28               5,400                99            18.14              15,606                283
---------------------------------------------------------------------------------------------------------------------------
12/31/98            18.41               1,678                31            18.31               4,464                 82
---------------------------------------------------------------------------------------------------------------------------
12/31/97            18.36               1,048                19            18.28               1,056                 19
---------------------------------------------------------------------------------------------------------------------------
5/6/97              15.72                  --                --            15.66                  --                 --
---------------------------------------------------------------------------------------------------------------------------

VAN KAMPEN GROWTH AND INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $21.92              16,888          $    370           $21.65              94,979           $  2,056
---------------------------------------------------------------------------------------------------------------------------
12/31/00            25.21              16,266               410            24.94             104,355              2,602
---------------------------------------------------------------------------------------------------------------------------
12/31/99            26.07              13,823               360            25.83              79,175              2,045
---------------------------------------------------------------------------------------------------------------------------
12/31/98            22.79               1,734                40            22.61              34,310                776
---------------------------------------------------------------------------------------------------------------------------
12/31/97            20.22                  90                 2            20.09               8,223                165
---------------------------------------------------------------------------------------------------------------------------
5/6/97              17.27                  --                --            17.18                  --                 --
---------------------------------------------------------------------------------------------------------------------------

GALAXY ASSET ALLOCATION

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 9.87                  --                --           $ 9.84                  --                 --
---------------------------------------------------------------------------------------------------------------------------
12/31/00            10.80                  --                --            10.78                  --                 --
---------------------------------------------------------------------------------------------------------------------------
3/6/00              10.56                  --                --            10.55                  --                 --
---------------------------------------------------------------------------------------------------------------------------

GALAXY EQUITY FUND

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 9.24                  --                --           $ 9.21                  --                 --
---------------------------------------------------------------------------------------------------------------------------
12/31/00            11.43                  --                --            11.41                  --                 --
---------------------------------------------------------------------------------------------------------------------------
3/6/00              11.81                  --                --            11.80                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A8

GALAXY GROWTH AND INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $10.44                  --                --           $10.40                  --                 --
---------------------------------------------------------------------------------------------------------------------------
12/31/00            11.01                  --                --            10.98                  --                 --
---------------------------------------------------------------------------------------------------------------------------
3/6/00              10.23                  --                --            10.22                  --                 --
---------------------------------------------------------------------------------------------------------------------------

GALAXY HIGH QUALITY BOND

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $11.74                  --                --           $11.70                  --                 --
---------------------------------------------------------------------------------------------------------------------------
12/31/00            11.07                  --                --            11.05                  --                 --
---------------------------------------------------------------------------------------------------------------------------
3/6/00              10.08                  --                --            10.08                  --                 --
---------------------------------------------------------------------------------------------------------------------------

GALAXY SMALL COMPANY GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $13.18                  --                --           $13.14                  --                 --
---------------------------------------------------------------------------------------------------------------------------
12/31/00            13.37                  --                --            13.35                  --                 --
---------------------------------------------------------------------------------------------------------------------------
3/6/00              19.24                  --                --            19.23                  --                 --
---------------------------------------------------------------------------------------------------------------------------

ING VP GROWTH OPPORTUNITIES

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 7.80                  --                --           $ 7.79               2,676           $     21
---------------------------------------------------------------------------------------------------------------------------
5/1/01              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A9

ING VP MAGNACAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 9.36                  --                --           $ 9.35               2,556           $     24
---------------------------------------------------------------------------------------------------------------------------
5/1/01              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

ING VP SMALLCAP OPPORTUNITIES

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 8.34                 466          $      4           $ 8.33                 807           $      7
---------------------------------------------------------------------------------------------------------------------------
5/1/01              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

ING VP WORLDWIDE GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 7.04                  --               $--           $ 7.02               2,541           $     18
---------------------------------------------------------------------------------------------------------------------------
12/31/00             8.76               1,368                12             8.75                 840                  7
---------------------------------------------------------------------------------------------------------------------------
5/1/00              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

PIMCO HIGH YIELD

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $10.16               2,678          $     27           $10.10              40,877           $    413
---------------------------------------------------------------------------------------------------------------------------
12/31/00            10.05                 281                 3            10.01              10,232                102
---------------------------------------------------------------------------------------------------------------------------
12/31/99            10.27               1,835                19            10.24               2,126                 22
---------------------------------------------------------------------------------------------------------------------------
12/31/98            10.09                  --                --            10.08                  --                 --
---------------------------------------------------------------------------------------------------------------------------
5/1/98              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A10

PIMCO STOCKSPLUS GROWTH AND INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $10.29               3,570          $     37           $10.23              17,395           $    178
---------------------------------------------------------------------------------------------------------------------------
12/31/00            11.77               4,111                48            11.72              18,364                215
---------------------------------------------------------------------------------------------------------------------------
12/31/99            13.16               1,205                16            13.13              23,566                309
---------------------------------------------------------------------------------------------------------------------------
12/31/98            11.12                  --                --            11.11                  --                 --
---------------------------------------------------------------------------------------------------------------------------
5/1/98              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

JENNISON

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 6.31               2,389          $     15           $ 6.30               6,046           $     38
---------------------------------------------------------------------------------------------------------------------------
12/31/00             7.85               1,467                12             7.85                 502                  4
---------------------------------------------------------------------------------------------------------------------------
5/1/00              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

SP JENNISON INTERNATIONAL GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 5.42                 362          $      2           $ 5.41              14,064           $     76
---------------------------------------------------------------------------------------------------------------------------
12/31/00             8.57                  --                --             8.56                 848                  7
---------------------------------------------------------------------------------------------------------------------------
10/2/00             10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

PROFUND VP BULL

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 8.90                  --                --           $ 8.90                  --                 --
---------------------------------------------------------------------------------------------------------------------------
5/1/01              10.00                  --                --            10.00                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A11

PROFUND VP EUROPE 30

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $ 8.28                  --                --           $ 8.27                  --                 --
---------------------------------------------------------------------------------------------------------------------------
5/1/01              10.00                  --                --               --                  --                 --
---------------------------------------------------------------------------------------------------------------------------

PROFUND VP SMALL-CAP

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01                                               $     --               --            $     --                 --
---------------------------------------------------------------------------------------------------------------------------
5/1/01              10.00                  --                --               --                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A12

--------------------------------------------------------------------------------
                      APPENDIX B--THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------

                  DESCRIPTION OF UNDERLYING INVESTMENT OPTIONS

During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios available under this Contract. They are listed in this Appendix. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.

PLEASE KEEP IN MIND THE INVESTMENT RESULTS OF THE INVESTMENT PORTFOLIOS ARE LIKELY TO DIFFER SIGNIFICANTLY AND THERE IS NO ASSURANCE THAT ANY PORTFOLIO WILL ACHIEVE ITS RESPECTIVE INVESTMENT OBJECTIVE. SHARES OF THE PORTFOLIOS WILL RISE AND FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIOS. SHARES OF THE PORTFOLIOS ARE NOT BANK DEPOSITS AND ARE NOT GUARANTEED, ENDORSED OR INSURED BY ANY FINANCIAL INSTITUTION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. EXCEPT AS NOTED, ALL FUNDS ARE DIVERSIFIED, AS DEFINED UNDER THE INVESTMENT COMPANY ACT OF 1940.

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INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

THE GCG TRUST

All Cap        INVESTMENT OBJECTIVE
               Capital appreciation through investment in securities which the Portfolio Manager believes have above-average capital appreciation potential

               PRINCIPAL STRATEGIES
               Invests primarily in equity securities of U.S. companies of any size. Uses fundamental analysis to select securities of individual companies which offer greatest potential for capital appreciation across industries to reduce risk. Emphasis is on companies whose stock prices appear undervalued; special situations that may increase earnings or market price of the company's shares; growth potential due to technological advances, new products or services; or other significant new developments that may enhance future earnings.

               The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and may affect the Portfolio's performance.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Small and Mid-Cap Company Risk, Undervalued Securities Risk and Diversification Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. SMALL AND MID-CAP COMPANY RISK refers to the risk that such companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. UNDERVALUED SECURITIES RISK refers to the risk that the market value of an undervalued security may not rise, or may fall, if certain anticipated events do not occur or if investor perceptions about the security do not improve. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

                                       B1

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INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Salomon Brothers Asset Management Inc

Asset
Allocation
Growth         THIS PORTFOLIO IS CLOSED TO NEW INVESTORS AS OF MAY 1, 2002

               INVESTMENT OBJECTIVE
               Maximize total return over the long term by allocating its assets among stocks, bonds, short-term instruments and other investments

               PRINCIPAL STRATEGIES
               Allocates assets within a specified range among the following classes, or types, of investments: stocks, including equity securities of all types (75%); bonds, including all varieties of fixed income securities and lower quality debt securities maturing in more than one year (25%); and all types of short-term and money market instruments (5%). This allocation may change from time to time and investment in these classes may be made by investing in other funds. The Portfolio may invest in other instruments that do not fall within these classes, and in securities of foreign issuers in addition to securities of domestic issuers.

               In buying and selling securities for the Portfolio, the Portfolio Manager generally analyzes the issuer of a security using fundamental factors (e.g., growth potential, earnings estimates, and management) and/or quantitative factors (e.g., historical earnings, dividend yield, and earnings per share) and evaluates each security's current price relative to its estimated long-term value. Portfolio turnover rates are generally not a factor in making buy and sell decisions.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Maturity Risk, Foreign Investment Risk, and Derivative Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK refers to the risk that a portfolio's income may fall due to falling interest rates. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. MATURITY RISK refers to the risk that the average maturity of a portfolio's fixed income investments will affect the volatility of the portfolio's share price. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Fidelity Management & Research Company

                                       B2

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INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

Capital        INVESTMENT OBJECTIVE
Appreciation   Long-term capital growth

               PRINCIPAL STRATEGIES
               Invests primarily in equity securities believed to be undervalued relative to an issuer's current or projected earnings; relative to current market values of an issuer's assets; or relative to equity markets generally.

               The Portfolio also may invest in preferred stocks and debt instruments that are consistent with its investment objective for their potential growth of capital and not for their ability to generate income, and up to 25% of its assets in foreign securities.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Value Investing Risk, and Foreign Investment Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. VALUE INVESTING RISK refers to the risk that undervalued stocks may not realize their perceived value for extended periods of time. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: A I M Capital Management, Inc.

Capital
Growth         INVESTMENT OBJECTIVE
               Long-term total return.

               PRINCIPAL STRATEGIES
               Invests primarily in common stocks of middle capitalization companies with market capitalizations of up to $5 billion. Focus is on companies believed to offer superior relative earnings growth potential.

               The Portfolio Manager applies a growth-oriented investment philosophy defined by its early recognition of change, commitment to fundamental research, and emphasis on stock selection.

               The Portfolio also may invest in securities of larger companies, and may invest a substantial portion of its assets in securities issued by small, small-cap and mid-cap companies, which may offer greater opportunities for share price increase than larger companies. Equity and debt securities in which the Portfolio normally invests include common and preferred stocks, convertible securities, bonds, and notes.

               The Portfolio also may invest in foreign securities (including in emerging or developing markets); foreign currencies, options; lower-quality, high yielding debt securities (commonly called "junk bonds"); "zero-coupon" bonds; "payment-in-kind" bonds, and engage in short sales of securities it expects to decline in price. At times the Portfolio may invest more than 25% of its assets in securities of issuers in one or more market sectors if the investment return available justifies any additional risk associated with heavily investing in that sector.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Foreign Investment Risk, Small and Mid-Cap Company Risk, High-Yield Bond Risk, and Industry Concentration Risk.

                                       B3

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INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. SMALL AND MID-CAP COMPANY RISK refers to the risk that smaller companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but also typically have greater potential volatility and principal and income risk. INDUSTRY CONCENTRATION RISK refers to the risk that a portfolio that invests primarily in securities of companies in a particular market sector may be subject to greater risks and market fluctuations than other portfolios that are more diversified by market sector.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Alliance Capital Management, L.P.

Capital
Guardian
Small Cap
Series         INVESTMENT OBJECTIVE
               Long-term capital appreciation

               PRINCIPAL STRATEGIES
               Invests at least 80% of its assets in equity securities of small capitalization ("small-cap") companies that have total market capitalization within the range of companies included in the Russell 2000 Index and Standard & Poor's SmallCap 600 Index. May also invest up to 20% of its assets in companies outside of this range.

               Equity securities in which the Portfolio may invest include common or preferred stocks, or securities convertible into or exchangeable for equity securities, such as warrants and rights. The Portfolio may also hold up to 15% of its assets in money market instruments and repurchase agreements.

               Invests primarily in companies whose securities are traded on domestic stock exchanges or in the over-the-counter market that may still be in the developmental stage; older companies that appear to be entering a new stage of growth because of factors such as management changes or development of new technology, products or markets; or companies that may provide products or services with a high unit volume growth rate.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Small Company Risk, and OTC Investment Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk.

               INVESTMENT MANAGER: Directed Services, Inc

                                       B4

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INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               PORTFOLIO MANAGER: Capital Guardian Trust Company

Core Bond      INVESTMENT OBJECTIVE
               Maximum total return, consistent with preservation of capital and prudent investment management

               PRINCIPAL STRATEGIES
               Under normal circumstances, invests at least 80% of its assets in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio duration of the Portfolio normally varies within a three- to six-year time frame based on the Portfolio Manager's forecast for interest rates.

               Invests primarily in investment-grade debt securities, but may invest up to 10% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P or, if unrated, determined by the Portfolio Manager to be of comparable quality. May invest up to 20% of its assets in securities denominated in foreign currencies, and beyond this limit in U.S. dollar-denominated securities of foreign issuers. Normally hedges at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rates.

               The Portfolio may engage in derivative transactions on securities in which it is permitted to invest, on securities indexes, interest rates and foreign currencies; may lend its portfolio securities to brokers, dealers and other financial institutions to earn income; and may seek without limitation to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The "total return" sought by the Portfolio consists of income earned on the Portfolio's investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Interest Rate Risk, Issuer Risk, Credit Risk, Foreign Investment Risk, Currency Risk, Derivative Risk, Liquidity Risk, Mortgage Risk, and Leveraging Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. ISSUER RISK refers to the risk that the value of a security may decline for a number of reasons which are directly related to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. CURRENCY RISK refers to the risk that changes in currency exchange rates may affect foreign securities held by the portfolio and may reduce the returns of the portfolio. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid. LIQUIDITY RISK refers to the risk that investments in illiquid securities may reduce the portfolio's returns because it may be unable to sell the illiquid securities at an advantageous time or price. MORTGAGE RISK refers to the risk that rising interest rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates. In addition, mortgage-related securities are subject to prepayment risk, which may require a portfolio to reinvest that money at lower prevailing interest rates, thus reducing the portfolio's returns. LEVERAGING RISK refers to the risk that that the use of leverage may cause a portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements.

                                       B5

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INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Pacific Investment Management Company LLC

Developing
World          INVESTMENT OBJECTIVE
               Capital appreciation

               PRINCIPAL STRATEGIES
               Invests primarily in the equity securities of companies in "emerging market countries." Normally invests in at least six emerging market countries with no more than 35% of its assets in any one country. Emerging market countries are those that are identified as such in the Morgan Stanley Capital International Emerging Markets Free Index, or the International Finance Corporation Emerging Market Index, or by the Portfolio Manager because they have a developing economy or because their markets have begun a process of change and are growing in size and/or sophistication.

               Investment process seeks to deliver superior risk-adjusted returns using fundamental analysis to evaluate key investment drivers at both the country and company level to identify unrecognized growth opportunities. Equity securities in which the Portfolio invests are primarily common stocks, but may also include other types of equity and equity derivative securities. May invest 10% in debt securities rated below investment-grade.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Emerging Market Risk, and Foreign Investment Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to, investing in foreign issuers in general. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the Portfolio invests more than 25% of its total assets in one geographic region or country, the Portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Baring International Investment Limited

Diversified
Mid-Cap        INVESTMENT OBJECTIVE
               Long-term growth of capital.

               PRINCIPAL STRATEGIES
               Normally invests at least 80% of its assets in securities of companies with medium market capitalizations (i.e., equaling or exceeding $250 million and similar to the top range of the Russell Midcap or Standard & Poor's MidCap 400 Indexes at time of investment). Normally invests primarily in common stocks of companies with medium market capitalizations, but may also invest in companies with smaller or larger market capitalizations and in securities of foreign issuers in addition to securities of domestic issuers.

               The Portfolio Manager is not constrained by any particular investment style and at any given time, may buy "growth" stocks or "value" stocks, or a combination of both types. Fundamental analysis is used to evaluate the current financial condition, industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates and management.

                                       B6

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INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               Statistical models are then used to further evaluate growth potential, valuation, liquidity and investment risk. Focus is on securities that offer strong opportunities for long-term growth of capital and are attractively valued. May use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease exposure to changing security prices or other factors that affect security values.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Value Investing Risk, Small Company Risk, Foreign Investment Risk, and Derivative Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. VALUE INVESTING RISK refers to the risk that undervalued stocks may not realize their perceived value for extended periods of time. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Fidelity Management & Research Company

Equity Income  INVESTMENT OBJECTIVE
               Substantial dividend income as well as long-term growth of capital.

               PRINCIPAL STRATEGIES
               Normally invests at least 65% of its assets in common stocks of well-established companies paying above-average dividends.

               The Portfolio Manager typically employs a "value" approach in selecting investments, seeking companies that appear to be undervalued by various measures and may be temporarily out of favor, but have good prospects for capital appreciation and dividend growth. In selecting investments, the Portfolio Manager generally looks for companies with an established operating history, above-average dividend yield relative to the S&P 500; low price/earnings ratio relative to the S&P 500; a sound balance sheet and other positive financial characteristics; and low stock price relative to a company's underlying value as measured by assets, cash flow or business franchises.

               Invests primarily in U.S. common stocks, but may also invest in other securities, including foreign securities, debt securities, and futures and options in keeping with its objective. May also invest in shares of the T. Rowe Price Reserve Investment Funds, Inc., an internally managed money market fund of T. Rowe Price; and may invest in securities that do not meet its normal criteria when perceives unusual opportunity for gain.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, and Value Investing Risk.

                                       B7

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INVESTMENT
PORTFOLIO           DESCRIPTION
--------------------------------------------------------------------------------

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. VALUE INVESTING RISK refers to the risk that undervalued stocks may not realize their perceived value for extended periods of time.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: T. Rowe Price Associates, Inc.

Fully Managed  INVESTMENT OBJECTIVE
               Over the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risk

               PRINCIPAL STRATEGIES
               Pursues an active asset allocation strategy whereby investments are allocated among three asset classes - equity securities, debt securities and money market instruments. Uses a value approach to reduce risk and maximize gains. Invests primarily in common stocks of established companies that are believed to have above-average potential for capital growth. Common stocks typically comprise at least half of the Portfolio's total assets. Remaining assets are generally invested in other securities, including convertibles, warrants, preferred stocks, corporate and government debt, foreign securities, futures, and options on securities, financial indices and foreign currencies as a cash management tool.

               Also may invest in short-term U.S. dollar-denominated obligations of foreign banks if, at the time of purchase, such banks have more than $1 billion in assets. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance. The Portfolio may purchase securities that do not meet its normal investment criteria when perceives unusual opportunity for gain.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Value Investing Risk, and Allocation Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. INCOME RISK is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. VALUE INVESTING RISK refers to the risk that undervalued stocks may not realize their perceived value for extended periods of time. ALLOCATION RISK refers to the risk that a portfolio could miss attractive investment opportunities by underweighting markets where there are significant returns, and could lose value by overweighting markets where there are significant declines.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: T. Rowe Price Associates, Inc.

Growth         INVESTMENT OBJECTIVE
               Capital appreciation

               PRINCIPAL STRATEGIES
               Invests primarily in common stocks selected for their growth potential. The Portfolio may invest in

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               companies of any size, from larger, well-established companies to smaller, emerging growth companies; without limit in foreign equity and debt securities (including in emerging or developing markets); up to 35% of its net assets in high-yield bonds; and in forward foreign currency contracts, futures and options.

               The Portfolio Manager applies a "bottom up" approach in choosing investments in companies with earnings growth potential. If the Portfolio Manager is unable to find such investments, a significant portion of the Portfolio's assets may be in cash or similar investments.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Small Company Risk, Foreign Investment Risk and High Yield Bond Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but they also typically have greater potential volatility and principal and income risk.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Janus Capital Management LLC

Hard Assets    INVESTMENT OBJECTIVE
               Long-term capital appreciation

               PRINCIPAL STRATEGIES
               Invests at least 80% of its assets in the equities of producers of commodities. May invest in equity securities and debt securities of hard asset companies, including structured notes, whose value is linked to the price of a hard asset commodity or a commodity index. Hard asset companies are companies that are directly or indirectly engaged significantly in the exploration, development, production or distribution of commodities.

               Also may invest in securities of foreign issuers (including up to 35% in South Africa); companies not engaged in natural resources/hard asset activities; investment-grade corporate debt; U.S. government or foreign obligations; money market instruments; repurchase agreements; special classes of shares available only to foreign persons in those markets that restrict ownership of certain classes of equity to nationals or residents of that country; derivatives; and equity securities listed on the U.S. or foreign securities exchanges or traded over-the-counter. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance. The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Hard Asset Risk, Sector

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               Concentration Risk, Industry Concentration Risk, OTC Investment
               Risk, Foreign Investment Risk, Emerging Market Risk and Diversification Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. HARD ASSET RISK refers to the risk that the production and marketing of hard assets (commodities) may be affected by actions and changes in governments. Securities of hard asset companies may be subject to broad price fluctuations, reflecting volatility of energy and basic materials prices and possible instability of supply of various hard assets. SECTOR CONCENTRATION RISK refers to the risk that, to the extent a portfolio's assets are concentrated in a single market sector, volatility in that sector will have a greater impact on the portfolio than it would on a fund that has not concentrated its investment. INDUSTRY CONCENTRATION RISK refers to the risk that a portfolio that invests primarily in securities of companies in a particular market sector may be subject to greater risks and market fluctuations than other portfolios that are more diversified by market sector. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the Portfolio invests more than 25% of its total assets in one geographic region or country, the Portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Baring International Investment Limited

International  INVESTMENT OBJECTIVE
Equity         Long-term growth of capital

               PRINCIPAL STRATEGIES
               Under normal conditions, invests at least 80% of its net assets in equity securities of issuers located in countries outside of the United States.

               Equity securities may include common and preferred stocks, warrants and convertible securities. The Portfolio may invest in companies located in countries with emerging securities markets when believed to present attractive investment opportunities and also may invest up to 35% of its assets in securities of U.S. issuers, including investment-grade debt securities. The Portfolio invests primarily in equity securities of larger companies, but may also invest in small- and medium-sized companies.

               The Portfolio Manager will invest at least 65% of the Portfolio in assets of companies which, based upon a fundamental analysis of a company's earning prospects, it believes will experience faster earnings per share growth than that of other companies in one or more of the same market, sector, or industry.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Foreign Investment Risk, Medium and Small Company Risk, Liquidity Risk, Debt Securities Risk, Emerging Market Risk, and Market Trends Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security

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               held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that it invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. MEDIUM AND SMALL COMPANY RISK refers to the risk that these companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. LIQUIDITY RISK refers to the risk that a portfolio's investments in illiquid securities may reduce the returns of the portfolio because it may be unable to sell the illiquid securities at an advantageous time or price. DEBT SECURITIES RISK refers to the risks inherent in investing in debt securities, such as bonds. These risk include credit risk (the risk that the borrower will not make timely payments of principal and interest); and interest rate risk (the risk that the value of the security may fall when interest rates rise). EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. MARKET TRENDS RISK refers to the risk that from time to time, the stock market may not favor the securities in which the Portfolio invests.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: ING Investments, LLC

Internet       INVESTMENT OBJECTIVE
TollkeeperSM   Long-term growth of capital
Series*

               *"Internet TollkeeperSM" is a service mark of Goldman, Sachs & Co. Goldman, Sachs & Co. has licensed the service mark to Directed Services, Inc. to use in connection with the Portfolio.

               PRINCIPAL STRATEGIES
               Invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of investment) in equity securities of "Internet Tollkeeper" companies. Internet Tollkeeper companies are companies in the media, telecommunications, technology and Internet sectors, which provide access, infrastructure, content and services to Internet companies and Internet users, and which generally have predictable, sustainable or recurring revenue streams. The Portfolio may invest in companies that merely have an Internet site or sell some products over the Internet as part of the Portfolio's 20% basket of securities which are not or may not be defined as Internet Tollkeepers.

               Because the Portfolio concentrates its investments in Internet Tollkeeper companies, the Portfolio's performance may be substantially different from the returns of the broader stock market and of "pure" Internet funds. The Portfolio may participate significantly in the initial public offering ("IPO") market; invest up to 35% of its total assets in companies whose rapid adoption of an Internet strategy is expected to improve their cost structure, revenue opportunities or competitive advantage and Internet-based companies believed to exhibit a sustainable business model; and invest up to 25% of its total assets in foreign securities, including securities of issuers in emerging markets or countries and securities quoted in foreign currencies.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Interest Rate Risk, Credit Risk, Internet Risk, IPO Risk, Industry Concentration Risk, Price Volatility Risk, Growth Investing Risk, Foreign Investment Risk, Emerging Market Risk, Stock Risk, Derivative Risk, Liquidity Risk, and REIT Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due.

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               INTEREST RATE RISK refers to the risk that fixed income
               securities could lose value because of interest rate changes. IPO RISK refers to the risk that Initial Public Offerings or "IPOs" may be more volatile than other securities, and may have a magnified impact on the portfolio during the start-up phase when the portfolio's asset base is relatively small. INDUSTRY CONCENTRATION RISK refers to the risk that a portfolio that invests primarily in securities of companies in a particular market sector may be subject to greater risks and market fluctuations than other portfolios that are more diversified by market sector. PRICE VOLATILITY RISK refers to the risk that the value of the Portfolio changes as the prices of its investments go up and down. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. STOCK RISK refers to the risk that stock prices have historically risen and fallen in periodic cycles. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid. LIQUIDITY RISK refers to the risk that a portfolio's investments in illiquid securities may reduce the returns of the portfolio because it may be unable to sell the illiquid securities at an advantageous time or price. REIT RISK refers to the risk that investing in Real Estate Investment Trusts or "REITs" involves certain unique risks in addition to those risks associated with investing in the real estate industry in general, including more abrupt or erratic price movements and lack of market liquidity. REITs whose underlying properties are concentrated in a particular industry or geographic region are also subject to risks affecting such industries and regions.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Goldman Sachs Asset Management, a unit of the Investment Management Division of Goldman, Sachs & Co.

Investors      INVESTMENT OBJECTIVE
               Long-term growth of capital. Current income is a secondary objective.

               PRINCIPAL STRATEGIES
               Invests primarily in equity securities of U.S. companies. May also invest in other equity securities, and to a lesser degree, in income producing securities such as debt securities.

               Emphasizes individual security selection while spreading investments across industries, which may help to reduce risk. Portfolio Manager's bottom-up approach focuses on identifying established large capitalization companies with over $5 billion in market capitalization, and companies with solid growth potential at reasonable values. The Portfolio Manager employs fundamental analysis to analyze each company in detail, ranking its management, strategy and competitive market position.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Maturity Risk, and Growth Investing Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. INCOME RISK is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations

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               may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. MATURITY RISK refers to the risk that the average maturity of a portfolio's fixed income investments will affect the volatility of the portfolio's share price. Fixed income securities with longer maturities will be more volatile than fixed income securities with shorter maturities. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential.

               INVESTMENT MANAGER
               Directed Services, Inc.

               PORTFOLIO MANAGER
               Salomon Brothers Asset Management Inc.

Janus Growth   INVESTMENT OBJECTIVE
and Income     Long-term capital growth and current income

               PRINCIPAL STRATEGIES
               Normally emphasizes investments in common stocks. Normally invests up to 75% of its assets in equity securities selected primarily for their growth potential, and at least 25% of its assets in securities believed to have income potential. Because of this investment strategy, the Portfolio is not designed for investors who need consistent income.

               The Portfolio Manager shifts assets between the growth and income components of the Portfolio based on the its analysis of relevant market, financial and economic conditions. If the Portfolio Manager believes that growth securities will provide better returns than the yields available or expected on income-producing securities, the Portfolio will place a greater emphasis on the growth component. The growth component of the Portfolio is expected to consist primarily of common stocks, but may also include warrants, preferred stocks or convertible securities selected primarily for their growth potential. The income component of the Portfolio will consist of securities that the Portfolio Manager believes have income potential, including equity securities, convertible securities and all types of debt securities. Equity securities may be included in the income component of the Portfolio if they currently pay dividends or the Portfolio Manager believes they have the potential for either increasing their dividends or commencing dividends, if none are currently paid.

               The Portfolio may also invest in debt securities; without limit in foreign equity and debt securities (either indirectly through depositary receipts or directly in foreign markets); high-yield bonds (up to 35%) of any quality; index/structured securities; options, futures, forwards, swaps and other types of derivatives for hedging purposes or for non-hedging purposes such as seeking to enhance return; securities purchased on a when-issued, delayed delivery or forward commitment basis; illiquid investments (up to 15%); special situation companies; and in cash or similar investments when market conditions are unfavorable. Portfolio turnover rates are generally not a factor in making buy and sell decisions.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Maturity Risk, Growth Investing Risk, Foreign Investment Risk, High Yield Bond Risk, and Special Situations Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. INCOME RISK is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. MATURITY RISK

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PORTFOLIO      DESCRIPTION
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               refers to the risk that the average maturity of a portfolio's fixed income investments will affect the volatility of the portfolio's share price. Fixed income securities with longer maturities will be more volatile than fixed income securities with shorter maturities. Growth INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but they also typically have greater potential volatility and principal and income risk. SPECIAL SITUATIONS RISK refers to the risk that investments in special situations companies may not appreciate if an anticipated development does not occur or does not attract anticipated attention.

               An investment in the Portfolio may also be subject to the following additional non-principal risks which are described in detail in the prospectus: Derivative Risk, Sector Risk, Small Company Risk, and Call Risk.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Janus Capital Management LLC

Large Cap
Value          INVESTMENT OBJECTIVE
               Long-term growth of capital and income

               PRINCIPAL STRATEGIES
               Under normal market conditions, invests at least 80% of its assets in equity and equity-related securities of companies with market capitalization greater than $1 billion at the time of investment.

               In selecting investments, greater consideration is given to potential appreciation and future dividends than to current income. The Portfolio may hold American Depositary Receipts, which are U.S. registered securities of foreign issuers that are denominated in U.S. dollars, and other securities representing ownership interests in securities of foreign companies, such as European Depositary Receipts and Global Depositary Receipts.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, and Growth Investing Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential.

               INVESTMENT MANAGER
               Directed Services, Inc.

               PORTFOLIO MANAGER
               Capital Guardian Trust Company

Limited
Maturity
Bond           INVESTMENT OBJECTIVE
               Highest current income consistent with low risk to principal and liquidity. As a secondary objective, the Portfolio seeks to enhance its total return through capital appreciation when market factors,

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PORTFOLIO      DESCRIPTION
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               such as falling interest rates and rising bond prices, indicate that capital appreciation may be available without significant risk to principal.

               PRINCIPAL STRATEGIES
               Invests primarily in a diversified portfolio of limited maturity debt securities. These short- to intermediate-term debt securities have remaining maturities of seven years or less. The dollar-weighted average maturity of the Portfolio generally will not exceed five years and in periods of rapidly rising interest rates may be shortened to one year or less. The Portfolio Manager utilizes a decision making process based on active duration management; yield curve analysis; sector selection; and security selection.

               Invests in non-government securities only if rated Baa3 or better by Moody's Investors Service, Inc. ("Moody's") or BBB- or better by Standard & Poor's Corporation ("S&P") or, if not rated by Moody's or S&P, the Portfolio Manager determines that they are of comparable quality. Money market securities must be rated in the two highest rating categories by Moody's (P-1 or P-2) or S&P (A-1+, A-1 or A-2), or determined to be of comparable quality by the Portfolio Manager. In addition, may purchase private placements of debt securities (which are often restricted securities) along with other illiquid securities, subject to appropriate limits. The Portfolio may borrow up to 10% of the value of its net assets. This amount may be increased to 25% for temporary purposes. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Issuer Risk, Credit Risk, and Call Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. INCOME RISK is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. ISSUER RISK refers to the risk that the value of a security may decline for a number of reasons which are directly related to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: ING Investment Management LLC

Liquid Asset   INVESTMENT OBJECTIVE
               High level of current income consistent with the preservation of capital and liquidity

               PRINCIPAL STRATEGIES
               The Portfolio Manager strives to maintain a stable $1 per share net asset value and its investment strategy focuses on safety of principal, liquidity and yield, in order of importance, to achieve this goal.

               At least 95% of the Portfolio's investments must be rated in the highest short-term ratings category (or determined to be of comparable quality by the Portfolio Manager) and the Portfolio Manager must make an independent determination that each investment represents minimal credit risk to the Portfolio. The average maturity of the Portfolio's securities may not exceed 90 days and the maturity of any individual security may not exceed 397 days. At the time of purchase, no more than 5% of total assets may be invested in the securities of a single issuer. In addition, no more than 10% of total assets may be subject to demand features or guarantees from a single institution. The 10% demand feature and guarantee restriction is applicable to 75% of total assets subject to certain exceptions.

                                       B15
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PORTFOLIO      DESCRIPTION
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               The Portfolio may invest in U.S. dollar-denominated money market instruments.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Income Risk, Interest Rate Risk, and Credit Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. INCOME RISK is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due.

               AN INVESTMENT IN THE LIQUID ASSET PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE PORTFOLIO SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE PORTFOLIO, AND THE PORTFOLIO MANAGER CANNOT ASSURE THAT THE PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE $1 SHARE PRICE.

               INVESTMENT MANAGER
               Directed Services, Inc.

               PORTFOLIO MANAGER
               ING Investment Management LLC

Managed
Global         INVESTMENT OBJECTIVE
               Capital appreciation. Current income is only an incidental consideration.

               PRINCIPAL STRATEGIES
               Invests primarily in common stocks traded in securities markets throughout the world. The Portfolio may invest up to 100% of its total assets in securities traded in securities markets outside the United States. The Portfolio generally invests at least 65% of its total assets in at least three different countries, one of which may be the United States.

               In unusual market circumstances where the Portfolio Manager believes that foreign investing may be unduly risky, all of the Portfolio's assets may be invested in the United States. The Portfolio may hold a portion of its assets in cash or money market instruments; and may invest in any type of company, large or small, with earnings showing relatively strong growth trend, or in a company in which significant further growth is not anticipated but whose securities are thought to be undervalued, and also in small and relatively less well known companies.

               The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from performance.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Emerging Market Risk, Small Company Risk, Foreign Investment Risk, and Diversification Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate,

                                       B16
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PORTFOLIO      DESCRIPTION
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               less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the portfolio invests more than 25% of its total assets in one geographic region or country, the portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Capital Guardian Trust Company

Mid-Cap
Growth         INVESTMENT OBJECTIVE
               Long-term growth of capital

               PRINCIPAL STRATEGIES
               Normally invests at least 80% of its total assets in common stocks and related securities (such as preferred stocks, convertible securities and depositary receipts) of companies with medium market capitalizations (or "mid-cap companies") believed to have above-average growth potential.

               The Portfolio Manager defines mid-cap companies as companies with market capitalizations equaling or exceeding $250 million but not exceeding the top range of the Russell MidCap Growth Index at the time of investment. The Portfolio's investments may include securities listed on a securities exchange or traded in the over-the-counter markets.

               Emphasis is on growth companies which demonstrate a strong franchise; strong cash flows and a recurring revenue stream; a solid industry position, where there is potential for high profit margins and substantial barriers to new entry in the industry; a strong management team with a clearly defined strategy; and a catalyst that may accelerate growth. The Portfolio uses a bottom-up investment style in managing the Portfolio.

               The Portfolio may invest in foreign securities (including emerging markets securities), and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of foreign currency at a future date. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance. The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Mid-Cap Company Risk, OTC Investment Risk, Growth Investing Risk, Foreign Investment Risk, Emerging Market Risk, and
               Diversification Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. MID-CAP COMPANY RISK refers to the risk that investment in mid-cap companies entails greater risk than investing in larger, more established companies because they have more narrow product lines, more limited financial resources and a more limited trading market for their stocks. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

                                       B17
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PORTFOLIO      DESCRIPTION
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               EMERGING MARKET RISK refers to the risk that investing in
               emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Massachusetts Financial Services Company

Real Estate    INVESTMENT OBJECTIVE
               Capital appreciation. Current income is a secondary objective.

               PRINCIPAL STRATEGIES
               Invests at least 80% of its assets in equity securities of companies in the real estate industry that are listed on national exchanges or the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

               Focus is on real estate investment trusts ("REITs") as well as real estate companies that invest in a variety of property types and regions. Securities are generally selected for long-term investment. The majority of the Portfolio's assets are invested in companies that have at least 50% of their assets in, or that derive at least 50% of their revenues from, the following sectors of the real estate industry: ownership (including listed real estate investment trusts); construction and development; asset sales; property management or sale; and other related real estate services. The Portfolio may invest more than 25% of its assets in any of the above sectors.

               The Portfolio also may invest in equity, debt, or convertible securities of issuers whose products and services are related to the real estate industry; financial institutions which issue or service mortgages; and securities of companies unrelated to the real estate industry but which have significant real estate holdings believed to be undervalued. The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Real Estate Risk, Industry Concentration Risk, and
               Diversification Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. REAL ESTATE RISK refers to the risk that, although the portfolio will not invest in real estate directly, it may invest in real estate industry companies, including real estate investment trusts ("REITs"). As a result, the portfolio may be subject to certain risks associated with direct ownership of real estate and the real estate industry in general, including declines in the value of real estate, adverse changes in the climate for real estate, risks related to general and local economic conditions, over-building and increased competition, tenant credit worthiness and ability to meet rent obligations, increases in property taxes and operating expenses, changes in zoning laws, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants, leveraging of interests in real estate, and increase in interest rates. INDUSTRY CONCENTRATION RISK refers to the risk that a portfolio that invests primarily in securities of companies in a particular market sector may be subject to greater risks and market fluctuations than other portfolios that are more diversified by market sector. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Van Kampen

                                       B18
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INVESTMENT
PORTFOLIO      DESCRIPTION
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Research       INVESTMENT OBJECTIVE
               Long-term growth of capital and future income

               PRINCIPAL STRATEGIES
               Normally invests at least 80% of its total assets in common stocks and related securities (such as preferred stocks, convertible securities and depositary receipts). Focus is on companies believed to have favorable prospects for long-term growth, attractive valuations based on current and expected earnings or cash flow, dominant or growing market share and superior management. The Portfolio may invest in companies of any size, and its investments may include securities traded on securities exchanges or in the over-the-counter markets.

               The Portfolio may invest in foreign equity securities (including emerging market securities), and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of foreign currency at a future date. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, OTC Investment Risk and Foreign Investment Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Massachusetts Financial Services Company

Special
Situations     INVESTMENT OBJECTIVE
               Capital appreciation

               PRINCIPAL STRATEGIES
               Invests primarily in common stocks selected for their capital appreciation potential. The Portfolio Manager applies a bottom-up investment approach to select stocks of "special situation" companies believed to have been overlooked or undervalued by other investors. A "special situation" arises when, in the Portfolio Manager's opinion, securities of a particular company will appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flows. Special situations may also result from (i) significant changes in industry structure through regulatory developments or shifts in competition; (ii) a new or improved product, service, operation or technological advance; (iii) changes in senior management; or (iv) significant changes in cost structure. The Portfolio Manager pays particular attention to companies that it thinks have high free cash flows.

               The Portfolio is non-diversified and may hold larger positions in a smaller number of securities than a diversified fund. The Portfolio may also invest in debt securities; foreign equity and debt securities (either indirectly through depositary receipts or directly in foreign markets); high-yield bonds (up to 35%) of any quality; index/structured securities; options, futures, forwards, swaps and other types of derivatives for hedging purposes or for non-hedging purposes such as seeking to enhance return;

                                       B19
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               securities purchased on a when-issued, delayed delivery or forward commitment basis; and illiquid investments (up to 15%). Portfolio turnover rates are generally not a factor in making buy and sell decisions.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Small Company Risk, Foreign Investment Risk, High Yield Bond Risk, Special Situations Risk, and Diversification Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. To the extent that the Portfolio invests more than 25% of its total assets in one geographic region or country, the Portfolio may be more sensitive to economic and other factors in that geographic region or country than a more diversified fund. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but they also typically have greater potential volatility and principal and income risk. SPECIAL SITUATIONS RISK refers to the risk that investments in special situations companies may not appreciate if an anticipated development does not occur or does not attract the anticipated attention. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

               Investment in the Portfolio may also be subject to the following non-principal risks, which are described in more detail in the prospectus: Derivative Risk, and Sector Concentration Risk.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Janus Capital Management LLC

Strategic
Equity         INVESTMENT OBJECTIVE
               Capital appreciation

               PRINCIPAL STRATEGIES
               Normally invests at least 80% of its net assets in mid-cap companies with market capitalizations, at the time of purchase, within the range of market capitalizations of companies, based on the trailing 12-month average, included in the Standard & Poor's MidCap 400 Index.

               Under Normal conditions, the top 10 holdings may comprise up to 40% of total assets. The Portfolio may also invest up to 25% of its total assets in foreign securities. In complying with the 80% requirement, the Portfolio will invest primarily in marketable equity securities, including convertible securities, but its investments may include other securities, such as synthetic instruments that have economic characteristics similar to the Portfolio's direct investments, such as warrants, futures, options, exchange-traded funds and ADRs. Any percentage limitations with respect to assets of the Portfolio are applied at the time of purchase.

               Focuses on companies believed likely to benefit from new or innovative products, services or processes as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth. The Portfolio Manager usually sells a particular security when any of those factors materially changes. As a result of the Portfolio's investment strategy, the market prices of many of the securities purchased and held by the Portfolio may fluctuate widely. Any income received from securities held by the Portfolio is incidental.

                                       B20
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INVESTMENT
PORTFOLIO      DESCRIPTION
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               The Portfolio's strategy does not preclude investment in large, seasoned companies that the Portfolio Manager believes possess superior potential returns similar to companies with formative growth profiles, or in established smaller companies (under $500 million in market capitalization) which may offer exceptional value based upon substantially above-average earnings growth potential relative to market value.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Growth Investing Risk, Small Company Risk, Foreign Investment Risk, Mid-Cap Company Risk, and Derivative Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. SMALL COMPANY RISK refers to the risk that small companies may be more susceptible to price swings than larger companies because they have fewer financial resources, and limited product and market diversification. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. MID-CAP COMPANY RISK refers to the risk that investment in mid-cap companies entails greater risk than investing in larger, more established companies because they have more narrow product lines, more limited financial resources and a more limited trading market for their stocks. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: A I M Capital Management, Inc.

Total Return   INVESTMENT OBJECTIVE
               Above-average income (compared to a portfolio entirely invested in equity securities) consistent with the prudent employment of capital. A secondary objective is the reasonable opportunity for growth of capital and income.

               PRINCIPAL STRATEGIES
               The Portfolio is a "balanced fund" that invests in a combination of equity and fixed income securities. Under normal market conditions, the Portfolio invests at least 40%, but not more than 75%, of its assets in common stocks and related securities (referred to as equity securities), such as preferred stock, bonds, warrants or rights convertible into stock, and depositary receipts for those securities; and at least 25%, but not more than 60%, of its net assets in non-convertible fixed income securities.

               The Portfolio may vary the percentage of its assets invested in any one type of security (within the limits described above) based on the Portfolio Manager's interpretation of economic and money market conditions, fiscal and monetary policy and underlying security values. Portfolio Manager uses fundamental analysis to select equity securities believed to be undervalued.

               The Portfolio may invest up to 20% of its assets in foreign securities, including securities of companies in emerging or developing markets, up to 20% of its assets in lower rated nonconvertible fixed income securities and comparable unrated securities; and may invest with no limitation in mortgage pass-through securities and American Depositary Receipts. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance.

                                       B21
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PORTFOLIO      DESCRIPTION
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               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Allocation Risk, Convertible Securities Risk, Emerging Market Risk, Undervalued Securities Risk, High Yield Bond Risk, and Foreign Investment Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. INCOME RISK is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. ALLOCATION RISK refers to the risk that a portfolio could miss attractive investment opportunities by underweighting markets where there are significant returns, and could lose value by overweighting markets where there are significant declines. CONVERTIBLE SECURITIES RISK refers to the risk that the market value of convertible securities tends to decline as interest rates increase and increase as interest rates decline, and their value also tends to change whenever the market value of the underlying common or preferred stock fluctuates. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to, investing in foreign issuers in general. UNDERVALUED SECURITIES RISK refers to the risk that the market value of an undervalued security may not rise, or may fall, if certain anticipated events do not occur or if investor perceptions about the security do not improve. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but also typically have greater potential volatility and principal and income risk. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Massachusetts Financial Services Company

Value Equity   INVESTMENT OBJECTIVE
               Seeks capital appreciation. Dividend income is a secondary objective.

               PRINCIPAL STRATEGIES
               Normally invests at least 80% of its assets in equity securities of domestic and foreign issuers that meet quantitative standards relating to financial soundness and high intrinsic value relative to price.

               The Portfolio Manager screens equity securities for key variables and performs in-depth fundamental research to identify possible value opportunities and securities that are trading at significant discounts to intrinsic value.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Value Investing Risk, and Foreign Investment Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. VALUE INVESTING RISK refers to the risk that undervalued stocks

                                       B22
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INVESTMENT
PORTFOLIO      DESCRIPTION
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               may not realize their perceived value for extended periods of time. Value stocks may respond differently to market and other developments than other types of stocks, and typically underperform when other investing styles, such as growth investing, are in favor. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S.
               investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Eagle Asset Management, Inc.

Van Kampen
Growth and
Income Series
(formerly
Rising
Dividends)     INVESTMENT OBJECTIVE
               Long-term growth of capital and income

               PRINCIPAL STRATEGIES
               Under normal market conditions, invests primarily in what it believes to be income-producing equity securities, including common stocks and convertible securities; although investments are also made in non-convertible preferred stocks and debt securities rated "investment grade," which are securities rated within the four highest grades assigned by Standard & Poor's Rating Corporation or by Moody's Investors Service, Inc.

               Focuses primarily on a security's potential for growth of capital and income. Although the Portfolio may invest in companies of any size, focus is on larger capitalization companies believed to possess characteristics for improved valuation. Portfolio securities are typically sold when the assessments of the Portfolio Manager indicate that it is desirable to do so. The Portfolio may invest up to 25% of its total assets in securities of foreign issuers; and may purchase and sell certain derivative instruments, such as options, futures and options on futures, for various portfolio management purposes.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Small, Newly Formed and Medium-Sized Company Risk, Foreign Investment Risk and Derivative Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. SMALL, NEWLY FORMED AND MEDIUM-SIZED COMPANY RISK refers to the risk that the prices of small or medium-sized companies or of newly formed companies often fluctuate more than the stock prices of larger, more established companies. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. DERIVATIVE RISK refers to the risk that derivative instruments involve risks different from direct investments in underlying securities, including imperfect correlation between the value of the instruments and the underlying assets; risks of default by the other party to certain transactions; risks that the transactions may result in losses that partially or completely offset gains in portfolio positions; and risks that the transactions may not be liquid.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Van Kampen

THE GALAXY VIP FUND

Asset
Allocation
Fund           INVESTMENT OBJECTIVE
               The Fund seeks a high total return by providing both a current level of income that is greater than

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PORTFOLIO           DESCRIPTION
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               that provided by the popular stock market averages, as well as long-term growth in the value of the Fund's assets.

               The Fund aims to provide income that is higher than the average income provided by stocks included in the popular stock market averages. Fleet interprets "popular stock market averages" to mean the Dow Jones Industrial Average of 30 major companies and the S&P 500. Due to the Fund's expenses, however, net income paid to investors may be less than that. The Fund also seeks long-term growth in the value of its assets. Fleet attempts to achieve these goals and reduce risk by allocating the Fund's assets among short-term debt securities, common stocks, preferred stocks and bonds.

               The Fund seeks a mix of stocks and bonds that will produce both income and long-term capital growth. This mix will change from time to time as a result of economic and market conditions. However, the Fund keeps at least 25% of its total assets in fixed income investments, including debt securities and preferred stocks, at all times.

               Debt securities purchased by the Fund will be of investment grade quality, which means that they will have one of the top four ratings assigned by Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or will be unrated securities which Fleet has determined to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless Fleet determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P or Moody's if the securities exceed 5% of the Fund's net assets.

               In selecting portfolio securities for the Fund, Fleet's investment policy committee develops an economic outlook and sets guidelines for the industries and sectors in which the Fund should invest. In selecting equity securities, Fleet favors stocks with long-term growth potential that are expected to outperform their peers over time. Fleet also forecasts the direction and degree of change in long-term interest rates to help in the selection of fixed income securities. From time to time, the Fund may emphasize particular market sectors, such as technology, in attempting to achieve its investment objective.

               The Fund will sell a security when, as a result of changes in the economy, Fleet determines it appropriate to revise the allocation of the Fund's assets between stocks and bonds. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

               PRINCIPAL RISKS
               Because the Fund invests to a significant degree in stocks, it is subject to market risk. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

               The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

               In addition, the Fund carries the following main risks:

               Interest rate risk -- The value of fixed income investments such as bonds are affected by movements in interest rates. Bond prices tend to fall when interest rates rise and to rise when interest rates fall. Generally, the longer the time until maturity, the more sensitive the price of a bond is to interest rate changes.

               Credit risk -- The value of fixed income investments also depends on the ability of an issuer to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its securities will decline. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

               Prepayment/extension risk -- Changes in interest rates may cause certain fixed income investments held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of

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PORTFOLIO      DESCRIPTION
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               a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

               Portfolio composition -- The level of risk could increase if a larger percentage of the Fund is invested in one particular asset class, such as stocks or bonds. However, asset allocation funds are generally less volatile than portfolios that contain only stocks.

               Sector risk -- To the extent that the Fund emphasizes particular market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

               Selection of investment -- Fleet evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

               INVESTMENT ADVISOR: Fleet Investment Advisors Inc.

Equity Fund    INVESTMENT OBJECTIVE
               The Fund seeks long-term growth by investing in companies that the Fund's investment adviser believes have above-average earnings potential.

               PRINCIPAL STRATEGIES
               The Fund normally invests at least 75% of its total assets in a broadly diversified portfolio of equity securities issued by U.S. companies, primarily common stocks and securities that can be converted into common stocks.

               The Fund invests mainly in companies which Fleet believes will have faster earnings growth than the economy in general. Fleet looks for large-capitalization companies (generally over $2 billion) in growing industries, focusing on technological advances, good product development, strong management and other factors which support future growth. Fleet seeks out companies that have a history of strong earnings growth and are projected to continue a similar pattern of growth over the next three to five years. From time to time, the Fund may emphasize particular market sectors, such as technology, in attempting to achieve its investment objective.

               The Fund will sell a security when there is an adverse change in the projected earnings growth of the company issuing the security. A security will also be sold when, as a result of changes in the economy or the performance of the security or other circumstances, Fleet believes that holding the security is no longer consistent with the Fund's investment objective.

               PRINCIPAL RISKS
               Because the Fund invests primarily in stocks, it is subject to market risk. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

               The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

               In addition, the Fund carries the following main risks:

               Convertible securities -- Securities that can be converted into common stock, such as certain debt securities and preferred stock, are subject to the usual risks associated with fixed income investments, such as interest rate risk and credit risk. In addition, because they react to changes in the value of the equity securities into which they will convert, convertible securities are also subject to stock market risk.

               Sector risk -- To the extent that the Fund emphasizes particular market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other sectors. Technology companies may produce or use products or services that prove commercially

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PORTFOLIO      DESCRIPTION
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               unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

               Selection of investments -- Fleet evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

               INVESTMENT ADVISOR: Fleet Investment Advisors Inc.

Growth and
Income Fund    INVESTMENT OBJECTIVE
               The Fund seeks to provide a relatively high total return through long-term capital appreciation and current income.

               PRINCIPAL STRATEGIES
               The Fund normally invests at least 65% of its total assets in the common stocks of U.S. companies with large market capitalizations (generally over $2 billion) that have prospects for above-average growth and dividends. Fleet focuses on stocks which are believed to be attractively priced relative to expectations for the future performance of the issuing company. Fleet also seeks a current yield greater than that of the S&P 500, although not all Fund investments will pay dividends. From time to time, the Fund may emphasize particular market sectors, such as technology, in attempting to achieve its investment objective.

               The Fund will sell a portfolio security when, as a result of changes in the economy, Fleet believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

               PRINCIPAL RISKS
               Because the Fund invests primarily in stocks, it is subject to market risk. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

               The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

               In addition, the Fund carries the following main risks:

               Sector risk -- To the extent that the Fund emphasizes particular market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

               Selection of investments -- Fleet evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

               INVESTMENT ADVISOR : Fleet Investment Advisors Inc.

High Quality
Bond Fund      INVESTMENT OBJECTIVE
               The Fund seeks a high level of current income consistent with prudent risk of capital.

               PRINCIPAL STRATEGIES
               The Fund invests primarily in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, as well as in corporate debt obligations such as notes and bonds. The
               Fund also invests in asset-backed and mortgage-backed securities and in money market instruments, such as commercial paper and bank obligations.
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INVESTMENT
PORTFOLIO      DESCRIPTION
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               The Fund may from time to time invest in a limited amount of interest rate futures contracts. The Fund will use interest rate futures contracts, which may be considered derivatives, in an effort to manage the impact to the Fund of changes in interest rates.

               In selecting portfolio securities for the Fund, Fleet monitors and evaluates economic trends. It establishes duration targets, ranges of interest rates on bonds of various maturities and determines the appropriate allocation of the Fund's investments among various market sectors.

               Nearly all Fund investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), or are unrated securities determined by Fleet to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in high quality debt obligations that have one of the top two ratings assigned by S&P or Moody's, or unrated securities determined by Fleet to be of comparable quality. High quality securities tend to pay less income than lower-rated securities. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless Fleet determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

               The Fund's average weighted maturity will vary from time to time depending on current market and economic conditions and Fleet's assessment of probable changes in interest rates.

               The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, Fleet believes that holding the security is no longer consistent with the Fund's investment objective.

               The Fund may trade its investments frequently in trying to achieve its investment goal.

               PRINCIPAL RISKS
               All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

               In addition, the Fund carries the following main risks:

               Interest rate risk -- The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

               Credit risk -- The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

               Prepayment/extension risk -- Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

               Derivatives -- The Fund may invest in derivatives such as interest rate futures contracts to adjust its exposure to interest rates. There is no guarantee this strategy will always work. Interest rates may move in the direction opposite to that anticipated, in which case the strategy will have the reverse effect. The Fund may increase or lessen its sensitivity to changes in interest rates through this strategy, which will impact return. Due to their structure, a small percentage of Fund assets invested in derivatives can have a disproportionately larger impact on the Fund.

               Selection of investments -- Fleet evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

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PORTFOLIO      DESCRIPTION
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               Frequent trading -- Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher brokerage commissions and other transaction costs, which could reduce the Fund's returns.

               INVESTMENT ADVISOR: Fleet Investment Advisors Inc.

SMALL COMPANY
GROWTH FUND    INVESTMENT OBJECTIVE
               The Fund seeks capital appreciation.

               PRINCIPAL STRATEGIES
               The Fund invests primarily in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, as well as in corporate debt obligations such as notes and bonds. The Fund also invests in asset-backed and mortgage-backed securities and in money market instruments, such as commercial paper and bank obligations.

               The Fund may from time to time invest in a limited amount of interest rate futures contracts. The Fund will use interest rate futures contracts, which may be considered derivatives, in an effort to manage the impact to the Fund of changes in interest rates.

               In selecting portfolio securities for the Fund, Fleet monitors and evaluates economic trends. It establishes duration targets, ranges of interest rates on bonds of various maturities and determines the appropriate allocation of the Fund's investments among various market sectors.

               Nearly all Fund investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), or are unrated securities determined by Fleet to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in high quality debt obligations that have one of the top two ratings assigned by S&P or Moody's, or unrated securities determined by Fleet to be of comparable quality. High quality securities tend to pay less income than lower-rated securities. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless Fleet determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

               The Fund's average weighted maturity will vary from time to time depending on current market and economic conditions and Fleet's assessment of probable changes in interest rates.

               The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, Fleet believes that holding the security is no longer consistent with the Fund's investment objective.

               The Fund may trade its investments frequently in trying to achieve its investment goal.

               PRINCIPAL RISKS
               Because the Fund invests primarily in stocks, it is subject to market risk. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

               The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

               In addition, the Fund carries the following main risks:

               Small companies risk -- Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

               Sector risk -- To the extent that the Fund emphasizes particular market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other

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PORTFOLIO      DESCRIPTION
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               sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or are adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

               Foreign investments -- Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

               Selection of investments -- Fleet evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

               INVESTMENT ADVISOR: Fleet Investment Advisors Inc.

ING VARIABLE INSURANCE TRUST

ING VP
Worldwide
Growth
Portfolio      INVESTMENT OBJECTIVE
               Seeks to provide investors with long-term capital appreciation.

(formerly
Pilgrim VIT
Worldwide
Growth)        PRINCIPAL STRATEGIES
               Under normal conditions, invests at least 65% of net assets in equity securities of issuers located in at least three countries, one of which may be the U.S. Generally invests at least 75% of total assets in common and preferred stocks, warrants and convertible securities. May invest in companies located in countries with emerging securities markets when the portfolio mangers believe they present attractive investment opportunities. Portfolio managers emphasize a growth approach by searching for companies that they believe are managing change advantageously and may be poised to exceed growth expectations. Portfolio managers focus on both a "bottom-up" analysis that evaluates the financial condition and competitiveness of individual companies and a "top-down" thematic approach and a sell discipline. Portfolio managers seek to identify themes that reflect the major social, economic and technological trends that they believe are likely to shape the future of business and commerce over the next three to five years, and seek to provide a framework for identifying the industries and companies they believe may benefit most. This "top-down" approach is combined with rigorous fundamental research (a "bottom-up" approach) to guide stock selection and portfolio structure. From time to time, the Fund's adviser reviews the allocation between U.S. stocks and non-U.S. stocks in the portfolio, and may rebalance the portfolio using factors that the adviser deems appropriate.

               PRINCIPAL RISKS
               The Fund may be affected by the following risks, among others: price volatility, market trends, risks of foreign investing, and lack of diversification. Price volatility refers to the risk that the value of the Fund will decrease if the value of the Fund's underlying investments decrease. Equity securities face market, issuer and other risks, and their values may go down, sometimes rapidly and unpredictably. Equities generally have higher volatility than debt securities. Market trends refers to the risk that from time to time, the stock market may not favor the securities in which the Fund invests. Rather, the market could favor value stocks or small company stocks, or may not favor equities at all. Foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositories than those in the U.S., and foreign controls on investment. The Fund is classified as a non-diversified investment company, which means that, compared with other funds, the Fund may invest a greater percentage of its assets in a particular issuer. The investment of a large percentage of the Fund's assets in the securities of a small number of issuers may cause the Fund's share price to fluctuate more than that of a diversified investment company.

               INVESTMENT ADVISOR: ING Investments, LLC

ING VARIABLE PRODUCTS TRUST
    (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST

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PORTFOLIO      DESCRIPTION
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ING VP Growth
Opportunities  INVESTMENT OBJECTIVE
               Seeks long-term growth of capital.

(formerly
Pilgrim VP Growth
Opportunities)
(Service
Share)         PRINCIPAL STRATEGIES
               Invests primarily in U.S. companies that the portfolio managers feel have above average prospects for growth. Under normal market conditions, invests at least 65% of total assets in securities purchased on the basis of the potential for capital appreciation. Securities may be from large-cap, mid-cap or small-cap companies. Portfolio managers use a "top-down" disciplined investment process, which includes extensive database screening, frequent fundamental research, identification and implementation of a trend-oriented approach in structuring the portfolio and a sell discipline. Portfolio managers seek to invest in companies expected to benefit most from the major social, economic and technological trends that are likely to shape the future of business and commerce over the next three to five years, and attempt to provide a framework for identifying the industries and companies expected to benefit most. This top-down approach is combined with rigorous fundamental research (a bottom-up approach) to guide stock selection and portfolio structure.

               PRINCIPAL RISKS
               The Portfolio may be affected by the following risks, among others: price volatility, market trends and inability to sell securities. Price volatility refers to the risk that the value of the Portfolio changes as the prices of its investments go up or down. Equity securities generally have higher volatility than most debt securities. The Portfolio invests in companies that the portfolio manager feels have the potential for rapid growth, which may result in a higher risk of price volatility than a fund that emphasizes other styles of investing. Small and medium-sized companies may be more susceptible to price swings than larger companies because they have fewer financial resources, limited product and market diversification and many are dependent on a few key managers. Market trends refers to the risk that from time to time the stock market may not favor the growth securities in which the Portfolio invests. Inability to sell securities refers to the risk that securities of smaller companies trade in lower volume and may be less liquid than securities of larger, more established companies.

               INVESTMENT ADVISOR: ING Investments, LLC.

ING VP
MagnaCap       INVESTMENT OBJECTIVE
               Seeks growth of capital, with dividend income as a secondary consideration.

(formerly Pilgrim
VP MagnaCap)
(Service
Shares)        PRINCIPAL STRATEGIES
               Managed with the philosophy that companies that can best meet the Portfolio's objectives have paid increasing dividends or have had the capability to pay rising dividends from their operations. Normally invests at least 65% of its assets in equity securities of companies that meet the following disciplined criteria: consistent dividends, substantial dividend increases, reinvested earnings, strong balance sheet, and attractive price. Equity securities may include common stocks, convertible securities, and rights or warrants. Normally investments are primarily in larger companies that are included in the largest 500 U.S. companies. Remainder of its assets may be invested in equity securities that the portfolio managers believe have growth potential because they represent an attractive value. In selecting securities, preservation of capital is also an important consideration. Assets that are not invested in equity securities may be invested in high quality debt securities.

               PRINCIPAL RISKS
               The Portfolio may be affected by the following risks, among others: price volatility, market trends, debt securities, credit risk, and risks of foreign investing. Price volatility refers to the risk that the value of the Portfolio changes as the prices of its investments go up or down. Equity securities face market, issuer and other risks, and their values may go up or down, sometimes rapidly and unpredictably. Equity securities generally have higher volatility than most debt securities. Market trends refers to the risk that from time to time the stock market may not favor the value securities that meet the Portfolio's disciplined investment criteria. Debt securities carry the risk that their value may fall when interest rates rise. Debt securities with longer maturities tend to be more sensitive to changes in interest rates. Credit risk refers to the risk that the Portfolio could lose

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               money if the issuer of a debt security is unable to meet its financial obligations or goes bankrupt. Foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositories than those in the U.S., and foreign controls on investment.

               INVESTMENT ADVISOR: ING Investments, LLC

ING VP SmallCap
Opportunities  INVESTMENT OBJECTIVE
               Seeks long-term capital appreciation.

(formerly
Pilgrim VP
SmallCap
Opportunities)
(Service
Shares)        PRINCIPAL STRATEGIES
               Invests at least 65% of total assets in the common stock of smaller, lesser-known U.S. companies that the portfolio manager believes have above average prospects for growth. For this Portfolio smaller companies are those with market capitalizations that fall within the range of companies in the Russell 2000 Index, which is an index that measures the performance of small companies. The median market capitalization of companies held by the Portfolio as of February 29, 2000 was $1.876 billion. Portfolio manager uses a "top-down" disciplined investment process, which includes extensive database screening, frequent fundamental research, identification and implementation of a brand-oriented approach in structuring the portfolio and a sell discipline. Portfolio manager seeks to invest in companies expected to benefit most from the major social, economic and technological trends that are likely to shape the future of business and commerce over the next three to five years, and attempts to provide a framework for identifying the industries and companies expected to benefit most. This top-down approach is combined with rigorous fundamental research (a bottom-up approach) to guide stock selection and portfolio structure.

               PRINCIPAL RISKS
               The Portfolio may be affected by the following risks, among others: price volatility, market trends and inability to sell securities. Price volatility refers to the risk that the value of the Portfolio changes as the prices of its investments go up or down. Equity securities generally have higher volatility than most debt securities. The Portfolio invests in companies that the portfolio manager feels have above average prospects for growth, which may result in a higher risk of price volatility than a fund that emphasizes other styles of investing. Smaller companies may be more susceptible to price swings than larger companies because they have fewer financial resources, more limited product and market diversification and many are dependent on a few key managers. Market trends refers to the risk that from time to time the stock market may not favor the small sized growth securities in which the Portfolio invests. Inability to sell securities refers to the risk that securities of smaller companies usually trade in lower volume and may be less liquid than securities of larger, more established companies.

               INVESTMENT ADVISOR: ING Investments, LLC.

THE PIMCO VARIABLE INSURANCE TRUST

PIMCO High
Yield          INVESTMENT OBJECTIVE
               Seeks maximum total return, consistent with preservation of capital and prudent investment management.

               PRINCIPAL STRATEGIES
               The portfolio seeks to achieve its investment objectives by investing under normal circumstances at least 65% of its assets in a diversified portfolio of high yield securities ("junk bonds") rated below investment grade but rated at least B by Moody's or S&P, or, if unrated, determined by PIMCO to be of comparable quality. The average portfolio duration of this Portfolio normally varies within a two-to six-year time frame based on PIMCO's forecast for interest rates. The Portfolio may invest up to 15% of its assets in euro-denominated securities and may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio normally will hedge at least 75% of its exposure to the euro to reduce the risk of loss due to fluctuations in currency exchange rates. The Portfolio may invest up to 15% of its assets in derivative instruments, such as options, futures contracts or swap agreements.

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               PRINCIPAL RISKS
               Principal risks include Manager Risk, High Yield Risk, Interest Rate Risk, Credit Risk, Market Risk, Issuer Risk, Liquidity Risk, Derivatives Risk, Mortgage Risk, Foreign(non-US) Investment Risk, Currency Risk, and Leveraging Risk.

               MANAGER RISK-
               Each Portfolio is subject to manager risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these will produce the desired results.

               HIGH YIELD RISK-
               Portfolios that invest in high yield securities and unrated securities of similar credit quality (commonly known as "junk bonds") may be subject to greater levels of interest rate, credit and liquidity risk than Portfolios that do not invest in such securities. High yield securities are considered predominately speculative with respect to the issuer's continuing ability to make principal and interest payments.

               INTEREST RATE RISK-
               As interest rates rise, the value of fixed income securities held by a Portfolio are likely to decrease.

               CREDIT RISK-
               A Portfolio could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings.

               MARKET RISK-
               The market price of securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets.

               ISSUER-
               The value of a security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.

               LIQUIDITY RISK-
               Liquidity risk exists when particular investments are difficult to purchase or sell. A Portfolio's investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price.

               DERIVATIVES RISK-
               Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolios may use are referenced under "Characteristics and Risks of Securities and Investment Techniques--Derivatives" in this Prospectus. Typically use derivatives as a substitute for taking a position in the underlying asset and/or part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, interest rate risk, market risk, credit risk management risk.

               MORTGAGE RISK-
               A Portfolio that purchases mortgage-related securities is subject to certain additional risks. Rising rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates.

               FOREIGN (NON-U.S.) INVESTMENT RISK-
               A Portfolio that invests in foreign securities may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of industries.

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               Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers.

               CURRENCY RISK-
               Portfolios that invest directly in foreign currencies or in securities that trade in, and receive revenues in, U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

               LEVERAGING RISK-
               Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. PIMCO will segregate liquid assets or otherwise cover the transactions that may give rise to such risk.

               INVESTMENT ADVISOR: Pacific Investment Management Company LLC (PIMCO)

PIMCO StocksPLUS
Growth and
Income         INVESTMENT OBJECTIVE
               Seeks total return which exceeds that of the S&P 500.

               PRINCIPAL STRATEGIES
               The Portfolio seeks to exceed the total return of the S&P 500 by investing under normal circumstances substantially all of its assets in S&P 500 derivatives, backed by a portfolio of Fixed Income Instruments. The Portfolio uses S&P 500 derivatives in addition to or in the place of S&P 500 stocks to attempt to equal or exceed the performance of the S&P 500. The value of S&P 500 derivatives closely track changes in the value of the index. However, S&P 500 derivatives may be purchased with a fraction of the assets that would be needed to purchase the equity securities directly, so that the remainder of the assets may be invested in Fixed Income Instruments. PIMCO actively manages the fixed income assets held by the Portfolio with a view toward enhancing the Portfolio's total return, subject to an overall portfolio duration which is normally not expected to exceed one year. Assets not invested in equity securities or derivatives may be invested in Fixed Income Instruments. The Portfolio may invest up to 10% of its assets in high yield securities ("junk bonds") rated B or higher by Moody's or S&P, or, if unrated, determined by PIMCO to be comparable quality. The Portfolio may invest up to 20% of its assets in securities denominated in foreign currencies and may invest beyond this limit in U.S. dollar denominated securities of foreign issuers. The Portfolio will normally hedge at least 75% of its exposure to foreign currency to reduce the risk of loss due to fluctuations in currency exchange rate. In addition, the Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions to earn income.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Interest Rate Risk, Credit Risk, Market Risk, Issuer Risk, Liquidity Risk, Derivatives Risk, Mortgage Risk, Foreign(non-US) Investment Risk, Currency Risk, and Leveraging Risk.

               MANAGER RISK-
               Each Portfolio is subject to manager risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these will produce the desired results.

               INTEREST RATE RISK-
               As interest rates rise, the value of fixed income securities held by a Portfolio are likely to decrease.

               CREDIT RISK-
               A Portfolio could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings.

               MARKET RISK-
               The market price of securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets.

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               ISSUER-
               The value of a security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.

               LIQUIDITY RISK-
               Liquidity risk exists when particular investments are difficult to purchase or sell. A Portfolio's investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price.

               DERIVATIVES RISK-
               Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolios may use are referenced under "Characteristics and Risks of Securities and Investment Techniques--Derivatives" in this Prospectus. Typically use derivatives as a substitute for taking a position in the underlying asset and/or part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, interest rate risk, market risk, credit risk management risk.

               MORTGAGE RISK-
               A Portfolio that purchases mortgage-related securities is subject to certain additional risks. Rising rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates.

               FOREIGN (NON-U.S.) INVESTMENT RISK-
               A Portfolio that invests in foreign securities may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers.

               CURRENCY RISK-
               Portfolios that invest directly in foreign currencies or in securities that trade in, and receive revenues in, U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

               LEVERAGING RISK-
               Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. PIMCO will segregate liquid assets or otherwise cover the transactions that may give rise to such risk.

               INVESTMENT ADVISER: Pacific Investment Management Company LLC (PIMCO)

PROFUNDS VP

ProFund VP
Bull           INVESTMENT OBJECTIVE
               Seeks daily investment results, before fees and expenses, that correspond to the daily performance of the S&P 500 Stock Index.

               PRINCIPAL STRATEGIES Invests principally in a combination of securities and other financial instruments that in ProFund Advisors opinion should simulate the movement of the benchmark index, including futures contracts on stock indices and options on futures contracts, and equity caps, collars, floors, swaps, depository receipts and options on securities and stock indices. Uses a "passive" approach to investing referred to as "quantitative analysis. " On the basis of this analysis, ProFund Advisors determines the type, quantity and mix of investment positions that a ProFund VP should hold to approximate the performance of its benchmark. ProFund Advisors does not make judgments about the investment merit of a particular stock, nor does it attempt to apply any economic, financial or market analysis.

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               The ProFunds VP may invest in securities that are not included in their benchmarks if ProFund Advisors believes it is appropriate in view of the ProFunds' VP investment objectives. The ProFunds
               VP do not take temporary defensive positions.

               PRINCIPAL RISKS
               MARKET RISK -- The ProFunds VP are subject to market risks that will affect the value of their shares, including general economic and market conditions, as well as developments that impact specific economic sectors, industries or companies. Investors in the ProFunds VP should normally lose money on days when the index underlying their benchmark declines.

               EQUITY RISK -- The equity markets are volatile, and the value of securities and futures and options contracts may fluctuate dramatically from day-to-day. This volatility may cause the value of an investment in a ProFund VP to decrease.

               CORRELATION RISK -- A number of factors may affect a ProFund VP's ability to achieve a high correlation with its benchmark. There can be, however, no guarantee that the ProFunds VP will be able to achieve a high level of correlation. A failure to achieve a high degree of correlation may prevent a ProFund VP from achieving its investment objective.

               RISKS OF AGGRESSIVE INVESTMENT TECHNIQUES -- The ProFunds VP use investment techniques that may be considered aggressive. Risks associated with the use of options, swaps, futures contracts and other similar instruments, particularly when used to create leverage, include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlation between the price of the contract and the underlying security or index.

               LIQUIDITY RISK -- In certain circumstances, such as the disruption of the orderly markets for financial instruments in which the ProFunds VP invest, the ProFunds VP might not be able to dispose of certain holdings quickly or at prices that represent true market value in the judgment of ProFund Advisors. This may prevent the ProFunds VP from limiting losses or realizing gains.

               NON-DIVERSIFICATION RISK -- The ProFunds VP are classified as "non-diversified" under the federal securities laws. They have the ability to concentrate a relatively high percentage of their investments in the securities of a small number of companies, if ProFund Advisors determines that doing so is the most efficient means of meeting their daily objective. This would make the performance of a ProFund VP more susceptible to a single economic, political or regulatory event than a more diversified mutual fund might be.

               SWAP COUNTERPARTY CREDIT RISK -- The ProFunds VP are subject to credit or performance risk on the amount each ProFund VP expects to receive from swap agreement counterparties. A swap counterparty default on its payment obligation to a ProFund VP will cause the value of the ProFund VP to decrease.

               INVESTMENT ADVISOR: ProFund Advisors LLC

ProFund VP
Europe 30      INVESTMENT OBJECTIVE
               Seeks daily investment results that correspond to the performance of the ProFunds Europe 30 Index.

               PRINCIPAL STRATEGIES
               Invests in securities and other financial instruments, such as futures and options on futures and American Depository Receipts in pursuit of the portfolio's objective regardless of market conditions, trends or direction and seeks to provide correlation with the benchmark on a daily basis.

               PRINCIPAL RISKS
               MARKET RISK -- The ProFunds VP are subject to market risks that will affect the value of their shares, including general economic and market conditions, as well as developments that impact specific economic sectors, industries or companies. Investors in the ProFunds VP should normally lose money on days when the index underlying their benchmark declines.

               EQUITY RISK -- The equity markets are volatile, and the value of securities and futures and options contracts may fluctuate dramatically from day-to-day. This volatility may cause the value of an investment in a ProFund VP to decrease.

               CORRELATION RISK -- A number of factors may affect a ProFund VP's ability to achieve a high

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               correlation with its benchmark. There can be, however, no
               guarantee that the ProFunds VP will be able to achieve a high level of correlation. A failure to achieve a high degree of correlation may prevent a ProFund VP from achieving its investment objective.

               RISKS OF AGGRESSIVE INVESTMENT TECHNIQUES -- The ProFunds VP use investment techniques that may be considered aggressive. Risks associated with the use of options, swaps, futures contracts and other similar instruments, particularly when used to create leverage, include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlation between the price of the contract and the underlying security or index.

               LIQUIDITY RISK -- In certain circumstances, such as the disruption of the orderly markets for financial instruments in which the ProFunds VP invest, the ProFunds VP might not be able to dispose of certain holdings quickly or at prices that represent true market value in the judgment of ProFund Advisors. This may prevent the ProFunds VP from limiting losses or realizing gains.

               NON-DIVERSIFICATION RISK -- The ProFunds VP are classified as "non-diversified" under the federal securities laws. They have the ability to concentrate a relatively high percentage of their investments in the securities of a small number of companies, if ProFund Advisors determines that doing so is the most efficient means of meeting their daily objective. This would make the performance of a ProFund VP more susceptible to a single economic, political or regulatory event than a more diversified mutual fund might be.

               SWAP COUNTERPARTY CREDIT RISK - The ProFunds VP are subject to credit or performance risk on the amount each ProFund VP expects to receive from swap agreement counterparties. A swap counterparty default on its payment obligation to a ProFund VP will cause the value of the ProFund VP to decrease.

               In addition to these principal risks, ProFund VP Europe 30 is also subject to the risk of foreign investing, which may involve risks no typically associated with investing in U.S. securities alone:

                    Many foreign countries lack uniform accounting and disclosure standards, or have standards that differ from U.S. standards. Accordingly, the ProFund VP Europe 30 may not have access to adequate or reliable company information.

                    The ProFund VP Europe 30 will be subject to the market, economic and political risks of the countries where it invests or where the companies represented in its benchmark are located.

                    The value of ADRs could change significantly as the currencies strengthen or weaken relative to the U.S. dollar. ProFund Advisors does not engage in activities designed to hedge against foreign currency fluctuations.

               INVESTMENT ADVISOR
               ProFund Advisors LLC

ProFund VP
Small-Cap      INVESTMENT OBJECTIVE
               Seeks daily investment results that correspond to the performance of the Russell 2000 Index.

               PRINCIPAL STRATEGIES
               Invests in securities and other financial instruments, such as futures and options on futures in pursuit of the portfolio's objective regardless of market conditions, trends or direction and seeks to provide correlation with the benchmark on a daily basis.

               PRINCIPAL RISKS
               MARKET RISK -- The ProFunds VP are subject to market risks that will affect the value of their shares, including general economic and market conditions, as well as developments that impact specific economic sectors, industries or companies. Investors in the ProFunds VP should normally lose money on days when the index underlying their benchmark declines.

               EQUITY RISK -- The equity markets are volatile, and the value of securities and futures and options contracts may fluctuate dramatically from day-to-day. This volatility may cause the value of an investment in a ProFund VP to decrease.

               CORRELATION RISK -- A number of factors may affect a ProFund VP's ability to achieve a high correlation with its benchmark. There can be, however, no guarantee that the ProFunds VP will be able to achieve a high level of correlation. A failure to achieve a high degree of correlation may prevent a ProFund VP from achieving its investment objective.

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               RISKS OF AGGRESSIVE INVESTMENT TECHNIQUES -- The ProFunds VP use
               investment techniques that may be considered aggressive. Risks associated with the use of options, swaps, futures contracts and other similar instruments, particularly when used to create leverage, include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlation between the price of the contract and the underlying security or index.

               LIQUIDITY RISK -- In certain circumstances, such as the disruption of the orderly markets for financial instruments in which the ProFunds VP invest, the ProFunds VP might not be able to dispose of certain holdings quickly or at prices that represent true market value in the judgment of ProFund Advisors. This may prevent the ProFunds VP from limiting losses or realizing gains.

               NON-DIVERSIFICATION RISK -- The ProFunds VP are classified as "non-diversified" under the federal securities laws. They have the ability to concentrate a relatively high percentage of their investments in the securities of a small number of companies, if ProFund Advisors determines that doing so is the most efficient means of meeting their daily objective. This would make the performance of a ProFund VP more susceptible to a single economic, political or regulatory event than a more diversified mutual fund might be.

               SWAP COUNTERPARTY CREDIT RISK - The ProFunds VP are subject to credit or performance risk on the amount each ProFund VP expects to receive from swap agreement counterparties. A swap counterparty default on its payment obligation to a ProFund VP will cause the value of the ProFund VP to decrease.

               In addition to these Principal Risks, ProFund VP Small-Cap is subject to small company investment risk. The ProFund VP Small-Cap could experience greater risks than a fund which invests primarily in large capitalized, widely traded companies, such as:

                    Small company stocks tend to have greater fluctuations in price than the stocks of large companies;

                    There can be a shortage of reliable information on certain small companies, which at times can pose a risk;

                    Small companies tend to lack the financial and personnel resources to handle industry wide setbacks and, as a result, such setbacks could have a greater effect on the companies share prices; and

                    Small company stocks are typically less liquid than large company stocks and liquidating positions in turbulent market conditions could become difficult.

               INVESTMENT ADVISOR: ProFund Advisors LLC

THE PRUDENTIAL SERIES FUND, INC.

Jennison       INVESTMENT OBJECTIVE
               Seeks to achieve long-term growth of capital.

(Class II Shares)

               PRINCIPAL STRATEGIES
               Invests primarily in equity securities of major, established corporations that the investment adviser believes offer above-average growth prospects. May invest up to 30% of total assets in foreign securities. Stocks are selected on a company-by-company basis using fundamental analysis. Investment adviser looks for companies that have had growth in earnings and sales, high returns on equity and assets or other strong financial characteristics. Normally invests 65% of total assets in common stocks and preferred stocks of companies with capitalization in excess of $1 billion.

               PRINCIPAL RISKS
               Principal risks of investing in the Portfolio are: company risk, derivatives risk, foreign investment risk, management risk, and market risk. Company risk refers to the risk that the price of the stock of a particular company can vary based on a variety of factors, such as the company's financial performance, changes in management and product trends, and the potential for takeover and acquisition. Investing in foreign securities generally involves more risk than investing in securities of

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               U.S. issuers. Derivatives are subject to a number of risks, including liquidity risk, interest rate risk, market risk, credit risk and management risk. A portfolio investing in a derivative instrument could lose more than the principal amount invested. Foreign investment risk includes: foreign market risk, currency risk and political developments. Foreign markets, especially those in developing countries, tend to be more volatile than U.S. markets and are generally not subject to regulatory requirements comparable to those in the U.S. Because of differences in accounting standards and custody and settlement practices, investing in foreign securities generally involves more risk than investing in securities of U.S. issuers. Currency risk refers to the risk that changes in currency exchange rates may affect the value of foreign securities held by the Portfolio and the amount of income available for distribution. Political developments may adversely affect the value of the Portfolio's foreign securities. Actively managed portfolios are subject to management risk, because there is no guarantee that the investment decisions made by the subadvisers for the portfolios will be successful. Common stocks are subject to market risk stemming from factors independent of any particular security. Factors affecting market risk include political events, broad economic and social changes, and the mood of the investing public. Stocks issued by smaller companies may fluctuate in value more than the stocks of larger, more established companies.

               INVESTMENT ADVISER: Prudential Investments LLC

               SUB-ADVISOR: Jennison Associates LLC (Jennison)

SP Jennison
International
Growth         INVESTMENT OBJECTIVE
               Seeks long-term growth of capital.

(Class II
Shares)        PRINCIPAL STRATEGIES
               Invests in equity-related securities of foreign issuers that the subadviser thinks will increase in value over a period of years. Invests primarily in the common stock of large and medium-sized foreign companies. Under normal circumstances, invests at least 65% of total assets in common stock of foreign companies operating or based in at least five different countries. Looks primarily for stocks of companies whose earnings are growing at a faster rate than other companies. These companies typically have characteristics such as above average growth in earnings and cash flow, improving profitability, strong balance sheets, management strength and strong market share for its products. Also tries to buy such stocks at attractive prices in relation to their growth prospects.

               PRINCIPAL RISKS
               Significant risks of investing in the Portfolio are: company risk, credit risk, derivatives risk, foreign investment risk, interest rate risk, and market risk. Company risk refers to the risk that the price of the stock of a particular company can vary based on a variety of factors, such as the company's financial performance, changes in management and product trends, and the potential for takeover and acquisition. Credit risk refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they are due. Derivatives are subject to interest rate risk, market risk and credit risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Investing in foreign securities generally involves more risk than investing in securities of U.S. issuers such as: foreign market risk, currency risk and political developments. Foreign markets, especially those in developing countries, tend to be more volatile than U.S. markets and are generally not subject to regulatory requirements comparable to those in the U.S. Differences in accounting standards and custody and settlement practices of foreign securities generally involve more risk than investing in securities of U.S. issuers. Currency risk refers to the risk that changes in currency exchange rates may affect the value of foreign securities held by the Portfolio and the amount of income available for distribution. Political developments may adversely affect the value of the Portfolio's foreign securities. Interest rate risk refers to the risk that fixed income securities could lose value because of interest rate changes. For example, bonds tend to decrease in value if interest rates rise. Common stocks are subject to market risk stemming from factors independent of any particular security. Factors affecting market risk include political events, broad economic and social changes, and the mood of the investing public. Stocks issued by smaller companies may fluctuate in value more than the stocks of larger, more established companies.

               INVESTMENT ADVISER: Prudential Investments LLC

                                       B38

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               SUB-ADVISOR: Jennison Associates LLC (Jennison)

--------------------------------------------------------------------------------
                        More Information about the Trusts
--------------------------------------------------------------------------------

INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES

GCG TRUST
Directed Services, Inc. ("Directed Services") serves as the overall manager to each portfolio of The GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolio, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not The GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

THE GALAXY VIP FUND
Fleet Investment Advisors Inc. ("Fleet") serves as the investment advisor of The Galaxy VIP Fund. The Galaxy VIP Fund pays Fleet Investment Advisors a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs. Except for agreements to reimburse certain expenses of some portfolios, Fleet Investment Advisors does not bear any portfolio expenses.

PIMCO VARIABLE INSURANCE TRUST
Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of The PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year, each fee based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering The PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

ING VARIABLE INSURANCE TRUST AND ING VARIABLE PRODUCTS TRUST
ING Investments, LLC ("ING Investments") serves as the overall manager of ING Variable Insurance Trust and ING Variable Products Trust. ING Investments supervises all aspects of the Trusts' operations and provides investment advisory services to the portfolios of the Trusts, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Investments, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of the portfolio, ING Investments does not bear any portfolio expenses.

                                       B39

PRUDENTIAL SERIES FUND, INC.
The Prudential Insurance Company of America ("Prudential") and its subsidiary, Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisers to the Prudential Series Fund, Inc. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-adviser and to provide day-to-day management. Prudential and PIFM pay the sub-adviser out of the fee they receive from the Prudential Series Fund. Each portfolio pays its own administrative costs.

PROFUNDS
ProFunds Advisors LLC serves as the investment advisor of the ProFunds. The ProFunds pay ProFunds Advisors LLC a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and six portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2001, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2002 range from 0.54% to 1.86%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

                                       B40

--------------------------------------------------------------------------------
                                   Appendix C
--------------------------------------------------------------------------------

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1:  FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of Surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
          $115,000 x  [(1.05/1.0625)^(2,555/365) -1] = -$9,143

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $105,857 ($115,000 - $9,143 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
          $115,000 x  [(1.05/1.0425)^(2,555/365) -1] = $5,918

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $120,918 ($115,000 + $5,918 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $`250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

                                       C1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =
          [($128,000/(1.05/1.0625))^(2,555/365) -1] = $139,055

     Then calculate the Market Value Adjustment on that amount.

     3.   Market Value Adjustment =
          $139,055 x  [(1.05/1.0625)^(2,555/365) -1 = -$11,055

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the Market Value Adjustment of $11,055, for a total reduction in the Fixed Interest Allocation of $139,055.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =
          [($128,000/(1.05/1.0425))^(2,555/365) -1] = $121,736

     Then calculate the Market Value Adjustment on that amount.

     3.   Market Value Adjustment =
          $121,736 x x  [(1.05/1.0425)^(2,555/365) -1 = $6,265

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $6,265, for a total reduction in the Fixed Interest Allocation of $121,736.

                                       C2

--------------------------------------------------------------------------------
                                   Appendix D
--------------------------------------------------------------------------------

                 SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third contract years, for total premium payments under the Contract of $30,000. It also assumes a withdrawal at the beginning of the fourth contract year of 20% of the contract value of $35,000.

In this example, $5,250 ($35,000 x .15) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $7,000 ($35,000 x .20). Therefore, $1,750 ($7,000 -
$5,250) is considered an excess withdrawal of a part of the initial premium payment of $10,000 and would be subject to a 4% surrender charge of $70 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

                                       D1

                             ING VARIABLE ANNUITIES

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
         ReliaStar Life Insurance Company of New York is a stock company domiciled in New York.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ING VARIABLE ANNUITIES

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK

--------------------------------------------------------------------------------
                                   PROFILE OF

                                EMPIRE PRIMELITE

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

                                  APRIL 2, 2002

     -------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
     -------------------------------------------------------------------

--------------------------------------------------------------------------------

1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and ReliaStar Life Insurance Company of New York ("ReliaStar of NY"). The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of the mutual fund investment portfolios through our Separate Account NY-B and/or (ii) in a fixed account of ReliaStar of NY with guaranteed interest periods. The mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by ReliaStar of NY as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

EMPIRE PRIMELITE                                         PROSPECTUS BEGINS AFTER
                                                          PAGE 8 OF THIS PROFILE

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

     ----------------------------------------------------------------------------------------------
                                 ANNUITY OPTIONS
     ----------------------------------------------------------------------------------------------
     Option 1    Income for a fixed    Payments are made for a specified number of years to you
                 period                or your beneficiary.

     ----------------------------------------------------------------------------------------------
     Option 2    Income for life       Payments are made for the rest of your life or longer for a
                 with a period         specified period such as 10 or 20 years or until the total
                 certain               amount used to buy this option has been repaid. This option comes with an added guarantee that payments will continue
                                       to your beneficiary for the remainder of such period if
                                       you should die during the period.
     ----------------------------------------------------------------------------------------------
     Option 3    Joint life income     Payments are made for your life and the life of another
                                       person (usually your spouse).
     ----------------------------------------------------------------------------------------------
     Option 4    Annuity plan          Any other annuitization plan that we choose to offer on the annuity start date.
     ----------------------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal

                                        2               EMPIRE PRIMELITE PROFILE
and state tax brackets. You should not buy this Contract: (1) if you are looking for a short-term investment; (2) if you cannot risk getting back less money than you put in; or (3) your assets are in a plan which provides for tax-deferral and you see no other reason to purchase this Contract.

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into: (1) the fixed account with guaranteed interest periods of 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following mutual fund investment portfolios through our Separate Account NY-B. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
          Total Return Series
          Mid-Cap Growth Series
          Research Series

     TRAVELERS SERIES FUND INC.
          Smith Barney High Income Portfolio
          Smith Barney International All Cap Growth Portfolio
            (formerly Smith Barney International Equity Portfolio) Smith Barney Large Cap Value Portfolio
          Smith Barney Money Market Portfolio

     GREENWICH STREET SERIES FUND
          Appreciation Portfolio

     THE SMITH BARNEY ALLOCATION SERIES INC.
          (formerly Smith Barney Concert Allocation Series Inc.)
          Smith Barney Select Balanced Portfolio
          Smith Barney Select Growth Portfolio
          Smith Barney Select High Growth Portfolio

5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts an annual contract administrative charge of $30, and if you invest in an investment portfolio, a mortality and expense risk charge and an asset-based administrative charge. The mortality and expense risk charge and the asset-based administrative charge are deducted daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

                                           STANDARD      ANNUAL RATCHET ENHANCED
                                         DEATH BENEFIT        DEATH BENEFIT
                                         -------------        -------------
     Mortality & Expense Risk Charge         1.10%                1.25%
     Asset-Based Administrative Charge       0.15%                0.15%
                                             ----                 ----
          Total                              1.25%                1.40%

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.53% to 1.18% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

                                        3               EMPIRE PRIMELITE PROFILE

We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount in any year is 15% of your contract value on the date of the withdrawal less any prior withdrawals during that contract year. The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment.

     COMPLETE YEARS ELAPSED               0   1   2   3   4   5   6   7+
          SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                     7%  6%  5%  4%  3%  2%  1%  0%

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column includes the maximum mortality and expense risk charge, the asset-based administrative charge, and reflects the annual contract administrative charge as 0.07% (based on an average contract value of $44,000). The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and are based on actual expenses as of December 31, 2001. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10. The 1-Year examples above include a 7% surrender charge. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Annual Ratchet Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

                                        4               EMPIRE PRIMELITE PROFILE

------------------------------------------------------------------------------------------------------------------
                                                                                                    EXAMPLES:
                                                          TOTAL ANNUAL                              ---------
                                          TOTAL ANNUAL     INVESTMENT       TOTAL     TOTAL CHARGES AT THE END OF:
                                            INSURANCE      PORTFOLIO       ANNUAL
INVESTMENT PORTFOLIO                         CHARGES        CHARGES        CHARGES        1 YEAR       10 YEARS
------------------------------------------------------------------------------------------------------------------
THE GCG TRUST
Mid-Cap Growth                                 1.47%          0.89%          2.36%        $   94        $  270
------------------------------------------------------------------------------------------------------------------
Research                                       1.47%          0.89%          2.36%        $   94        $  270
------------------------------------------------------------------------------------------------------------------
Total Return                                   1.47%          0.89%          2.36%        $   94        $  270

TRAVELERS SERIES FUND INC.
------------------------------------------------------------------------------------------------------------------
Smith Barney High Income                       1.47%          0.67%          2.14%        $   92        $  247
------------------------------------------------------------------------------------------------------------------
Smith Barney International
  All Cap Growth                               1.47%          1.00%          2.47%        $   95        $  281
------------------------------------------------------------------------------------------------------------------
Smith Barney Large Cap Value                   1.47%          0.67%          2.14%        $   92        $  247
------------------------------------------------------------------------------------------------------------------
Smith Barney Money Market                      1.47%          0.53%          2.00%        $   90        $  233

GREENWICH STREET SERIES FUND
------------------------------------------------------------------------------------------------------------------
Appreciation                                   1.47%          0.77%          2.24%        $   93        $  257
------------------------------------------------------------------------------------------------------------------

SMITH BARNEY ALLOCATION SERIES INC.
Smith Barney Select Balanced                   1.47%          1.05%          2.52%        $   96        $  286
------------------------------------------------------------------------------------------------------------------
Smith Barney Select High
  Growth                                       1.47%          1.18%          2.65%        $   97        $  298
------------------------------------------------------------------------------------------------------------------
Smith Barney Select Growth                     1.47%          1.11%          2.58%        $   96        $  291
------------------------------------------------------------------------------------------------------------------

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. The 1-Year examples above include a 7% surrender charge. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be requireD by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request. If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable amounT withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 9. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for at least the entire calendar year of 2001. These numbers reflect the deduction of the mortality and expense risk

                                        5               EMPIRE PRIMELITE PROFILE
charge (based on the Annual Ratchet Enhanced Death Benefit), the asset-based administrative charge and the annual contract fee, but do not reflect deductions for surrender charges, if any. If surrender charges were reflected, they would have the effect of reducing performance. Please keep in mind that past performance is not a guarantee of future results.

-------------------------------------------------------------------------------------------------------------
INVESTMENT PORTFOLIO                                                        FISCAL YEAR
-------------------------------------------------------------------------------------------------------------
                                                           2001          2000          1999           1998
-------------------------------------------------------------------------------------------------------------
Managed by Massachusetts Financial Services Company
     Mid-Cap Growth                                        -24.59%         6.60%        76.48%         21.00%
     Research                                              -22.47%        -5.94%        22.42%         21.24%
     Total Return                                           -0.98%        14.81%         1.86%          9.94%

-------------------------------------------------------------------------------------------------------------
Managed by Smith Barney Fund Management LLC
     Appreciation                                           -5.35%        -1.87%        11.44%         17.40%
-------------------------------------------------------------------------------------------------------------

Managed by SSB Management LLC*
     Smith Barney High Income                               -5.13%        -9.39%         1.06%         -1.06%
     Smith Barney International All Cap Growth             -31.99%       -24.93%        65.32%          4.93%
     Smith Barney Large Cap Value                           -9.46%        11.46%        -1.45%          8.20%
     Smith Barney Money Market                               2.15%         4.48%         3.21%          3.51%

-------------------------------------------------------------------------------------------------------------
Managed by Travelers Investment Adviser, Inc.**
     Smith Barney Select Balanced                           -2.81%         3.23%         5.95%          7.91%
     Smith Barney Select Growth                            -11.07%        -6.30%        14.42%         12.28%
     Smith Barney Select High Growth                       -13.28%        -8.71%        25.00%         13.68%
-------------------------------------------------------------------------------------------------------------

 *Year Ended October 31, 2001
**Year Ended January 31, 2002

9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, or (ii) the Annual Ratchet Enhanced Death Benefit. The Annual Ratchet Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals; or

     3)   the cash surrender value.

                                        6               EMPIRE PRIMELITE PROFILE

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we subtract any withdrawals made since the preceding day (including any market value adjustment applied to such withdrawal), and then we subtract for any associated surrender charges. That amount becomes the new enhanced death benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a full refund of your contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, we will include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium you paid.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus.

     ADDITIONAL FEATURES. This Contract has other features that may interest you. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month, which may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Within limits these withdrawals will not result in any surrender charge. Withdrawals from your money in the fixed account under this program are not

                                        7               EMPIRE PRIMELITE PROFILE
     subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     1000 WOODBURY ROAD, SUITE 102
     WOODBURY, NEW YORK  11797

     (800) 963-9539

or your registered representative.

                                        8               EMPIRE PRIMELITE PROFILE

--------------------------------------------------------------------------------
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SEPARATE ACCOUNT NY-B OF RELIASTAR LIFE INSURANCE COMPANY OF
NEW YORK

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS

                                EMPIRE PRIMELITE

--------------------------------------------------------------------------------

                                                                   APRIL 2, 2002

     This prospectus describes Empire PrimElite, an individual deferred variable annuity contract (the "Contract") offered by ReliaStar Life Insurance Company of New York ("ReliaStar of NY," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

     The Contract provides a means for you to invest your premium payments in one or more of the mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have a right to return a Contract within 10 days after you receive it for a full refund of the contract value (which may be more or less than the premium payments you paid).

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated April 2, 2002, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at 1000 Woodbury Road Suite 102 Woodbury, New York 11797 or call (800) 963-9539, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE GCG TRUST, TRAVELERS SERIES FUND INC., GREENWICH STREET SERIES FUND AND SMITH BARNEY ALLOCATION SERIES INC. IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------

     The investment portfolios available under your Contract and the portfolio managers are:

     MASSACHUSETTS FINANCIAL SERVICES COMPANY
          Mid-Cap Growth Series
          Research Series
          Total Return Series

     SSB CITI FUND MANAGEMENT LLC
          Smith Barney High Income Portfolio
          Smith Barney International All Cap Growth Portfolio
          Smith Barney Large Cap Value Portfolio
               (formerly Smith Barney International Equity Portfolio) Smith Barney Money Market Portfolio

     SMITH BARNEY FUND MANAGEMENT LLC
          Appreciation Portfolio

     TRAVELERS INVESTMENT ADVISERS, INC.
          Smith Barney Select Balanced Portfolio
          Smith Barney Select Growth Portfolio
          Smith Barney Select High Growth Portfolio

The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account NY-B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
Index of Special Terms ...................................................     1
Fees and Expenses ........................................................     2
Performance Information ..................................................     5
      Accumulation Unit ..................................................     5
      The Net Investment Factor ..........................................     5
      Condensed Financial Information ....................................     6
      Financial Statements ...............................................     6
      Performance Information ............................................     6
ReliaStar Life Insurance Company of New York .............................     7
The Trusts ...............................................................     7
ReliaStar of NY Separate Account NY-B ....................................     8
The Fixed Interest Allocation ............................................     8
      Selecting a Guaranteed Interest Period .............................     9
      Guaranteed Interest Rates ..........................................     9
      Transfers from a Fixed Interest Allocation .........................     9
      Withdrawals from a Fixed Interest Allocation .......................    10
      Market Value Adjustment ............................................    10
The Annuity Contract .....................................................    11
      Contract Date and Contract Year ....................................    11
      Annuity Start Date .................................................    11
      Contract Owner .....................................................    12
      Annuitant ..........................................................    12
      Beneficiary ........................................................    12
      Purchase and Availability of the Contract ..........................    13
      Crediting of Premium Payments ......................................    13
      Administrative Procedures ..........................................    14
      Contract Value .....................................................    14
      Cash Surrender Value ...............................................    15
      Surrendering to Receive the Cash Surrender Value ...................    15
      The Subaccounts ....................................................    15
      Addition, Deletion or Substitution of Subaccounts
          and Other Changes ..............................................    15
      The Fixed Account ..................................................    16
      Other Contracts ....................................................    16
      Other Important Provisions .........................................    16
Withdrawals ..............................................................    16
      Regular Withdrawals ................................................    17
      Systematic Withdrawals .............................................    17
      IRA Withdrawals ....................................................    18
Transfers Among Your Investments .........................................    19
      Transfers by Third Parties .........................................    19
      Dollar Cost Averaging ..............................................    20
      Automatic Rebalancing ..............................................    20
Death Benefit Choices ....................................................    21
      Death Benefit During the Accumulation Phase ........................    21
          Standard Death Benefit .........................................    21
          Annual Ratchet Enhanced Death Benefit ..........................    21
Death Benefit During the Income Phase ....................................    22
      Required Distributions upon Contract Owner's Death .................    22

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                            PAGE
Charges and Fees .........................................................    22
      Charge Deduction Subaccount ........................................    23
      Charges Deducted from the Contract Value ...........................    23
          Surrender Charge ...............................................    23
          Free Withdrawal Amount .........................................    23
          Surrender Charge for Excess Withdrawals ........................    23
          Premium Taxes ..................................................    23
          Administrative Charge ..........................................    24
          Transfer Charge ................................................    24
      Charges Deducted from the Subaccounts ..............................    24
          Mortality and Expense Risk Charge ..............................    24
          Asset-Based Administrative Charge ..............................    24
      Trust Expenses .....................................................    24
The Annuity Options ......................................................    25
      Annuitization of Your Contract .....................................    25
      Selecting the Annuity Start Date ...................................    25
      Frequency of Annuity Payments ......................................    26
      The Annuity Options ................................................    26
          Income for a Fixed Period ......................................    26
          Income for Life with a Period Certain ..........................    26
          Joint Life Income ..............................................    26
          Annuity Plan ...................................................    26
      Payment When Named Person Dies .....................................    26
Other Contract Provisions ................................................    27
      Reports to Contract Owners .........................................    27
      Suspension of Payments .............................................    27
      In Case of Errors in Your Application ..............................    27
      Assigning the Contract as Collateral ...............................    27
      Contract Changes-Applicable Tax Law ................................    27
      Free Look ..........................................................    27
      Group or Sponsored Arrangements ....................................    28
      Selling the Contract ...............................................    28
Other Information ........................................................    28
      Voting Rights ......................................................    28
      State Regulation ...................................................    29
      Legal Proceedings ..................................................    29
      Legal Matters ......................................................    29
      Experts ............................................................    29
Federal Tax Considerations ...............................................    29
More Information About ReliaStar Life Insurance
      Company of New York ................................................    35
Financial Statements of ReliaStar Life Insurance
      Company of New York ................................................    48
Statement of Additional Information
      Table of Contents ..................................................    75
Appendix A
      Condensed Financial Information ....................................    A1
Appendix B
      Market Value Adjustment Examples ...................................    B1
Appendix C
      Surrender Charge for Excess Withdrawals Example ....................    C1

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                            PAGE

Accumulation Unit                        5

Annual Ratchet Enhanced Death Benefit   21

Annuitant                               12

Annuity Start Date                      11

Cash Surrender Value                    15

Contract Date                           11

Contract Owner                          12

Contract Value                          14

Contract Year                           11

Fixed Interest Allocation                8

Free Withdrawal Amount                  23

Market Value Adjustment                 10

Net Investment Factor                    5

Standard Death Benefit                  21

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS            CORRESPONDING TERM USED IN THE CONTRACT

Accumulation Unit Value                 Index of Investment Experience

Annuity Start Date                      Annuity Commencement Date

Contract Owner                          Owner or Certificate Owner

Contract Value                          Accumulation Value

Transfer Charge                         Excess Allocation Charge

Fixed Interest Allocation               Fixed Allocation

Free Look Period                        Right to Examine Period

Guaranteed Interest Period              Guarantee Period

Subaccount(s)                           Division(s)

Net Investment Factor                   Experience Factor

Regular Withdrawals                     Conventional Partial Withdrawals

Withdrawals                             Partial Withdrawals

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

     Surrender Charge:

          COMPLETE YEARS ELAPSED          0   1   2   3   4   5   6   7+
               SINCE PREMIUM PAYMENT
          SURRENDER CHARGE                7%  6%  5%  4%  3%  2%  1%  0%

Transfer Charge ......................................................    None**

* If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE

Administrative Charge ................................................    $ 30
(We waive this charge if the total of your premium payments is $100,000 or more, or if your contract value at the end of a contract year is $100,000 or more.)

SEPARATE ACCOUNT NY-B ANNUAL CHARGES***

                                           STANDARD      ANNUAL RATCHET ENHANCED
                                         DEATH BENEFIT        DEATH BENEFIT
                                         -------------        -------------
Mortality and Expense Risk Charge.....       1.10%                1.25%
Asset-Based Administrative Charge.....       0.15%                0.15%
Total Separate Account Charges........       1.25%                1.40%

*** As a percentage of average assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                          FEE             FEE          EXPENSES   REDUCTIONS(1)    REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth                      0.88%          0.00%          0.01%          0.89%          0.00%          0.89%
Research                            0.88%          0.00%          0.01%          0.89%          0.00%          0.89%
Total Return                        0.88%          0.00%          0.01%          0.89%          0.00%          0.89%
-----------------------------------------------------------------------------------------------------------------------

     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for The GCG Trust for more information.
     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2001, except for (i) portfolios that commenced operations in 2001 and (ii) newly formed portfolios where the charges have been estimated.
     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2001.

TRAVELERS SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                          FEE             FEE          EXPENSES   REDUCTIONS(1)    REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
Smith Barney High Income            0.60%          0.00%          0.07%          0.67%          0.00%          0.67%
Smith Barney International
   All Cap Growth                   0.90%          0.00%          0.10%          1.00%          0.00%          1.00%
Smith Barney Large Cap
   Value                            0.65%          0.00%          0.02%          0.67%          0.00%          0.67%
Smith Barney Money
   Market                           0.50%          0.00%          0.03%          0.53%          0.00%          0.53%
-----------------------------------------------------------------------------------------------------------------------

     (1) Other expenses are based on actual expenses for the fiscal year ended October 31, 2001.

GREENWICH STREET SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                          FEE             FEE          EXPENSES   REDUCTIONS(1)    REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
Appreciation                        0.55%          0.22%          0.77%          0.00%          0.00%          0.77%
-----------------------------------------------------------------------------------------------------------------------

     (1) Other expenses are based on actual expenses for the year ended December 31, 2001.

SMITH BARNEY ALLOCATION SERIES INC. ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

-----------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL FUND                     NET FUND
                                              DISTRIBUTION                     ANNUAL                        ANNUAL
                                                 AND/OR                       EXPENSES         TOTAL        EXPENSES
                                INVESTMENT       SERVICE                       WITHOUT        WAIVERS         AFTER
                                 ADVISORY        (12B-1)         OTHER       WAIVERS OR         OR         WAIVERS OR
PORTFOLIO                          FEE             FEE          EXPENSES   REDUCTIONS(1)    REDUCTIONS     REDUCTIONS
-----------------------------------------------------------------------------------------------------------------------
Smith Barney Select Balanced        0.35%          0.00%          0.69%          1.04%          0.00%          1.04%
Smith Barney Select Growth          0.35%          0.00%          0.79%          1.14%          0.00%          1.14%
Smith Barney Select High
  Growth                            0.35%          0.00%          0.86%          1.21%          0.00%          1.21%
-----------------------------------------------------------------------------------------------------------------------

     (1) Other expenses are based on a weighted average of the expense ratios of the underlying funds in which a particular portfolio was invested on January 31, 2001. The expense ratios for the underlying funds are based on actual expense for each fund's Class Y shares as of the end of such fund's most recent fiscal year.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of The GCG Trust, the Travelers Series Fund, Inc., the Greenwich Street Series Fund and the Smith Barney Allocation, Inc. for additional information on management or advisory fees and in some cases on other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLES:
In the following examples, surrender charges may apply if you choose to annuitize within the first 7 contract years. The examples also assume election of the Annual Ratchet Enhanced Death Benefit and are based on an assumed 5% annual return. The total annual fund expenses used are those shown in the column "Net Fund Annual Expenses After Waivers or Reductions" in the fund expense tables, assuming that any applicable fee waivers or reimbursements would apply during all periods shown.

If you surrender your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                           1 YEAR    3 YEARS   5 YEARS  10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST
Mid-Cap Growth                             $   94    $  124    $  156    $  270
--------------------------------------------------------------------------------
Research                                   $   94    $  124    $  156    $  270
--------------------------------------------------------------------------------
Total Return                               $   94    $  124    $  156    $  270

TRAVELERS SERIES FUND
--------------------------------------------------------------------------------
Smith Barney High Income                   $   92    $  117    $  145    $  247
--------------------------------------------------------------------------------
Smith Barney International All Cap         $   95    $  127    $  162    $  281
  Growth
--------------------------------------------------------------------------------
Smith Barney Large Cap Value               $   92    $  117    $  145    $  247
--------------------------------------------------------------------------------
Smith Barney Money Market                  $   90    $  113    $  138    $  233

GREENWICH STREET SERIES FUND INC
--------------------------------------------------------------------------------
Appreciation                               $   93    $  120    $  150    $  257
--------------------------------------------------------------------------------

SMITH BARNEY ALLOCATION SERIES INC
Smith Barney Select Balanced               $   96    $  128    $  164    $  286
--------------------------------------------------------------------------------
Smith Barney Select Growth                 $   96    $  130    $  167    $  291
--------------------------------------------------------------------------------
Smith Barney Select High Growth            $   97    $  132    $  171    $  298
--------------------------------------------------------------------------------

If you do not surrender your Contract or if you annuitize on the annuity start date, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                           1 YEAR    3 YEARS   5 YEARS  10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST
Mid-Cap Growth                             $   24    $   74    $  126    $  270
--------------------------------------------------------------------------------
Research                                   $   24    $   74    $  126    $  270
--------------------------------------------------------------------------------
Total Return                               $   24    $   74    $  126    $  270

TRAVELERS SERIES FUND
--------------------------------------------------------------------------------
Smith Barney High Income                   $   22    $   67    $  115    $  247
--------------------------------------------------------------------------------
Smith Barney International All Cap         $   25    $   77    $  132    $  281
  Growth
--------------------------------------------------------------------------------
Smith Barney Large Cap Value               $   22    $   67    $  115    $  247
--------------------------------------------------------------------------------
Smith Barney Money Market                  $   20    $   63    $  108    $  233

GREENWICH STREET SERIES FUND INC
--------------------------------------------------------------------------------
Appreciation                               $   23    $   70    $  120    $  257
--------------------------------------------------------------------------------

SMITH BARNEY ALLOCATION SERIES INC
Smith Barney Select Balanced               $   26    $   78    $  134    $  286
--------------------------------------------------------------------------------
Smith Barney Select Growth                 $   26    $   80    $  137    $  291
--------------------------------------------------------------------------------
Smith Barney Select High Growth            $   27    $   82    $  141    $  298
--------------------------------------------------------------------------------

The examples above reflect the annual administrative charge as an annual charge of 0.07% of assets (based on an average contract value of $44,000). If the Standard Death Benefit is elected instead of the Annual Ratchet Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT. EXAMPLES ASSUME THAT ANY CONTRACTUAL WAIVERS OR REIMBURSEMENTS REMAIN IN EFFECT FOR ALL PERIODS SHOWN.

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account NY-B of ReliaStar of NY ("Separate Account NY-B") has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     (1) We take the net asset value of the subaccount at the end of each business day.

     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     (3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     (4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Separate Account NY-B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A - Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account NY-B for the year ended December 31, 2001 are included in the Statement of Additional Information. Because the Separate Account NY-B audited financial statements relate to periods prior to April 1, 2002 ("the merger date"), the financial statements and Report of Independent Auditors thereon refer to First Golden American Separate Account NY-B. As of the merger date, Separate Account NY-B will be named ReliaStar Life Insurance Company of New York Separate Account NY-B. The audited financial statements of ReliaStar of NY as of December 31, 2001 and 2000, and for the three years ended December 31, 2001 are included in this prospectus.

PERFORMANCE INFORMATION
>From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account NY-B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Smith Barney Money Market subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long the subaccount of Separate Account NY-B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account NY-B, assuming an investment at the beginning of the period when the subaccount first invested in the portfolio, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account NY-B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the subaccounts began investing in the portfolios.

Current yield for the Smith Barney Money Market subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period assuming no surrender.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (a measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information, including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

ReliaStar of NY is a New York stock life insurance company originally incorporated on June 11, 1917 under the name The Morris Plan Insurance Society. ReliaStar of NY is authorized to transact business in all states, the District of Columbia and the Dominican Republic and is principally engaged in the business of providing individual life insurance and annuities, employee benefit products and services, retirement plans, and life and health reinsurance. ReliaStar of NY is a wholly-owned subsidiary of Security-Connecticut Life Insurance Company and is an indirect wholly-owned subsidiary of ING Groep, N.V. ("ING"), a global financial services holding company based in The Netherlands. ReliaStar of NY's financial statements appear in this prospectus.

ING also owns Directed Services, Inc., the investment manager of The GCG Trust and the distributor of the Contracts, and other interests.

Our principal office is located at 1000 Woodbury Road, Suite 102, Woodbury, New York 11797.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------

In this prospectus, we refer to The GCG Trust, Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Concert Allocation Series collectively as the "Trusts" and individually as a "Trust."

The GCG Trust is a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance policies offered by ReliaStar of NY and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with ReliaStar of NY. Pending SEC approval, shares of The GCG Trust may also be sold to certain qualified pension and retirement plans. The principal address of The GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series Inc. are also mutual funds whose shares are available to Account NY-B which funds variable insurance products offered by ReliaStar of NY. The Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series Inc. may also sell their shares to separate accounts of other insurance companies, both affiliated and not affiliated with ReliaStar of NY. The principal address of Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series is 388 Greenwich Street, New York, New York 10013.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of The GCG Trust, and Greenwich Street Series Fund, the Boards of Directors of Travelers Series Fund Inc. and Smith Barney

Allocation Series Inc., and the management of Directed Services, Inc., and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE GCG TRUST, TRAVELERS SERIES FUND INC., GREENWICH STREET SERIES FUND AND SMITH BARNEY ALLOCATION SERIES IN APPENDIX B-THE INVESTMENT PORTFOLIOS.

--------------------------------------------------------------------------------
                      RELIASTAR OF NY SEPARATE ACCOUNT NY-B
--------------------------------------------------------------------------------

ReliaStar of NY Separate Account NY-B ("Separate Account NY-B") was established as a separate account of First Golden American Life Insurance Company of New York ("First Golden") on June 13, 1996. It became a separate account of ReliaStar of NY as a result of the merger of First Golden into ReliaStar of NY effective April 1, 2002. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"). Separate Account NY-B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account NY-B but such assets are kept separate from our other accounts.

Separate Account NY-B is divided in subaccounts. Each subaccount invests exclusively in shares of one mutual fund investment portfolio of The GCG Trust, Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series Inc. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account NY-B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account NY-B. If the assets in Separate Account NY-B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

NOTE: We currently offer other variable annuity contracts that invest in Separate Account NY-B but are not discussed in this prospectus. Separate Account NY-B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the applicable guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered.

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment applied to such withdrawal), transfers or other charges we may impose. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate, which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES

Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account NY-B. Unless you tell us the Fixed Interest Allocations from which such transfers will be made, we will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $250. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccount(s) and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                            N/365
                         ((1+I)/(1+J+.0025))     -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining in the guaranteed interest period, at the time of calculation; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average is currently based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of The GCG Trust, Travelers Series Fund Inc., Greenwich Street Series Fund and Smith Barney Allocation Series Inc. through Separate Account NY-B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner. The age of the older owner will determine the applicable death benefit if Enhanced Death Benefits are available for multiple owners.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax adviser for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age 85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. YOU SHOULD NOT BUY THIS CONTRACT: (1) IF YOU ARE LOOKING FOR A SHORT-TERM INVESTMENT; (2) IF YOU CANNOT RISK GETTING BACK LESS MONEY THAN YOU PUT IN; OR (3) IF YOUR ASSETS ARE IN A PLAN WHICH PROVIDES FOR TAX-DEFERRAL AND YOU SEE NO OTHER REASON TO PURCHASE THIS CONTRACT.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime INCOME. YOU SHOULD NOT PURCHASE A QUALIFIED CONTRACT UNLESS YOU WANT THESE OTHER FEATURES AND BENEFITS, TAKING INTO ACCOUNT THEIR COST. See "Fees and Expenses" in this prospectus.

We and our affiliates offer other variable products that may offer some of the same investment portfolios. These products have different benefits and charges, and may or may not better match your needs.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccount(s) and/or Fixed Interest Allocations specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account NY-B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow the following procedure after we receive and accept the wire order and investment instructions. The procedure we follow depends on the procedures of your broker-dealer: We reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided.

We may require that an initial premium designated for a subaccount of Separate Account NY-B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocations is the sum of premium payments allocated to the Fixed Interest Allocations under the Contract, plus contract value transferred to the Fixed Interest Allocations, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation will be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any surrender charge, any charge for premium taxes, the annual contract and administration fee (unless waived) and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

THE SUBACCOUNTS
Each of the subaccounts of Separate Account NY-B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account NY-B invests in a corresponding portfolio of The GCG Trust, the Travelers Series Fund, Inc., the Greenwich Street Series Fund, or the Smith Barney Allocation Series Inc.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.

We also reserve the right to: (i) deregister Separate Account NY-B under the 1940 Act; (ii) operate Separate Account NY-B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account NY-B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account NY-B; and (v) combine Separate Account NY-B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same investment portfolios of the Trusts. These contracts have different charges that could effect their performance, and many offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the annuitant, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you will incur a surrender charge. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive.

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may elect to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it starts at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                                   MAXIMUM PERCENTAGE
                    FREQUENCY                      OF CONTRACT VALUE
                    Monthly                               1.25%
                    Quarterly                             3.75%
                    Annually                             15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be systematically withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program.

If your systematic withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to an annual maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the systematic withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the systematic withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Internal Revenue Code (the "Code") may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. For example, we currently require that orders received via facsimile to effect transactions in subaccounts that invest in Profund portfolios be received at our Customer Service Center no later than 3 p.m. eastern time. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date unless the transfer is made under the dollar cost averaging program.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account NY-B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone, over the internet or other approved electronic means.

TRANSFERS BY THIRD PARTIES
As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of contract values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. We require third parties making multiple, simultaneous or large volume transfers to execute a third party service agreement with us prior to executing such transfers. Therefore, we may at any time exercise our business judgment and limit or discontinue accepting transfers made by a third party. We will notify any third party whose transfers are limited or discontinued by telephone, facsimile or email according to our records, followed by a letter. These limits may be based on, among other criteria, the amount of the aggregate trade or the available investment options for which third parties may make trades on behalf of multiple contract owners. For example, we currently require that orders received via facsimile to effect transactions in subaccounts that invest in Profund portfolios be received at our Customer Service Center no later than 3 p.m. eastern time.

We may establish additional procedures or change existing procedures at any time in the exercise of our business judgment.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocation serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account NY-B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

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                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paper work, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For more information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

You may choose from the following 2 death benefit choices: (1) the Standard Death Benefit Option; and (2) the Annual Ratchet Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the guaranteed death benefit.

     STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you choose the Annual Ratchet Enhanced Death Benefit. The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments less any withdrawals; and (iii) the cash surrender value.

     ANNUAL RATCHET ENHANCED DEATH BENEFIT. The Annual Ratchet Enhanced Death Benefit under the Contract is the greatest of (i) the contract value; (ii) total premium payments less any withdrawals; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

--------------------------------------------------------------------------------
                  HOW THE ENHANCED DEATH BENEFIT IS CALCULATED
                  FOR THE ANNUAL RATCHET ENHANCED DEATH BENEFIT
--------------------------------------------------------------------------------

     On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit.

     On all other days, the enhanced death benefit is the amount determined below. We first take the enhanced death benefit from the preceding day (which would be the initial premium if the valuation date is the contract date) and then we add additional premiums paid since the preceding day, then we subtract any withdrawals (including any Market
     Value Adjustment applied to such withdrawals) since the preceding day, then we subtract any associated surrender charges. That amount becomes the new enhanced death benefit.
--------------------------------------------------------------------------------

The Annual Ratchet Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit may not be available where a Contract is held by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under the Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any contract owner of a non-qualified Contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by ReliaStar of NY will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

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                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to compensate us for our costs and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, including the mortality and expense risk charge, we may use such profits to finance the distribution of Contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     SURRENDER CHARGE. We will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 7-year period from the date we receive and accept a premium payment. The surrender charge is based on a percentage of each premium payment withdrawn. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage of premium payments deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment withdrawn as follows:

     COMPLETE YEARS ELAPSED               0   1   2   3   4   5   6   7+
          SINCE PREMIUM PAYMENT
     SURRENDER CHARGE                     7%  6%  5%  4%  3%  2%  1%  0%

     FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances where the excess withdrawal equals the entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested. ANY WITHDRAWAL FROM A FIXED INTEREST ALLOCATION MORE THAN 30 DAYS BEFORE ITS MATURITY DATE WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix C. Although we treat premium payments as being withdrawn before earnings for purpose of calculating the surrender charge for excess withdrawals, the federal tax law treats earnings as withdrawn first.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time the initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal or on the annuity start date.

     ADMINISTRATIVE CHARGE. We deduct the annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $30 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by ReliaStar of NY. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.10% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003030% for each day since the previous business day. If you have elected the Annual Ratchet Enhanced Death Benefit, the charge, on an annual basis, is equal to 1.25% of the assets you have in each subaccount. The charge is deducted each business day at the rate of .003446% for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. The charge is deducted daily from your assets in each subaccount in order to compensate ReliaStar of NY for a portion of the administrative expenses under the Contract.

TRUST AND FUND EXPENSES
Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, certain portfolios deduct a service fee, which is used to compensate service providers for administrative and contract owner services provided on behalf of the portfolios, and certain portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2001, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2002 range from 0.53% to 1.21% See "Fees and Expenses" in this prospectus.

Additionally, we may receive compensation from the investment advisers, administrators, distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

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

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                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change the annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable Market Value Adjustment on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate), the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable, although only fixed are currently available. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue making payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and ReliaStar of NY. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and 3.50% for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

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                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account NY-B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account NY-B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account NY-B's net assets; or
(4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. We may, in our discretion, require that premiums designated for investment in the subaccounts as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request in good order. We determine your contract value at the close of business on the day we void your contract. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

SPECIAL ARRANGEMENTS
We may reduce or waive any Contract, rider, or benefit fees or charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates. We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

SELLING THE CONTRACT
Our affiliate Directed Services, Inc. ("DSI"), 1475 Dunwoody Dr., West Chester, PA 19380 is the principal underwriter and distributor of the Contract as well as for other Golden American contracts. DSI, a New York corporation, is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

DSI does not retain any commissions or compensation paid to it by Golden American for Contract sales. DSI enters into selling agreements with affiliated and unaffiliated broker-dealers to sell the Contracts through their registered representatives who are licensed to sell securities and variable insurance products. Selling firms are also] registered with the SEC and NASD member firms.

DSI pays selling firms for Contract sales according to one or more schedules. This compensation is generally based on a percentage of premium payments. Selling firms may receive commissions of up to 8.0% of premium payments. In addition, selling firms may receive ongoing annual compensation of up to 0.25% of all, or a portion, of values of Contracts sold through the firm. Individual representatives may receive all or a portion of compensation paid to their selling firm, depending on their firm's practices. Commissions and annual compensation, when combined, could exceed 8.0% of total premium payments.

DSI may also compensate wholesalers/distributors, and their sales management personnel, for Contract sales within the wholesale/distribution channel. This compensation may be based on a percentage of premium payments, and/or a percentage of Contract values.

Affiliated selling firms may include Aeltus Capital, Inc., Aetna Investment Services, LLC, BancWest Investment Services, Inc., Baring Investment Services, Inc., Compulife Investor Services, Inc., Financial Network Investment Corporation, Financial Northeastern Corporation, Granite Investment Services, Inc. Guaranty Brokerage Services, Inc., IFG Network Securities, Inc., ING America Equities, Inc., ING Barings Corp., [ING Brokers Network, LLC], ING Direct Funds Limited, ING DIRECT Securities, Inc., ING Furman Selz Financial Services LLC, ING Funds Distributor, Inc., ING TT&S (U.S.) Securities, Inc., Investors Financial Group, Inc., Locust Street Securities, Inc., Multi-Financial Securities Corporation, PrimeVest Financial Services, Inc., Systematized Benefits Administrators, Inc., United Variable Services, Inc., VESTAX Securities Corporation, and Washington Square Securities, Inc.

We may also make additional payments to broker dealers for marketing and educational expenses and [to reimburse certain expenses of registered representatives relating to sales of Contracts.

We do not pay any additional compensation on the sale or exercise of any of the Contract's optional benefit riders.

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                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account NY-B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account NY-B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of New York. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company and its parent, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company or Separate Account NY-B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Linda E. Senker, Esquire, counsel to ReliaStar of NY.

EXPERTS
The audited balance sheets of ReliaStar of NY as of December 31, 2001 and 2000 and the related statements of income, shareholder's equity, and cash flows for the year ended December 31, 2001 and for the periods from September 1, 2000 to December 31, 2000 and January 1, 2000 to August 31, 2000, and the audited financial statements of Separate Account NY-B at December 31, 2001 and for the periods indicated therein, appearing in this prospectus or in the SAI and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The statements of income, shareholder's equity and comprehensive income, and cash flows for the year ended December 31, 1999 of ReliaStar of NY, appearing in this prospectus or in the SAI and Registration Statement, have been audited by Deloitte and Touche LLP, independent auditors, as set forth in their respective report thereon, and is included or incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS:  NON-QUALIFIED OR QUALIFIED

The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account NY-B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Separate Account NY-B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account NY-B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any non-taxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     SEPARATE ACCOUNT CHARGES. It is possible that the Internal Revenue Service may take a position that charges for certain optional benefits and riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat the quarterly charges deducted for the earnings multiplier benefit rider as taxable withdrawals, which might also be subject to a tax penalty if the withdrawal occurs before you reach age 59 1/2. Although we do not believe that the charges we deduct for the earnings multiplier benefit rider or any other optional benefit or rider provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit or rider under the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax adviser as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS

Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchaser of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

IRA's generally may not invest in life insurance contracts. We do not believe a death benefit under an annuity contract that is equal to the greater of premiums paid (less withdrawals) or contact value will be treated as life insurance. However, the enhanced death benefits under this Contract may exceed the greater of premiums paid (less withdrawals) and contract value. We have previously received IRS approval of the form of the Contract, including the enhanced death benefit feature, for use as an IRA. Although we regard the enhanced death benefit options as investment protection features that should not have an adverse tax effect, it is possible that the IRS could take a contrary position regarding tax qualification, which could result in the immediate taxation of amounts held in the Contract and the imposition of penalty taxes. YOU SHOULD CONSULT YOUR TAX ADVISOR IF YOU ARE CONSIDERING ADDING AN ENHANCED DEATH BENEFIT TO YOUR CONTRACT IF IT IS AN IRA.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limits on the amount of the contribution and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

TAX CONSEQUENCES OF ENHANCED DEATH BENEFIT
THE CONTRACT INCLUDES AN ENHANCED DEATH BENEFIT THAT IN SOME CASES MAY EXCEED THE GREATER OF THE PREMIUM PAYMENTS OR THE CONTRACT VALUE. THE IRS HAS NOT RULED WHETHER AN ENHANCED DEATH BENEFIT COULD BE CHARACTERIZED AS AN INCIDENTAL BENEFIT, THE AMOUNT OF WHICH IS LIMITED IN ANY CODE SECTION 401(A) PENSION OR PROFIT-SHARING PLAN OR CODE SECTION 403(B) TAX-SHELTERED ANNUITY. EMPLOYERS USING THE CONTRACT MAY WANT TO CONSULT THEIR TAX ADVISER REGARDING SUCH LIMITATION. FURTHER, THE IRS HAS NOT ADDRESSED IN A RULING OF GENERAL APPLICABILITY WHETHER A

DEATH BENEFIT PROVISION SUCH AS THE ENHANCED DEATH BENEFIT PROVISION IN THE CONTRACT COMPORTS WITH IRA OR ROTH IRA QUALIFICATION REQUIREMENTS. A TAX ADVISER SHOULD BE CONSULTED.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

--------------------------------------------------------------------------------
       MORE INFORMATION ABOUT RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA
The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for ReliaStar Life Insurance Company of New York ("the Company") should be read in conjunction with the financial statements, and notes thereto included in this filing.

All outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life); a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar Financial), a holding and management company domiciled in Delaware. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands.

ING acquired ReliaStar Financial on September 1, 2000. For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, included the recognition of goodwill, is "pushed down" and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. Goodwill was established for the excess of the purchase price over the fair value of the net assets.

The GAAP financial data presented below for the period after August 31, 2000, is presented on the Post acquisition new basis of accounting, while the financial statements for August 31, 2000 and prior periods are presented on the Pre acquisition historical cost basis of accounting. Unaudited pro forma net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the year ended December 31, 1999, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.5 million and $18.3 million respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

                                                                    SELECTED GAAP BASIS FINANCIAL DATA
                                                                              (IN MILLIONS)

                                                         POST ACQUISITION                        PRE ACQUISITION

                                                                    For the Period      For the Period
                                                 For the Year     September 1, 2000    January 1, 2000       For the Year
                                                    Ended              Through             Through              Ended
                                              December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                              -----------------------------------------------------------------------------
Premiums ...............................          $     60.2          $     19.8          $     28.1          $     42.8
Net Income before Federal Income .......          $     51.9          $     14.4          $     34.8          $     61.8
  Tax
Net Income .............................          $     25.8          $      7.0          $     22.8          $     39.8
Total Assets ...........................          $  3,487.9          $  3,535.7          $  2,906.8          $  2,932.0
Total Liabilities ......................          $  2,275.2          $  2,327.9          $  2,449.4          $  2,490.4
Total Stockholder's Equity .............          $  1,212.7          $  1,207.8          $    457.4          $    441.6

The following selected financial data was prepared on the basis of statutory accounting practices ("SAP"), which have been prescribed by the Department of Insurance of the State of New York and the National Association of Insurance Commissioners. These practices differ in certain respects from GAAP. The selected financial data should be read in conjunction with the financial statements and notes thereto included in this Filing.

                                                          SELECTED STATUTORY FINANCIAL DATA
                                                                    (IN MILLIONS)

                                                 For the Year        For the Year        For the Year
                                                    Ended               Ended               Ended
                                              December 31, 2001   December 31, 2000   December 31, 1999
                                              ---------------------------------------------------------
Premiums and Annuity Considerations ....          $      197          $      190          $      199
Net Income before Federal Income Tax ...          $       33          $       32          $       50
Net Income .............................          $       11          $        6          $       31
Total Assets ...........................          $    2,439          $    2,499          $    2,678
Total Liabilities ......................          $    2,225          $    2,277          $    2,456
Total Capital and Surplus ..............          $      215          $      222          $      222

BUSINESS ENVIRONMENT
The current business and regulatory environment presents many challenges to the insurance industry. The competitive environment remains intense. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. Overall demand for insurance products remains somewhat strong for several reasons. An aging U. S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits. The effects of the stock market decline in 2000 and 2001, a low interest rate environment, increasing unemployment, and the effects of September 11, 2001 have tempered the overall demand. Through December 31, 2001, sales of the Companies products, with the exception of retirement plans are higher when compared with December 31, 2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
The purpose of this section is to discuss and analyze the Company's results of operations. In addition, some analysis and information regarding the Company's financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the financial statements, related notes, and the Cautionary Statement Regarding Forward Looking Statements, which appear elsewhere in this report.

                              RESULTS OF OPERATIONS

PREMIUMS. The Company reported premiums of $60.2 million for the year ended December 31, 2001, and $47.9 million for the year ended December 31, 2000 and $42.8 million for the year ended December 31, 1999.The increase in the year ended December 31, 2001 premiums is due to a 23% increase in sales over the year ended December 31, 2000.

For the Company's contracts, approximately 68% of the premiums collected are not reported as revenues, but as deposits to insurance liabilities. The remaining contracts are traditional life, group and annuity premiums. Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the period to which the premiums relate.

REVENUES. The three largest components of revenue are premiums (discussed above), net investment income, and policy and contract charges. Net investment income was $142.3 million for the year ended December 31, 2001, $146.0 million for the year ended December 31, 2000, and $149.7 million as of December 31, 1999. Product charges totaled $90.4 million for the year ended December 31, 2001, $95.1 million in 2000 and $100.7 million in 1999. The product charges have decreased each year due to a decline of annuity business

EXPENSES. The Company reported total insurance benefits and expenses of $259.2 million for the year ended December 31, 2001, $249.2 million for the year ended December 31, 2000 and $234.9 million for the year ended December 31, 1999. Insurance benefits and expenses consist of benefits to policyholders, reinsurance recoveries, increase in liabilities for future policy and contract benefits, net transfers to separate accounts, sales and operating expenses, and amortization of goodwill and present value of future profits. Insurance benefits and expenses primarily increased in 2001 over 2002 due to a full year of goodwill amortization on the acquired business.

Commissions, general expenses, and insurance taxes, state licenses, and fees were $74.1 million for the year ended December 31, 2001, $56.7 million for the year ended December 31, 2000, and $47.7 for the year ended December 31, 1999.

The Company has deferred expenses of $25.4 million for the year ended December 31, 2001; $42.1 million and $29.2 million for the years ended December 31, 2000 and 1999 respectively. These expenses were associated with the costs of acquiring new contracts.

An asset of $112.4 million represents the present value of future profits ("PVFP") that was established for policies in force at the acquisition date of September 1, 2000. The amortization of PVFP was $27.6 million for the year ended December 31, 2001 and $19.9 million and $12.3 million for the years ended December 31, 2000 and 1999 respectively. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the PVFP net amortization as of December 31, 2001 is in 2002 $11.8 million, in 2003 $8.0 million, in 2004 $6.8 million, in 2005 $5.7 and $4.9 million in 2006.
Actual amortization may vary based upon changes in assumptions and experience.

INCOME. Net income for the year ended December 31, 2001 was $25.8 million. Net income for the year ended December 31, 2000 was $29.8 million, and $39.8 million for the year ended December 31, 1999.

The Company recognized net realized gains from the sale of bonds in the amount of $11.8 million for the year ended December 31, 2001, $1.8 million during 2000 and $2.1 million during 1999.

The company recorded reserves of $6.6 million (after reinsurance and before tax) for its potential exposure to claims resulting from the September 11, 2001 terrorist attacks.

                               FINANCIAL CONDITION

RATINGS. Currently, the Company's ratings are A+ by A.M. Best Company, AA+ by Fitch, Inc., and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The Company's assets are invested in accordance with applicable laws. These laws govern the nature and the quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred or common stocks, real estate mortgages, real estate, and certain other investments.

The Company purchases investments in accordance with investment guidelines that take into account investment quality, liquidity, and diversification and invests primarily in investment grade securities. All of the Company's assets except for variable separate account assets are available to meet its obligations under the contracts. All of the Company's investments are carried at fair value (or amortized cost which approximate fair value) in the Company's financial statements.

Fixed Maturities: At December 31, 2001, the Company had fixed maturities with an amortized cost of $1,455.4 billion and an estimated fair value of $1,500.1 billion. The Company classifies 100% of its securities as available for sale. Net unrealized appreciation on fixed maturities of $44.7 million was comprised of gross appreciation of $61.4 million and gross depreciation $16.7 million.

The individual securities in the Company's fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U. S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's ($721.9 millions or 49.6%), that are rated BBB+ to BBB- by Standard & Poor's ($320.4 million or 22.0%), and securities issued by corporations that are rated BB+ to BB- by Standard & Poor's ($64.0 million or 4.4%). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1 ($154.1 million or 10.6%). The remaining classes of bonds were $195.0 million or 13.4% of the total bond portfolio.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

The Company estimates the fair value of its below investment grade portfolio was $145.9 million, or 102% of the amortized cost value, at December 31, 2001. The Company intends to purchase additional below investment grade securities, but it does not expect the percentage of its portfolio invested in such securities to exceed 10% of its investment portfolio. At December 31, 2001, the yield at amortized cost on the Company's below investment grade portfolio was 9.1% compared to 7.4% for the Company's investment grade corporate bond portfolio.

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are issuers of investment grade securities. The Company attempts to reduce the overall risk in its below investment grade portfolio, as in all of its investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Company analyzes its investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Company's ability to realize the carrying value on any investment has been impaired. For debt securities, if impairment in value is determined to be other than temporary (i.e., if it is probable the Company will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Company's portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Company's net income in future periods.

For the year ended December 31, 2001, the amortized cost basis of the Company's fixed maturities portfolio was reduced by $1,354.5 million as a result of sales, maturities, and principal repayments. Additional fixed maturities were purchased in the amount of $ 1,371.2 million. In total, net pre-tax gains from sales, calls, and scheduled principal repayments amounted to $11.8 million.

At December 31, 2001, the fixed maturities portfolio was deemed to have impairments in value other than temporary. The impairments had amortized cost of $11.4 million and a market value of $10.7 million. The Company's fixed maturities portfolio had a combined yield at amortized cost of 7.4% at December 31, 2001.

OTHER ASSETS. The Company's deferred policy acquisition costs ("DPAC") were $26.0 million as of December 31, 2001, $8.8 million as of December 31, 2000.The 2001 year end balance increased over the 2000 year end by 195% due to only four months of DPAC recorded in the 2000 year end balance sheet because of the acquisition.

Accrued investment income was $21.9 million at December 31, 2001and $26.4 million at December 31, 2000.

Goodwill represents the excess of the acquisition cost over the fair market value of net assets. At December 31, 2001, goodwill totaled $864.9 million dollars and accumulated amortization of goodwill was $31.3 million. At December 31, 2000, goodwill totaled $888.7 million and accumulated amortization totaled $7.5 million

At December 31, 2001, the Company had total assets of $3.5 billion and $3.5 billion at December 31, 2000.

LIABILITIES. Future policy benefits at December 31, 2001 were $1.6 billion, $1.6 billion at December 31, 2000. Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

At December 31, 2001, the Company had $487.4 million of separate account liabilities. This compares with $607.2 million as of December 31,. Separate account liabilities have decreased because the market value of the investments have decreased as a result of losses in the stock market.

The Company's total liabilities were $2.3 billion at December 31, 2001 and $2.3 billion at December 31, 2000

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of its operating, investing, and financing activities. The Company's principal sources of cash are premiums and product charges, investment income, and maturing investments. Primary uses of these funds are payments of commissions and operating expenses, investment purchases, as well as withdrawals and surrenders.

Net cash used in operating activities was $62.7 million for the year ended December 31, 2001 compared to net cash provided by operations of $34.5 million for the year ended December 31, 2000. The decrease in operating cash flow results primarily from an increase in receivable from affiliates.

Net cash used in investing activities was $39.5 million for the year ended December 31, 2001 as compared to $53.9 million net cash provided by investing activities for the year ended December 31, 2000. This change is primarily due to the purchase of additional commercial mortgage loans.

Net cash provided by financing activities was $86.8 million for the year ended December 31, 2001 as compared to net cash used in financing activities of $91.4 million for the year ended December 31, 2000. For the year ended December 31, 2001, net cash provided in financing activities was impacted by an increase of $90.5 million in "Borrowed Money" and a decrease of $93.7 in the net amount of deposits and withdrawals from insurance contracts. Borrowed Money is a financing tool which allows the Company to sell a pool of mortgaged backed securities and then buy them back at a lower price then what they were "sold" at; thereby making a profit on the spread.

The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002. Management believes these sources of liquidity are adequate to meet the Company's short-term cash obligations.

The Company is required to maintain a minimum capital and surplus of not less than $6 million under the provisions of the insurance laws of the State of New York.

Under the provisions of the insurance laws of the State of New York, the Company cannot distribute any dividends to its stockholder, Security-Connecticut Life Insurance Company unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of the Company does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to the Company within thirty days after the filing. The management of The Company pays a quarterly dividend. For the December 31, 2001 the Company has paid dividends in to Security-Connecticut Life Insurance Company in the amount of $18 million.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Company has total adjusted capital well above all required capital levels.

Vulnerability from Concentrations: As of December 31, 2001, 83% of the Company's sales are generated by 3 areas; Life Insurance (28%), 401(k) Retirement Plans (32%), and Payroll Deduction Plans (23%). Premiums from the State of New York provide 56% of the company's total direct premiums. The Company is not dependent upon any single customer or business segment.

Reinsurance: The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Usually, allowances are established for amounts deemed uncollectible. However, using previous experience the Company has never had a failure of a reinsurer; therefore no reserves have been established. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums.

As of December 31, 2001, $10.7 billion of life insurance in force was ceded to other companies of which 57.7% (based on inforce) was ceded to an unaffiliated reinsurer and 42.3% (based on inforce) was ceded to affiliates. In addition, the Company had assumed $4.2 billion of life insurance in force as of December 31, 2001.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and crediting rates determination. As part of its risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows.

On the basis of these analyses, management believes there is no material solvency risk to the Company.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statements contained herein or in any other oral or written statement by the Company or any of its officers, directors, or employees is qualified by the fact that actual results of the Company may differ materially from such statement, among other risks and uncertainties inherent in the Company's business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Company to sell its products, the market value and liquidity of the Company's investments, fee revenue, and the lapse rate of the Company's policies, notwithstanding product design features intended to enhance persistency of the Company's products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Company's products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.

     4.   Increasing competition in the sale of the Company's products.

     5. Other factors that could affect the performance of the Company, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Company's variable products.

                          CRITICAL ACCOUNTING POLICIES

GENERAL
We have identified the accounting policies below as critical to our business operations and understanding of our results of operations. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of the Company's financial statements and selected financial data.

AMORTIZATION OF DEFERRED ACQUISITION COSTS AND VALUE OF PURCHASED INSURANCE IN FORCE
We amortize our deferred policy acquisition costs and value of purchased insurance in force on our annuity contracts in proportion to estimated gross profits. The amortization is adjusted to reflect actual gross profits over the life of the contracts (up to 30 years for annuity contracts). Our estimated gross profits are computed based on assumptions related to the underlying contracts including, but not limited to, charges assessed against policyholders, margins, lapse, persistency, expenses and asset growth rates.

Our current estimated gross profits include certain judgments concerning charges assessed against policyholders, margins, lapse, persistency, expenses and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Estimated gross profits are adjusted periodically to take into account the actual experience to date and changes in assumptions as regards the future. Short-term variances of actual results from the judgments made by management can impact quarter to quarter earnings.

GOODWILL
Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. We monitor the carrying value of goodwill for indicators of impairment of value. As of January 1, 2002, the provisions of FASB Statement No. 142 are applicable. Under this Statement goodwill is no longer amortized, but will be tested annually for impairment.

FUTURE POLICY AND CONTRACT BENEFITS
Reserves for future policy and contract benefits for traditional life contracts are calculated using management's judgments of mortality, morbidity, lapse, investment experience and expense levels that are based primarily on the Company's past experience and are therefore reflective of the Company's proven underwriting and investing experience. Once these assumptions are made for a given policy or group of policies, they will not be changed over the life of the policy unless the Company recognizes a loss on the entire line of business. The Company periodically reviews its policies for loss recognition and based on management's judgment the Company from time to time may recognize a loss on certain lines of business. Short-term variances of actual results from the judgments made by management are reflected in current period earnings and can impact quarter to quarter earnings.

INCOME TAXES
The Company establish reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.

OTHER INFORMATION

CERTAIN AGREEMENTS. The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $18.6 million, $20.8 million and $25.3 million in 2001, 2000 and 1999 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates. For the year ended December 31, 2001 the Company paid cash dividends of $18.0 million to Security-Connecticut and $12 million for the year ended December 31, 2000.

ReliaStar Life and Security-Connecticut reinsure certain life policies written by the Company. Premiums ceded under these agreements were $14.6 million, $16.1 million and $14.4 million for the years ended December 31, 2001, 2000 and 1999 respectively.

DISTRIBUTION AGREEMENT. First Golden Life Insurance Company of New York ("First Golden") an affiliated entity merged into the Company on April 1, 2002, had entered into agreements with Directed Services, Inc ("DSI") to perform services related to the distribution of its products. DSI had acted as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the insurance products issued by First Golden. For the years ended December 31, 2001, 2000 and 1999, commissions paid by First Golden to DSI were $192,000, $1,115,000 and $697,000, respectively. DSI will continue to distribute those insurance products that will be owned by the Company under the distribution agreement with First Golden.

EMPLOYEES. The Company and its affiliates continue to receive and give support services to each other pursuant to agreements as described above under "Certain Agreements." The cost of these services are allocated to the Company.

Certain officers of the Company are also officers of ING, Golden American, DSI, Equitable of Iowa Companies, Inc. ("EIC"), and/or Equitable Life Insurance Company of Iowa. See "Directors and Executive Officers."

PROPERTIES. The Company's principal office is located at 1000 Woodbury Road, Woodbury, New York 11797, where certain of the Company's records are maintained. The office space is leased.

DIRECTORS AND EXECUTIVE OFFICERS

NAME (AGE)                              POSITION(S) WITH THE COMPANY
---------------------------------       ----------------------------------------
William D. Bonneville (54)              Executive Vice President & Chief
                                          Administrative Officer
Paula Cludray-Engelke (45)              Secretary
R. Michael Conley (59)                  Director
James R. Gelder ( 53)                   Chief Executive Officer
Ambassador Ulric Haynes, Jr. (70)       Director
Wayne R. Huneke (50)                    Director, Vice President & Chief
                                          Financial Officer
Phillip Randall Lowery (49)             Director
James R. McInnis (54)                   Vice President
David S. Pendergrass (41)               Vice President & Treasurer
Fiorvante G. Perotta (70)               Director
Stephen J. Preston (44)                 Vice President
Roger D. Roenfeldt (63)                 Executive Vice President & Chief
                                          Operating Officer
Robert C. Salipante (45)                Director & Vice Chairman
Mark A.Tullis (46)                      Director
Charles B. Updike (62)                  Director
Ross M. Weale (63)                      Director

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors and/or officers are directors and/or officers of the Company's insurance company affiliates. The principal positions of the Company's directors and senior executive officers for the past five years are listed below:

William D. Bonneville    Executive Vice President and Chief Administrative
                         Officer of ReliaStar Life Insurance Company of New York since 2000; Senior Vice President and Chief
                         Administrative Officer of ReliaStar Life Insurance
                         Company of New York from 1998 to 2000; Vice President of ReliaStar Life Insurance Company of New York
                         (formerly known as ReliaStar Bankers Security Life
                         Insurance Company) from 1996 to 1998: Vice President of
                         North Atlantic Life Insurance Company from 1992 to 1995 until its merger into ReliaStar Life Insurance Company of New York.

Paula Cludray-Engelke    Secretary of Ameribest Life Insurance Company,
                         Equitable Life Insurance Company of Iowa, First
                         Columbine Life Insurance Company, Golden American Life
                         Insurance Company, Life Insurance Company of Georgia,
                         Midwestern United Life Insurance Company, Security Life of Denver Insurance Company, Southland Life Insurance
                         Company, United Life and Annuity Insurance Company and
                         Washington Square Securities, Inc. since 2001;
                         Secretary of Northern Life Insurance Company, ReliaStar
                         Life Insurance Company of New York and
                         Security-Connecticut Life Insurance Company since 2000;
                         Secretary of ING Insurance Company of America and ING
                         Life Insurance and Annuity Company since 2001;
                         Assistant Secretary of Aetna Insurance Company of
                         America and Aetna Life Insurance and Annuity Company from 2000 to 2001; Director, Individual Compliance from
                         1998-2000; director, Contracts Compliance and Special
                         Benefits from 1997-1998.

R. Michael Conley        Retired 1998; Senior Vice President of ReliaStar
                         Financial Corp. from 1991 to 1998; Senior Vice
                         President, ReliaStar Employee Benefits of ReliaStar
                         Life Insurance Company from 1988 to 1998; President of
                         NWNL Benefits Corporation from 1988 to 1998; Executive
                         Vice President of ReliaStar Life

                         Insurance Company of New Y9ork from 1996 to 1998; Director of ReliaStar Life Insurance Company of New York since 1998.

James R. Gelder          Chief Executive Officer, U.S. Life Group of ReliaStar
                         Life Insurance Company, Security Life of Denver
                         Insurance Company, Equitable Life Insurance Company of
                         Iowa, Midwestern United Life Insurance Company and
                         Southland Life Insurance Company since 2001; Senior
                         Vice President, ReliaStar Financial Corp. since 2000;
                         President and Chief Executive Officer of ReliaStar Life
                         Insurance Company of New York since 1999; Senior Vice
                         President of ReliaStar Life Insurance Company from 1999 to 2001; Executive Vice President of ReliaStar Life
                         Insurance Company of New York from 1998 to 1999;
                         President of Security-Connecticut Life Insurance
                         Company since 1998; Chief Executive Officer of
                         Security-Connecticut Life Insurance from 1998 to 2001;
                         Executive Vice President and Chief Operating Officer of
                         Security-Connecticut Life Insurance Company from 1997 to 1998; Vice President of ReliaStar Life Insurance
                         Company from 1994 to 1999; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

Ambassador Ulric
Haynes, Jr.              Dean of the Scholl of Business and Executive Dean for
                         University International Relations of Hofstra
                         University since 1991; Director of DYNAX Solutions,
                         Inc. from 2000 to present; Director of INNCOM
                         International Inc. from 1999 to present; Director of Pall Corporation from 1994 to present; Director of HSBC
                         USA Inc. (formerly Marine Midland Bank) from 1969 to present.

Wayne R. Huneke          Chief Financial Officer, Aetna Insurance Company of
                         America, Aetna Life Insurance and Annuity Company,
                         Ameribest Life Insurance Company, Equitable Life
                         Insurance Company of Iowa, First Columbine Life
                         Insurance Company, Golden American Life Insurance
                         Company, Life Insurance Company of Georgia, Midwestern
                         United Life Insurance Company, Security Life of Denver
                         Insurance Company, Southland Life Insurance Company and
                         USG Annuity & Life Company since 2001; vice President and Chief Financial Officer of ReliaStar Life Insurance
                         Company of New York since 2000; Director of Ameribest
                         Life Insurance Comp[any, Equitable Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, Golden American Life Insurance Company, Life
                         Insurance Company of Georgia, Midwestern United Life
                         Insurance Company, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance since 2001; Chief Financial Officer, ING North America
                         Insurance Corporation since 2000; Chief Financial
                         Officer, ING America Insurance Holdings, Inc. since
                         2000; Director of Aetna Insurance Company of America,
                         Aetna Life Insurance and Annuity Company, Aetna
                         Retirement Holdings, Inc. and Aetna Retirement
                         Services, Inc. since 2000; Senior Executive Vice
                         President of ReliaStar Financial Corp. since 1999; and
                         Senior Executive Vice President and Chief Financial
                         Officer of ReliaStar Life Insurance Company since 2000;
                         Senior executive Vice President of ReliaStar Financial
                         Life Insurance Company from 1999 to 2000; Senior Vice
                         President of ReliaStar Financial Corp. and ReliaStar
                         Life Insurance Company from 1994 to 1999; Director of
                         ReliaStar Life Insurance Company and ReliaStar Life
                         Insurance Company of New York since 1995; Chief
                         Financial Officer and Treasurer of ReliaStar Financial
                         Corp. and ReliaStar Life Insurance Company from 1994 to
                         1997.

Phillip Randall Lowery   Director of Midwestern United Life Insurance Company,
                         Northern Life Insurance Company, ReliaStar Life
                         Insurance Company, ReliaStar Life Insurance Company of
                         New York, Security Life of Denver Insurance Company,
                         USG Annuity & Life Company since 2001; Director of
                         Aetna Insurance Company of America, Aetna Life
                         Insurance and Annuity Company and Aetna Retirement
                         Services, Inc. since 20000. General Manager, Actuarial
                         And Risk Management for ING North America Insurance
                         Corporation since 1999; Director of Ameribest Life
                         Insurance Company, Equitable Life Insurance Company of
                         Iowa, First Columbine Life Insurance Company, Golden
                         American Life Insurance Company, ING America Life
                         Corporation, Life of Georgia Insurance Company,
                         Southland Lie Insurance Company, United Life & annuity
                         Insurance Company since 1999; Vice President Sun Life
                         America from 1986 to 1990.

James R. McInnis         Has held several directorships and various executive
                         officer positions within the ING Groep N.V.
                         organization. Elected Executive Vice President of First
                         Golden American Life Insurance Company of New York
                         December 1997; Executive Vice President and Chief
                         Marketing Officer of Golden American Life Insurance
                         Company since 1999. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Fiorvante G. Perotta     Retired 1996; Formerly Senior Partner of Rogers & Wells
                         (New York law firm) since 1970.

Stephen J. Preston       Executive Vice President and Chief Actuary of Ameribert
                         Life Insurance Company, equitable Life Insurance
                         Company and USG Annuity & Life Company since 2001.
                         Joined Golden American Life Insurance Company in
                         December, 1993 as Senior Vice President, Chief Actuary and Controller. He became Executive Vice President and
                         Chief Actuary in June, 1998. He was elected Senior Vice
                         President and Chief Actuary of First Golden American
                         Life Insurance Company in June, 1996 and elected
                         Executive Vice President in June, 1998.

Roger D. Roenfeldt       Executive Vice President and Chief Marketing Officer
                         since 2001; Executive Vice President and Chief
                         Operating Officer of ReliaStar Life Insurance Company of New York from 1997 to 2001; Executive Vice President and Chief operating Officer of Lincoln Security Life
                         Insurance Company from 1996 to 1997 until its merger into ReliaStar Life Insurance Company of New York;
                         President and Chief Executive Officer of The R.E. Lee
                         Group/US, Inc. from 1991 to 1996.

Robert C. Salipante      Chief Operating Officer, ReliaStar Life Insurance
                         Company since 2001; Chief Executive Officer of
                         Ameribest Life Insurance Company, Equitable Life
                         Insurance Company of Iowa, Golden American Life
                         Insurance Company, Midwestern United Life Insurance
                         Company, Security Life of Denver Insurance Company,
                         Security-Connecticut Life Insurance Company, Southland
                         Life Insurance Company, United Life and Annuity
                         Insurance Company and USG Annuity & Life Company since
                         2001; Director of Ameribest Life Insurance Company,
                         Equitable Life Insurance Company of Iowa, first
                         Columbine Life Insurance Company, Golden American Life
                         Insurance Company, Life Insurance Company of Georgia,
                         Midwestern United Life Insurance Company, Northern Life
                         Insurance Company, ReliaStar Life Insurance Company,
                         Security Life of Denver Insurance Company;
                         Security-Connecticut Life Insurance Company, Southland
                         Life Insurance Company,

                         USG Annuity & Life Company and United Life and Annuity Insurance since 2001; Chief Executive Officer, ING North America Insurance Corporation since 2000; Director of Aetna Insurance Company of America, Aetna Life Insurance and Annuity Company, Aetna Retirement Holdings, Inc., and Aetna Retirement Services, Inc., since 2000; Chairman of Security-Connecticut Life Insurance Company since 2000; President and Chief Operating Officer of ReliaStar Financial Corp. since 1999; President and Chief Operating Officer of ReliaStar Life Insurance Company from 1999 to 2001; Senior Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from 1996 to 1999; Vice Chairman of ReliaStar Life Insurance Company of New York since 1999; President and Chief Executive Officer of ReliaStar Life Insurance Company of New York from 1998 to 1999; Senior Vice President of ReliaStar Financial Corp. from 1994 to 1996; Senior Vice President and Chief Financial Officer of ReliaStar Financial Corp. From 1992 to 1994; Director and Officer of various subsidiaries of ReliaStar Financial Corp.

Mark Alan Tullis         Director of ReliaStar Life Insurance Company and
                         ReliaStar Life Insurance Company of New York since
                         2001; Director of Midwestern United Life Insurance
                         Company since 2000; Director of Ameribest Life
                         Insurance Company, Equitable American Life Insurance
                         Company of Iowa, First Columbine Life Insurance
                         Company, First Golden American Life Insurance Company,
                         Golden American Life Insurance Company, Life Insurance
                         Company of Georgia, Security Life of Denver Insurance
                         Company, Southland Life Insurance Company, USG Annuity
                         & Life Company and United Life and Annuity Insurance
                         Company since 1999; Executive Vice President of
                         Primerica from 1994 to 1999.

Charles B. Updike        Partner of Schoeman, Marsh & Updike (New York law firm)
                         since 1976.

Ross M. Weale            President of Waccabuc Enterprise, Inc.(New York
                         management consulting firm) since 1996; President and Chief Executive Officer of Country Bank (financial institution) from 1986 to 1996..

EXECUTIVE COMPENSATION TABLE
The following table sets forth information with respect to the annual salary and bonus for ReliaStar Life of New York's Chief Executive Officer and the four other most highly compensated executive officers. Executive compensation includes total ING compensation and not just compensation specific to the Company.

                                                                                      LONG-TERM
                                            ANNUAL COMPENSATION                      COMPENSATION
                                            -------------------                ------------------------
                                                                               RESTRICTED    SECURITIES
NAME AND                                                                      STOCK AWARDS   UNDERLYING      ALL OTHER
PRINCIPAL POSITION                YEAR         SALARY           BONUS 1         OPTIONS       OPTIONS       COMPENSATION2
------------------                ----         ------           -------         -------       -------       -------------

James Gelder                      2001      $    378,342      $    171,549                                  $     48,025
  CEO & President                 2000      $    307,635      $    404,011                                  $  2,279,357
                                  1999      $    258,725      $    187,493                                  $     42,683
John Turner                       2001      $    800,449      $  1,212,935                                  $     68,414
  Chairman of the Board           2000      $    774,615      $  3,947,569                                  $ 16,339,756
                                  1999      $    728,154      $  1,386,427                                  $  2,102,348
Robert Salipante                  2001      $    648,726      $    453,830                                  $     40,094
  Vice Chairman of the Board      2000      $    498,462      $  2,003,068                                  $  6,364,344
                                  1999      $    367,154      $    501,988                                  $    499,313
Wayne Huneke                      2001      $    441,042      $    266,574                                  $     75,568
  VP & CFO                        2000      $    400,096      $  1,907,476                                  $  2,935,228
                                  1999      $    346,596      $    397,360                                  $    169,426
Richard Crowl                     2001      $    315,137      $    421,244                                  $      6,112
  Sr. VP & General Counsel        2000      $    290,192      $    498,823                                  $  2,510,293
                                  1999      $    259,231      $    334,316                                  $    254,108

------------
1    The amount shown relates to bonuses paid in 2001, 2000 and 1999.
2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR
Options granted includes total ING options and not just options specific to the Company.

                                               % OF TOTAL
                               NUMBER OF        OPTIONS                                       PRESENT VALUE ON
                               SECURITIES      GRANTED TO                                      DATE OF GRANT
                               UNDERLYING       EMPLOYEES     EXERCISE                           (BASED ON
                                 OPTIONS        IN FISCAL     OR BASE         EXPIRATION        BLACK-SCHOLES
NAME                 YEAR      GRANTED 1          YEAR        PRICE 2            DATE           METHODOLOGY)
                     ----     ------------      --------      --------     ----------------     ------------
James Gelder         2001        22,000.00          0.70%     $  31.96     March 15, 20111      $ 253,000.00
                     2000        21,760.00          1.75%     $  33.23     October 2, 20102       228,480.00
John Turner          2001        40,000.00          1.28%     $  31.96     March 15, 20111        460,000.00
                     2000       167,000.00         13.44%        33.23     October 2,20102      1,753,500.00
Robert Salipante     2001        40,000.00          1.28%     $  31.96     March 15, 20111        460,000.00
                     2000               --          0.00%           --
Wayne Huneke         2001        27,800.00          0.89%     $  31.96     March 15, 20111        319,700.00
                     2000               --          0.00%
Richard Crowl        2001               --          0.00%
                     2000               --          0.00%

------------
1 Options granted on 3/15/01 assume a Black-Scholes value of $11.50 on the date of grant.
2 Options granted on 10/02/00 assume a Black-Scholes value of $10.50 on the date of the grant.

--------------------------------------------------------------------------------
      FINANCIAL STATEMENTS OF RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholder
ReliaStar Life Insurance Company of New York
(A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company) Woodbury, New York

We have audited the balance sheets of ReliaStar Life Insurance Company of New York as of December 31, 2001 and 2000 ("Successor Company"), and the related statements of income, shareholder's equity, and cash flows for the year ended December 31, 2001 and for the period from September 1, 2000 to December 31, 2000 ("Successor Company"), and for the period from January 1, 2000 to August 31, 2000 ("Preacquisition Company"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The statements of income, shareholder's equity, and cash flows for the year ended December 31, 1999 of ReliaStar Life Insurance Company of New York ("Preacquisition Company"), were audited by other auditors whose report dated February 1, 2000, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor Company's financial statements referred to above present fairly, in all material respects, the financial position of ReliaStar Life Insurance Company of New York at December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from September 1, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States. Further, in our opinion, the Preacquisition Company's financial statements referred to above present fairly, in all material respects, the results of ReliaStar Life Insurance Company of New York's operations and cash flows for the period from January 1, 2000 to August 31, 2000, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, effective September 1, 2000, ING America Insurance Holdings Inc. acquired all of the outstanding stock of ReliaStar Financial Corp., ReliaStar Life Insurance Company of New York's indirect parent and sole shareholder in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
March 22, 2002

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholder
ReliaStar Life Insurance Company of New York
(a wholly owned subsidiary of Security-Connecticut Life Insurance Company) Woodbury, New York

We have audited the accompanying statements of income, shareholder's equity and comprehensive income, and cash flows of ReliaStar Life Insurance Company of New York (the Company) for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ReliaStar Life Insurance Company of New York for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


Minneapolis, Minnesota
February 1, 2000

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                                 BALANCE SHEETS

December 31    (in millions)                                      2001            2000
------------------------------------------------------------------------------------------
ASSETS
Fixed Maturity Securities (Amortized Cost: 2001,
   $1,455.4; 2000, $1,426.2) .............................     $  1,500.1      $  1,455.1
Equity Securities (Cost: 2001, $3.6, $; 2000, $4.5) ......            3.5             4.5
Mortgage Loans on Real Estate ............................          265.5           246.2
Real Estate ..............................................            0.3             0.4
Policy Loans .............................................           85.0            84.4
Other Invested Assets ....................................            6.5             6.6
Short-Term Investments ...................................           20.5            18.4
TOTAL INVESTMENTS ........................................        1,881.4         1,815.6
Cash (Overdraft) .........................................          (17.5)           (2.1)
Accounts and Notes Receivable ............................            7.7             2.8
Reinsurance Receivable ...................................           51.6            48.7
Deferred Policy Acquisition Costs (DPAC) .................           26.0             8.8
Present Value of Future Profits (PVFP) ...................           64.7            93.8
Receivable from Related Parties ..........................           47.1              --
Other Assets .............................................            3.5              --
Accrued Investment Income ................................           21.9            26.4
Goodwill (Accumulated Amortization: 2001 $31.3; 2000 $7.5)          864.9           888.7
Income Taxes .............................................           46.7            43.3
Assets Held in Separate Accounts .........................          489.9           609.7
TOTAL ASSETS .............................................     $  3,487.9      $  3,535.7
                                                               --------------------------

LIABILITIES
Future Policy and Contract Benefits ......................     $  1,550.5      $  1,571.1
Pending Policy Claims ....................................           40.7            32.9
Other Policyholder Funds .................................           18.2            18.4
Payables to Related Parties ..............................             --            11.3
Borrowed Money ...........................................           90.5              --
Other Liabilities ........................................           87.9            87.0
Liabilities Related to Separate Accounts .................          487.4           607.2
                                                               --------------------------
TOTAL LIABILITIES ........................................        2,275.2         2,327.9
                                                               --------------------------

Commitments and Contingencies

SHAREHOLDER'S EQUITY
Common Stock (Shares Issued: 1.4) ........................            2.8             2.8
Additional Paid-In Capital ...............................        1,194.6         1,194.6
Retained Earnings ........................................            8.8             1.0
Accumulated Other Comprehensive Income ...................            6.5             9.4
                                                               --------------------------
TOTAL SHAREHOLDER'S EQUITY ...............................        1,212.7         1,207.8
                                                               --------------------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ...............     $  3,487.9      $  3,535.7
                                                               ==========================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                              STATEMENTS OF INCOME

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                  For the        September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
REVENUES
Premiums ..............................          $     60.2          $     19.8          $     28.1          $     42.8
Net Investment Income .................               142.3                48.3                97.7               149.7
Net Realized Investment Gains
    (Losses) ..........................                10.6                 0.5                 1.3                (0.3)
Policy and Contract Charges ...........                90.4                31.8                63.3               100.7
Other Income ..........................                 7.6                 1.7                 5.9                 3.8
                                                 ----------------------------------------------------------------------
TOTAL .................................               311.1               102.1               196.3               296.7
                                                 ----------------------------------------------------------------------

Benefits and Expenses
Benefits to Policyholders .............               156.8                58.6               100.4               156.2
Sales and Operating Expenses ..........                74.1                18.5                38.2                47.7
Amortization of Deferred Policy
    Acquisition Costs and Present Value
    of  Future Profits
                                                       26.5                10.1                21.5                30.1
Dividends and Experience
    Refunds to Policyholders ..........                 1.8                  .5                 1.4                  .9
                                                 ----------------------------------------------------------------------
TOTAL .................................               259.2                87.7               161.5               234.9
                                                 ----------------------------------------------------------------------
Income Before Income Taxes ............                51.9                14.4                34.8                61.8
Income Tax Expense ....................                26.1                 7.4                12.0                22.0
                                                 ----------------------------------------------------------------------
NET INCOME ............................          $     25.8          $      7.0          $     22.8          $     39.8
                                                 ======================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                                  (in millions)

                                                                        Accumulated
                                                                           Other         Total
                                 Common      Additional     Retained   Comprehensive  Shareholder's
                                 Stock    Paid-in Capital   Earnings   Income (Loss)     Equity
                                -------------------------------------------------------------------
Balance at January 1, 1999      $    2.8      $  235.2      $  181.2      $   42.1      $  461.3
Dividends to shareholders                                       (8.0)                       (8.0)
Comprehensive income:
    Net income                                                  39.8                        39.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $(34.0)                                                               (63.3)        (63.3)
    Effect on DPAC and  PVFP of unrealized
       gains on fixed maturities, net of income
       taxes of $7.0                                                          13.1          13.1
      Other, net of income taxes of  $ (.7)                                   (1.3)         (1.3)
Total Comprehensive Loss                                                                   (11.7)
                                -------------------------------------------------------------------
Balance at December 31, 1999         2.8         235.2         213.0          (9.4)        441.6
Dividends to shareholders                                       (6.0)                       (6.0)
Comprehensive income:
    Net income                                                  22.8                        22.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $(1.3)                                                                 (2.4)         (2.4)
    Effect on DPAC and PVFP of  unrealized
       gains on fixed maturities, net of income
       taxes of $ .7                                                           1.4           1.4
Total Comprehensive Income                                                                  21.8
                                -------------------------------------------------------------------
Balance at August 31, 2000           2.8         235.2         229.8         (10.4)        457.4
Purchase accounting adjustment                   959.4        (229.8)         10.4         740.0
Dividends to shareholders                                       (6.0)                       (6.0)
Comprehensive income:
    Net income                                                   7.0                         7.0
       Change in net unrealized investment
       gains(losses), net of income taxes of
       $10.1                                                                  18.9          18.9
    Effect on DPAC and VPIF of unrealized
       gains on fixed maturities, net of income
       taxes of $(5.1)                                                        (9.5)         (9.5)
                                -------------------------------------------------------------------
Total Comprehensive Income                                                                  16.4
Balance at December 31, 2000    $    2.8      $1,194.6      $    1.0      $    9.4      $1,207.8
Dividends to shareholders                                      (18.0)                      (18.0)
Comprehensive Income:
    Net Income                                                  25.8                        25.8
      Change in net unrealized investment
       gains (losses), net of income taxes of
       $5.1                                                                    9.7           9.7
    Effect on DPAC and PVFP of
       unrealized gains on fixed maturities,
      net of income taxes of $(6.8)                                          (12.6)        (12.6)
                                -------------------------------------------------------------------
Total Comprehensive Income                                                                  22.9
                                -------------------------------------------------------------------
Balance at December 31, 2001    $    2.8      $1,194.6      $    8.8      $    6.5      $1,212.7
                                ===================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                            STATEMENTS OF CASH FLOWS

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income .............................          $     25.8          $      7.0          $     22.8          $     39.8
Adjustments to Reconcile Net
    Income to Net Cash (Used in)
    Provided by Operating Activities:
Interest Credited to Insurance
    Contracts ..........................                43.0                21.1                44.5                70.0
Future Policy Benefits .................               (77.9)              (35.9)              (81.5)             (117.8)
Capitalization of Policy Acquisition
    Costs and Present Value of
    Future profits .....................               (34.1)              (14.8)              (18.5)              (29.2)
Amortization of Deferred Policy
    Acquisition Costs and Present
    Value of Future Profits ............                26.5                10.1                21.5                30.1
Income Taxes ...........................                 2.4                12.8                (2.4)                3.4
Net Change in Receivables and
    Payables ...........................                28.9                12.5                24.1                12.2
Other Assets ...........................                (3.5)                 --                 1.1                 8.5
Realized Investment (Gains)
    Losses, Net ........................               (10.6)               (0.5)               (1.3)                 .3
Amounts Due to Related Parties .........               (58.4)               (4.0)               12.7                 2.0
Other ..................................                (4.8)               (6.1)                9.3                (4.4)
                                             -----------------------------------------------------------------------------
  Net Cash (Used in) Provided by
     Operating Activities ..............               (62.7)                2.2                32.3                14.9
                                             -----------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
INVESTING ACTIVITIES
Proceeds from Sales of Fixed
    Maturity Securities ................             1,277.5                74.7               113.7               137.8
Proceeds from Maturities or
    Repayment of Fixed Maturity
    Securities .........................                77.0               154.5                69.4               188.7
Cost of Fixed Maturity Securities
    Acquired ...........................            (1,371.2)             (251.6)             (169.4)             (311.0)
Sales (Purchases) of Equity
    Securities, Net ....................                 1.0                  --                  --                  --
Proceeds of Mortgage Loans Sold,
    Matured or Repaid ..................                10.2                52.0                19.2                43.2
Cost of Mortgage Loans Acquired ........               (29.5)               (1.4)                 --               (72.6)
Sales (Purchases) of Real Estate,
    Net ................................                 0.1                 0.2                  --                 2.8
Policy Loans Issued, Net ...............                (0.6)               (0.6)                 --                (2.2)
  Sales (Purchases) of Other
    Invested Assets, Net ...............                (1.9)                3.8                (1.4)                2.7
  Sales (Purchases) of Short-Term
    Investments, Net ...................                (2.1)              (13.0)                3.8                21.5
                                             -----------------------------------------------------------------------------
  Net Cash (Used in) Provided
    by Investing Activities ............               (39.5)               18.6                35.3                10.9
                                             -----------------------------------------------------------------------------

  FINANCING ACTIVITIES
  Deposits to Insurance Contracts ......               145.2                49.2                88.8               146.9
  Maturities and Withdrawals from
    Insurance Contracts ................              (130.9)              (60.9)             (156.5)             (163.8)
  Increase in Borrowed Money ...........                90.5                  --                  --                  --
  Dividends to Shareholder .............               (18.0)               (6.0)               (6.0)               (8.0)
                                             -----------------------------------------------------------------------------
  Net Cash Provided by (Used in)
    Financing Activities ...............                86.8               (17.7)              (73.7)              (24.9)
                                             -----------------------------------------------------------------------------
  Increase (Decrease) in Cash ..........               (15.4)                3.1                (6.1)                 .9
  Cash (overdraft) at Beginning of .....                (2.1)               (5.2)                 .9                  --
    Period
                                             -----------------------------------------------------------------------------
  Cash (overdraft) at End of Period ....          $    (17.5)         $     (2.1)         $     (5.2)         $       .9
==========================================================================================================================

The accompanying notes are an integral part of the financial statements.

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
   (A Wholly Owned Subsidiary of Security-Connecticut Life Insurance Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001

1.   NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------

NATURE OF OPERATIONS
ReliaStar Life Insurance Company of New York (the Company) is principally engaged in the business of providing life insurance and related financial services products. The Company provides and distributes individual life insurance and annuities; employee benefit products and services; retirement plans and life and health reinsurance. The Company operates primarily in the United States and is authorized to conduct business in all 50 states.

BASIS OF PRESENTATION
The accompanying financial statements have been prepared on the basis of accounting principals generally accepted in the United States.

At December 31, 2001 all outstanding shares of the Company are owned by Security-Connecticut Life Insurance Company (Security-Connecticut), a Minnesota domiciled insurance company. Security-Connecticut is a wholly owned subsidiary of ReliaStar Life Insurance Company (ReliaStar Life), a Minnesota domiciled insurance company. ReliaStar Life is a wholly owned subsidiary of ReliaStar Financial Corp. (ReliaStar), a holding and management company domiciled in Delaware. ING America Insurance Holdings Inc. (ING AIH) wholly owns ReliaStar. ReliaStar's ultimate parent is ING Groep, N.V. (ING), a global financial services company based in Amsterdam, Netherlands. ING acquired ReliaStar on September 1, 2000. Prior to September 1, 2000, ReliaStar was a publicly held company.

INVESTMENTS
Fixed maturity securities (bonds and redeemable preferred stocks) are classified as available-for-sale and are carried at fair value.

Equity securities (common stocks) are classified as available for sale and are carried at fair value.

Mortgage loans on real estate are carried at amortized cost less an impairment allowance for estimated uncollectible amounts.

Real Estate acquired through foreclosure is carried at the lower of fair value less estimated costs to sell or cost.

Policy loans are reported at unpaid principal balances.

Other invested assets accounted for by the equity method primarily include investments in, and advances to, various joint ventures and partnerships in which the Company has less than a controlling interest. Short-term investments are carried at amortized cost, which approximates fair value.

Unrealized investment gains and losses on equity securities and fixed maturity securities, net of related deferred policy acquisition costs (DPAC), present value of future profits (PVFP) and tax effects, are accounted for as a direct increase or decrease to the accumulated other comprehensive income (loss) component of shareholder's equity.

Realized investment gains and losses enter into the determination of net income. Realized investment gains and losses on sales of securities are determined on the specific identification method. Write-offs of investments that decline in value below cost on other than a temporary basis and the change in the allowance for mortgage loans and wholly owned real estate are included with realized investment gains and losses in the Statements of Income.

The Company records write-offs or allowances for its investments based upon an evaluation of specific problem investments. The Company periodically reviews all invested assets (including marketable bonds, private placements, mortgage loans and real estate investments) to identify investments where the Company has credit concerns. Investments with credit concerns include those the Company has identified as problem investments, which are issues delinquent in a required payment of principal or interest, issues in bankruptcy or foreclosure and restructured or foreclosed assets. The Company also identifies investments as potential problem investments, which are investments where the Company has serious doubts as to the ability of the borrowers to comply with the present loan repayment terms.

INTEREST RATE SWAP AGREEMENTS
Interest rate swap agreements are used as hedges for asset/liability management of adjustable rate and short-term invested assets. The Company does not enter into any interest rate swap agreements for trading purposes. The interest rate swap transactions involve the exchange of fixed and floating rate interest payments without the exchange of underlying principal amounts and do not contain other optional provisions. The Company utilizes the settlement method of accounting for its interest rate swap agreements whereby the difference between amounts paid and amounts received or accrued on interest rate swap agreements is reflected in net investment income.

The characteristics (notional amount, maturity and payment dates) of the interest rate swap agreements are similar to the characteristics of the designated hedged assets. Interest rate swaps are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity. In the event an interest rate swap agreement would cease to qualify for hedge accounting, changes in fair value of the affected swap would be recorded as income or expense. The interest rate swaps terminated in 2001.

DEFERRED POLICY ACQUISITION COSTS (DPAC)
Those costs of acquiring new business, which vary with and are primarily related to the production of new business, have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy issuance and underwriting and certain variable agency expenses.

Costs deferred related to traditional life insurance products are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumptions used for computing liabilities for future policy benefits.

Costs deferred related to universal life-type policies and investment contracts are amortized over the lives of the policies, in relation to the present value of estimated gross profits from mortality, investment, surrender and expense margins. This amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. DPAC are adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized. The Company has reflected those adjustments in the asset balance with the offset as a direct adjustment to other comprehensive income in shareholder's equity.

Periodically, modifications may be made to deferred annuity contract features, such as shortening the surrender charge period or waiving the surrender charge, changing the mortality and expense fees, etc. Unamortized DPAC associated with these modified contracts are not written off, but rather, continue to be associated with the original block of business to which these costs were previously recorded. Such new costs are amortized based on revised estimates of expected gross profits based upon the contract after the modification.

PRESENT VALUE OF FUTURE PROFITS (PVFP)
PVFP reflects the estimated fair value of acquired insurance business in force and represents the portion of the acquisition cost that was allocated to the value of future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected net cash flows from the acquired insurance contracts. PVFP is amortized over the lives of the acquired insurance business in force in a manner consistent with amortization of DPAC. This amortization is adjusted retrospectively when estimates of current or future profits to be realized from a group of products are revised. PVFP is adjusted to reflect changes that would have been necessary if unrealized investment gains and losses related to available-for-sale securities had been realized.

An analysis of the PVFP asset account is presented below:

(in millions)                      DECEMBER 31, 2001  DECEMBER 31, 2000   AUGUST 31, 2000   DECEMBER 31, 1999
                                   --------------------------------------------------------------------------
Balance, Beginning of Period            $   93.8           $   74.5           $   79.4           $   68.2
Purchase Accounting Adjustment                --               37.9                 --                 --
Acquisition                                  8.6                2.2                 .8                 --
Amortization                               (27.6)              (9.6)             (10.3)             (12.3)
Imputed Interest                             4.4                2.1                3.5                5.3
Impact of Net Unrealized
    Investment (Gains) Losses              (14.5)             (13.3)               1.1               18.2
                                   --------------------------------------------------------------------------
BALANCE, END OF PERIOD                  $   64.7           $   93.8           $   74.5           $   79.4
                                   ==========================================================================

Based on current conditions and assumptions as to future events on acquired policies in force, the Company expects that the net amortization of the December 31, 2001 PVFP balance will be between 12% and 18% in each of the years 2002 through 2006. The interest rates used to determine the amount of imputed interest on the unamortized PVFP balance ranged from 5% to 8% prior to September 1, 2000 and 5.5% after September 1, 2000.

GOODWILL
Goodwill is the excess of the amount paid to acquire a company over the fair value of the net assets acquired and is amortized on a straight-line basis over 40 years. The carrying value of goodwill is monitored for indicators of impairment of value. No events or circumstances were identified which warrant consideration of impairment or a revised estimate of useful lives.

An analysis of goodwill is presented below:

(in millions)                                  2001         2000         1999
                                             ----------------------------------
Balance, Beginning of Year                   $  888.7     $   33.7     $   34.6
                                             ----------------------------------
Amortization, Pre Acquisition                      --          (.6)         (.9)
                                             ----------------------------------
Balance at August 31, 2000                         --         33.1           --
Purchase Accounting Adjustment                     --        (33.1)          --
Purchase Accounting Adjustment                     --        896.2           --
Goodwill Adjustment                              (1.4)          --           --
Amortization, Post Acquisition                  (22.4)        (7.5)          --
                                             ----------------------------------
Balance at December 31, 2001                 $  864.9     $  888.7     $   33.7
                                             ==================================

PREMIUM REVENUE AND BENEFITS TO POLICYHOLDERS

Recognition of Traditional Life, Group and Annuity Premium Revenue and Benefits to Policyholders

Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist principally of term and whole life insurance policies and certain annuities with life contingencies (immediate annuities). Life insurance premiums and immediate annuity premiums are recognized as premium revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by means of the provision for liabilities for future policy benefits and the amortization of DAC and PVFP.

Recognition of Universal Life-Type Contract Revenue and Benefits to Policyholders - Universal life-type policies are insurance contracts with terms that are not fixed and guaranteed. The terms that may be changed could include one or more of the amounts assessed to the policyholder, premiums paid by the policyholder or interest accrued to policyholder balances. Amounts received as deposits to such contracts are not reported as premium revenues.

Revenues for universal life-type policies consist of charges assessed against policy account values for deferred policy loading and the cost of insurance and policy administration. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.

Recognition of Investment Contract Revenue and Benefits to Policyholders - Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are referred to as investment contracts. Retirement plan contracts and certain deferred annuities are considered investment contracts. Amounts received as deposits for such contracts are not reported as premium revenues.

Revenues for investment products consist of investment income and charges assessed against contract account values for policy administration. Contract benefits that are charged to expense include benefit claims incurred in the period in excess of related contract balances, and interest credited to contract balances.

FUTURE POLICY AND CONTRACT BENEFITS
Liabilities for future policy and contract benefits for traditional life contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals and dividends. The assumptions are based on projections of past experience and include provisions for possible unfavorable deviation. These assumptions are made at the time the contract is issued or, for purchased contracts, at the date of acquisition.

Liabilities for future policy and contract benefits on universal life-type and investment contracts are based on the policy account balance.

The liabilities for future policy and contract benefits for group disabled life reserves and long-term disability reserves are based upon interest rate assumptions and morbidity and termination rates from published tables, modified for Company experience.

PENDING POLICY CLAIMS
The liabilities for policy and contract claims include estimates of amounts due on reported claims and claims that have been incurred but were not reported as of December 31. Such estimates are based on actuarial projections applied to historical claim payment data. Such liabilities are reasonable and adequate to discharge the Company obligations for claims incurred but unpaid as of December 31.

SEPARATE ACCOUNTS
The Company operates separate accounts. The assets and liabilities of the separate accounts are primarily related to variable annuity, variable life and 401(k) contracts and represent policyholder-directed funds that are separately administered. The assets (primarily investments) and liabilities (primarily to contractholders) of each account are clearly identifiable and distinguishable from other assets and liabilities of the Company. Assets are carried at fair value. Revenues such as investment income, net realized and unrealized capital gains and losses and expenses on the separate account assets and liabilities are excluded from the amounts in the accompanying income statement except for charges for mortality risk and expenses, cost of insurance, contract administration and surrender charges. Revenue for these products is recognized when due.

GUARANTY FUND ASSESSMENTS
Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums collected in that state. The

Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The guaranty fund assessment liability at December 31, 2001 and 2000 was $.2 million and $1.1 million, respectively.

The assessments are expected to be paid over the next five or more years. The related premium tax credit offsets are $.1 million and $.1 million at December 31, 2001 and 2000, respectively. The premium tax credit offsets are expected to be realized over the next five years.

Income Taxes

The Company files a consolidated federal income tax return with ReliaStar Life, Northern Life Insurance Company and Security-Connecticut Life Insurance Company. The Company is allocated an amount approximating the tax the member would have incurred were it not a member of a consolidated group and shall receive benefit for the use of its tax saving attributes used in the consolidated return.

NEW ACCOUNTING STANDARDS

Accounting for Derivative Instruments and Hedging Activities

In June 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". In June 2000, the FASB provided further guidance related to accounting for derivative instruments and hedging activities when it issued FAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement No. 133". This standard, as amended, requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet, as either an asset or liability measured at its fair value.

The change in a derivative's fair value is generally to be recognized in current period earnings. However, if certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flow, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge.

With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivative's fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. As amended by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", this standard is effective for the Company's financial statements beginning January 1, 2001. Adoption of this standard did not have a significant effect on the financial results of the Company.

Recognition of Interest Income and Impairment on Purchased and Beneficial Interests in Securitized Financial Assets

Effective April 2001, the Company adopted Emerging Issues Task Force Issue "EITF" 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. EITF 99-20 states that interest income earned on retained or purchased beneficial interests in securitized financial assets should be recognized over the life of the investment based on an anticipated yield determined by periodically estimating cash flows. Interest income should be revised prospectively for changes in cash flows. Additionally, impairment should be recognized if the fair value of the beneficial interest has declined below its carrying amount and the decline is other than temporary. The impact of adoption was not significant to the Company's financial position or results of operations.

Business Combinations and Goodwill and Other Intangible Assets

In June 2001, the FASB issued FAS No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets" (collectively, the Statements). FAS No. 141, which supersedes APB Opinion No. 16, "Business Combinations", eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS No. 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS No. 141 are effective for all business combinations completed after June 30, 2001.

Under FAS No. 142, which supersedes APB Opinion No. 17, "Intangible Assets", goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The amortization provisions of FAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of FAS No. 142 are effective upon adoption of FAS No. 142. Because of the different transition dates for goodwill and intangible assets acquired on or before June 30, 2001 and those acquired after that date, pre-existing goodwill and intangibles will be amortized during this transition period until adoption, whereas new goodwill and indefinite lived intangible assets acquired after June 30, 2001 will not. FAS No. 142 is required to be adopted in fiscal years beginning after December 15, 2001.

The effect of implementing these Statements on the Company's financial statements has not yet been determined.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS
Certain prior year amounts have been reclassified to conform to current year presentation.

2.   MERGERS AND ACQUISITIONS
-----------------------------

On September 1, 2000, ING America Insurance Holdings, Inc., an indirect wholly owned subsidiary of ING, acquired ReliaStar, of which the Company is part for approximately $6 billion. The purchase price was comprised of approximately $5.1 billion in cash and the assumption of $917 million of outstanding debt and other net liabilities.

For accounting purposes, the acquisition was accounted for using the purchase method. The application of the purchase method, including the recognition of goodwill, is being pushed down and reflected on the financial statements of ReliaStar's subsidiaries, including the Company. The Balance Sheet changes related to accounting for this acquisition were non-cash in nature and accordingly have been excluded from the pre-acquisition statement of cash flows.

The purchase price was allocated to assets and liabilities based on their respective fair values. This revaluation resulted in a net decrease to assets before allocation of goodwill. The net decrease to assets reflects the write off of DPAC of $166.1 million, which was the balance as of August 31, 2000, the establishment of PVFP of $112.4 million and a net increase of other assets of $5.0 million. Goodwill was established for the excess of the purchase price over the fair value of the net assets. Goodwill resulting from the transaction attributable to the Company was approximately $896.2 million and is being amortized over 40 years. PVFP resulting from the transaction is being amortized over the years that it is anticipated such profits will be received.

Unaudited pro forma income from continuing operations and net income of the Company for the period from January 1, 2000 to August 31, 2000 and for the year ended December 1999, assuming that the acquisition of the Company occurred at the beginning of each period, would have been approximately $8.5 and $18.3 million, respectively. The pro forma adjustments, which do not affect revenues, reflect primarily goodwill amortization.

3.   STATUTORY FINANCIAL INFORMATION AND ACCOUNTING PRACTICES
-------------------------------------------------------------

The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of The State of New York and the NAIC's Accounting Practices and Procedures Manual. The NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual was effective January 1, 2001. The State of New York has adopted with modification, at least in part, the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. The cumulative effect of changes in accounting principles adopted to conform to the revised Accounting Practices and Procedures Manual was reported as an increase to surplus as of January 1, 2001 of approximately $3,754,000.

Prior to 2001, "prescribed" statutory accounting practices were interspersed throughout state insurance laws and regulations and a variety of other NAIC publications.

 "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. The Company does not apply any permitted statutory practices.

The NAIC prescribes Risk-Based Capital requirements for life/health and property/casualty insurance companies. At December 31, 2001, the Company met RBC requirements.

The underlying statutory capital and surplus of the Company was $214.6 million and $222.1 at December 31, 2001 and 2000, respectively. Statutory net income was $11.0 million, $6.1 million and $30.9 million for the years ended December 31, 2001, 2000 and 1999, respectively.

4.   FAIR VALUE OF FINANCIAL INSTRUMENTS
----------------------------------------

The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

FAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The fair value estimates presented herein are based on pertinent information available to Management as of December 31, 2001 and 2000, respectively. Although Management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates; therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

FIXED MATURITY SECURITIES - The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds which are not considered problems are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond. Fair values for privately placed bonds which are considered problems are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and the Company's evaluation of the borrower's ability to compete in their relevant market.

EQUITY SECURITIES - Fair value of these securities are based upon quoted market value.

MORTGAGE LOANS ON REAL ESTATE - The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

CASH, SHORT-TERM INVESTMENTS AND POLICY LOANS - The carrying amounts for these assets approximate the assets' fair values.

INTEREST RATE SWAP AGREEMENTS - Are carried at fair value, and changes in fair value are recorded as a direct increase or decrease in the accumulated other comprehensive income component of shareholder's equity prior to 2001 and are reported as a direct increase or decrease to operating income during 2001 due to adoption of FAS No. 133. The fair values are obtained through several commercial pricing quotes.

OTHER FINANCIAL INSTRUMENTS REPORTED AS ASSETS - The carrying amounts for these financial instruments (primarily premiums and other accounts receivable and accrued investment income) approximate those assets' fair values. INVESTMENT CONTRACT LIABILITIES - The fair value for deferred annuities was estimated to be the amount payable on demand at the reporting date, as those investment contracts have no defined maturity and are similar to a deposit liability. The amount payable at the reporting date was calculated as the account balance less applicable surrender charges.

The fair values for supplementary contracts without life contingencies and immediate annuities were estimated using discounted cash flow analyses. The discount rate was based upon treasury rates plus a pricing margin.

The carrying amounts reported for other investment contracts, which includes retirement plan deposits, approximate those liabilities' fair value.

CLAIM AND OTHER DEPOSIT FUNDS - The carrying amounts for claim and other deposit funds approximate the liabilities' fair value.

OTHER FINANCIAL INSTRUMENTS REPORTED AS LIABILITIES - The carrying amounts for other financial instruments (primarily normal payables of a short-term nature) approximate those liabilities' fair values.

The carrying amounts and estimated fair value of the Company's financial instruments were as follows:

                                                      2001                        2000
                                            ------------------------    ------------------------
                                             Carrying        Fair        Carrying        Fair
December 31 (in millions)                     Amount         Value        Amount         Value
                                            ----------------------------------------------------
FINANCIAL INSTRUMENTS RECORDED AS ASSETS
     Fixed Maturity Securities              $  1,500.1    $  1,500.1    $  1,455.1    $  1,455.1
     Equity Securities                             3.5           3.5           4.5           4.5
     Mortgage Loans on Real Estate               265.5         280.2         246.2         251.8
     Policy Loans                                 85.0          85.0          84.4          84.4
     Cash and Short-Term Investments               3.0           3.0          16.3          16.3

                                                      2001                        2000
                                            ------------------------    ------------------------
                                             Carrying        Fair        Carrying        Fair
December 31 (in millions)                     Amount         Value        Amount         Value
                                            ----------------------------------------------------
FINANCIAL INSTRUMENTS RECORDED AS LIABILITIES
     Investment Contracts
         Deferred Annuities                 $   (420.7)   $   (417.5)   $   (500.5)   $   (518.5)
         Supplementary Contracts and Immediate
             Annuities                           (21.8)        (22.7)        (28.0)        (28.6)
         Other Investment Contracts              (11.6)        (11.6)         (8.1)         (8.1)
     Claim and Other Deposit Funds                (4.9)         (4.9)         (6.6)         (6.6)
     Other Financial Instruments Recorded
         as Liabilities                         (125.0)       (125.0)        (60.3)        (60.3)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

5.   UNPAID ACCIDENT AND HEALTH CLAIMS
--------------------------------------

The change in the liability for unpaid accident and health claims and claim adjustment expenses is summarized as follows:

(in millions)                                         2001      2000       1999
                                                     ---------------------------
Balance at January 1                                 $ 14.1    $ 15.8     $ 13.6
Less Reinsurance Recoverables                          11.1      10.9        9.1
                                                     ---------------------------
Net Balance at January 1                                3.0       4.9        4.5
Incurred Related to:
  Current Year                                           .6       1.0         .5
  Prior Years                                            .5       (.8)        .7
                                                     ---------------------------
Total Incurred                                          1.1        .2        1.2
Paid Related to:
  Current Year                                           .5        .4         .3
  Prior Years                                           2.5       1.7         .5
                                                     ---------------------------
Total Paid                                              3.0       2.1         .8
                                                     ---------------------------
Net Balance at December 31                              1.1       3.0        4.9
Plus Reinsurance Recoverables                          13.4      11.1       10.9
                                                     ---------------------------
BALANCE AT DECEMBER 31                               $ 14.5    $ 14.1     $ 15.8
                                                     ===========================

The liability for unpaid accident and health claims and claim adjustment expenses is included in Future Policy and Contract Benefits on the Balance Sheets.

6.   SHAREHOLDER'S EQUITY
-------------------------

SHARE DATA
The authorized capital stock of the Company consists of 1,377,863 common shares with a par value of $2.00 per share, all of which are issued and outstanding.

DIVIDEND RESTRICTIONS
The Company's ability to pay cash dividends to its parent is restricted by law or subject to approval of the insurance regulatory authorities of the State of New York. These authorities recognize only statutory accounting practices for determining the ability of an insurer to pay dividends to its shareholders.

Under New York insurance law regulating the payment of dividends by the Company, any such payment must be paid solely from the earned surplus of the Company and advance notice thereof must be provided to the Superintendent of the New York Department of Insurance (the Superintendent). Earned surplus means the earned surplus as determined in accordance with statutory accounting practices (unassigned funds), less the amount of such earned surplus which is attributable to unrealized capital gains. Further, without approval of the Superintendent, the Company may not pay in any calendar year any dividend which, when combined with other dividends paid within the preceding 12 months, exceeds the lesser of
(i) 10% of the Company's statutory surplus at the prior year end or (ii) 100% of the Company's statutory net investment income for the prior calendar year.

7.   INVESTMENTS
----------------

FIXED MATURITY SECURITIES
The amortized cost and fair value of investments in fixed maturity securities by type of investment were as follows:

                                                      Amortize      Gross      Unrealized       Fair
                                                      ------------------------------------------------
December 31, 2000 (in millions)                         Cost        Gains       (Losses)        Value
                                                      ------------------------------------------------
United States Government and Government
     Agencies and Authorities                         $    5.8     $     .1     $     --      $    5.9
States, Municipalities and Political Subdivisions          4.3           .3           --           4.6
Foreign Governments                                         .1           --           --            .1
Public Utilities                                          67.0          3.0          (.5)         69.5
Corporate Securities                                     786.0         37.5         (8.6)        814.9
Mortgage-Backed/Structured Finance                       591.0         20.5         (7.6)        603.9
Redeemable Preferred Stock                                 1.2           --           --           1.2
                                                      ------------------------------------------------
TOTAL                                                 $1,455.4     $   61.4     $  (16.7)     $1,500.1
                                                      ================================================

                                                      Amortize      Gross      Unrealized       Fair
                                                      ------------------------------------------------
December 31, 2000 (in millions)                         Cost        Gains       (Losses)        Value
                                                      ------------------------------------------------
United States Government and Government
     Agencies and Authorities                         $   15.9     $     .5     $     --      $   16.4
States, Municipalities and Political Subdivisions          3.1           .1           --           3.2
Foreign Governments                                        4.7           .2           --           4.9
Public Utilities                                         106.1          2.3         (0.6)        107.8
Corporate Securities                                     894.1         20.1         (5.8)        908.4
Mortgage-Backed/Structured Finance                       401.7         14.4         (2.1)        414.0
Redeemable Preferred Stock                                 0.6           --         (0.2)           .4
                                                      ------------------------------------------------
TOTAL                                                 $1,426.2     $   37.6     $   (8.7)     $1,455.1
                                                      ================================================

The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           Amortized      Fair
December 31, 2001 (in millions)                              Cost         Value
                                                           ---------------------
Maturing in:
    One Year or Less                                       $   33.0     $   33.6
    One to Five Years                                         273.8        283.8
    Five to Ten Years                                         378.9        395.1
    Ten Years or Later                                        177.6        182.5
Mortgage-Backed/Structured Finance/Redeemable
    Preferred Stock                                           592.1        605.1
                                                           ---------------------
TOTAL                                                      $1,455.4     $1,500.1
                                                           =====================

At December 31, 2001 21% of the total portfolio was invested in private placement and 79% in marketable bonds. At December 31, 2001 the largest concentration in the private placement portfolio was corporate debt securities, where 81% of the portfolio was invested, and the largest concentration in the marketable bond portfolio was corporate debt securities where 41% of the portfolio was invested.

EQUITY SECURITIES
The cost and fair value of investments in equity securities were as follows:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Cost                                                       $    3.6     $    4.5
Gross Unrealized Gains                                           --           --
Gross Unrealized Losses                                         (.1)          --
                                                           ---------------------
FAIR VALUE                                                 $    3.5     $    4.5
                                                          =====================

MORTGAGE LOANS ON REAL ESTATE
Investments in mortgage loans on real estate were as follows:

(in millions)                                                2001         2000
                                                           ---------------------
Mortgage Loans, Non-Impaired                               $  261.1     $  241.0
Mortgage Loans, Impaired                                        4.4          5.2
                                                           ---------------------
                                                              265.5        246.2
                                                           ---------------------
Allowance for Credit Losses, Beginning of Year                 (1.2)
    Increases                                                    --          1.2
    Decreases                                                    --           --
Allowances for Credit Losses, End of Year                        --           --
                                                           ---------------------
TOTAL                                                      $  265.5     $  246.2
                                                           =====================
Average Investment in Impaired
    Mortgage Loans on Real Estate                          $    1.5     $    1.3
                                                           =====================

The Company does not accrue interest income on impaired mortgage loans when the likelihood of collection is doubtful, rather income is recognized for these loans as payments are received. Interest income recognized on impaired mortgage loans during the years ended December 31, 2001, 2000 and 1999, was $.4 , $.2 million, and $.2 million, respectively.

INVESTMENT INCOME
Investment income summarized by type of investment was as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Fixed Maturity Securities ..............          $    116.2          $     36.2          $     78.6          $    119.4
Equity Securities ......................                  .1                  --                  .4                  .3
Mortgage Loans on Real Estate ..........                21.4                 7.5                16.3                24.9
Real Estate ............................                  --                  --                  --                  .4
Policy Loans ...........................                 6.4                 2.0                 3.8                 5.7
Other Invested Assets ..................                 1.2                  .7                  .3                  --
Short-Term Investments .................                 1.4                 1.5                  .1                 1.9
                                             -----------------------------------------------------------------------------
    Gross Investment Income ............               146.7                47.9                99.5               152.6
Investment Expenses ....................                (4.4)                 .4                (1.8)               (2.9)
                                             -----------------------------------------------------------------------------
NET INVESTMENT INCOME ..................          $    142.3          $     48.3          $     97.7          $    149.7
                                             =============================================================================

REALIZED INVESTMENT GAINS AND LOSSES
Net pretax realized investment gains (losses) were as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Net Gains (Losses) on Sales
    Fixed Maturity Securities
       Gross Gains .....................          $     19.2          $      1.1          $      2.6          $      3.5
       Gross Losses ....................                (7.4)                (.6)               (1.3)               (1.4)
    Equities
       Gross Gains .....................                  --                  --                  --                  --
       Gross Losses ....................                (0.3)                 --                  --                  --
    Other Invested Assets
       Gross Gains .....................                  --                  --                  --                  --
       Gross Losses ....................                (0.9)                 --                  --                  --
Other ..................................                  --                  --                  --                 2.8
                                             -----------------------------------------------------------------------------
Net Gains ..............................                10.6                 0.5                 1.3                 4.9
Provisions for Losses
       Fixed Maturity Securities .......                  --                  --                  --                (3.5)
       Real Estate .....................                  --                  --                  --                (1.7)
                                             -----------------------------------------------------------------------------
Net Losses .............................                  --                  --                  --                (5.2)
                                             -----------------------------------------------------------------------------
PRETAX REALIZED
    INVESTMENT GAINS (LOSSES) ..........          $     10.6          $      0.5          $      1.3          $     (0.3)
                                             =============================================================================

OTHER INVESTMENT INFORMATION
Invested assets which were non-income producing (no income received for the 12 months preceding the balance sheet date) were as follows:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Fixed Maturity Securities                                  $     .9     $     --
                                                           ---------------------
Real Estate                                                      --          0.4
                                                           ---------------------
TOTAL                                                      $     .9     $    0.4
                                                           ---------------------

8.   COMPREHENSIVE INCOME
-------------------------

The components of net unrealized investment gains (losses) included in the accumulated other comprehensive income (loss) component of shareholder's equity are shown below:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                  Year Ended         Period Ended        Period Ended         Year Ended
(in millions)                                 December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Unrealized Investment Gains
    (Losses) ...........................          $     43.7          $     29.0          $    (18.5)         $    (14.8)
DPAC/PVFP Adjustment ...................               (33.8)              (14.6)                2.5                 0.4
Deferred Income Taxes ..................                (3.4)               (5.0)                5.6                 5.0
                                             -----------------------------------------------------------------------------
TOTAL ..................................          $      6.5          $      9.4          $    (10.4)         $     (9.4)
                                             =============================================================================

9.   CONCENTRATIONS OF CREDIT RISK
----------------------------------

At December 31, 2001, the Company held below investment-grade bonds classified as available-for-sale with amortized cost of $142,944,000 and market values of $145,884,000. These holdings amounted to 9.7% of the Company's investments in bonds and 4.2% of total assets. The holdings of below investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

At December 31, 2001, the largest geographic concentration of commercial mortgage loans was in the Pacific region of the United States, where approximately 27.5% of the commercial mortgage loan portfolio was invested.

10.  RELATED PARTY TRANSACTIONS
-------------------------------

The Company and its affiliates have entered into agreements whereby affiliates and the Company provide certain management, administrative, legal, and other services for each other. The net amounts billed to the Company were $18.6 million, $20.8 million and $25.3 million in 2001, 2000 and 1999 respectively. The net costs allocated to the Company under these agreements may not be indicative of costs the Company might incur if these services were not provided by the Company's affiliates.

ReliaStar Life, Security-Connecticut and Security Life reinsure certain life policies written by the Company. Premiums ceded under these agreements were $14.6 million, $16.1 million and $14.4 million for the years ended December 31, 2001, 2000 and 1999, respectively; and the net amount recoverable by the Company under these agreements was $2.1, and $2.1 million as of December 31, 2001 and 2000, respectively.

11.  FINANCING ARRANGEMENTS
---------------------------

In 2001, the Company participated in a reciprocal lending program with ING AIH. This program is structured to allow the company to make short term loans (1-7 days) to and from ING AIH. Interest on all loans made in 2001 was based on the cost of funds incurred by the lender plus .15%. In 2001, the maximum amount that the Company could have loaned or borrowed from ING AIH at any one time without getting prior approval from the New York Commissioner of Insurance was $94.4 million. The average borrowing in 2001 was $4,975,714 with an average interest rate of 2.71%.

During 2001, the Company began to use borrowed money as a financing tool in order to sell a pool of mortgage backed securities and then buy them back at a lower price then what they were "sold" at; thereby making a profit on the spread.

The Company has a $30 million revolving note facility with SunTrust Bank, Atlanta, which expires on May 31, 2002.

12.  REINSURANCE
----------------

The Company is a member of reinsurance associations established for the purpose of ceding the excess of life insurance over retention limits.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The amount of the allowance for uncollectible reinsurance receivables was immaterial at December 31, 2001 and 2000. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.

The Company's retention limit is $300,000 per insurable life for individual coverage. For group coverage and reinsurance assumed, the retention is $300,000 per life with per occurrence limitations, subject to certain maximums. Reinsurance premiums, commissions, and expense reimbursements related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risk assumed.

As of December 31, 2001, there was $34.2 billion of gross insurance in force; $10.7 billion of life insurance in force was ceded to other companies of which 57.7% (based on in force) was ceded to an unaffiliated reinsurer and 42.3% (based on in force) was ceded to affiliates. Net life insurance in force was $27.7 billion as of December 31, 2001. In addition, the Company had assumed $4.2 billion of life insurance in force as of December 31, 2001 which represents 15% of the net in force.

The effect of reinsurance on premiums and recoveries was as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Direct Premiums ........................          $     87.3          $     30.9          $     54.5          $     71.5
Reinsurance Assumed ....................                 3.3                 1.3                 1.6                 2.4
Reinsurance Ceded ......................               (30.4)              (12.4)              (28.0)              (31.1)
                                             -----------------------------------------------------------------------------
NET PREMIUMS ...........................          $     60.2          $     19.8          $     28.1          $     42.8
                                             -----------------------------------------------------------------------------
REINSURANCE RECOVERIES .................          $     29.2          $      3.0          $     15.4          $     18.0
                                             =============================================================================

13.  INCOME TAXES
-----------------

The federal income tax asset (liability) reported on the Balance Sheets consisted of the following:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Current Income Taxes                                       $    0.2     $  (4.0)
Deferred Income Taxes                                          46.5         47.3
                                                           ---------------------
TOTAL                                                      $   46.7     $   43.3
                                                           =====================

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

December 31 (in millions)                                    2001         2000
                                                           ---------------------
Future Policy and Contract Benefits                        $   25.2     $   27.7
Investment Write-Offs and Allowances                           12.7         12.7
Deferred Policy Acquisition Costs                              12.2         21.5
Legal Reserve                                                  10.9          4.6
Other                                                          18.7         18.7
                                                           ---------------------
     GROSS DEFERRED TAX ASSET                                  79.7         85.2
                                                           ---------------------
Present Value of Future Profits                               (24.7)      (32.8)
Net Unrealized Gains                                           (3.4)       (5.0)
Other                                                          (5.1)       (0.1)
                                                           ---------------------
     GROSS DEFERRED TAX LIABILITY                             (33.2)      (37.9)
                                                           ---------------------
NET DEFERRED TAX ASSET                                     $   46.5     $   47.3
                                                           =====================

The provision for income taxes reported on the Statements of Income consisted of the following:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Current ................................          $     23.7          $     (5.4)         $     14.4          $     18.6
Deferred ...............................                 2.4                12.8                (2.4)                3.4
                                             -----------------------------------------------------------------------------
TOTAL ..................................          $     26.1          $      7.4          $     12.0          $     22.0
                                             =============================================================================

The difference between the U.S. federal income tax rate and the consolidated tax provision rate is summarized as follows:

                                                        POST ACQUISITION                        PRE-ACQUISITION
                                             -----------------------------------------------------------------------------

                                                                 September 1, 2000     January 1 2000
                                                 Year Ended              to                  to              Year Ended
(in millions)                                December 31, 2001   December 31, 2000    August 31, 2000    December 31, 1999
                                             -----------------------------------------------------------------------------
Statutory Tax Rate .....................                35.0%               35.0%               35.0%               35.0%
Goodwill ...............................                15.3                18.2                  .6                  --
Other ..................................                  --                (1.8)               (1.1)                 .6
                                             -----------------------------------------------------------------------------
EFFECTIVE TAX RATE .....................                50.3%               51.4%               34.5%               35.6%
                                             =============================================================================

The "Policyholders' Surplus Account," which arose under prior tax law, is generally that portion of a life insurance company's statutory income that has not been subject to taxation. As of December 31, 1983, no further additions could be made to the Policyholders' Surplus Account for tax return purposes under the Deficit Reduction Act of 1984. The balance in such account was approximately $11.3 million at December 31, 2001. This amount would be taxed only under certain conditions. No income taxes have been provided on this amount since management believes under current tax law the conditions under which such taxes would become payable are remote.

The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns of Security-Connecticut through 1995. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1996 through 1999.

Cash paid for federal income taxes was $28.1 million, $10.3 million, and $16.9 million for the years ended December 31, 2001, 2000 and 1999 respectively.

14.  EMPLOYEE BENEFIT PLANS
---------------------------

SUCCESS SHARING PLAN AND ESOP
The Success Sharing Plan and ESOP (Success Sharing Plan) was designed to increase employee ownership and reward employees when certain ReliaStar performance objectives are met. Essentially all employees are eligible to participate in the Success Sharing Plan. The Success Sharing Plan has both qualified and nonqualified components. The nonqualified component is equal to 25% of the annual award and is paid in cash to employees. The qualified component is equal to 75% of the annual award which is contributed to the ESOP portion of the Success Sharing Plan.

In addition, the Success Sharing Plan has a 401(k) feature whereby participants may elect to contribute a percentage of their eligible earnings to the plan. The Company matches participants' 401(k) contributions up to 6% of eligible earnings.

Costs charged to expense for the Success Sharing Plan for the periods ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999 were $.2 million, $.2 million, $.6 million and $.5 million, respectively.

PENSION AND OTHER POSTRETIREMENT BENEFITS
Pension Plans - The Company has defined benefit pension plans covering substantially all of its employees. The benefits are based on years of service and the employee's average annual compensation during the last five years of employment. The Company's funding and accounting policies are consistent with the funding requirements of Federal law and regulations. As of December 31, 2001, the qualified pension benefit plans of certain United States subsidiaries of ING AIH, including the Company, were merged into one plan which will be recognized in ING AIH's financial statements. The costs of this plan are allocated to the participating subsidiaries.

At December 31, 2001, the date of the most recent actuarial valuation, the plan accumulated benefit obligation/present value of accrued benefits and the amount of vested benefits for the Pension Plan was $249.8 million, based on an assumed 7.5% interest rate. The fair value of plan assets before the transfer to ING AIH was $249.8 million as of December 31, 2001.

A pension credit totaling $.6 million, $.1 million, $.2 million, and $.3 million for the periods ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999, respectively, was allocated to the Company for its portion of the cost of the Pension Plan.

The Company and ReliaStar also have unfunded noncontributory defined benefit plans providing for benefits to employees in excess of limits for qualified retirement plans.

Postretirement Benefits - Through a plan sponsored by an affiliate, the Company provides certain health care and life insurance benefits to retired employees and their eligible dependents (Postretirement Plan). The postretirement health care plan is contributory, with retiree contribution levels adjusted annually; the life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.

The amount of accumulated benefits obligation for retirees and vested employees covered under the Postretirement Plan as of December 31, 2001 and 2000, was $19.4 million and $17.3 million, respectively. The discount rate used in determining the postretirement benefit obligation as of December 31, 2001 and December 31, 2000 was 7.5% and 7.75%, respectively. The health care cost trend rate used was 8.0% trending to 5.5% in 2007 and thereafter as of December 31, 2001 and was 8.5% as of December 31, 2000. A one-percentage point increase in the assumed health care cost trend rate would not have a significant impact on the postretirement benefit obligation or the service and interest cost components of annual expense.

A credit totaling $26,000, $11,000, $21,000 and $.3 million were allocated to the Company for its portion of the cost of the Postretirement Plan for the period ended December 31, 2001, December 31, 2000, August 31, 2000 and December 31, 1999, respectively.

STOCK INCENTIVE PLAN
Prior to the acquisition, officers and key employees of the Company participated in the stock incentive plans of ReliaStar. ReliaStar applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense for stock-based compensation plans has been allocated to the Company.

15.  LEASES
-----------

The Company has operating leases for office space and certain computer processing and other equipment. Rental expense for these items was $1.0 million, $.6 million and $1.8 million for 2001, 2000 and 1999, respectively.

Future minimum aggregate rental commitments at December 31, 2001 for operating leases were as follows:

     (in millions)
     ---------------------------------------------------------------------------
     2002--               $  .7               2005--              $  .6
     2003--               $  .7               2006--              $  --
     2004--               $  .7               Thereafter--        $  --
     ---------------------------------------------------------------------------

16.  COMMITMENTS AND CONTINGENCIES
----------------------------------

LITIGATION
The Company, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class actions and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Company currently believes no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Company.

FINANCIAL INSTRUMENTS
The Company is a party to financial instruments with on and off-balance-sheet risk in the normal course of business to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and interest rate swaps. Those instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk in excess of the amount recognized in the Balance Sheets.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate swap transactions, the contract or notional amounts do not represent exposure to credit loss. For swaps, the Company's exposure to credit loss is limited to those swaps where the Company has an unrealized gain.

Unless otherwise noted, the Company does not require collateral or other security to support financial instruments with credit risk.

December 31 (in millions)                                    2001         2000
                                                           ---------------------
CONTRACT OR NOTIONAL AMOUNT

Financial Instruments Whose Notional
    or Contract Amounts Exceed the Amount
    of Credit Risk
   Interest Rate Swap Agreements                                 --         20.0

Commitments to Extend Credit - Commitments to extend credit are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. They generally may be terminated by the Company in the event of deterioration in the financial condition of the borrower. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis.

Interest Rate Swap Agreements - The Company enters into interest rate swap agreements to manage interest rate exposure. The primary reason for the interest rate swap agreements is to extend the duration of adjustable rate investments. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Changes in market interest rates impact income from adjustable rate investments and have an opposite (and approximately offsetting) effect on the reported income from the swap portfolio. The risks under interest rate swap agreements are generally similar to those of futures contracts. Notional principal amounts are often used to express the volume of these transactions but do not represent the much smaller amounts potentially subject to credit risk. The amount subject to credit risk is approximately equal to the unrealized gain on the agreements. At December 31, 2001, there were no outstanding interest rate swap agreements.

The Company estimates it's potential exposure to claims resulting from the September 11, 2001 terrorist attacks in the United States to be approximately $6.6 million, after reinsurance coverage and before tax.

17.  SUBSEQUENT EVENTS
----------------------

On September 10, 2001, the Board of Directors ("Board") of the Company approved a plan to merge its business with First Golden Life Insurance Company of New York ("First Golden"). The Company will be the surviving corporation of the transaction. The transaction was approved by the Insurance Department of the State of New York in March 2002 . ReliaStar Life will acquire First Golden and contribute First Golden to the Company's parent, Security-Connecticut. Security-Connecticut will then contribute First Golden to the Company. The transaction is anticipated to be effective on April 1, 2002.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                               PAGE
     Introduction ....................................................    1
     Description of ReliaStar Life Insurance Company of New York .....    1
     Safekeeping of Assets ...........................................    1
     The Administrator ...............................................    1
     Independent Auditors ............................................    1
     Distribution of Contracts .......................................    2
     Performance Information .........................................    2
     IRA Partial Withdrawal Option ...................................    6
     Other Information ...............................................    7
     Financial Statements of Separate Account NY-B ...................    7

--------------------------------------------------------------------------------

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. SEND THE FORM TO OUR CUSTOMER SERVICE CENTER AT THE ADDRESS SHOWN ON THE PROSPECTUS COVER.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NY-B.

Please Print or Type:

               --------------------------------------------------
               NAME

               --------------------------------------------------
               SOCIAL SECURITY NUMBER

               --------------------------------------------------
               STREET ADDRESS

               --------------------------------------------------
               CITY, STATE, ZIP

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                       This page intentionally left blank.

--------------------------------------------------------------------------------
                                   APPENDIX A
--------------------------------------------------------------------------------

                         CONDENSED FINANCIAL INFORMATION

The following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of ReliaStar of NY Separate Account NY-B available under the Contract for the indicated periods. The accumulation unit values shown for periods prior to April 1, 2002 reflect values under Separate Account NY-B of First Golden American Life Insurance Company which was transferred intact to ReliaStar of NY as a result of the merger of the two companies. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table.

TOTAL RETURN

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $20.78              10,381          $    216           $20.56              56,392           $  1,159
---------------------------------------------------------------------------------------------------------------------------
12/31/00            20.94              10,070               211            20.75              58,870              1,221
---------------------------------------------------------------------------------------------------------------------------
12/31/99            18.20              32,717               595            18.06             123,053              2,222
---------------------------------------------------------------------------------------------------------------------------
12/31/98            17.83              15,411               275            17.72              81,617              1,446
---------------------------------------------------------------------------------------------------------------------------
12/31/97            16.18               2,430                39            16.10              13,026                209
---------------------------------------------------------------------------------------------------------------------------
5/6/97              14.36                  --                --            14.31                  --                 --
---------------------------------------------------------------------------------------------------------------------------

RESEARCH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $20.66              26,087          $    538           $20.44              77,221           $  1,578
---------------------------------------------------------------------------------------------------------------------------
12/31/00            26.63              29,936               797            26.39              83,712              2,209
---------------------------------------------------------------------------------------------------------------------------
12/31/99            28.25              32,639               921            28.04             122,839              3,444
---------------------------------------------------------------------------------------------------------------------------
12/31/98            23.03              26,762               616            22.89              20,466              1,865
---------------------------------------------------------------------------------------------------------------------------
12/31/97            18.95               4,095                78            18.87               9,642                182
---------------------------------------------------------------------------------------------------------------------------
5/6/97              16.72                  --                --            16.66                  --                 --
---------------------------------------------------------------------------------------------------------------------------

MID-CAP GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $32.20               6,115          $    197           $31.80              35,891           $  1,141
---------------------------------------------------------------------------------------------------------------------------
12/31/00            42.70               7,659               327            42.23              39,269              1,658
---------------------------------------------------------------------------------------------------------------------------
12/31/99            39.97              11,889               475            39.59              47,634              1,896
---------------------------------------------------------------------------------------------------------------------------
12/31/98            22.60               7,677               173            22.43              27,872                625
---------------------------------------------------------------------------------------------------------------------------
12/31/97            18.64               1,402                26            18.52               2,866                 53
---------------------------------------------------------------------------------------------------------------------------
5/6/97              15.76                  --                --            15.68                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A1

SMITH BARNEY HIGH INCOME

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $11.94               7,968          $     95           $11.82              17,486           $    207
---------------------------------------------------------------------------------------------------------------------------
12/31/00            12.56               8,769               110            12.46              15,808                197
---------------------------------------------------------------------------------------------------------------------------
12/31/99            13.84              10,584               146            13.74              17,055                234
---------------------------------------------------------------------------------------------------------------------------
12/31/98            13.66               9,401               128            13.58              15,845                215
---------------------------------------------------------------------------------------------------------------------------
12/31/97            13.77               1,880                26            13.72               2,031                 28
---------------------------------------------------------------------------------------------------------------------------
5/6/97              12.53                  --                --            12.49                  --                 --
---------------------------------------------------------------------------------------------------------------------------

SMITH BARNEY INTERNATIONAL ALL CAP GROWTH
    (FORMERLY SMITH BARNEY INTERNATIONAL EQUITY)

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $12.16               6,031          $     73           $12.04              27,751           $    334
---------------------------------------------------------------------------------------------------------------------------
12/31/00            17.89               7,550               135            17.74              29,369                521
---------------------------------------------------------------------------------------------------------------------------
12/31/99            23.78               6,006               143            23.61              23,956                566
---------------------------------------------------------------------------------------------------------------------------
12/31/98            14.35               8,768               126            14.28              23,498                335
---------------------------------------------------------------------------------------------------------------------------
12/31/97            13.65               1,021                14            13.59               4,996                 68
---------------------------------------------------------------------------------------------------------------------------
5/6/97              13.79                  --                --            13.75                  --                 --
---------------------------------------------------------------------------------------------------------------------------

SMITH BARNEY LARGE CAP VALUE

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $19.35              35,033          $    678           $19.16              74,037           $  1,419
---------------------------------------------------------------------------------------------------------------------------
12/31/00            21.34              38,046               812            21.16              78,700              1,666
---------------------------------------------------------------------------------------------------------------------------
12/31/99            19.11              39,627               757            18.98              86,551              1,642
---------------------------------------------------------------------------------------------------------------------------
12/31/98            19.35              36,973               715            19.24              76,929              1,480
---------------------------------------------------------------------------------------------------------------------------
12/31/97            17.84               4,356                78            17.77              14,386                256
---------------------------------------------------------------------------------------------------------------------------
5/6/97              15.64                  --                --            15.60                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A2

SMITH BARNEY MONEY MARKET

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $12.68              15,265          $    193           $12.55              28,676           $    360
---------------------------------------------------------------------------------------------------------------------------
12/31/00            12.38               9,456               117            12.27              27,376                336
---------------------------------------------------------------------------------------------------------------------------
12/31/99            11.82              12,604               149            11.74              42,839                503
---------------------------------------------------------------------------------------------------------------------------
12/31/98            11.43              35,357               404            11.37             165,659              1,883
---------------------------------------------------------------------------------------------------------------------------
12/31/97            11.02              16,207               179            10.97              36,677                402
---------------------------------------------------------------------------------------------------------------------------
5/6/97              10.75                  --                --            10.71                  --                 --
---------------------------------------------------------------------------------------------------------------------------

APPRECIATION

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $17.22              68,420          $  1,178           $17.07             178,936           $  3,054
---------------------------------------------------------------------------------------------------------------------------
12/31/00            18.16              76,535             1,390            18.03             198,484              3,579
---------------------------------------------------------------------------------------------------------------------------
12/31/99            18.47              76,186             1,407            18.36             213,407              3,918
---------------------------------------------------------------------------------------------------------------------------
12/31/98            16.53              73,470             1,215            16.47             151,948              2,502
---------------------------------------------------------------------------------------------------------------------------
12/31/97            14.05               9,350               131            14.01              16,089                225
---------------------------------------------------------------------------------------------------------------------------
5/6/97              12.35                  --                --            12.33                  --                 --
---------------------------------------------------------------------------------------------------------------------------

SMITH BARNEY SELECT BALANCED

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $12.81             119,086          $  1,525           $12.72             284,140           $  3,614
---------------------------------------------------------------------------------------------------------------------------
12/31/00            13.16              56,211               740            13.08             242,308              3,169
---------------------------------------------------------------------------------------------------------------------------
12/31/99            12.72              77,274               983            12.66             246,738              3,124
---------------------------------------------------------------------------------------------------------------------------
12/31/98            11.83              73,693               872            11.79             236,475              2,789
---------------------------------------------------------------------------------------------------------------------------
12/31/97            11.07              27,709               307            11.06              48,240                533
---------------------------------------------------------------------------------------------------------------------------
5/6/97              10.21                  --                --            10.20                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A3

SMITH BARNEY SELECT GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $11.94              37,389          $    446           $11.85             143,653           $  1,702
---------------------------------------------------------------------------------------------------------------------------
12/31/00            13.41              40,189               539            13.33             153,289              2,043
---------------------------------------------------------------------------------------------------------------------------
12/31/99            14.28              40,969               585            14.21             182,316              2,591
---------------------------------------------------------------------------------------------------------------------------
12/31/98            12.32              30,896               381            12.29             177,617              2,183
---------------------------------------------------------------------------------------------------------------------------
12/31/97            11.06                 367                 4            11.05              63,115                697
---------------------------------------------------------------------------------------------------------------------------
5/6/97              10.04                  --                --            10.03                  --                 --
---------------------------------------------------------------------------------------------------------------------------

SMITH BARNEY SELECT HIGH GROWTH

---------------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                              ANNUAL RATCHET DEATH BENEFIT
---------------------------------------------------------------------------------------------------------------------------
                     AUV AT         TOTAL # OF                              AUV AT         TOTAL # OF
                 END OF PERIOD     ACCUMULATION                         END OF PERIOD     ACCUMULATION
                    (AND AT        UNITS AT END           TOTAL            (AND AT        UNITS AT END           TOTAL
                   BEGINNING      OF PERIOD (AND         AUV AT           BEGINNING      OF PERIOD (AND         AUV AT
                 OF FOLLOWING     AT BEGINNING OF     END OF PERIOD     OF FOLLOWING     AT BEGINNING OF     END OF PERIOD
                    PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)       PERIOD)      FOLLOWING PERIOD)    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------
12/31/01           $12.34              20,275          $    250           $12.25              75,470           $    924
---------------------------------------------------------------------------------------------------------------------------
12/31/00            14.22              22,502               320            14.13              93,830              1,326
---------------------------------------------------------------------------------------------------------------------------
12/31/99            15.54              23,981               373            15.47              98,054              1,517
---------------------------------------------------------------------------------------------------------------------------
12/31/98            12.36              29,056               359            12.33             101,228              1,248
---------------------------------------------------------------------------------------------------------------------------
12/31/97            10.89                  --                --            10.87              19,321                210
---------------------------------------------------------------------------------------------------------------------------
5/6/97               9.96                  --                --             9.95                  --                 --
---------------------------------------------------------------------------------------------------------------------------

                                       A4

--------------------------------------------------------------------------------
                      APPENDIX B--THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------

                  DESCRIPTION OF UNDERLYING INVESTMENT OPTIONS

During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios available under this Contract. They are listed in this Appendix. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.

PLEASE KEEP IN MIND THE INVESTMENT RESULTS OF THE INVESTMENT PORTFOLIOS ARE LIKELY TO DIFFER SIGNIFICANTLY AND THERE IS NO ASSURANCE THAT ANY PORTFOLIO WILL ACHIEVE ITS RESPECTIVE INVESTMENT OBJECTIVE. SHARES OF THE PORTFOLIOS WILL RISE AND FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIOS. SHARES OF THE PORTFOLIOS ARE NOT BANK DEPOSITS AND ARE NOT GUARANTEED, ENDORSED OR INSURED BY ANY FINANCIAL INSTITUTION, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. EXCEPT AS NOTED, ALL FUNDS ARE DIVERSIFIED, AS DEFINED UNDER THE INVESTMENT COMPANY ACT OF 1940.

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

THE GCG TRUST

Mid-Cap
Growth         INVESTMENT OBJECTIVE
               Long-term growth of capital

               PRINCIPAL STRATEGIES
               Normally invests at least 80% of its total assets in common stocks and related securities (such as preferred stocks, convertible securities and depositary receipts) of companies with medium market capitalizations (or "mid-cap companies") believed to have above-average growth potential.

               The Portfolio Manager defines mid-cap companies as companies with market capitalizations equaling or exceeding $250 million but not exceeding the top range of the Russell MidCap Growth Index at the time of investment. The Portfolio's investments may include securities listed on a securities exchange or traded in the over-the-counter markets.

               Emphasis is on growth companies which demonstrate a strong franchise; strong cash flows and a recurring revenue stream; a solid industry position, where there is potential for high profit margins and substantial barriers to new entry in the industry; a strong management team with a clearly defined strategy; and a catalyst that may accelerate growth. The Portfolio uses a bottom-up investment style in managing the Portfolio.

               The Portfolio may invest in foreign securities (including emerging markets securities), and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of foreign currency at a future date. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance. The Portfolio is non-diversified and, when compared with other funds, may invest a greater portion of its assets in a particular issuer.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Mid-Cap Company Risk, OTC Investment Risk, Growth Investing Risk, Foreign Investment Risk, Emerging Market Risk, and
               Diversification Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. MID-CAP COMPANY RISK refers to the risk that investment in

                                       B1

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               mid-cap companies entails greater risk than investing in larger, more established companies because they have more narrow product lines, more limited financial resources and a more limited trading market for their stocks. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk. GROWTH INVESTING RISK refers to the risk that growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth potential. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to investing in foreign issuers in general. DIVERSIFICATION RISK refers to the risk that a non-diversified portfolio will be more volatile than a diversified portfolio because it invests its assets in a smaller number of issuers, and the gains or losses on a single security or issuer will have a greater impact on the non-diversified fund's net asset value.

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Massachusetts Financial Services Company

Research       INVESTMENT OBJECTIVE
               Long-term growth of capital and future income

               PRINCIPAL STRATEGIES
               Normally invests at least 80% of its total assets in common stocks and related securities (such as preferred stocks, convertible securities and depositary receipts). Focus is on companies believed to have favorable prospects for long-term growth, attractive valuations based on current and expected earnings or cash flow, dominant or growing market share and superior management. The Portfolio may invest in companies of any size, and its investments may include securities traded on securities exchanges or in the over-the-counter markets.

               The Portfolio may invest in foreign equity securities (including emerging market securities), and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of foreign currency at a future date. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, OTC Investment Risk and Foreign Investment Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. OTC INVESTMENT RISK refers to the risk that over-the-counter ("OTC") securities are generally securities of companies that are smaller or newer than securities listed on the New York Stock or American Stock Exchanges and may involve greater risk. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

               INVESTMENT MANAGER: Directed Services, Inc.

                                       B2

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               PORTFOLIO MANAGER: Massachusetts Financial Services Company

Total Return   INVESTMENT OBJECTIVE
               Above-average income (compared to a portfolio entirely invested in equity securities) consistent with the prudent employment of capital. A secondary objective is the reasonable opportunity for growth of capital and income.

               PRINCIPAL STRATEGIES
               The Portfolio is a "balanced fund" that invests in a combination of equity and fixed income securities. Under normal market conditions, the Portfolio invests at least 40%, but not more than 75%, of its assets in common stocks and related securities (referred to as equity securities), such as preferred stock, bonds, warrants or rights convertible into stock, and depositary receipts for those securities; and at least 25%, but not more than 60%, of its net assets in non-convertible fixed income securities.

               The Portfolio may vary the percentage of its assets invested in any one type of security (within the limits described above) based on the Portfolio Manager's interpretation of economic and money market conditions, fiscal and monetary policy and underlying security values. Portfolio Manager uses fundamental analysis to select equity securities believed to be undervalued.

               The Portfolio may invest up to 20% of its assets in foreign securities, including securities of companies in emerging or developing markets, up to 20% of its assets in lower rated nonconvertible fixed income securities and comparable unrated securities; and may invest with no limitation in mortgage pass-through securities and American Depositary Receipts. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies, which increases transaction costs and could detract from the Portfolio's performance.

               PRINCIPAL RISKS
               Principal risks include Manager Risk, Market and Company Risk, Income Risk, Interest Rate Risk, Credit Risk, Call Risk, Allocation Risk, Convertible Securities Risk, Emerging Market Risk, Undervalued Securities Risk, High Yield Bond Risk, and Foreign Investment Risk.

               MANAGER RISK refers to the risk that a portfolio manager of a portfolio may do a mediocre or poor job in selecting securities. MARKET AND COMPANY RISK refers to the risk that the price of a security held by a portfolio may fall due to changing economic, political or market conditions or disappointing earnings results. INCOME RISK relates to the risk that a portfolio's income may fall due to falling interest rates. Income risk is greatest for short-term bonds and the least for long-term bonds. INTEREST RATE RISK refers to the risk that fixed income securities could lose value because of interest rate changes. CREDIT RISK refers to the risk that the issuer of debt obligations may be unable to make principal and interest payments when they become due. CALL RISK refers to the risk that, during periods of falling interest rates, a bond issuer may "call" or repay, its high yielding bond before the bond's maturity date. Forced to invest the proceeds at lower interest rates, a portfolio would experience a decline in income. ALLOCATION RISK refers to the risk that a portfolio could miss attractive investment opportunities by underweighting markets where there are significant returns, and could lose value by overweighting markets where there are significant declines. CONVERTIBLE SECURITIES RISK refers to the risk that the market value of convertible securities tends to decline as interest rates increase and increase as interest rates decline, and their value also tends to change whenever the market value of the underlying common or preferred stock fluctuates. EMERGING MARKET RISK refers to the risk that investing in emerging market countries present risks in a greater degree than, and in addition to, investing in foreign issuers in general. UNDERVALUED SECURITIES RISK refers to the risk that the market value of an undervalued security may not rise, or may fall, if certain anticipated events do not occur or if investor perceptions about the security do not improve. HIGH YIELD BOND RISK refers to the risk that high yield bonds (commonly referred to as "junk bonds") generally provide greater income and increased opportunity for capital appreciation than investments in higher quality debt securities, but also typically have greater potential volatility and principal and income risk. FOREIGN INVESTMENT RISK refers to the risk that foreign investments may be riskier than U.S. investments for many reasons, including changes in currency exchange rates, unstable political and economic conditions, possible security illiquidity, a lack of adequate company information, differences in the way securities markets operate, less secure foreign banks or securities depositaries than those in the United States, foreign controls on investments, and higher transaction costs.

                                       B3

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               INVESTMENT MANAGER: Directed Services, Inc.

               PORTFOLIO MANAGER: Massachusetts Financial Services Company

TRAVELERS SERIES FUND, INC.

Smith Barney
High Income
Portfolio      INVESTMENT OBJECTIVE
               Primary: High current income  Secondary:  Capital appreciation

               PRINCIPAL STRATEGIES
               KEY INVESTMENTS
               The fund invests primarily in high yielding, corporate debt obligations and preferred stock of U.S. and foreign issuers, but may also invest in foreign issuers.

               Credit Quality: The fund invests primarily in below investment grade securities, but may not invest more than 10% in securities rated lower than B or unrated securities of comparable quality. Below investment grade securities are commonly known as "junk bonds."

               Maturity: Although the fund may invest in securities of any maturity, under current market conditions, the fund intends to have an average remaining maturity of between five and ten years.

               PRINCIPAL RISKS
               While investing in high yield securities can bring added benefits, it may also involve additional risks. Investors could lose money in the fund or the fund's performance could fall below other possible investments if any of the following occurs:

               o The issuer of a debt security in the fund defaults on its obligation to pay principal or interest, has its credit rating downgraded by a rating organization or is perceived by the market to be less creditworthy.

               o Interest rates go up, causing the prices of debt securities in the fund to fall.

               o As a result of declining interest rates, the issuer of a security exercises its right to prepay principal earlier than scheduled, forcing the fund to reinvest in lower yielding securities. This is known as call or prepayment risk.

               o As a result of rising interest rates, the issuer of a security exercises its right to pay principal later than scheduled, which will lock in a below-market interest rate and reduce the value of the security. This is known as extension risk.

               o The manager's judgment about the attractiveness, value or potential appreciation of a particular security proves to be incorrect.

               The fund may invest in lower quality securities that are speculative and have only an adequate capacity to pay principal and interest. These securities have a higher risk of default, tend to be less liquid, and may be more difficult to value. Changes in economic conditions or other circumstances are more likely to lead issuers of these securities to have a weakened capacity to make principal and interest payments.

               Many foreign countries in which the fund invests have markets that are less liquid and more volatile than markets in the U.S. In some of the foreign countries in which the fund invests, there is also less information available about foreign issuers and markets because of less rigorous accounting and regulatory standards than in the U.S. Currency fluctuations could erase investment gains or add to investment losses. The risk of investing in foreign securities is greater in the case of less developed countries.

               INVESTMENT ADVISER: SSB Citi Fund Management LLC.

Smith Barney
International
All Cap Growth
Portfolio      INVESTMENT OBJECTIVE
               Total return on its assets from growth of capital and income

                                       B4

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               (formerly SmithBarney International Equity Portfolio)

               PRINCIPAL STRATEGIES
               KEY INVESTMENTS
               The fund invests primarily in equity securities of foreign companies. Equity securities include exchange traded and over-the-counter common stocks and preferred shares, debt securities convertible into equity securities, and warrants and rights.

               PRINCIPAL RISKS
               While investing in foreign securities can bring added benefits, it may also involve additional risks. Investors could lose money on their investment in the fund, or the fund may not perform as well as other investments, if any of the following occurs:

               o    Foreign stock prices decline

               o Adverse governmental action or political, economic or market instability occurs in a foreign country

               o The manager's judgment about the attractiveness, value or potential appreciation of a particular stock proves to be incorrect

               Many foreign countries in which the fund invests have markets that are less liquid and more volatile than markets in the U.S. in some foreign countries, there is also less information available about foreign issuers and markets because of less rigorous accounting and regulatory standards than in the U.S. Currency fluctuations could erase investment gains or add to investment losses. The risk of investing in foreign securities is greater in the case of emerging markets.

               In Europe, Economic and Monetary Union (EMU) and the introduction of a single currency began on January 1, 1999. There are significant political and economic risks associated with EMU, which may increase the volatility of European markets and present valuation problems for the fund.

               INVESTMENT ADVISER: SSB Citi Fund Management LLC

Smith Barney
Large Cap Value
Portfolio      INVESTMENT OBJECTIVE
               Current income and long-term growth of income and capital.

               PRINCIPAL STRATEGIES
               KEY INVESTMENTS
               The fund invests primarily in common stocks of U.S. companies having market capitalization of at least $5 billion at the same time of investment.

               PRINCIPAL RISKS
               While investing in large capitalization value securities can bring added benefits, it may also involve additional risks. Investors could lose money on their investments in the fund, or the fund ma not perform as well as other investments, if any of the following occurs:

               o    The U.S. stock market goes down.

               o Value stocks or larger capitalization stocks are temporarily out of favor.

               o The manager's judgment about the attractiveness, value or potential appreciation of a particular stock proves to be incorrect.

               o An adverse event, such a negative press reports about a company in the fund, depresses the value of the company's stock.

               INVESTMENT ADVISER: SSB Citi Fund Management LLC

Smith Barney
Money Market
Portfolio      INVESTMENT OBJECTIVE
               Maximize current income consistent with preservation of capital.
               The fund seeks to maintain a stable $1 share price.

               PRINCIPAL STRATEGIES

                                       B5

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               KEY INVESTMENTS
               The fund invests exclusively in high quality U.S. dollar denominated short term debt securities. These include commercial paper, corporate and municipal obligations of U.S. and foreign banks, securities of the U.S. Government, its agencies or instrumentalities and related repurchase agreements.

               Credit Quality: The fund invests exclusively in securities rated by a nationally recognized rating organization in the two highest short term rating categories, or if unrated, of equivalent quality.

               PRINCIPAL RISKS
               Although the fund seeks to preserve the value of your investment at $ per share, it is possible to lose money by investing in the fund could under perform other short term debt instruments or money market funds if any of the following occurs:

               o    Interest rates rise sharply.

               o An issuer of the fund's securities defaults, or has its credit rating downgraded.

               o Sectors or issuers the fund has emphasized fail to perform as expected.

               o The manager's judgment about the attractiveness, value or potential appreciation of a particular security proves to be incorrect.

               The value of the fund's foreign securities may go down because of unfavorable government actions, political instability of the more limited availability of accurate information about foreign issuers.

               INVESTMENT ADVISER: SSB Citi Fund Management LLC

GREENWICH STREET SERIES FUND

Appreciation
Portfolio      INVESTMENT OBJECTIVE
               Long-term appreciation of capital.

               PRINCIPAL STRATEGIES
               KEY INVESTMENTS
               The fund invests primarily in equity securities of U.S. companies. The fund typically invests in medium and large capitalization companies but may also invest in small capitalization companies. Equity securities include exchange traded and over-the counter common stocks and preferred stocks, debt securities convertible into equity securities, and warrants and rights relating to equity securities.

               PRINCIPAL RISKS
               Investors could lose money on their investment in the fund, or the fund may not perform as well as other investments, if:

               o    The U.S. stock market declines

               o    Large and medium capitalization stocks or growth

               INVESTMENT ADVISER: Smith Barney Fund Management LLC

THE SMITH BARNEY ALLOCATION SERIES INC.
     (FORMERLY SMITH BARNEY CONCERT ALLOCATION SERIES INC.)

Smith Barney
Select Balanced
Portfolio      INVESTMENT OBJECTIVE
               Seeks long-term growth of capital and income, placing equal emphasis on current income and capital appreciation.

               PRINCIPAL STRATEGIES
               The portfolio divides its assets roughly between equity and fixed-income mutual funds. The equity

                                       B6

--------------------------------------------------------------------------------
INVESTMENT
PORTFOLIO      DESCRIPTION
--------------------------------------------------------------------------------

               funds are primarily large-capitalization, dividend-paying stock funds. The fixed-income portion of the portfolio is mainly invested in funds that invest in U.S. government and agency securities, as well as mortgage-backed securities.

               PRINCIPAL RISKS
               Your investment in the portfolio is subject to the risks associated with investing in both fixed income securities and equity securities generally. Your investment in the portfolio is subject to the following specific risks:

               o You could lose money on your investment in a portfolio, or the portfolio may not perform as well as other investments

               o An underlying fund's investments in foreign securities may decline because of adverse governmental action or political, economic or market instability in a foreign country or region. In addition, currency fluctuations could erase investment gains or add to investment losses. These risks are heightened for investments in emerging markets

               o The manager's judgment about the attractiveness and risk adjusted return potential of particular asset classes, investment styles, underlying funds or other issues may prove to be wrong.

               o When interest rates go up, prices of fixed income securities go down

               INVESTMENT ADVISER: Travelers Investment Advisors, Inc.

Smith Barney
Select Growth
Portfolio      INVESTMENT OBJECTIVE
               Seeks long-term growth of capital.

               PRINCIPAL STRATEGIES
               Invests primarily in mutual funds that focus on large-capitalization equity securities, to provide growth. The portfolio also invests in small- and middle-capitalization equity securities and international securities. In addition, a significant portion of the portfolio is also allocated to funds that invest in fixed income securities to help reduce volatility.

               PRINCIPAL RISKS
               Your investment in the portfolio is subject to the risks associated with investing in equity securities and, to a lesser degree, fixed income securities generally. Your investment in the portfolio is subject to the following specific risks:

               o You could lose money on your investment in a portfolio, or the portfolio may not perform as well as other investments.

               o An underlying fund's investments in foreign securities may decline because of adverse governmental action or political, economic or market instability in a foreign country or region. In addition, currency fluctuations could erase investment gains or add to investment losses. These risks are heightened for investments in emerging markets.

               o The manager's judgment about the attractiveness and risk adjusted return potential of particular asset classes, investment styles, underlying funds or other issues may prove to be wrong.

               o Growth stocks or small capitalization stocks (generally those listed on the Russell 2000 Indices) may fall out of favor and may experience greater volatility, as well as greater potential for gain or loss

               o When interest rates go up, prices of fixed income securities go down

               INVESTMENT ADVISER: Travelers Investment Advisors, Inc.

Smith Barney
Select High
Growth
Portfolio      INVESTMENT OBJECTIVE
               Seeks capital appreciation.

                                       B7

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INVESTMENT
PORTFOLIO      DESCRIPTION
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               PRINCIPAL STRATEGIES
               Invests a large portion of its assets in aggressive equity mutual funds that focus on smaller, more speculative companies as well as mid-sized (or larger) companies with the potential for rapid growth. A significant portion of the portfolio may be invested in international or emerging markets funds in order to achieve a greater level of diversification.

               PRINCIPAL RISKS
               Your investment in the portfolio is subject to the risks associated with investing in equity securities generally. Your investment in the portfolio is subject to the following specific risks:

               o You could lose money on your investment in a portfolio, or the portfolios may not perform as well as other investments

               o Growth stocks or small capitalization stocks (generally those comprising the Russell 2000 Indices) may fall out of favor with investors and may experience greater volatility, as well as greater potential for gain or loss

               o An underlying fund's investments in foreign securities may decline because of adverse governmental action or political, economic or market instability in a foreign country or region. In addition, currency fluctuations could erase investment gains or ad to investments in emerging markets.

               o The manager's judgment about the attractiveness and risk adjusted return potential of particular asset classes, investment styles, underlying funds or other issues may prove to be wrong

               INVESTMENT ADVISER: Travelers Investment Advisors, Inc.

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                        MORE INFORMATION ABOUT THE TRUSTS
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INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES

THE GCG TRUST
Directed Services, Inc. ("Directed Services") serves as the overall manager to each portfolio of The GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services has retained portfolio managers to manage the assets of each portfolio of The GCG Trust. Directed Services (and not The GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus.

TRAVELERS SERIES FUND
SSB Citi Fund Management LLC ("SSB Citi") serves as the investment advisor for the Travelers Series Fund Inc. The Travelers Series Fund Inc. pays SSB Citi a monthly advisory fee for its investment advisory services based on the average daily net assets of the respective investment portfolios.

GREENWICH STREET SERIES FUND
Smith Barney Fund Management LLC ("Smith Barney") serves as the investment advisor for the Greenwich Street Series Fund. The Greenwich Street Series Fund pays Smith Barney a monthly advisory fee for its investment advisory services based on the average daily net assets of the respective investment portfolios.

                                       B8

SMITH BARNEY ALLOCATION SERIES
Travelers Investment Advisers, Inc. ("Travelers") serves as the investment advisor for the Smith Barney Allocation Series Inc. Smith Barney Allocation Series Inc. pays a monthly advisory fee to Travelers based on the average daily net assets of the investment portfolios.

Directed Services, SSB Citi, Smith Barney and Travelers provide or procure, at their own expense, the services necessary for the operation of the portfolios, including the retention of portfolio managers to manage the assets of the certain portfolios. Directed Services, SSB Citi, Smith Barney and Travelers do not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. Based on actual portfolio experience in 2001, total estimated portfolio fees and charges for 2002 range from 0.53% to 1.21%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

                                       B9

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                                   APPENDIX C
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                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of Surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
          $115,000 x  [(1.05/1.0625)^(2,555/365) -1] = -$9,143

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $105,857 ($115,000 - $9,143 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7 year guaranteed interest period ("J") is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
          $115,000 x  [(1.05/1.0425)^(2,555/365) -1] = $5,918

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $120,918 ($115,000 + $5,918 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

                                       C1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =
          [($128,000/(1.05/1.0625))^(2,555/365) -1] = $139,055

     Then calculate the Market Value Adjustment on that amount.

     3.   Market Value Adjustment =
          $139,055 x  [(1.05/1.0625)^(2,555/365) -1 = -$11,055

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the Market Value Adjustment of $11,055, for a total reduction in the Fixed Interest Allocation of $139,055.

EXAMPLE #4:  WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =
          [($128,000/(1.05/1.0425))^(2,555/365) -1] = $121,736

     Then calculate the Market Value Adjustment on that amount.

     3.   Market Value Adjustment =
          $121,736 x x  [(1.05/1.0425)^(2,555/365) -1 = $6,265

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $6,265, for a total reduction in the Fixed Interest Allocation of $121,736.

                                       C2

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                                   APPENDIX D
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                 SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $10,000 and additional premium payments of $10,000 in each of the second and third contract years, for total premium payments under the Contract of $30,000. It also assumes a withdrawal at the beginning of the fourth contract year of 20% of the contract value of $35,000.

In this example, $5,250 ($35,000 x .15) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $7,000 ($35,000 x .20). Therefore, $1,750 ($7,000 -
$5,250) is considered an excess withdrawal of a part of the initial premium payment of $10,000 and would be subject to a 4% surrender charge of $70 ($1,750 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

                                       D1
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

                             ING VARIABLE ANNUITIES

                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
         ReliaStar Life Insurance Company of New York is a stock company domiciled in New York.
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